AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1998

                                                      REGISTRATION NO. 333-39987
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                             U.S. PHYSICIANS, INC.
             (Exact name of registrant as specified in its charter)
                          ---------------------------

       PENNSYLVANIA                     8011                     23-2795906
      (State or other            (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial              Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

         220 COMMERCE DRIVE, FORT WASHINGTON, PA 19034, (215) 542-2170
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                THOMAS J. KEANE
                Chairman, President and Chief Executive Officer
                             U.S. PHYSICIANS, INC.
                               220 Commerce Drive
                   Fort Washington, PA 19034, (215) 542-2170
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ---------------------------

                                    Copy to:


       JASON M. SHARGEL, ESQUIRE                          MARK KESSEL, ESQUIRE
     JOHN M. COOGAN, JR., ESQUIRE                          SHEARMAN & STERLING
WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP                   599 LEXINGTON AVENUE
    TWELFTH FLOOR PACKARD BUILDING                         NEW YORK, NY 10022
        111 SOUTH 15TH STREET                                 (212) 848-4000
     PHILADELPHIA, PA 19102-2678
           (215) 977-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                                 PROPOSED
                                                                                 MAXIMUM
          TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM     AGGREGATE        AMOUNT OF
             SECURITIES TO BE                 AMOUNT TO BE   OFFERING PRICE      OFFERING       REGISTRATION
                REGISTERED                   REGISTERED(1)      PER SHARE       PRICE(1)(2)          FEE
-------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value..........................     4,025,000          $15.00        $60,375,000     $17,810.63(3)
==============================================================================================================



(1) Includes shares which the Underwriters have a right to purchase to cover over-allotments, if any.



(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).



(3) Includes $2,659.11 paid with the filing of Amendment No. 2 to this Registration Statement and $15,151.52 paid by the Registrant upon the initial filing of this Registration Statement on November 12, 1997.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED MAY 26, 1998

                                3,500,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

    All of the 3,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby are being sold by U.S. PHYSICIANS, Inc. (the "Company"). Prior to this Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be between $13.00 and $15.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. Application has been made to have the Common Stock approved for quotation on The Nasdaq Stock Market's National Market under the symbol "USPY."

     SEE "RISK FACTORS" ON PAGES 7 TO 15 FOR A DISCUSSION OF CERTAIN FACTORS
           THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE
                          COMMON STOCK OFFERED HEREBY.


                          ---------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.



================================================================================
                                Price to       Underwriting     Proceeds to
                                 Public        Discount(1)      Company(2)
--------------------------------------------------------------------------------
Per Share................        $                $                $
--------------------------------------------------------------------------------
Total(3).................       $                $                $
================================================================================



(1) See "Underwriting" for information concerning indemnification of the Underwriters and other matters.



(2) Before deducting expenses payable by the Company estimated at $3.3 million.



(3) The Company has granted to the Underwriters a 30-day option to purchase up to 525,000 additional shares of Common Stock solely to cover over-allotments, if any. If the Underwriters exercise this option in full, the Price to Public will total $_______, Underwriting Discount will total
    $________ and the Proceeds to Company will total $      . See
    "Underwriting."

                           ---------------------------

     The shares of Common Stock are offered by the several Underwriters named herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the certificates representing such shares will be made against payment therefor at
the offices of NationsBanc Montgomery Securities LLC on or about         , 1998.


NationsBanc Montgomery Securities LLC
                 Piper Jaffray Inc.

               The date of this Prospectus is             , 1998

 [MAP OF MID-ATLANTIC UNITED STATES AND SURROUNDING STATES IDENTIFYING AREAS IN
    WHICH THE COMPANY MANAGES OR HAS AGREEMENTS TO MANAGE PHYSICIAN PRACTICES
                        AND ANCILLARY SERVICE PROVIDERS]






     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus.


     Except as otherwise indicated, all information in this Prospectus assumes that the Underwriters' overallotment option will not be exercised and gives effect to the following transactions which, except as indicated below, will occur simultaneously with or prior to the completion of the Offering: (i) the 1-for-7.63475 reverse split of the issued and outstanding Common Stock; (ii) the automatic conversion of all outstanding shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), and the Company's Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock," and, together with the Series A Preferred Stock, the "Convertible Preferred Stock"), into 1,020,514 shares of Common Stock (the "Preferred Stock Conversion"); (iii) the automatic conversion of all outstanding warrants to purchase 488,890 shares of Series B Preferred Stock ("Series B Warrants") into warrants to purchase 168,091 shares of Common Stock ("Common Stock Warrants" and, together with the Series B Warrants "Warrants")and an increase in the exercise price from $8.39 per share to an exercise price per share equal to the initial public offering price (the "Series B Warrant Conversion"); (iv) the exercise of outstanding Common Stock Warrants to purchase 5,707 shares of Common Stock at an exercise price of $.08 per share which is deemed to have occurred because of the nominal exercise price (the "Deemed Warrant Exercise"); (v) the automatic conversion of the Company's convertible bridge notes ("Convertible Bridge Notes") in the aggregate principal amount of $2,550,000 into 182,143 shares of Common Stock (the "Convertible Bridge Note Conversion"); (vi) the repricing of Warrants to purchase an aggregate of 37,691 shares of Common Stock at original exercise prices ranging from $24.05 to $31.68 per share to a new exercise price per share equal to the initial public offering price (the "Warrant Exchange"); and (vii) the issuance of 2,255,199 shares of Common Stock issued in connection with Affiliation Transactions (as defined below). The information in this Prospectus assumes that the Offering will be completed at an initial public offering price of $14.00 per share. In addition, except as otherwise noted, all information in this Prospectus assumes (i) no exercise of outstanding employee and affiliate stock options (the "Options") to purchase 1,101,615 shares of Common Stock; (ii) no conversion of the Company's outstanding convertible notes (the "Convertible Affiliation Notes") in the aggregate principal amount of $19.4 million which are convertible into 1,383,233 shares of Common Stock; (iii) no conversion of the Company's outstanding convertible exchange notes ("Convertible Exchange Notes") which, together with Common Stock Warrants to purchase 200,000 shares of Common Stock at an exercise price per share equal to 120% of the initial public offering price, are being issued in the aggregate principal amount of $6,000,000 in exchange for the cancellation of all of the Company's then issued and outstanding shares of Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), and for the cancellation of Common Stock Warrants previously issued in connection with the sale of the Series C Preferred Stock (the "Series C Preferred Stock Exchange"); and (iv) no exercise of outstanding Common Stock Warrants to purchase an aggregate of 496,853 shares of Common Stock at exercise prices per share ranging from 100% to 120% of the initial public offering price. The information in this Prospectus reflects the cancellation of certain Warrants with exercise prices ranging from $24.05 to $31.68 per share and the issuance of replacement Warrants with an exercise price per share equal to the initial public offering price, the repricing of certain Warrants which now have an exercise price equal to the initial public offering price and the issuance of certain additional Warrants with an exercise price per share equal to 120% of the initial public offering price. The Series C Preferred Stock Exchange, the Series B Warrant Conversion and the Warrant Exchange are expected to occur on or about May 27, 1998. The issuance of Convertible Bridge Notes is expected to be completed on or about June 10, 1998 pursuant to an agreement to be entered into on or about May 27, 1998. See "Management -- Stock Incentive Plans," "Certain Transactions," "Description of Capital Stock" and "Underwriting."


                                  THE COMPANY


     The Company is an integrator and manager of specialist medical practices and ancillary services that currently is affiliated with 50 physicians providing care in 37 locations and, upon completion of the Initial Affiliation Transactions, will be affiliated with 123 physicians providing care in 89 locations in four states in the mid-Atlantic region. The Company believes that, as consumers demand higher quality care and payors focus on overall treatment costs rather than only physician fees, specialists increasingly will be the patient's preferred point of access to the health care delivery system and will control, directly or indirectly, a growing percentage of health care expenditures. The Company targets local service areas in which it can establish significant market density with its affiliated specialist physician practices and ancillary services, in order to derive significant operating leverage with payors, employers and consumers. The Company's affiliated specialists currently include orthopedic surgeons, physiatrists, neurologists, oncologists, urologists, obstetrician/gynecologists, radiologists, ophthalmologists, otolaryngologists, pain management specialists and occupational medicine specialists. In addition, the Company's affiliates provide ancillary services such as physical and occupational therapy and diagnostic imaging and, upon completion of the Initial Affiliation Transactions, will operate an ambulatory surgery center.

     Escalating health care costs have resulted in the growth of managed care, which frequently involves restricting access by insured parties to providers, decreasing levels of reimbursement to providers, reducing the number and duration of hospital inpatient stays and, more recently, transferring risk from payors to providers. Many payors have also attempted to control costs by reducing the utilization and reimbursement of specialists through the use of primary care "gatekeepers." Patients and employers, however, are becoming more conscious of not only the cost of care, but also of the quality of care and levels of customer service, and are often demanding greater physician choice and the option of seeking care directly from specialists.

     The Company believes that specialist physicians have a greater understanding of the treatment and management of complex disease and injury conditions and can therefore provide more timely, appropriate and, ultimately, less costly care to patients requiring more acute treatment. As a result, the Company believes that the market will increasingly demand greater access to specialists for acute care. In addition, consumers of health care will begin to differentiate among providers based on customer service in areas such as scheduling, patient follow-up and aftercare and the availability of a variety of services at the patient's point of access.

     The Company's objective is to make its Affiliated Practices a leading source of specialist physician and ancillary services in each of its local service areas. Key elements of the Company's strategy to attain this objective are to: (i) develop integrated local networks of specialists and ancillary service providers in suburban and rural markets in the mid-Atlantic region, in which the Company can achieve significant market density and operating leverage;
(ii) enhance same practice growth in its affiliated physician practices through the addition of new physicians and new practice locations, enhancement of payor contracting, and improvement of practice management and practice marketing;
(iii) increase ancillary and other revenues through, for example, physical and occupational therapy, diagnostic imaging and ambulatory surgery; (iv) grow in existing and new service areas through Affiliation Transactions and the Company's Provider Network (as defined below); (v) capitalize on its specialists' clinical leadership by establishing, marketing and providing complex disease and injury management services; and (vi) integrate the Company's management information systems in its affiliated physician practices.

     The Company conducts its operations primarily through affiliation with professional corporations ("PCs") in each state in which the Company provides services, which PCs provide specialist physician services and certain other health care services in their respective states. The Company does not engage in the practice of medicine. The Company, together with the PCs, establishes and develops its operations generally by entering into affiliation transactions ("Affiliation Transactions") pursuant to agreements ("Affiliation Agreements") with physicians desiring to become affiliated with the Company and the PCs ("Affiliated Physicians"). In the Affiliation Transactions, Affiliated Physicians generally transfer their medical practices ("Affiliated Practices") to the Company and the relevant PCs, with the Company acquiring all of the non-medical assets, such as leases, furniture, equipment and supplies, and the PC acquiring the medical assets, consisting primarily of pharmaceuticals and patient records and documentation. In return, the Affiliated Physicians receive a combination of cash, promissory notes ("Affiliation Notes"), Convertible Affiliation Notes, shares of Common Stock and/or Options in amounts negotiated between the Company and the respective Affiliated Physicians. In addition, the Affiliated Physicians generally enter into employment agreements with the relevant PCs, with terms ranging from five to ten years, and receive as compensation a percentage of the net revenues related to their Affiliated Practice, less certain expenses. The average percentage of pro forma net revenues paid to Affiliated Physicians as base compensation is approximately 38%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Affiliation Transactions."



     The Company has entered into management agreements (the "Management Agreements") with each of the PCs. Pursuant to the Management Agreements, which have 40-year terms and provide for continuing renewal terms of five years (unless either party elects not to renew), the Company manages the business operations and all non-medical aspects of the business of the PCs and employs and supervises all personnel providing services on behalf of the PCs, except for the services of physicians and certain other licensed medical personnel (collectively, "Professionals") required by state law to be employed directly by the PCs.

Physician services and other health care services are provided to patients by the PCs which employ the Affiliated Physicians and other Professionals, and the PCs are compensated for such services by private third party and managed care payors, Medicare and other governmental payors, and other sources. As compensation for the Company's services to the PCs under the Management Agreements, the PCs, other than the PC operating in New York (the "New York PC"), pay to the Company an amount equal to all billings by the PCs less expenses for physician and other Professional compensation and certain other expenses. The New York PC pays the Company an amount equal to the Company's costs plus a percentage of such costs. The Affiliated Practices and Affiliated Physicians are affiliated with the Company as a result of the significant control that the Company has pursuant to the Management Agreements over the PCs that own the Affiliated Practices and employ the Affiliated Physicians. See "Business -- Management and Services Agreement; Control of PCs."

     While certain of the Affiliated Practices have operated over extended periods of time, the Company has had limited operations to date. The Company consummated its first Affiliation Transactions in January 1997. Each Affiliation Transaction that has closed to date remains subject to a repurchase option, if the Offering is not completed by a specified date and accordingly is not considered completed for accounting purposes (the "Conditional Affiliation Transactions"); such repurchase option expires upon completion of the Offering. Pursuant to the Conditional Affiliation Transactions, the Company provides management services to 18 Affiliated Practices with a total of 50 Affiliated Physicians. The Company also has entered into agreements with respect to Affiliation Transactions that are expected to close upon completion of the Offering that would add 23 Affiliated Practices with a total of 73 Affiliated Physicians (the "IPO Affiliation Transactions" and, together with the Conditional Affiliation Transactions, the "Initial Affiliation Transactions"). Also, the Company has completed three incidental transactions (the "Completed Transactions"), including the acquisition of a provider of physical therapy services. In addition, in order to supplement its Affiliated Practices and Affiliated Physicians and to enhance contracting leverage, the Company is developing a provider network which includes physicians not affiliated with the Company (the "Provider Network"). Subject to certain established parameters agreed upon by the Company and the physicians participating in the Provider Network, the Company has non-exclusive authority on behalf of such physicians to contract with managed care organizations, insurance companies and other third-party payors for managed care contracts and for agreements establishing rates of payment and reimbursement for services provided by such participating physicians to the enrollees and beneficiaries of such payors.

     The Company was formed as a Pennsylvania corporation in July 1994. The Company's principal executive office is located in suburban Philadelphia at 220 Commerce Drive, Fort Washington, Pennsylvania 19034, and its telephone number is
(215) 542-2170.



                                  THE OFFERING

Common Stock offered by the Company..........  3,500,000 shares
Common Stock to be outstanding after the
  Offering...................................  7,481,578 shares
Use of Proceeds..............................  To make required cash payments in connection with the IPO Affiliation Transactions; to
                                               repay the Convertible Affiliation Notes; to
                                               repay certain indebtedness of the Company and
                                               for working capital and other general
                                               corporate purposes, including possible future
                                               Affiliation Transactions and acquisitions.
                                               See "Use of Proceeds."
Proposed Nasdaq National Market symbol.......  USPY



                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk, including, among others, risks related to limited operating history, integration of operations, limited capital, need for additional financing and going concern risks, ability to service debt, growth strategy, intangible assets, government regulation, relationships with third party payors, provision of medical services, dependence on management information systems, year 2000 compliance, dependence on Affiliated Physicians, dependence on key personnel, competition in the delivery of health care services and in affiliating with specialist physician practices, control by principal shareholders and anti-takeover provisions, shares eligible for future sale, dilution and lack of a prior public market and potential for volatility of stock price. See "Risk Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      YEAR ENDED                      THREE MONTHS
                                                     DECEMBER 31,                    ENDED MARCH 31,
                                               -------------------------   -----------------------------------
                                                              1997                                  1998
                                                1997        PRO FORMA       1997      1998        PRO FORMA
                                               ACTUAL    AS ADJUSTED (1)   ACTUAL    ACTUAL    AS ADJUSTED (1)
                                               -------   ---------------   -------   -------   ---------------
STATEMENT OF OPERATIONS DATA:
Net revenues.................................  $ 4,218      $  81,983      $   248   $ 2,310      $  21,943
Cost of revenues.............................    1,179         70,361           23       678         17,745
                                               -------      ---------      -------   -------      ---------
Gross profit.................................    3,039         11,622          225     1,632          4,198
Operating expenses:
  General and administrative.................    7,684          7,684        1,064     1,602          1,602
  Depreciation and amortization..............      210          5,931           16       115          1,643
                                               -------      ---------      -------   -------      ---------
Income (loss) from operations................   (4,855)        (1,993)        (855)      (85)           953
Interest expense, net........................    1,407          4,829           52       746          1,500
Other (income) expense, net..................       --           (127)          --        --            (26)
                                               -------      ---------      -------   -------      ---------
Income (loss) before income taxes............   (6,262)        (6,695)        (907)     (831)          (521)
Income tax provision (benefit)...............       --         (1,945)          --        --            (26)
                                               -------      ---------      -------   -------      ---------
Net income (loss)............................  $(6,262)     $  (4,750)     $  (907)  $  (831)     $    (495)
                                               =======      =========      =======   =======      =========
Pro forma net income (loss)
  per common share (2).......................               $   (0.65)                            $   (0.07)
                                                            =========                             =========
Shares used in computing pro forma net income
  (loss) per common share (2)................                   7,268                                 7,294
                                                            =========                             =========



                                                                           MARCH 31, 1998
                                                              -----------------------------------------
                                                                                           PRO FORMA
                                                              ACTUAL    PRO FORMA (3)   AS ADJUSTED (4)
                                                              -------   -------------   ---------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 1,627     $  4,291         $  3,572
Working capital (deficit)...................................  (29,128)     (57,331)           8,291
Total assets (5)............................................   58,518      145,730          143,764
Cash due to Initial Affiliation Transactions................       --       62,689               --
Current portion of long-term debt...........................   24,063       11,571           11,571
Long-term debt, less current portion........................   11,543       32,916           55,021
Convertible preferred stock securities......................   10,775           --               --
Shareholders' equity (deficit)..............................   (8,769)      26,091           68,361


------------------

(1) Adjusted on a pro forma basis to give effect to (i) the Completed Transactions, (ii) the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with the completion of the Offering, (iii) the 23 IPO Affiliation Transactions which will occur simultaneously with the completion of the Offering, and (iv) the increase in interest expense related to the borrowings on the Line of Credit (as defined below) partially offset by the reduction in interest expense resulting from the assumed use of the estimated net proceeds of the Offering made hereby to retire certain long-term debt obligations, as if all of the foregoing transactions had occurred as of the beginning of the respective periods. Excludes a dividend of $2,050,250 (estimated as of June 15, 1998) against net income available to common shareholders in connection with the Series C Preferred Stock Exchange that will be taken in the quarter that the Series
    C Preferred Stock Exchange takes place. See "Use of Proceeds." The pro forma statement of operations data does not purport to represent what the Company's results of operations would have been had such transactions occurred as of the beginning of the respective periods or project the Company's results for any future period. See the Unaudited Pro Forma Consolidated Financial Statements.


(2) For information concerning the computation of pro forma net income (loss) per common share, see Note 6 of Notes to Unaudited Pro Forma Consolidated Financial Statements.


(3) Adjusted on a pro forma basis to give effect to (i) the Series C Preferred Stock Exchange, (ii) the issuance of $2,550,000 of Convertible Bridge Notes and warrants to purchase 91,071 shares of Common Stock at an exercise price per share equal to 120% of the IPO Price (the "Convertible Bridge Note Issuance") (iii) the Convertible Bridge Note Conversion; (iv) the 18 Conditional Affiliation Transactions and the 23 IPO Affiliation Transactions, (v) the Preferred Stock Conversion, (vi) the Series B Warrant Conversion, (vii) the Warrant Exchange and (viii) the Deemed Warrant Exercise. In connection with the Series C Preferred Stock Exchange, the Company will record a dividend of $2,050,250 (estimated as of June 15, 1998) in the quarter that the Series C Preferred Stock Exchange takes place.



(4) Adjusted on a pro forma as adjusted basis to give effect to (i) the pro forma adjustments described in Note 3 above and (ii) the sale of the Common Stock offered hereby (at an assumed initial public offering price of $14.00 per share), the borrowings under the Line of Credit and the application of the net proceeds therefrom. See "Use of Proceeds" and the Unaudited Pro Forma Consolidated Financial Statements.



(5) Includes $125,000 on an actual basis and $103.4 million on a pro forma and pro forma as adjusted basis of intangible assets at March 31, 1998.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and an investment in the shares of Common Stock offered by this Prospectus. Certain statements contained herein and under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" including, without limitation, those concerning the Company's strategy and the Company's growth plans, contain certain forward-looking statements concerning the Company's operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors."

LIMITED OPERATING HISTORY; RISKS RELATED TO INTEGRATION OF OPERATIONS

     The Company commenced operations in January 1997 upon the completion of its first Initial Affiliation Transactions. Prior to such time, the Company conducted no significant operations. The Company has a limited operating history and is subject to various uncertainties and risks characteristic of companies in comparable stages of development.

     As a result of the Conditional Affiliation Transactions, the Company provides management services to 18 Affiliated Practices with a total of 50 Affiliated Physicians and has entered into Affiliation Agreements with respect to IPO Affiliation Transactions that are expected to close upon completion of the Offering that would add 23 Affiliated Practices with a total of 73 Affiliated Physicians. The Company is or will be responsible, upon completion of the Offering, for the management of substantially all non-medical aspects of the operations of, and for the employment and supervision of most non-physician personnel providing services to, these Affiliated Practices. Prior to their affiliation with the Company, the Affiliated Practices operated as separate entities, and there can be no assurance that the Company will be able to integrate and manage successfully the assets, personnel and operations of the Affiliated Practices, including billing and collections, information systems and human resources or that such integration will result in profitable operations. In addition, there can be no assurance that the Initial Affiliation Transactions will not result in a loss of patients previously associated with the Affiliated Practices or other unanticipated adverse consequences. Any of such events or conditions could have a material adverse effect on the Company.



LIMITED CAPITAL; NEED FOR ADDITIONAL FINANCING; GOING CONCERN RISKS

     Limited Capital; Need for Additional Financing. The Company's growth strategy requires a substantial amount of cash to finance Affiliation Transactions, for working capital and for capital expenditures. As of March 31, 1998 the Company had cash and a working capital deficit of $1.6 million and $29.1 million, respectively. The Company expects to obtain $2.6 million in connection with the Convertible Bridge Note Issuance pursuant to an agreement to be entered into on or about May 27, 1998. The Company has obtained a commitment letter from NationsBank, N.A. pursuant to which such bank and certain other banks for which the bank will serve as agent will provide a $75.0 million line of credit (the "Line of Credit"). Upon completion of the Offering, the Company expects to be able to obtain loans under the Line of Credit in the maximum aggregate principal amount of $40.0 million. In addition, upon meeting certain conditions, the Company will be able to obtain additional loans under the Line of Credit with a maximum aggregate principal amount of $35.0 million. The Company believes that the net proceeds of this Offering, the Line of Credit, cash generated from operations and working capital will be sufficient to fund the Company's requirements for a period of approximately one year from the completion of the Offering. Subsequent to that time, the Company is likely to require additional debt and/or equity financing. There is no assurance that the Company will be able to obtain sufficient subsequent debt or equity financing on favorable terms or at all. If the Company is unable to secure adequate financing, its ability to implement its growth strategy will be impaired and its financial condition and results of operations are likely to be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



     Going Concern Risks. The Consolidated Financial Statements of the Company have been prepared assuming that the Company will continue as a going concern. As outlined in the Report of Independent Public Accountants on page F-8 to this Prospectus, the Company has incurred losses since its inception and, as of March 31, 1998, had an accumulated deficit of $12.6 million. As indicated above, the Company's growth strategy will require substantial additional funds to finance acquisitions, for working capital and for capital expenditures. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management plans in regard to these matters are described in Note 2 to the Consolidated Financial Statements. The Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to obtain the financing necessary to continue as a going concern is largely dependent on its ability to demonstrate success in entering into Affiliation Transactions and in managing the Affiliated Practices that are acquired by the PCs.



RISKS REGARDING ABILITY TO SERVICE DEBT

     Immediately after application of the proceeds, the Company expects to have outstanding approximately $34.1 million of indebtedness incurred in connection with or assumed under Affiliation Transactions, $6.0 million of indebtedness under the Convertible Exchange Notes, $4.0 million of indebtedness to certain security holders and $1.3 million of other indebtedness. The Company also expects to incur additional indebtedness pursuant to the Line of Credit, approximately $22.6 million of which is expected to be incurred immediately upon completion of the Offering. As a result, a substantial portion of the Company's cash flow will be devoted to debt service. In addition, any future indebtedness which the Company incurs in order to pursue its strategy of growth through additional Affiliation Transactions will reduce the amount of cash flow otherwise available to support the Company's existing operations. There can be no assurance that the Company will be able to generate sufficient cash flow from operations to cover required debt service payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


RISKS ASSOCIATED WITH GROWTH STRATEGY


     The Company intends to grow through Affiliation Transactions and same practice growth. Identifying appropriate specialty physician practices, negotiating Affiliation Agreements with such physician practices and consummating economically attractive Affiliation Transactions with such practices may be a complex, difficult and costly process. There can be no assurance that suitable affiliation opportunities will be identified or that Affiliation Transactions will be consummated on terms favorable to the Company, on a timely basis or at all. In addition, the Company's ability to achieve same practice growth will be dependent upon its ability to add physicians to existing Affiliated Practices, add practice locations, integrate new specialties and sub-specialties into existing practices, increase local practice marketing, improve contracting with payor sources, enhance practice management and utilize physicians across multiple practice locations. The Company's ability to achieve such growth may be limited by a variety of factors, including shortages of specialist physicians, adverse changes in local and regional health care industry conditions, regulatory and economic conditions affecting payor contracting and reimbursement or the failure to achieve expected efficiencies and economies of scale in the integration of Affiliated Practices. In addition, there can be no assurance that the Company will be able to successfully integrate additional Affiliated Practices into its existing operations, or that such integration and the measures taken to achieve same practice growth will not result in the loss of a significant number of patients by the applicable Affiliated Practices after the completion of the relevant Affiliation Transactions or other unanticipated adverse consequences. The Company's results will be materially adversely affected if it is unable to implement its growth strategy successfully or to manage growth effectively.


RISKS RELATED TO INTANGIBLE ASSETS


     As a result of the Company's various Affiliation Transactions, intangible assets, net of accumulated amortization, of approximately $103.4 million on a pro forma as adjusted basis have been recorded on the Company's pro forma balance sheet as of March 31, 1998. These intangible assets, which represent approximately 72% of total pro forma as adjusted assets as of March 31, 1998, are being amortized over periods of three to 25 years. The Company expects the amount allocable to intangible assets on its balance sheet to increase in the future in connection with additional Affiliation Transactions, which will increase the Company's amortization expense. In the event of any sale or liquidation of the Company or a portion of its assets, there can be no assurance that the value of the Company's intangible assets will be realized. In addition, the Company continually evaluates whether events and circumstances have occurred which would indicate that any portion of the remaining balance of the amount allocable to the Company's intangible assets may not be recoverable. When factors indicate that the carrying value of the Company's intangible assets may be impaired, the Company may be required to reduce the carrying value of such assets. Any future determination requiring the write-off of a significant portion of unamortized intangible assets could have a material adverse effect on the Company's business, financial condition and results of operations. See Note 3 of Notes to Consolidated Financial Statements.



GOVERNMENT REGULATION

     Anti-kickback and Anti-referral Laws. The health care industry is highly regulated at the federal and state levels. Laws regulating the industry include the fraud and abuse provisions of the Social Security Act, which include the "anti-kickback" and "anti-referral" (i.e., Stark) laws. The "anti-kickback" laws prohibit the offering, payment, solicitation or receipt of any direct or indirect remuneration for the referral of Medicare or Medicaid or other state or federal health benefit patients or for the ordering or providing of Medicare or Medicaid or other state or federal health benefit covered services, items or equipment. The "anti-referral" laws impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in recoupment of certain Medicare payments and substantial civil or criminal penalties for individuals or entities, including civil monetary penalties and exclusion from participation in the Medicare and Medicaid programs. Many states, including states in which the Affiliated Practices are located, have adopted laws similar to the "anti-kickback" laws and "anti-referral" laws. The laws of many states also prohibit physicians from splitting fees with non-physicians and prohibit business corporations from practicing medicine. These laws vary from state to state and are enforced by the courts and by regulatory authorities with substantial discretion. A determination of liability under any such laws could have a material adverse effect on the Company. Although the Company believes it is in material compliance with applicable federal and state laws, given the complexity of such laws, there is no assurance that the Company may not be deemed to be in violation thereof or that in the future it will be able to remain in material compliance with these laws. Furthermore, many aspects of the relationship between the Company and the PCs have not been the subject of judicial or regulatory interpretation. There is no assurance that a review of the Company's business by courts or by health care, tax, labor or other regulatory authorities would not result in determinations that could adversely affect the Company's operations, or that the health care regulatory environment will not change so as to restrict the Company's existing operations or potential for expansion. Proposed rules were published under the anti-referral statute on January 9, 1998 and, following public comment on the proposed rules, final rules are expected to be promulgated, although it is uncertain when such final rules will be promulgated. If adopted in their current form, absent further clarification, such proposed rules would likely require some modification of the compensation arrangements under the employment agreements between the Company's affiliated PCs and the Affiliated Physicians ("Employment Agreements") pursuant to provisions thereof which generally allow such modification by the Company to comply with such changes in law. There can be no assurance that the provisions of such rules as finalized, or any additional rules, will not have a material adverse effect on the structure or operations of the Company. Numerous legislative proposals have been introduced or proposed in the U.S. Congress and in some state legislatures that would effect major changes in the U.S. health care system nationally or at the state level. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect, if any, such proposals would have on the Company's business. Certain proposals, such as reducing Medicare and Medicaid expenditures, implementing price controls and permitting greater flexibility of states' administration of Medicaid, could adversely affect the Company. There can be no assurance that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on the Company.



     Antitrust. The Company is also subject to certain federal and state antitrust laws, some of which could prohibit the potential control by the Company of certain specialist physician services within a relevant market, which, among other effects, may adversely affect the Company's ability to engage in Affiliation Transactions. In addition, certain laws which prohibit or restrict the fixing or setting of prices, the tying of services and other similar activities may adversely affect the Company's ability to negotiate payor contracts on behalf of the PCs or the Provider Network if such activities were deemed to be in violation of such prohibitions or restrictions.



     Fee-splitting Laws. Certain New York state regulations prohibit physicians from sharing or splitting fees with persons not authorized to practice medicine. This prohibition precludes the Company from receiving fees from its affiliated PC operating in New York (the "New York PC") which constitute a percentage of or are otherwise dependent upon the income or receipts of the New York PC. The Company believes that the compensation arrangement for services provided to the New York PC under the relevant Management Agreement, which provides for a fee based on the Company's costs plus an additional percentage of the Company's costs, complies with applicable New York state law and regulation. However, there can be no assurance that certain actions by New York state regulatory authorities would not result in a judicial or administrative determination with regard to such compensation structure that could adversely affect the Company's operations. If the Company is found to be engaged in a fee splitting arrangement with the New York PC, the New York PC and its Affiliated Physicians would be subject to charges of professional misconduct with penalties ranging from censure to reprimand to revocation of their professional licenses, potentially resulting in the Company being deprived of its ability to operate its business with, and to collect fees due and owing from, the New York PC, which would have a material adverse effect on the Company and its operations.

     Corporate Practice of Medicine. Most states prohibit business corporations from engaging in the practice of medicine. Many states prohibit a business corporation from employing a physician. Some states interpret the "practice of medicine" broadly to include activities of corporations such as the Company that have an indirect impact on the practice of medicine. The Company intends to operate so as to not exercise any responsibility on behalf of Affiliated Physicians pursuant to the Management Agreements that could be construed as constituting or affecting the practice of medicine. However, such laws and legal doctrines have been subjected to only limited judicial and regulatory interpretation and there is no assurance that, if challenged, the Company would be considered to be in compliance with all such laws and doctrines. A determination in any state that the Company is engaged in the corporate practice of medicine could render any Management Agreement between the Company and a PC located in such state unenforceable or subject to modification in a manner adverse to the Company and subject the Company to other sanctions.



     Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of health care providers under the auspices of an integrated delivery system ("IDS"). While these laws do not generally apply to companies that provide management services to networks of physicians or to physician practice groups that assume financial risk under a subcapitation agreement with a managed care organization, there is no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure or some lesser regulation of the Company's operations as an insurer, as an HMO or as a provider network or IDS. Some states have enacted statutes or adopted regulations affecting risk assumption in the health care industry, including statutes and regulations that subject any physician or physician network engaged in risk-based contracting to applicable insurance laws and regulations, which may include, among others, laws and regulations providing for minimum capital requirements and other safety and soundness requirements. There is no assurance that future interpretations or amendments of insurance and health care network laws by regulatory authorities in these states or in states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations. The Company also believes that additional regulation at the state level will be forthcoming. In addition, state regulations in this area may be affected or superseded by federal standards for provider service organizations that are currently being developed through rulemaking required by the Balanced Budget Act of 1997 (the "BBA").


     See "Business -- Government Regulation."

RISKS RELATED TO RELATIONSHIPS WITH THIRD PARTY PAYORS

     Physician groups typically bill various third party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the health care services provided to their patients. Such third party payors increasingly are negotiating the prices charged for medical services, pharmaceuticals and other supplies in order to lower reimbursement and utilization rates. Third party payors can also deny reimbursement for medical services, pharmaceuticals and other supplies if they determine that a treatment was not performed in accordance with treatment protocols established by such payors or for other reasons. Loss of revenue by the PCs as a result of such payors' cost containment efforts could have a material adverse effect on the Company. The Company anticipates that the PCs and the Provider Network will eventually offer their services to payors on a fully or partially capitated basis (i.e., fixed payments would be made to the applicable provider based on the number of covered patients for whom the provider was responsible during a specified time period and actuarial assumptions related thereto, rather than based on specific services rendered) or other risk-sharing basis, including certain "case rate" or other similar arrangements under which payors provide a fixed fee to the Company for managing and/or providing physician and other medical services rendered in connection with the treatment of certain injuries, disease states or other episodes of care. To the extent that patients or enrollees covered by a capitated or other risk-sharing contract require more frequent or extensive care than is anticipated by the Company, the revenue to the Company derived from such contracts may be insufficient to cover the costs of the services provided. There is no assurance that the PCs or the Provider Network will be able to enter into such contracts that will generate sufficient revenues to cover the costs of services provided under such contracts or that such contracts would be profitable to the PCs and, ultimately, the Company. If the PCs or the Provider Network enter into capitation or other risk-sharing arrangements, they may be considered to be in the business of insurance, in which event they could become subject to various regulatory and licensing requirements that could have a material adverse effect on the Company.


     The federal government has implemented, through the Medicare program, a resource-based relative value scale ("RBRVS") payment methodology for health care provider services. RBRVS is a fee schedule that, except for certain geographical and other adjustments, pays similarly situated health care providers the same amount for the same services. The RBRVS is adjusted each year and is subject to increases or decreases at the discretion of Congress or the Health Care Financing Administration ("HCFA"). To date, the implementation of RBRVS has reduced payment rates for certain of the procedures historically provided by the Affiliated Practices. Further reductions could significantly affect the PCs, each of which derives a portion of its revenue from Medicare. RBRVS types of payment systems have also been adopted by certain private third party payors and may become a predominant payment methodology. Expanded implementation of such programs would reduce payments from private third party payors, and could indirectly reduce revenue to the Company. The Balanced Budget Act of 1997 includes certain provisions that over time are designed to limit increases in Medicare payments and that may have the effect of reducing reimbursement to Affiliated Practices. It is probable that new and more restrictive Medicare payment rules, procedures and programs for determining global Medicare capitation fees will be implemented in the future.


     The Company currently provides or intends to provide specialist physician services and ancillary services to patients on behalf of the workers' compensation programs in certain states in which the Company operates. There can be no assurance that reductions in applicable fee schedules, movement by one or more of such state programs toward managed care models or other regulatory changes will not have an adverse effect on the revenues received by the PCs for the provision of such services. See "Business -- Reimbursement for Services" and "-- Government Regulation."

RISKS INHERENT IN PROVISION OF MEDICAL SERVICES


     The PCs, the Affiliated Physicians and physicians who become members of the Provider Network are involved in the delivery of health care services to the public, and are exposed to the risk of professional liability claims. Even though the Company does not directly provide health care services, it is possible for the Company to be joined as a defendant in any such claim due to its relationship with the PCs and the Provider Network. Even if the Company is not a direct party, successful claims against a PC would generally adversely affect the amount of management fees from the applicable PC to which the Company is entitled. Claims of this nature, if successful, could result in damage awards to the claimants in excess of the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive and costs may vary widely from state to state and year to year. The Company and the PCs maintain liability insurance in amounts and coverages the Company believes are appropriate. Nevertheless, successful malpractice claims asserted against the PCs, the Provider Network or the Company could have a material adverse effect on the Company. See "Business -- Insurance" and "-- Legal Proceedings."


DEPENDENCE ON MANAGEMENT INFORMATION SYSTEMS


     The successful execution of the Company's strategy is, in part, dependent on its ability to integrate practice management information and financial information systems into the Affiliated Practices as soon as practicable upon the consummation of each Affiliation Transaction. To date, the Company's practice management information system has been implemented in 17 locations and it is expected to be implemented by the end of 1999 in substantially all of the Affiliated Practices that become affiliated with the Company through the Initial Affiliation Transactions. In addition, the Company's financial information system has been implemented in all of the Affiliated Practices that became affiliated with the Company through the

Conditional Affiliation Transactions. In addition to their integral role in helping the PCs realize operating efficiencies, such systems are critical to negotiating, pricing and managing fully or partially capitated managed care contracts and other risk-sharing arrangements. The Company believes that its existing practice management information and financial information systems are adequate for the operation of the Company's business and the successful implementation of its strategy. However, the Company will need to continue to invest in, and administer, sophisticated management information systems to support these activities. The Company may experience unanticipated delays, complications and expenses in implementing, integrating and operating such systems. Furthermore, such systems may require modifications, improvements or replacements as the Company expands and as new technologies become available. Such modifications, improvements or replacements may require substantial expenditures and may require interruptions in operations during periods of implementation. The failure to implement successfully and maintain practice management information and financial information systems would have a material adverse effect on the Company. See "Business -- Management Information Systems."


RISKS RELATED TO YEAR 2000 COMPLIANCE



     Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming century change in the year 2000. If not corrected, many computer applications could fail or create erroneous results when processing year 2000 information. The Company's business may be adversely affected if the Company and its affiliated PCs and/or other organizations with which the Company and its affiliated PCs do business, particularly fiscal intermediaries under the Medicare program and other third-party payors, are unsuccessful in completing in a timely manner the conversion to applications that can process year 2000 dates. The Company's financial information system will not require any modification to be year 2000 compliant. The Company's practice management information system has recently been upgraded to be year 2000 compliant. The upgraded version is currently being tested by its third-party vendor and is expected to be released in September 1998 and fully implemented by the end of 1998. Until the Company's systems have been implemented in all of the Affiliated Practices, certain of the Affiliated Practices' systems may not be year 2000 compliant. The Company intends to schedule the implementation of its systems in Affiliated Practices so that substantially all of the systems utilized by Affiliated Practices will be year 2000 compliant by the end of 1999. The Company has initiated communications with the primary payors from which it receives reimbursement, such as Blue Cross/Blue Shield and Medicare. There is no assurance that the systems of such payors or of other companies with which the Company has significant relationships will be made year 2000 compliant in a timely manner or that a failure by any such payor or other company to make its systems year 2000 compliant will not have a material adverse effect on the Company. See "Business -- Management Information Systems."


DEPENDENCE ON AFFILIATED PHYSICIANS


     Substantially all of the Company's revenue is currently earned by the Company pursuant to Management Agreements with the PCs. Upon consummation of all the Initial Affiliation Transactions, the Company's Affiliated Practices will employ a total of 123 Affiliated Physicians generally pursuant to employment agreements between the PCs and the Affiliated Physicians (the "Employment Agreements"). While the Company intends to maintain, through the PCs, its relationships with the Affiliated Physicians employed by the PCs, the termination of employment by a sufficient number of Affiliated Physicians or the significant deterioration of the business or operations of a sufficient number of the Affiliated Practices could have a material adverse effect on the applicable PC and the Company. Although Affiliated Physicians generally are required to pay liquidated damages to the PC in the event that they terminate their employment prematurely, are subject to certain restrictive covenants during the terms of their respective Employment Agreements, and are generally prohibited from becoming employees of or from being managed by other physician practice entities, hospitals and certain other entities for a period of two years following employment, such Affiliated Physicians generally will be able to compete with the Company at the end of their respective employment terms (generally five to seven years from the date of the applicable Employment Agreement) by returning to private practice. The loss of the services of and such competition from former Affiliated Physicians could have a material adverse effect on the Company's operations and results. In addition, each of the PCs generally operates within one state, and a deterioration of economic or other conditions within such state could have a material adverse impact upon the PC and the Company. Such results, as well as a deterioration in the financial condition of a substantial number of the other physicians or physician groups affiliated with the Company through the Provider Network, could also have a material adverse effect on the Company. See "Business -- Affiliation Transactions."

DEPENDENCE ON KEY PERSONNEL

     The Company is highly dependent on its executive officers, particularly Thomas J. Keane, the Company's Chairman, President and Chief Executive Officer. The loss of Mr. Keane or its other executive officers could have a material adverse effect on the implementation of the Company's strategy and the operations of the Company. There can be no assurance that the Company will be successful in retaining its key personnel. The Company's success is also dependent on its ability to attract and retain additional key personnel which it requires. The loss of the services of one or more of its key personnel or the inability to add additional key personnel could have a material adverse effect on the Company. See "Management."

COMPETITION IN THE DELIVERY OF HEALTH CARE SERVICES AND IN AFFILIATING WITH SPECIALIST PHYSICIAN PRACTICES


     The business of providing health care and related services is intensely competitive. The Company is potentially in competition with a number of health care organizations and institutions such as publicly- and privately-owned physician practice management businesses, hospitals and other institutions and organizations, managed care organizations, single- and multi-specialty physician groups and solo practitioners, in two broad areas of competition: competition in the delivery of health care services and competition in affiliating with specialist physician practices.



     Competition in the Delivery of Health Care Services. The Company's success is highly dependent upon the success of its Affiliated Practices and Affiliated Physicians in the delivery of health care services to patients and other consumers, including managed care organizations, insurers, Medicare and other third-party payors. The Company's Affiliated Practices and Affiliated Physicians must compete with hospitals and other health care institutions and organizations, single- and multi-specialty physician groups, some of which are operated by physician practice management companies, and solo practitioners. Many of such competitors have substantially greater resources than those of the Company's Affiliated Practices and Affiliated Physicians.



     Competition in Affiliating with Specialist Physician Practices. An important element of the Company's growth strategy is the identification of and affiliation with additional specialist physician practices. The Company must compete with other publicly- and privately-owned physician practice management businesses, hospitals and other health care organizations and institutions which also seek to acquire or affiliate with such specialist physician practices. Most of such entities have been in business longer than the Company, and have substantially greater assets and resources than those of the Company. The Company believes other health care companies and institutions have also been investigating forming single- or multi-specialty physician practice management companies, and still other businesses with substantial resources may decide to enter the specialist physician practice management business, all of which entities are potentially in competition with the Company. See "Business -- Competition."



PRINCIPAL SHAREHOLDERS; ANTI-TAKEOVER PROVISIONS



     Mr. Keane, Edison Venture Fund III, L.P. ("Edison"), Dominion Fund IV ("Dominion"), Keystone Venture IV, L.P. ("Keystone") and NEPA Venture Fund II, L.P. ("NEPA") (collectively, the "Principal Shareholders") will own, after the Offering, approximately 19.0% of the outstanding Common Stock. As a result, the Principal Shareholders would have substantial influence with respect to all matters requiring approval by the Company's shareholders, including the election of directors. See "Principal Shareholders" and "Shares Eligible for Future Sale." In addition, the Company is subject to the anti-takeover provisions of Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), which prohibit the Company from engaging in a "business combination" with an "interested shareholder" for a period of five years after the date of the transaction as a result of which such shareholder became an "interested shareholder" unless the business combination is approved in a prescribed manner. These provisions of the BCL, together with other provisions in the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and By-laws, may discourage acquisition bids for the Company by persons unrelated to certain existing shareholders. The effect of the Principal Shareholders' stock ownership and these provisions may be to limit the price that investors might be willing to pay in the future for shares of the Common Stock or to prevent or delay a merger, takeover or other change in control of the Company and thus discourage attempts to acquire the Company. In addition, the Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock ("Preferred Stock") and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plan to issue any shares of Preferred Stock. The Company's Articles and By-laws contain other provisions, such as provisions for a classified Board of Directors, notice requirements for shareholders' nominations of directors and limitations on the shareholders' ability to remove directors or to present proposals to the shareholders for a vote, all of which may have the further effect of making it more difficult for a third party to gain control of or to acquire the Company. See "Description of Capital Stock."

SHARES ELIGIBLE FOR FUTURE SALE


     Sales of substantial amounts of the Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock. Upon the completion of the Offering, the Company will have 7,481,578 shares of Common Stock outstanding. Of these shares, the 3,500,000 shares of Common Stock sold in the Offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 3,981,578 shares of Common Stock outstanding as of the date of this Prospectus are "restricted securities" as defined by Rule 144 under the Securities Act ("Rule 144"). Of these shares, all but 196,218 shares have been held for more than one year and would be able to be sold in accordance with the provisions of Rule 144 beginning 90 days from the date of this Prospectus. See "Shares Eligible for Future Sale."



     Upon the completion of the Offering, there will be 1,101,615 shares of Common Stock issuable upon exercise of outstanding Options under the Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan"), 1995 Company Stock Option Plan (the "1995 Company Option Plan") and 1995 Affiliate Stock Option Plan (the "1995 Affiliate Option Plan," and, together with the Stock Incentive Plan and the 1995 Company Option Plan, the "Stock Incentive Plans"). Approximately 278,459 of the Options will be exercisable upon completion of the Offering and the remainder will vest in various amounts through June 2001. In addition, 895,983 shares will be eligible for issuance upon the exercise of Options not yet granted under the Stock Incentive Plan. The Company intends to file a registration statement or statements covering the shares of Common Stock issuable under the Stock Incentive Plans upon exercise of Options within one year from the date of this Prospectus. The shares registered under such registration statement or statements will be available for resale in the open market upon the exercise of Options, subject to Rule 144 volume limitations applicable to affiliates. See "Management -- Stock Incentive Plans."


     The Company and each executive officer and director and certain other shareholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus (the "Lock-up Period"), they will not, without the prior written consent of NationsBanc Montgomery Securities LLC, issue, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or that represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, except in certain limited circumstances. See "Underwriting."


     The Company and certain of its security holders are parties to agreements under which such parties may cause certain shares of Common Stock to be registered for sale under the Securities Act. See "Certain Transactions."


DILUTION


     The initial public offering price is substantially higher than the net tangible book value per share of the Common Stock. Purchasers of shares of Common Stock in the Offering will suffer immediate and substantial dilution of $18.69 (assuming an initial public offering price of $14.00 per share) in the pro forma as adjusted net tangible book value per share of Common Stock. See "Dilution."

NO PRIOR PUBLIC MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained after the Offering. The initial public offering price will be determined through negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The market price of the Common Stock may be volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of new areas of business by the Company or its competitors, developments with respect to conditions and trends in the Company's business or in the health care industry as a whole, governmental regulation, changes in estimates by securities analysts of the Company's or its competitors' future financial performance, general market conditions and other factors, many of which are beyond the Company's control. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have adversely affected the market prices of securities of companies irrespective of such companies' operating performances.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of shares of Common Stock offered by the Company hereby are estimated to be $42.3 million ($49.1 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $14.00 per share and after deducting the estimated underwriting discounts and commissions and offering expenses payable by the Company. The Company also expects to incur indebtedness under the Line of Credit in the amount of approximately $22.6 million immediately upon completion of the Offering.



     The net proceeds of the Offering and the initial indebtedness under the Line of Credit are expected to be applied as follows: approximately $44.2 million to make required cash payments in connection with the IPO Affiliation Transactions; and $18.9 million to repay Convertible Affiliation Notes issued in connection with the Conditional Affiliation Transactions which bear interest at an annual rate of 6%. In addition, the Company anticipates applying approximately $0.5 million to repay certain indebtedness assumed pursuant to various Affiliation Transactions, which indebtedness bears interest at annual rates ranging from 6.0% to 9.5%. Any remainder of the net proceeds will be used for working capital and other general corporate purposes. Pending such uses, the Company intends to invest the net proceeds from the Offering in investment grade, interest-bearing instruments.



     The Company intends to enter into Affiliation Transactions and possibly to seek acquisitions of businesses that are complementary to those of the Company, and a portion of the net proceeds from the Offering and the Line of Credit may be used for such purposes. While the Company engages from time to time in discussions with respect to such transactions, the Company has no commitments or agreements with respect to any such transactions as of the date of this Prospectus, other than the Initial Affiliation Transactions, and there can be no assurance that any such transactions will be completed.


                                DIVIDEND POLICY


     Prior to the Offering, the Company has not paid cash dividends on its capital stock. The Company currently expects it will retain its future earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of March 31, 1998, (i) on an actual basis; (ii) on a pro forma basis to give effect to (a) the Series C Preferred Stock Exchange, (b) the Convertible Bridge Note Issuance, (c) the Convertible Bridge Note Conversion, (d) the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with completion of the Offering, (e) the 23 IPO Affiliation Transactions which will occur simultaneously with completion of the Offering,
(f) the Preferred Stock Conversion, (g) the Series B Warrant Conversion, (h) the Warrant Exchange and (i) the Deemed Warrant Exercise, as if all of the foregoing transactions had occurred on March 31, 1998; and (iii) on a pro forma as adjusted basis to give effect to the pro forma adjustments and to the sale of 3,500,000 shares of Common Stock offered hereby (at an assumed public offering price of $14.00 per share) and the application of the net proceeds therefrom as described in "Use of Proceeds." See the Unaudited Pro Forma Consolidated Financial Statements. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus.



                                                                         MARCH 31, 1998
                                                             --------------------------------------
                                                                                         PRO FORMA
                                                             ACTUAL      PRO FORMA      AS ADJUSTED
                                                             -------   --------------   -----------
                                                                         (IN THOUSANDS)
Short-Term Debt:
  Current portion of notes payable on Initial Affiliation
     Transactions..........................................  $21,669      $  6,802       $  6,802
  Current portion of other long-term debt..................    2,394         4,769          4,769
                                                             -------      --------       --------
       Total current portion of long-term debt.............   24,063        11,571         11,571
  Pro forma cash due to Initial Affiliation Transactions...       --        62,689             --
                                                             -------      --------       --------
       Total short-term debt...............................   24,063        74,260         11,571
                                                             -------      --------       --------
Long-Term Debt:
  Line of Credit...........................................       --            --         22,605
  Notes payable on Initial Affiliation Transactions........    9,309        23,343         23,343
  Other long-term debt.....................................    2,234         9,573          9,073
                                                             -------      --------       --------
       Total long-term debt................................   11,543        32,916         55,021
                                                             -------      --------       --------
Series A convertible preferred stock.......................    2,182            --             --
                                                             -------      --------       --------
Series B convertible preferred stock.......................    3,821            --             --
                                                             -------      --------       --------
Series C convertible preferred stock.......................    3,921            --             --
                                                             -------      --------       --------
Series B convertible preferred stock warrants..............      851            --             --
                                                             -------      --------       --------
Common Stock to be issued on Conditional Affiliation
  Transactions.............................................   11,716            --             --
                                                             -------      --------       --------
Shareholders' Equity (Deficit):
  Common Stock, $.01 par value 25,000,000 shares
     authorized; 518,015 shares (actual); 3,981,578 shares
     (pro forma); 7,481,578 shares (as adjusted) issued and
     outstanding(1)........................................        5            40             75
  Additional paid-in capital...............................    3,022        37,883         80,118
  Common Stock warrants....................................      825         2,777          2,777
  Accumulated deficit......................................  (12,621)      (14,609)       (14,609)
                                                             -------      --------       --------
     Total shareholders' equity (deficit)..................   (8,769)       26,091         68,361
                                                             -------      --------       --------
       Total capitalization................................  $49,328      $133,267       $134,953
                                                             =======      ========       ========

------------------

(1) Excludes as of May 25, 1998 (i) 2,000,000 shares of Common Stock reserved for issuance under the Company Stock Option Plans of which 1,101,615 shares were issuable upon the exercise of outstanding Options, and (ii) 496,853 shares of Common Stock issuable upon exercise of Warrants outstanding. This information reflects the anticipated increase in the number of shares available for grant under the Stock Incentive Plan from 163,725 to 1,574,315 and the cancellation and repricing of Warrants and Options that will occur on or prior to the completion of the IPO contemplated by this Prospectus. See "Management -- Stock Incentive Plans" and "Certain Transactions."

                                    DILUTION

     As of March 31, 1998, the Company had a net tangible book value (deficit) of approximately $(15.2) million or $(29.41) per share. Net tangible book value (deficit) per share represents the total assets of the Company, less (i) identifiable intangible assets and (ii) total liabilities (including Convertible Preferred Stock and Series B Warrants), divided by the number of shares of Common Stock outstanding at that date. The decrease in pro forma net tangible book value (deficit) per share of $9.35 reflected in the following table is attributable to the 18 Conditional Affiliation Transactions that, for accounting purposes, will occur simultaneously with the completion of this Offering, the 23 IPO Affiliation Transactions which will occur simultaneously with the Offering, the Series C Preferred Stock Exchange, the Convertible Bridge Note Issuance, the Convertible Bridge Note Conversion, Preferred Stock Conversion, the Series B Warrant Conversion, the Warrant Exchange and the Deemed Warrant Exercise. After giving effect to the sale of 3,500,000 shares offered by the Company hereby (at an assumed initial public offering price of $14.00 per share) and the application of the net proceeds therefrom, the pro forma as adjusted net tangible book value (deficit) of the Company at March 31, 1998 would have been approximately $(35.1) million or $(4.69) per share. This represents an immediate increase in historical net tangible book value of $15.37 per share to existing shareholders and an immediate dilution of $18.69 per share to new investors. The following table illustrates this per share dilution:



Assumed public offering price per share.....................                     $ 14.00
  Net tangible book value (deficit) per share at March 31,
     1998...................................................      $(29.41)
  Decrease per share attributable to the:
       Initial Affiliation Transactions
          Series C Preferred Stock Exchange, Convertible
          Bridge Note Issuance, Convertible Bridge Note
          Conversion, Preferred Stock Conversion,
          Series B Warrant Conversion, Warrant Exchange
          and Deemed Warrant Exercise.......................         9.35
                                                                  -------
     Pro forma net tangible book value (deficit) per share
       before the Offering..................................       (20.06)
     Increase per share attributable to new investors.......        15.37
                                                                  -------
Pro forma as adjusted net tangible book value (deficit) per
  share after the Offering........................................                 (4.69)
                                                                                 -------
Dilution per share to new investors.........................                     $ 18.69
                                                                                 =======

     The following table summarizes, on a pro forma basis as of March 31, 1998, the difference among existing common shareholders, shareholders who will receive shares as a result of the Initial Affiliation Transactions, shareholders who will receive shares as a result of the Preferred Stock Conversion, holders of Convertible Bridge Notes who will receive Common Stock from the Convertible Bridge Note Conversion, holders of Warrants who will receive Common Stock from the Deemed Warant Exercise and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price paid per share (based upon, in the case of new investors, an assumed public offering price of $14.00 per share):



                                           SHARES PURCHASED      TOTAL CONSIDERATION
                                          -------------------   ---------------------   AVERAGE PRICE
                                           NUMBER     PERCENT     AMOUNT      PERCENT     PER SHARE
                                          ---------   -------   -----------   -------   -------------
Existing common shareholders............    518,015       7%    $   480,295       1%       $ 0.93
Initial Affiliation Transaction
  shareholders..........................  2,255,199      30      31,572,786      35         14.00
Preferred shareholders..................  1,020,514      14       6,124,997       7          6.00
Convertible Bridge Notes Conversion.....    182,143       2       2,550,000       3         14.00
Deemed Warrant Exercise.................      5,707      --             457      --          0.08
New investors...........................  3,500,000      47      49,000,000      54         14.00
                                          ---------     ---     -----------     ---
  Total.................................  7,481,578     100%    $89,728,535     100%
                                          =========     ===     ===========     ===



     The foregoing computations assume as of May 25, 1998 (i) no exercise of outstanding Options to purchase 1,101,615 shares of Common Stock at exercise prices ranging from $3.74 per share to the initial public offering price per share and (ii) no exercise of outstanding Warrants to purchase 496,853 shares of Common Stock at exercise prices per share ranging from 100% to 120% of the initial public offering price. This information reflects the cancellation and repricing of Warrants and Options that will occur on or prior to the completion of the IPO contemplated by the Prospectus. To the extent these Options and Warrants are exercised, there will be further dilution to new investors. See "Description of Capital Stock," "Underwriting," and "Management -- Stock Incentive Plans."


                            SELECTED FINANCIAL DATA


     The selected historical financial data of the Company as of December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997, have been derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The selected historical financial data of the Company as of December 31, 1994 and 1995 and for the period from inception (July 14, 1994) to December 31, 1994 have been derived from Consolidated Financial Statements of the Company not included in this Prospectus. The selected historical financial data of the Company as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are derived from the unaudited Consolidated Financial Statements of the Company and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial position and results of operations for such periods. The selected historical financial data of the Company should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus. The selected pro forma financial data set forth below as of March 31, 1998, and for the year ended December 31, 1997 and the three months ended March 31, 1998, have been derived from the Unaudited Pro Forma Consolidated Financial Statements of the Company. The pro forma selected financial data are not necessarily indicative of the actual results of operations or financial position that would have been achieved had the Completed Transactions, Initial Affiliation Transactions and the Offering been completed as of January 1, 1997, nor are the statements necessarily indicative of the Company's future results of operations or financial position. See the Unaudited Pro Forma Consolidated Financial Statements.



                                                                                                        THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                       MARCH 31,
                                   FROM INCEPTION     -----------------------------------------   -------------------------------
                                   (JULY 14, 1994)                                     1997                              1998
                                         TO                                         PRO FORMA                         PRO FORMA
                                  DECEMBER 31, 1994    1995     1996      1997          AS         1997      1998         AS
                                       ACTUAL         ACTUAL   ACTUAL    ACTUAL    ADJUSTED (1)   ACTUAL    ACTUAL   ADJUSTED (1)
                                  -----------------   ------   -------   -------   ------------   -------   ------   ------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues...................         $  --         $  --    $    70   $ 4,218     $81,983      $  248    $2,310     $21,943
Cost of revenues...............            --            --         --     1,179      70,361          23       678      17,745
                                        -----         -----    -------   -------     -------      ------    ------     -------
Gross profit...................            --            --         70     3,039      11,622         225     1,632       4,198
Operating expenses:
  General and administrative...           321           692      2,295     7,684       7,684       1,064     1,602       1,602
  Depreciation and
    amortization...............            --             2          6       210       5,931          16       115       1,643
                                        -----         -----    -------   -------     -------      ------    ------     -------
Income (loss) from
  operations...................          (321)         (694)    (2,231)   (4,855)     (1,993)       (855)      (85)        953
Interest expense, net..........            --            11         13     1.407       4,829          52       746       1,500
Other (income) expense, net....            --           (25)       492        --        (127)         --        --         (26)
                                        -----         -----    -------   -------     -------      ------    ------     -------
Income (loss) before income
  taxes........................          (321)         (680)    (2,736)   (6,262)     (6,695)       (907)     (831)       (521)
Income tax provision
  (benefit)....................            --            --         --        --      (1,945)         --        --         (26)
                                        -----         -----    -------   -------     -------      ------    ------     -------
Net income (loss)..............         $(321)        $(680)   $(2,736)  $(6,262)    $(4,750)     $ (907)   $ (831)    $  (495)
                                        =====         =====    =======   =======     =======      ======    ======     =======
Pro forma net income (loss) per
  common share (2).............                                                      $ (0.65)                          $ (0.07)
                                                                                     =======                           =======
Shares used in computing pro
  forma net income (loss) per
  common share (2).............                                                        7,268                             7,294
                                                                                     =======                           =======

                                                     DECEMBER 31,                            MARCH 31, 1998
                                          -----------------------------------   -----------------------------------------
                                                                                                             PRO FORMA
                                          1994     1995      1996      1997     ACTUAL    PRO FORMA (3)   AS ADJUSTED (4)
                                          -----   -------   -------   -------   -------   -------------   ---------------
                                                                          (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...............  $  --   $ 1,395   $ 2,066   $ 1,166   $ 1,627     $  4,291         $  3,572
Working capital (deficit)...............    (25)    1,225       697   (29,161)  (29,128)     (57,331)           8,291
Total assets(5).........................     --     1,492     2,632    54,005    58,518      145,730          143,764
Cash due to Initial Affiliation
  Transactions..........................     --        --        --        --        --       62,689               --
Current portion of long-term debt.......     --        --        --    25,393    24,063       11,571           11,571
Long-term debt, less current portion....    262       172       172    12,272    11,543       32,916           55,021
Convertible preferred stock
  securities............................     --     2,159     4,087     6,842    10,775           --               --
Shareholders' equity (deficit)..........   (287)   (1,028)   (3,353)   (9,414)   (8,769)      26,091           68,361



------------------


(1) Adjusted on a pro forma basis to give effect to (i) the Completed Transactions, (ii) the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with the completion of the Offering, (iii) the 23 IPO Affiliation Transactions which will occur simultaneously with the completion of the Offering and (iv) the increase in interest expense related to the borrowings on the Line of Credit partially offset by the reduction in interest expense resulting from the assumed use of the estimated net proceeds of the Offering made hereby to retire certain long-term debt obligations, as if all of the foregoing transactions had occurred as of the beginning of the respective periods. Excludes a dividend of $2,050,250 (estimated as of June 15, 1998) against net income available to common shareholders in connection with the Series C Preferred Stock Exchange that will be taken in the quarter that the Series C Preferred Stock Exchange takes place. See "Use of Proceeds." The pro forma statement of operations data does not purport to represent what the Company's results of operations would have been had such transactions occurred as of the beginning of the respective periods or project the Company's results for any future period. See the Unaudited Pro Forma Consolidated Financial Statements.



(2) For information concerning the computation of pro forma net income (loss) per common share see Note 6 of Notes to Unaudited Pro Forma Consolidated Financial Statements.



(3) Adjusted on a pro forma basis to give effect to (i) the Series C Preferred Stock Exchange, (ii) the Convertible Bridge Note Issuance, (iii) the Convertible Bridge Note Conversion, (iv) the 18 Conditional Affiliation Transactions and the 23 IPO Affiliation Transactions, (v) the Preferred Stock Conversion, (vi) the Series B Warrant Conversion, (vii) the Warrant Exchange and (viii) the Deemed Warrant Exercise; as if all of the foregoing transactions had occurred on March 31, 1998. In connection with the Series C Preferred Stock Exchange the Company will record a dividend of $2,050,250 (estimated as of June 15, 1998) in the quarter that the Series C Preferred Stock Exchange takes place.



(4) Adjusted on a pro forma as adjusted basis to give effect to (i) the pro forma adjustments described in Note 3 above and (ii) the sale of the Common Stock offered hereby (at an assumed initial public offering price of $14.00 per share), the borrowings under the Line of Credit and the application of the net proceeds therefrom. See "Use of Proceeds" and the Unaudited Pro Forma Consolidated Financial Statements.



(5) Includes $125,000 on an actual and $103.4 million on a pro forma and pro forma as adjusted basis of intangible assets at March 31, 1998.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION


     Except as indicated below, the following unaudited pro forma consolidated statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 and the unaudited pro forma consolidated balance sheet as of March 31, 1998 are based on the historical Consolidated Financial Statements of the Company, adjusted to give effect to the 18 Conditional Affiliation Transactions which, for accounting purposes, will occur simultaneously with the completion of an initial public offering by the Company (the "IPO"), the 23 IPO Affiliation Transactions that will occur upon completion of the Offering and the Completed Transactions. A list of the practices affiliated with the Company pursuant to the Conditional Affiliation Transactions and the IPO Affiliation Transactions is set forth under "Business -- Development and Operations."



     The unaudited pro forma consolidated statements of operations have been prepared assuming the above transactions occurred on January 1, 1997. The unaudited pro forma consolidated balance sheet has been prepared assuming that the Initial Affiliation Transactions had occurred on March 31, 1998 and also reflects the IPO, the Series C Preferred Stock Exchange, the Convertible Bridge
Note Issuance, the Convertible Bridge Note Conversion, the Preferred Stock Conversion, the Series B Warrant Conversion, the Warrant Exchange and the Deemed Warrant Exercise, as if such transactions had occurred on March 31, 1998. The transactions and the related adjustments are described in the notes hereto.



     The unaudited pro forma consolidated statements of operations also give effect to the increase in interest expense related to borrowings on the Line of Credit partially offset by the reduction in interest expense resulting from the assumed use, as of the beginning of the respective periods, of the estimated net proceeds of the Offering to retire certain long-term obligations, together with accrued interest. The unaudited pro forma consolidated statements of operations exclude a dividend of $2,050,250 (estimated as of June 15, 1998) against net income available to common shareholders in connection with the Series C Preferred Stock Exchange that will be taken in the quarter that the Series C Preferred Stock Exchange takes place.



     The pro forma adjustments, including the purchase price allocations, are preliminary, based on estimates, available information and certain assumptions, and may be revised as additional information becomes available. The pro forma financial information does not purport to represent what the Company's results of operations or financial position would have been had such transactions in fact occurred on those dates, or to project the Company's results of operations or financial position for any future period or date, nor does it give effect to any matters other than those described in the notes thereto. The pro forma financial information should be read in conjunction with the Consolidated Financial Statements of the Company and the Financial Statements of certain of the parties to the above transactions appearing elsewhere in this Prospectus. See "Risk Factors."



     The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 does not give effect to one Conditional Affiliation Transaction and one IPO Affiliation Transaction and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 1998 does not give effect to one IPO Affiliation Transaction. Both of these transactions pertain to practices operated by the New York P.C. In January 1998, the Company began managing the operations of the Conditional Affiliation Transaction and has recognized a management fee in its historical statement of operations for the three months ended March 31, 1998. As described more fully in "Business -- Management and Services Agreements; Control of PCs," the fees received by the Company for its services to the New York PC is based on the Company's cost of providing such services plus an additional amount equal to a percentage of such costs. Because the Company has not previously managed the IPO Affiliation Transaction and has managed the Conditional Affiliation Transaction for a short period of time, the Company's fees are not factually determinable or reasonably estimatable and thus are excluded from the pro forma statements of operations for periods during which they were not managed.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                                ---------------------------------------    TRANSACTION                  OFFERING
                                                U.S. PHYSICIANS, INC.                       PRO FORMA                   PRO FORMA
                                                  AND SUBSIDIARIES         TRANSACTIONS    ADJUSTMENTS    PRO FORMA    ADJUSTMENTS
                                                ---------------------      ------------    -----------    ---------    -----------
                                                                            (NOTE 2)       (NOTE 3)                    (NOTE 3)
Net revenues:
 Net patient revenues........................          $   388               $ 20,231        $    --       $20,619       $    --
 Management fees from Conditional Affiliation
   Transactions..............................            1,771                     --         (1,771)           --            --
 Management fees.............................               --                  1,058             93         1,151            --
 Other revenues..............................              151                     22             --           173            --
                                                       -------               --------        -------       -------       -------
   Total net revenues........................            2,310                 21,311         (1,678)       21,943            --
Cost of revenues.............................              678                 19,471         (2,404)       17,745            --
                                                       -------               --------        -------       -------       -------
Gross profit.................................            1,632                  1,840            726         4,198            --
Operating expenses:
 General and administrative..................            1,602                     --             --         1,602            --
 Depreciation and amortization...............              115                    432          1,096         1,643            --
                                                       -------               --------        -------       -------       -------
Income (loss) from operations................              (85)                 1,408           (370)          953            --
Other (income) expense.......................               --                    (26)            --           (26)           --
Interest income..............................              (28)                    --             --           (28)           --
Interest expense.............................              774                    150            267         1,191           337
                                                       -------               --------        -------       -------       -------
Income (loss) before income taxes............             (831)                 1,284           (637)         (184)         (337)
Income tax provision (benefit)...............               --                    107              2           109          (135)
                                                       -------               --------        -------       -------       -------
Net income (loss)............................          $  (831)              $  1,177        $  (639)      $  (293)      $  (202)
                                                       =======               ========        =======       =======       =======
Pro forma net income (loss) per common share
 (Note 6)....................................                                                              $ (0.08)
                                                                                                           =======
Shares used in computing pro forma net income
 (loss) per common share (Note 6)............                                                                3,794
                                                                                                           =======
                                                PRO FORMA
                                               AS ADJUSTED
                                               -----------
Net revenues:
 Net patient revenues........................    $20,619
 Management fees from Conditional Affiliation
   Transactions..............................         --
 Management fees.............................      1,151
 Other revenues..............................        173
                                                 -------
   Total net revenues........................     21,943
Cost of revenues.............................     17,745
                                                 -------
Gross profit.................................      4,198
Operating expenses:
 General and administrative..................      1,602
 Depreciation and amortization...............      1,643
                                                 -------
Income (loss) from operations................        953
Other (income) expense.......................        (26)
Interest income..............................        (28)
Interest expense.............................      1,528
                                                 -------
Income (loss) before income taxes............       (521)
Income tax provision (benefit)...............        (26)
                                                 -------
Net income (loss)............................    $  (495)
                                                 =======
Pro forma net income (loss) per common share
 (Note 6)....................................    $ (0.07)
                                                 =======
Shares used in computing pro forma net income
 (loss) per common share (Note 6)............      7,294
                                                 =======


See accompanying notes to unaudited pro forma consolidated financial statements.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                HISTORICAL FINANCIAL STATEMENTS (NOTE 1)
                                                ---------------------------------------    TRANSACTION                  OFFERING
                                                U.S. PHYSICIANS, INC.                       PRO FORMA                   PRO FORMA
                                                  AND SUBSIDIARIES         TRANSACTIONS    ADJUSTMENTS    PRO FORMA    ADJUSTMENTS
                                                ---------------------      ------------    -----------    ---------    -----------
                                                                            (NOTE 2)       (NOTE 4)                    (NOTE 4)
Net revenues:
 Net patient revenues........................          $   446               $ 79,438        $    --       $79,884       $    --
 Management fees from Conditional Affiliation
   Transactions..............................            2,691                     --         (2,691)           --            --
 Management fees.............................              155                  2,668         (1,650)        1,173            --
 Other revenues..............................              926                     --             --           926            --
                                                       -------               --------        -------       -------       -------
   Total net revenues........................            4,218                 82,106         (4,341)       81,983            --
Cost of revenues.............................            1,179                 78,103         (8,921)       70,361            --
                                                       -------               --------        -------       -------       -------
Gross profit.................................            3,039                  4,003          4,580        11,622            --
Operating expenses:
 General and administrative..................            7,684                     --             --         7,684            --
 Depreciation and amortization...............              210                  1,676          4,045         5,931            --
                                                       -------               --------        -------       -------       -------
Income (loss) from operations................           (4,855)                 2,327            535        (1,993)           --
Other (income) expense.......................               --                   (127)            --          (127)           --
Interest income..............................              (94)                   (18)            --          (112)           --
Interest expense.............................            1,501                    634          1,738         3,873         1,068
                                                       -------               --------        -------       -------       -------
Income (loss) before income taxes............           (6,262)                 1,838         (1,203)       (5,627)       (1,068)
Income tax provision (benefit)...............               --                    132         (1,650)       (1,518)         (427)
                                                       -------               --------        -------       -------       -------
Net income (loss)............................          $(6,262)              $  1,706        $   447       $(4,109)      $  (641)
                                                       =======               ========        =======       =======       =======
Pro forma net income (loss) per common share
 (Note 6)....................................                                                              $ (1.09)
                                                                                                           =======
Shares used in computing pro forma net income
 (loss) per common share (Note 6)............                                                                3,768
                                                                                                           =======
                                                PRO FORMA
                                               AS ADJUSTED
                                               -----------
Net revenues:
 Net patient revenues........................    $79,884
 Management fees from Conditional Affiliation
   Transactions..............................         --
 Management fees.............................      1,173
 Other revenues..............................        926
                                                 -------
   Total net revenues........................     81,983
Cost of revenues.............................     70,361
                                                 -------
Gross profit.................................     11,622
Operating expenses:
 General and administrative..................      7,684
 Depreciation and amortization...............      5,931
                                                 -------
Income (loss) from operations................     (1,993)
Other (income) expense.......................       (127)
Interest income..............................       (112)
Interest expense.............................      4,941
                                                 -------
Income (loss) before income taxes............     (6,695)
Income tax provision (benefit)...............     (1,945)
                                                 -------
Net income (loss)............................    $(4,750)
                                                 =======
Pro forma net income (loss) per common share
 (Note 6)....................................    $ (0.65)
                                                 =======
Shares used in computing pro forma net income
 (loss) per common share (Note 6)............      7,268
                                                 =======


See accompanying notes to unaudited pro forma consolidated financial statements.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                 (IN THOUSANDS)


                                                HISTORICAL FINANCIAL STATEMENTS (NOTE 1)  TRANSACTION
                                                ---------------------------------------     AND OTHER                   OFFERING
                                                U.S. PHYSICIANS, INC.                       PRO FORMA                   PRO FORMA
                                                  AND SUBSIDIARIES         TRANSACTIONS    ADJUSTMENTS    PRO FORMA    ADJUSTMENTS
ASSETS                                          ---------------------      ------------    -----------    ---------    -----------
                                                                            (NOTE 2)        (NOTE 5)                    (NOTE 5)
Current assets:
 Cash and cash equivalents...................          $ 1,627               $  1,575       $   1,089     $  4,291       $  (719)
 Accounts receivable.........................              350                 25,376          (6,418)      19,308            --
 Due from Conditional Affiliation
   Transactions..............................            1,387                    996          (2,383)          --            --
 Prepaid expenses and other..................              541                  1,530           3,502        5,573            --
 Deferred income taxes.......................               --                      4              (4)          --            --
                                                       -------               --------       ---------     --------       -------
       Total current assets..................            3,905                 29,481          (4,214)      29,172          (719)
Property and equipment, net..................            2,567                  7,030              --        9,597            --
Investment in Conditional Affiliation
 Transactions................................           49,202                     --         (49,202)          --            --
Intangible assets, net.......................              125                     --         103,307      103,432            --
Deffered offering costs......................            2,552                     --              --        2,552        (2,552)
Deferred income taxes........................               --                    132             652          784            --
Other assets.................................              167                    395            (369)         193         1,305
                                                       -------               --------       ---------     --------       -------
                                                       $58,518               $ 37,038       $  50,174     $145,730       $(1,966)
                                                       =======               ========       =========     ========       =======
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabiltiies:
 Current portion of notes payable on Initial
   Affiliation Transactions..................          $21,669               $     --       $ (14,867)    $  6,802       $    --
 Current portion of other long-term debt.....            2,394                  3,674          (1,299)       4,769            --
 Accounts payable............................            1,165                  2,769          (1,542)       2,392            --
 Accrued expenses............................            6,809                  4,714          (2,288)       9,235        (3,652)
 Deferred income taxes.......................               --                  1,827          (1,211)         616            --
 Pro forma cash due to Initial Affiliation
   Transactions..............................               --                     --          62,689       62,689       (62,689)
 Due to Conditional Affiliation
   Transactions..............................              996                  1,387          (2,383)          --            --
                                                       -------               --------       ---------     --------       -------
       Total current liabilities.............           33,033                 14,371          39,099       86,503       (66,341)
                                                       -------               --------       ---------     --------       -------
Notes payable on Initial Affiliation
 Transactions................................            9,309                     --          14,034       23,343            --
                                                       -------               --------       ---------     --------       -------
Line of credit...............................               --                     --              --           --        22,605
                                                       -------               --------       ---------     --------       -------
Other long-term debt.........................            2,234                  2,253           5,086        9,573          (500)
                                                       -------               --------       ---------     --------       -------
Other long-term liabilities..................              220                  1,100          (1,100)         220            --
                                                       -------               --------       ---------     --------       -------
Deferred income taxes........................               --                     67             (67)          --            --
                                                       -------               --------       ---------     --------       -------
Convertible preferred stock securities.......           10,775                     --         (10,775)          --            --
                                                       -------               --------       ---------     --------       -------
Common Stock to be issued on Conditional
 Affiliation Transactions....................           11,716                     --         (11,716)          --            --
                                                       -------               --------       ---------     --------       -------
Shareholders' equity (deficit):
 Common Stock................................                5                    102             (67)          40            35
 Additional paid-in capital..................            3,022                    577          34,284       37,883        42,235
 Common stock warrants.......................              825                     --           1,952        2,777            --
 Accumulated deficit.........................          (12,621)                18,568         (20,556)     (14,609)           --
                                                       -------               --------       ---------     --------       -------
       Total shareholders' equity
         (deficit)...........................           (8,769)                19,247          15,613       26,091        42,270
                                                       -------               --------       ---------     --------       -------
                                                       $58,518               $ 37,038       $  50,174     $145,730       $(1,966)
                                                       =======               ========       =========     ========       =======


                                                PRO FORMA
                                               AS ADJUSTED
                                               -----------

Current assets:
 Cash and cash equivalents...................   $   3,572
 Accounts receivable.........................      19,308
 Due from Conditional Affiliation
   Transactions..............................          --
 Prepaid expenses and other..................       5,573
 Deferred income taxes.......................          --
                                                ---------
       Total current assets..................      28,453
Property and equipment, net..................       9,597
Investment in Conditional Affiliation
 Transactions................................          --
Intangible assets, net.......................     103,432
Deffered offering costs......................          --
Deferred income taxes........................         784
Other assets.................................       1,498
                                                ---------
                                                $ 143,764
                                                =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT
Current liabiltiies:
 Current portion of notes payable on Initial
   Affiliation Transactions..................   $   6,802
 Current portion of other long-term debt.....       4,769
 Accounts payable............................       2,392
 Accrued expenses............................       5,583
 Deferred income taxes.......................         616
 Pro forma cash due to Initial Affiliation
   Transactions..............................          --
 Due to Conditional Affiliation
   Transactions..............................          --
                                                ---------
       Total current liabilities.............      20,162
                                                ---------
Notes payable on Initial Affiliation
 Transactions................................      23,343
                                                ---------
Line of credit...............................      22,605
                                                ---------
Other long-term debt.........................       9,073
                                                ---------
Other long-term liabilities..................         220
                                                ---------
Deferred income taxes........................          --
                                                ---------
Convertible preferred stock securities.......          --
                                                ---------
Common Stock to be issued on Conditional
 Affiliation Transactions....................          --
                                                ---------
Shareholders' equity (deficit):
 Common Stock................................          75
 Additional paid-in capital..................      80,118
 Common stock warrants.......................       2,777
 Accumulated deficit.........................     (14,609)
                                                ---------
       Total shareholders' equity
         (deficit)...........................      68,361
                                                ---------
                                                $ 143,764
                                                =========


See accompanying notes to unaudited pro forma consolidated financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL AND BASIS OF PRESENTATION:


     U.S. PHYSICIANS, Inc. (the "Company") is an integrator and manager of specialist medical practices and ancillary services that, upon completion of the Initial Affiliation Transactions (as defined below), will include 123 physicians providing care in 89 locations in four states in the mid-Atlantic region.



     Since January 1997, the Company and its affiliated professional corporations ("PCs") have acquired either the stock or the majority of the assets of 18 physician practices (the "Conditional Affiliation Transactions"). However, because each of the Affiliation Agreements relating to the Conditional Affiliation Transactions contains a repurchase provision that gives the selling owners an option, in the event that an IPO has not been completed by the Company by a specified date, to repurchase their practice, the Conditional Affiliation Transactions are not considered effective for applying purchase accounting until the completion of an IPO. For the period of time between the closing of the Conditional Affiliation Transactions and the completion of the IPO, the Company is generally entitled to a management fee equal to the income or loss earned by each practice and is responsible for centrally managing the cash of each practice.



     In addition to the Conditional Affiliation Transactions discussed above, since January 1, 1997, the Company has entered into Affiliation Agreements to purchase 23 physician practices which will close upon completion of the IPO (the "IPO Affiliation Transactions" and, together with the Conditional Affiliation Transactions, the "Initial Affiliation Transactions"). There is no interim management agreement in place between the Company and the practices that are parties to the IPO Affiliation Transactions.



     Also, since January 1, 1997, the Company has acquired three health care businesses (the "Completed Transactions").



     Upon the date that the Company completes an IPO, the Initial Affiliation Transactions will be accounted for in accordance with EITF 97-2 "Application of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, and APB No. 16, Business Combinations to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangement" ("EIT 97-2"). The Company's adoption of EITF 97-2 will not impact the Company's compliance with APB No. 25 or SFAS No. 123. The Company conducts its operations primarily through Management Agreements with PCs in each state in which the Company provides services. Pursuant to the Management Agreements, which have 40-year terms and provide for continuing renewal terms of five years (unless either party elects not to renew), the Company manages the business operations and all non-medical aspects of the business of the PCs and employs and supervises all personnel providing services on behalf of the PCs, except for the services of physicians and certain other licensed medical personnel required by state law to be employed directly by the PCs. In addition, each PC (except the PC operating in New York, the "New York PC"), the officers and directors of which are generally officers of the Company, has the contractual right to designate, in its sole discretion, at any time, the licensed physician or other Professional who is the owner of the capital stock of the PC ("nominee arrangements"). Physician services and other health care services are provided to patients by the PCs which employ the Affiliated Physicians and other health care providers, and the PCs are compensated for such services by private third party and managed care payors, Medicare and other governmental payors, and other sources. As compensation for the Company's services thereunder, the PCs, other than the New York PC, pay to the Company an amount equal to all billings by the PCs less expenses for physician and other Professional compensation and certain other expenses, and the New York PC pays the Company an amount equal to the Company's costs plus a percentage of such costs. As a result of the Management Agreements and the nominee arrangements, the Company has established an other-than-temporary controlling financial interest in each PC (except with respect to the New York PC) and accordingly each PC (except the New York PC) is consolidated with the financial statements of the Company. All significant intercompany accounts and transactions have been eliminated.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

1. GENERAL AND BASIS OF PRESENTATION: -- (CONTINUED)

     The historical balance sheet data for the Affiliated Practices as of March 31, 1998 represents the combined March 31, 1998 balance sheets for the Conditional Affiliation Transactions, all of which will be considered effective, for purposes of purchase accounting, simultaneously with completion of the IPO and the IPO Affiliation Transactions that will be effective simultaneously with the completion of the IPO. The historical statement of operations data for the year ended December 31, 1997 represents the results of operations of the Completed Transactions from January 1, 1997 to their respective dates of acquisition and for the Completed Transaction which closed after December 31, 1997 and the Initial Affiliation Transactions for the entire year. The historical statement of operations data for the three months ended March 31, 1998 represent the results of operations of the Completed Transactions closed after December 31, 1997 from January 1, 1998 to its respective date of acquisition and for the Initial Affiliation Transactions for the entire period. See the Consolidated Financial Statements of the Company and the Financial Statements of certain of entities party to the above transactions appearing elsewhere in this Prospectus.


2. AFFILIATION TRANSACTIONS:

     Simultaneously with the completion of the IPO, the Company's Conditional Affiliation Transactions will, for accounting purposes, be considered effective and the Company and its affiliated PCs will purchase all of the outstanding capital stock or substantially all of the net assets of the parties to the IPO Affiliation Transactions. The Initial Affiliation Transactions will be accounted for using the purchase method of accounting, with the Company treated as the accounting acquirer.


     The following table sets forth the consideration to be paid (assuming the Initial Affiliation Transactions occurred on March 31, 1998) in cash, notes, Convertible Notes and shares of Common Stock to each of the applicable Affiliated Practices or their owners. The Company will issue Common Stock at the IPO price at a value that is calculated based upon the Company's total valuation. In the event this value is less than the amount provided for in the Affiliation Agreements, certain shareholders of the Company have guaranteed, to the extent of the value of a specified number of shares of Common Stock, a value of the Common Stock to the selling owners (the "Guarantee Agreement"). Under the terms of the Guarantee Agreement, if the value of Common Stock issued pursuant to the Affiliation Transactions does not equal or exceed the guaranteed value, based on the closing price of the stock, as defined, over a ten day pricing period that ends two years from the date that the IPO is completed, these shareholders will transfer shares, subject to a specified maximum number of shares, with a market value equal to the guaranteed value less the value during such pricing period. In consideration for the Guarantee Agreement, if required, these Shareholders will receive warrants to purchase 100,000 shares of Common Stock at an exercise price of 120% of the IPO Price. These warants, which would expire in June 2002, were valued at $561,000, based on an independent valuation and will be recorded as additional purchase price for the Affiliation Transactions if the Guarantee Agreement is required. The Common Stock to be issued has been recorded at the guaranteed value to the selling owners, net of a 15% discount. The 15% discount is warranted due to the restrictions on the sale and transferability of the shares issued. If a 10% discount were used, annual pro forma goodwill amortization would increase by approximately $65,000. The total estimated purchase price of $126.7 million, including approximately $2.1 million of transaction costs, for the Initial Affiliation Transactions is based upon preliminary estimates, subject to certain purchase price adjustments at and following closing.



                                                                                                          ESTIMATED
                                                                           CONVERTIBLE     SHARES OF      FAIR VALUE
                                                      CASH       NOTES        NOTES       COMMON STOCK    OF SHARES
                                                     -------    -------    -----------    ------------    ----------
                                                                  (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Conditional Affiliation Transactions..............   $ 2,396    $12,354      $21,284          984,574      $ 11,716
IPO Affiliation Transactions......................    43,908     17,786           --        1,270,625        15,120
                                                     -------    -------      -------       ----------      --------
                                                     $46,304    $30,140      $21,284        2,255,199      $ 26,836
                                                     =======    =======      =======       ==========      ========

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2. AFFILIATION TRANSACTIONS: -- (CONTINUED)
     The following tables set forth selected financial data related to the historical financial statements for the Affiliation Transactions:


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998



                                                                           CONDITIONAL         IPO
                                                            COMPLETED      AFFILIATION     AFFILIATION        TOTAL
                                                           TRANSACTIONS    TRANSACTIONS    TRANSACTIONS    TRANSACTIONS
                                                           ------------    ------------    ------------    ------------
                                                                                  (IN THOUSANDS)
Total net revenues......................................      $   22         $  8,445        $ 12,844        $ 21,311
                                                              ======         ========        ========        ========
Gross profit............................................      $  (43)        $     99        $  1,784        $  1,840
                                                              ======         ========        ========        ========
Income (loss) from operations...........................      $  (43)        $     28        $  1,423        $  1,408
                                                              ======         ========        ========        ========
Net income (loss).......................................      $  (56)        $     30        $  1,203        $  1,177
                                                              ======         ========        ========        ========



            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                           CONDITIONAL         IPO
                                                            COMPLETED      AFFILIATION     AFFILIATION        TOTAL
                                                           TRANSACTIONS    TRANSACTIONS    TRANSACTIONS    TRANSACTIONS
                                                           ------------    ------------    ------------    ------------
                                                                                  (IN THOUSANDS)
Total net revenues......................................      $  367         $ 32,240        $ 49,499        $ 82,106
                                                              ======         ========        ========        ========
Gross profit............................................      $ (337)        $    777        $  3,563        $  4,003
                                                              ======         ========        ========        ========
Income (loss) from operations...........................      $ (341)        $    475        $  2,193        $  2,327
                                                              ======         ========        ========        ========
Net income (loss).......................................      $ (346)        $    449        $  1,603        $  1,706
                                                              ======         ========        ========        ========



                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998



                                                                           CONDITIONAL         IPO
                                                            COMPLETED      AFFILIATION     AFFILIATION        TOTAL
                                                           TRANSACTIONS    TRANSACTIONS    TRANSACTIONS    TRANSACTIONS
                                                           ------------    ------------    ------------    ------------
                                                                                  (IN THOUSANDS)
Total current assets....................................     $     --        $ 10,493        $ 18,988        $ 29,481
                                                             ========        ========        ========        ========
Total long-term assets..................................     $     --        $  2,396        $  5,161        $  7,557
                                                             ========        ========        ========        ========
Total assets............................................     $     --        $ 12,889        $ 24,149        $ 37,038
                                                             ========        ========        ========        ========
Total current liabilities...............................     $     --        $  5,860        $  8,511        $ 14,371
                                                             ========        ========        ========        ========
Total long-term liabilities.............................     $     --        $    495        $  2,925        $  3,420
                                                             ========        ========        ========        ========
Total shareholders' equity (deficit)....................     $     --        $  6,534        $ 12,713        $ 19,247
                                                             ========        ========        ========        ========

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS -- THREE MONTHS ENDED MARCH 31, 1998:

     The following table summarizes the unaudited pro forma consolidated statement of operations adjustments for the three months ended March 31, 1998 (in thousands):

                                                                                                             OFFERING
                                                                                                 TOTAL       PRO FORMA
                                             TRANSACTION PRO FORMA ADJUSTMENTS                TRANSACTION   ADJUSTMENTS
                                -----------------------------------------------------------    PRO FORMA    -----------
                                 (A)       (B)        (C)        (D)       (E)       (F)      ADJUSTMENTS       (G)        (H)
                                ------   --------   --------   --------   ------   --------   -----------   -----------   -----
Net revenues:
 Net patient revenues.........  $   --   $     --   $     --   $     --   $   --   $     --    $      --     $      --    $  --
 Management fees from
   Conditional Affiliation
   Transactions...............  (1,771)        --         --         --       --         --       (1,771)           --       --
 Management fees..............     432         --         --         --       --       (339)          93            --       --
 Other revenues...............      --         --         --         --       --         --           --            --       --
                                ------   --------   --------   --------   ------   --------    ---------     ---------    -----
   Total net revenues.........  (1,339)        --         --         --       --       (339)      (1,678)           --       --
Cost of revenues..............  (1,339)      (726)        --         --       --       (339)      (2,404)           --       --
                                ------   --------   --------   --------   ------   --------    ---------     ---------    -----
Gross profit..................      --        726         --         --       --         --          726            --       --
Operating expenses:
 General and
   administrative.............      --         --         --         --       --         --           --            --       --
 Depreciation and
   amortization...............      --         --      1,096         --       --         --        1,096            --       --
                                ------   --------   --------   --------   ------   --------    ---------     ---------    -----
Income (loss) from
 operations...................      --        726     (1,096)        --       --         --         (370)           --       --
Other (income) expense........      --         --         --         --       --         --           --            --       --
Interest income...............      --         --         --         --       --         --           --            --       --
Interest expense..............      --         --         --        267       --         --          267           337       --
                                ------   --------   --------   --------   ------   --------    ---------     ---------    -----
Income (loss) before income
 taxes........................      --        726     (1,096)      (267)      --         --         (637)         (337)      --
Income tax provision
 (benefit)....................      --         --         --         --        2         --            2            --     (135)
                                ------   --------   --------   --------   ------   --------    ---------     ---------    -----
Net income (loss).............  $   --   $    726   $ (1,096)  $   (267)  $   (2)  $     --    $    (639)    $    (337)   $ 135
                                ======   ========   ========   ========   ======   ========    =========     =========    =====


                                   TOTAL
                                 OFFERING
                                 PRO FORMA
                                ADJUSTMENTS
                                -----------
Net revenues:
 Net patient revenues.........   $      --
 Management fees from
   Conditional Affiliation
   Transactions...............          --
 Management fees..............          --
 Other revenues...............          --
                                 ---------
   Total net revenues.........          --
Cost of revenues..............          --
                                 ---------
Gross profit..................          --
Operating expenses:
 General and
   administrative.............          --
 Depreciation and
   amortization...............          --
                                 ---------
Income (loss) from
 operations...................          --
Other (income) expense........          --
Interest income...............          --
Interest expense..............         337
                                 ---------
Income (loss) before income
 taxes........................        (337)
Income tax provision
 (benefit)....................        (135)
                                 ---------
Net income (loss).............   $    (202)
                                 =========


------------------


(a) Reflects the elimination of intercompany activity among the Company and the parties to the Conditional Affiliation Transactions and the reclassification of the management fee earned by the New York PC.

(b) Reflects the reduction in salaries, bonuses and benefits to the physicians. These reductions represent the difference between the actual salaries, bonuses and benefits paid to physicians as compared to the amounts calculated by applying the provisions of the written employment agreements, entered into pursuant to the Initial Affiliation Transactions, to the historical statement of operations data. Such employment agreements are for terms ranging from 5 to 15 years, contain restrictions related to competition and provide for liquidated damages if the physician terminates the employment agreement or is terminated for cause.

(c) Reflects the amortization of intangible assets based upon the Company's preliminary allocation of purchase price for the Initial Affiliation Transactions and the Completed Transaction closed after December 31, 1997. The intangible assets include the following: goodwill of $101.8 million which is being amortized over a period of 25 years, and other intangibles of $1.5 million which are being amortized over a period of 3 to 7 years. Amortization expense of $20,000 has been excluded for the New York PC IPO Affiliation Transaction ($1.8 million of intangible assets) since as discussed in "Basis of Presentation" this practice's results of operation can not be included in the Pro Forma Statements of Operations for the period during which they were not managed.

(d) Reflects the additional interest expense related to the convertible notes and the notes issued in connection with the Initial Affiliation Transactions.

(e) Reflects the incremental provision (benefit) for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis assuming consolidated tax filing status.

(f) Reflects the elimination of management fee revenue and management fee expense between two related Affiliation Transactions.

(g) Reflects (i) the increase in interest expense related to the $22.6 million borrowing on the Line of Credit and (ii) the elimination of interest expense resulting from the repayment of certain long-term debt obligations. Excludes a dividend of $2,050,250 (estimated as of June 15, 1998) against net income available to common shareholders in connection with the Series C Preferred Stock Exchange that will be taken in the quarter that the Series C Preferred Stock Exchange takes place.

(h) Reflects the incremental provision (benefit) for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis assuming consolidated tax filing status.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


4. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS -- YEAR ENDED DECEMBER 31, 1997:

     The following table summarizes the unaudited pro forma consolidated statement of operations adjustments for the year ended December 31, 1997 (in thousands):


                                                                                                                    OFFERING
                                                                                                  TOTAL             PRO FORMA
                                          TRANSACTION PRO FORMA ADJUSTMENTS                    TRANSACTION         ADJUSTMENTS
                           ----------------------------------------------------------------     PRO FORMA     ---------------------
                            (A)        (B)         (C)         (D)        (E)        (F)       ADJUSTMENTS        (G)         (H)
                           ------    --------    --------    --------    ------    --------    -----------    -----------    ------
Net revenues:
 Net patient revenues...   $   --    $     --    $     --    $     --    $   --    $     --     $      --      $      --     $   --
 Management fees from
   Conditional
   Affiliation
   Transactions.........   (2,691)         --          --          --        --          --        (2,691)            --         --
 Management fees........       --          --          --          --        --      (1,650)       (1,650)            --         --
 Other revenues.........       --          --          --          --        --          --            --             --         --
                           ------    --------    --------    --------    ------    --------     ---------      ---------     ------
   Total net revenues...   (2,691)         --          --          --        --      (1,650)       (4,341)            --         --
Cost of revenues........   (2,691)     (4,580)         --          --        --      (1,650)       (8,921)            --         --
                           ------    --------    --------    --------    ------    --------     ---------      ---------     ------
Gross profit............       --       4,580          --          --        --          --         4,580             --         --
Operating expenses:
 General and
   administrative.......       --          --          --          --        --          --            --             --         --
 Depreciation and
   amortization.........       --          --       4,045          --        --          --         4,045             --         --
                           ------    --------    --------    --------    ------    --------     ---------      ---------     ------
Income (loss) from
 operations.............       --       4,580      (4,045)         --        --          --           535             --         --
Other (income)
 expense................       --          --          --          --        --          --            --             --         --
Interest income.........       --          --          --          --        --          --            --             --         --
Interest expense........       --          --          --       1,738        --          --         1,738          1,068         --
                           ------    --------    --------    --------    ------    --------     ---------      ---------     ------
Income (loss) before
 income
 taxes..................       --       4,580      (4,045)     (1,738)       --          --        (1,203)        (1,068)        --
Income tax provision
 (benefit)..............       --          --          --          --    (1,650)         --        (1,650)            --       (427)
                           ------    --------    --------    --------    ------    --------     ---------      ---------     ------
Net income (loss).......   $   --    $  4,580    $ (4,045)   $ (1,738)   $1,650    $     --     $     447      $  (1,068)    $  427
                           ======    ========    ========    ========    ======    ========     =========      =========     ======


                             TOTAL
                           OFFERING
                           PRO FORMA
                          ADJUSTMENTS
                          -----------
Net revenues:
 Net patient revenues...    $    --
 Management fees from
   Conditional
   Affiliation
   Transactions.........         --
 Management fees........         --
 Other revenues.........         --
                            -------
   Total net revenues...         --
Cost of revenues........         --
                            -------
Gross profit............         --
Operating expenses:
 General and
   administrative.......         --
 Depreciation and
   amortization.........         --
                            -------
Income (loss) from
 operations.............         --
Other (income)
 expense................         --
Interest income.........         --
Interest expense........      1,068
                            -------
Income (loss) before
 income
 taxes..................     (1,068)
Income tax provision
 (benefit)..............       (427)
                            -------
Net income (loss).......    $  (641)
                            =======


------------------

(a) Reflects the elimination of intercompany activity among the Company and the parties to the Conditional Affiliation Transactions and the Completed Transaction closed after December 31, 1997.

(b) Reflects the reduction in salaries, bonuses and benefits to the physicians. These reductions represent the difference between the actual salaries, bonuses and benefits paid to physicians as compared to the amounts calculated by applying the provisions of the written employment agreements, entered into pursuant to the Initial Affiliation Transactions, to the historical statement of operations data. Such employment agreements are for terms ranging from 5 to 15 years, contain restrictions related to competition and provide for liquidated damages if the physician terminates the employment agreement or is terminated for cause.

(c) Reflects the amortization of intangible assets based upon the Company's preliminary allocation of purchase price for the Initial Affiliation Transactions and the Completed Transaction closed after December 31, 1997. The intangible assets include the following: goodwill of $101.8 million which is being amortized over a period of 25 years, and other intangibles of $1.5 million which are being amortized over a period of 3 to 7 years. Amortization expense of $0.4 million has been excluded for the New York PC Conditional Affiliation Transaction and the New York PC IPO Affiliation Transaction ($10.3 million of intangible assets) since as discussed in "Basis of Presentation" these practices are excluded from the Pro Forma Statements of Operations.

(d) Reflects the additional interest expense related to the convertible notes and the notes issued in connection with the Initial Affiliation Transactions and the Completed Transaction closed after December 31, 1997.

(e) Reflects the incremental provision (benefit) for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis assuming consolidated tax filing status.

(f) Reflects the elimination of management fee revenue and management fee expense between two related Affiliation Transactions.

(g) Reflects (i) the increase in interest expense related to the $22.6 million borrowing on the Line of Credit and (ii) the elimination of interest expense resulting from the repayment of certain long-term debt obligations. Excludes a dividend of $2,050,250 (estimated as of June 15, 1998) against net income available to common shareholders in connection with the Series C Preferred Stock Exchange that will be taken in the quarter that the Series C Preferred Stock Exchange takes place.

(h) Reflects the incremental provision (benefit) for federal and state income taxes based on the effective tax rate that would have resulted on a C Corporation basis assuming consolidated tax filing status.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS -- MARCH 31, 1998:

     The following table summarizes the unaudited pro forma consolidated balance sheet adjustments as of March 31, 1998 (in thousands):


                                                                                                                     OFFERING
                                                   OTHER                                                  TOTAL        PRO
                                                 PRO FORMA                 TRANSACTION                 TRANSACTION    FORMA
                                                ADJUSTMENTS           PRO FORMA ADJUSTMENTS             AND OTHER    ADJUSTMENTS
                                                -----------   --------------------------------------    PRO FORMA    -------
                                                    (A)         (B)       (C)        (D)       (E)     ADJUSTMENTS     (F)
                                                -----------   -------   --------   -------   -------   -----------   -------
                    ASSETS
Current assets:
 Cash and cash equivalents....................    $ 2,551     $    --   $     --   $    --   $(1,462)   $   1,089    $63,570
 Accounts receivable..........................         --          --         --        --    (6,418)      (6,418)        --
 Due from Conditional Affiliation
   Transactions...............................         --      (2,383)        --        --        --       (2,383)        --
 Prepaid expenses and other...................         --          --         --        --     3,502        3,502         --
 Deferred income taxes........................         --          --         (4)       --        --           (4)        --
                                                  -------     -------   --------   -------   -------    ---------    -------
       Total current assets...................      2,551      (2,383)        (4)       --    (4,378)      (4,214)    63,570
Property and equipment, net...................         --          --         --        --        --           --         --
Investment in Conditional Affiliation
 Transactions.................................         --          --    (49,202)       --        --      (49,202)        --
Intangible assets, net........................         --          --     40,609    64,102    (1,404)     103,307         --
Deferred offering costs.......................         --          --         --        --        --           --     (2,552)
Deferred income taxes.........................         --          --        618        --        34          652         --
Other assets..................................         --          --         --        --      (369)        (369)     1,305
                                                  -------     -------   --------   -------   -------    ---------    -------
                                                  $ 2,551     $(2,383)  $ (7,979)  $64,102   $(6,117)   $  50,174    $62,323
                                                  =======     =======   ========   =======   =======    =========    =======
LIABILITIES AND SHAREHOLDERS'
         EQUITY (DEFICIT)
Current liabilities:
 Current portion of notes payable on Initial
   Affiliation Transactions...................    $    --     $    --   $(18,424)  $ 3,557   $    --    $ (14,867)   $    --
 Current portion of other long-term debt......         --          --         --        --    (1,299)      (1,299)
 Accounts payable.............................         --          --         --        --    (1,542)      (1,542)        --
 Accrued expenses.............................         --          --        517        --    (2,805)      (2,288)    (2,552)
 Deferred income taxes........................         --          --     (1,756)       --       545       (1,211)        --
 Pro forma cash due to Initial Affiliation
   Transactions...............................         --          --     18,781    43,908        --       62,689         --
 Due to Conditional Affiliation
   Transactions...............................         --      (2,383)        --        --        --       (2,383)        --
                                                  -------     -------   --------   -------   -------    ---------    -------
       Total current liabilities..............         --      (2,383)       (882)  47,465    (5,101)      39,099     (2,552)
                                                  -------     -------   --------   -------   -------    ---------    -------
Notes payable on Initial Affiliation
 Transactions.................................         --          --       (195)   14,229        --       14,034         --
                                                  -------     -------   --------   -------   -------    ---------    -------
Line of credit................................         --          --         --        --        --           --     22,605
                                                  -------     -------   --------   -------   -------    ---------    -------
Other long-term debt..........................      5,303          --         --        --      (217)       5,086         --
                                                  -------     -------   --------   -------   -------    ---------    -------
Other long-term liabilities...................         --          --         --        --    (1,100)      (1,100)        --
                                                  -------     -------   --------   -------   -------    ---------    -------
Deferred income taxes.........................         --          --       (368)       --       301          (67)        --
                                                  -------     -------   --------   -------   -------    ---------    -------
Convertible preferred stock securities........    (10,775)         --         --        --        --      (10,775)        --
                                                  -------     -------   --------   -------   -------    ---------    -------
Common Stock to be Issued on Conditional
 Affiliation Transactions.....................         --          --    (11,716)       --        --      (11,716)        --
                                                  -------     -------   --------   -------   -------    ---------    -------
Shareholders' equity (deficit):
 Common Stock.................................         12          --         (4)      (75)       --          (67)        35
 Additional paid-in capital...................      8,046          --     11,640    14,598        --       34,284     42,235
 Common stock warrants........................      1,952          --         --        --        --        1,952         --
 Accumulated deficit..........................     (1,987)         --     (6,454)  (12,115)       --      (20,556)        --
                                                  -------     -------   --------   -------   -------    ---------    -------
       Total shareholders' equity (deficit)...      8,023          --      5,182     2,408        --       15,613     42,270
                                                  -------     -------   --------   -------   -------    ---------    -------
                                                  $ 2,551     $(2,383)  $ (7,979)  $64,102   $(6,117)   $  50,174    $62,323
                                                  =======     =======   ========   =======   =======    =========    =======


                                                                        TOTAL
                                                                      OFFERING
                                                                      PRO FORMA
                                                  (G)        (H)     ADJUSTMENTS
                                                --------   -------   -----------
                    ASSETS
Current assets:
 Cash and cash equivalents....................  $(63,789)  $  (500)    $  (719)
 Accounts receivable..........................        --        --          --
 Due from Conditional Affiliation
   Transactions...............................        --        --          --
 Prepaid expenses and other...................        --        --          --
 Deferred income taxes........................        --        --          --
                                                --------   -------     -------
       Total current assets...................   (63,789)     (500)       (719)
Property and equipment, net...................        --        --          --
Investment in Conditional Affiliation
 Transactions.................................        --        --          --
Intangible assets, net........................        --        --          --
Deferred offering costs.......................        --        --      (2,552)
Deferred income taxes.........................        --        --          --
Other assets..................................        --        --       1,305
                                                --------   -------     -------
                                                $(63,789)  $  (500)    $(1,966)
                                                ========   =======     =======
LIABILITIES AND SHAREHOLDERS'
         EQUITY (DEFICIT)
Current liabilities:
 Current portion of notes payable on Initial
   Affiliation Transactions...................  $     --   $    --     $    --
 Current portion of other long-term debt......
 Accounts payable.............................        --        --          --
 Accrued expenses.............................    (1,100)       --      (3,652)
 Deferred income taxes........................        --        --          --
 Pro forma cash due to Initial Affiliation
   Transactions...............................   (62,689)       --     (62,689)
 Due to Conditional Affiliation
   Transactions...............................        --        --          --
                                                --------   -------     -------
       Total current liabilities..............   (63,789)       --     (66,341)
                                                --------   -------     -------
Notes payable on Initial Affiliation
 Transactions.................................        --        --          --
                                                --------   -------     -------
Line of credit................................        --        --      22,605
                                                --------   -------     -------
Other long-term debt..........................        --      (500)       (500)
                                                --------   -------     -------
Other long-term liabilities...................        --        --          --
                                                --------   -------     -------
Deferred income taxes.........................        --        --          --
                                                --------   -------     -------
Convertible preferred stock securities........        --        --          --
                                                --------   -------     -------
Common Stock to be Issued on Conditional
 Affiliation Transactions.....................        --        --          --
                                                --------   -------     -------
Shareholders' equity (deficit):
 Common Stock.................................        --        --          35
 Additional paid-in capital...................        --        --      42,235
 Common stock warrants........................        --        --          --
 Accumulated deficit..........................        --        --          --
                                                --------   -------     -------
       Total shareholders' equity (deficit)...        --        --      42,270
                                                --------   -------     -------
                                                $(63,789)  $  (500)    $(1,966)
                                                ========   =======     =======

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS -- MARCH 31,
   1998: -- (CONTINUED)
------------------
(a) Reflects (i) the Series C Preferred Stock Exchange, (ii) the Convertible Bridge Note Issuance, (iii) the Convertible Bridge Note Conversion, (iv) the Preferred Stock Conversion, (v) the Series B Warrant Conversion, (vi) the Warrant Exchange and (vii) the Deemed Warrant Exercise. In connection with the Series C Preferred Stock Exchange the Company will record a dividend of $2,050,250 (estimated as of June 15, 1998) in the quarter that the Series C Preferred Stock Exchange takes place.

(b) Reflects the elimination of the intercompany accounts among the Company and the parties to the Conditional Affiliation Transactions.

(c) Reflects the Conditional Affiliation Transactions and the allocation of the purchase price using the purchase method of accounting. The purchase price is estimated at $48.5 million, consisting of (i) $2.4 million in cash, (ii) $12.4 million in notes, (iii) $21.3 million in convertible notes, (iv) 984,574 shares of Common Stock valued at $14.00 per share (or $11.7 million) and (v) estimated transaction costs of $0.7 million (see Note 2). As of March 31, 1998, the Company had recorded $48.5 million of the purchase price for the Conditional Affiliation Transactions that were signed prior to March 31, 1998.

    A summary of the total purchase price and applicable allocation thereof for the Conditional Affiliation Transactions is as follows:



                                                                                            (IN THOUSANDS)
                                                                                            --------------
Total purchase price....................................................................       $ 48,485
Less: Assets acquired...................................................................        (12,889)
Plus: Liabilities assumed...............................................................          6,355
Less: Deferred tax adjustment...........................................................         (1,342)
                                                                                               --------
Excess of purchase price over fair value of tangible assets acquired....................         40,609
Plus: Purchase accounting adjustments (See (e) below)...................................            (79)
                                                                                               --------
Net adjustment for excess of cost over fair value of tangible assets acquired...........       $ 40,530
                                                                                               ========



  The net adjustment for excess of cost over fair value of tangible assets acquired is comprised of the following:

                                                                                                  AMORTIZATION
                                                                                  AMOUNT             PERIOD
                                                                              --------------     --------------
                                                                              (IN THOUSANDS)
Goodwill..................................................................       $ 39,920              25 years
Other intangibles.........................................................            610          3 to 7 years
                                                                                 --------
                                                                                 $ 40,530
                                                                                 ========



(d) Reflects the IPO Affiliation Transactions and the allocation of the purchase price using the purchase method of accounting. The purchase price is estimated at $78.2 million, consisting of (i) $43.9 million in cash, (ii) $17.8 million in notes, (iii) 1,270,625 shares of Common Stock valued at $14.00 per share (or $15.1 million) and (iv) estimated transaction costs of $1.4 million (see Note 2). As of March 31, 1998, the Company had recorded $0.7 million of the purchase price for costs incurred related to the IPO Affiliation Transactions that were signed prior to March 31, 1998.

    A summary of the total purchase price and applicable allocation thereof for the IPO Affiliation Transactions is as follows:

                                                                                            (IN THOUSANDS)
                                                                                            --------------
Total purchase price....................................................................       $ 78,211
Less: Assets acquired...................................................................        (24,149)
Plus: Liabilities assumed...............................................................         11,436
Less: Deferred tax adjustment...........................................................         (1,396)
                                                                                               --------
Excess of purchase price over fair value of tangible assets acquired....................         64,102
Plus: Purchase accounting adjustments (See (e) below)...................................         (1,325)
                                                                                               --------
Net adjustment for excess of cost over fair value of tangible assets acquired...........       $ 62,777
                                                                                               ========



  The net adjustment for excess of cost over fair value of tangible assets acquired is comprised of the following:

                                                                                                  AMORTIZATION
                                                                                  AMOUNT             PERIOD
                                                                              --------------     --------------
                                                                              (IN THOUSANDS)
Goodwill..................................................................       $ 61,832              25 years
Other intangibles.........................................................            945          3 to 7 years
                                                                                 --------
                                                                                 $ 62,777
                                                                                 ========



(e) Reflects assets and liabilities excluded from net assets in certain Initial Affiliation Transactions, including specific cash balances.

(f) Reflects (i) the net cash of $42.3 million from the sale of 3,500,000 shares of Common Stock, net of estimated underwriting discounts and commissions and offering expenses payable by the Company, (based on an assumed IPO price of $14.00 per share) and (ii) the net cash of $21.3 million from the borrowing on the Line of Credit, net of estimated arrangement and commitment fees of $1.3 million.

(g) Reflects the payment of the cash consideration for the Initial Affiliation Transactions, including estimated transaction costs that have not been paid as of March 31, 1998.

(h) Reflects the use of a portion of the net proceeds of the IPO to repay certain long-term debt obligations.

                          NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


6. PRO FORMA NET INCOME (LOSS) PER COMMON SHARE:

     The shares used in computing pro forma net income (loss) per common share includes the following:

                                                                                           THREE MONTHS
                                                                            YEAR ENDED        ENDED
                                                                           DECEMBER 31,     MARCH 31,
                                                                               1997            1998
                                                                           ------------    ------------
Weighted average shares of Common Stock.................................       514,961         517,942
Dilutive effect of Common stock options.................................            --              --
Shares issued in connection with Initial Affiliation Transactions.......     2,255,199       2,255,199
Preferred Stock Conversion..............................................       998,109       1,020,514
                                                                            ----------      ----------
     Pro forma shares...................................................     3,768,269       3,793,655
Shares issued in the IPO necessary to pay the cash portion of the
  Initial Affiliation Transactions consideration........................     3,500,000       3,500,000
                                                                            ----------      ----------
Pro forma as adjusted shares............................................     7,268,269       7,293,655
                                                                            ==========      ==========

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis of the results of operations and financial condition of the Company should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto included elsewhere in this Prospectus. Certain statements contained herein and under "Prospectus Summary," "Risk Factors" and "Business" including, without limitation, those concerning the Company's strategy and the Company's growth plans, contain certain forward-looking statements concerning the Company's operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not limited to, those discussed under "Risk Factors."


OVERVIEW


     The Company is an integrator and manager of specialist medical practices and ancillary services that currently is affiliated with 50 physicians providing care in 37 locations and, upon completion of the Initial Affiliation Transactions, will have 123 Affiliated Physicians providing care in 89 locations in four states in the mid-Atlantic region. The Company believes that, as consumers demand higher quality care and payors focus on overall treatment costs rather than only physician fees, specialists increasingly will be the patient's point of access to the health care delivery system and will control, directly or indirectly, a growing percentage of health care expenditures. The Company targets local service areas in which it can establish significant market density with its affiliated specialist physician practices and ancillary services, in order to derive significant operating leverage with payors, employers and consumers. The Company's affiliated specialists currently include orthopedic surgeons, physiatrists, neurologists, oncologists, urologists, obstetrician/gynecologists, radiologists, ophthalmologists, otolaryngologists, pain management specialists and occupational medicine specialists. In addition, the Company's affiliates provide ancillary services such as physical and occupational therapy and diagnostic imaging and, upon completion of the Initial Affiliation Transactions, will operate an ambulatory surgery center.



     The Company had no significant operations prior to entering into its first Initial Affiliation Transactions in January 1997. Since January 1, 1997, the Company has entered into Conditional Affiliation Transactions with 18 practices comprising 50 physicians. In addition to the Conditional Affiliation Transactions, since January 1, 1997, the Company has entered into agreements with respect to IPO Affiliation Transactions with 23 physician practices comprising 73 physicians, which will close upon completion of the Offering. The Company has also entered into the three Completed Transactions.



     The Company conducts its operations primarily through Management Agreements with PCs in each state to which the Company provides services. Pursuant to the Management Agreements, which have 40-year terms and provide for continuing renewal terms of five years (unless either party elects not to renew), the Company manages the business operations and all non-medical aspects of the business of the PCs and employs and supervises all personnel providing services on behalf of the PCs, except for the services of physicians and certain other licensed medical personnel required by state law to be employed directly by the PCs. Physician services and other health care services are provided to patients by the PCs which employ the Affiliated Physicians and other health care providers, and the PCs are compensated for such services by private third party and managed care payors, Medicare and other governmental payors, and other sources. As compensation for the Company's services to the PCs under the Management Agreements, the PCs, other than the New York PC, pay to the Company an amount equal to all billings by the PCs less expenses for physician and other Professional compensation and certain other expenses, and the New York PC pays the Company an amount equal to the Company's costs plus a percentage of such costs. See "Business -- Management and Services Agreements; Control of PCs."



     Because of laws restricting the corporate practice of medicine in the states in which the Company operates, the Company does not own the Affiliated Practices, but instead enters into exclusive long-term Management Agreements with PCs that operate the Affiliated Practices. The Management Agreements give the Company broad decision-making authority over all major operations of the affiliated PC, except for the provision of physician and other medical services as required by state law. With the exception of the New York PC, each PC, the officers and directors of which are generally officers of the Company, has the contractual right to designate at any time, in its sole discretion, the physician or other Professional who is the owner of the capital stock of the PC at a nominal cost ("nominee arrangements"). Through the Management Agreements and the nominee arrangements, the Company has significant long-term financial interests in the PCs, which interests are unilaterally saleable and transferable by the Company and fluctuate based upon the actual performance of the operations of the PCs.


HISTORICAL FINANCIAL DATA

  Basis of Presentation


     The Company's historical financial data included in "Selected Financial Data" include the results of operations of the parties to the Conditional Affiliation Transactions and the Completed Transactions. The Conditional Affiliation Transactions contain a repurchase provision that gives the selling owners an option, in the event that an initial public offering has not been completed by the Company by a specified date (the "Repurchase Date"), to repurchase the applicable stock or net assets (the "Repurchase Period") by returning all of the consideration received, excluding certain cash payments made to the selling owners at the initial closing of the Conditional Affiliation Transactions. Such repurchase option expires upon completion of the Offering. If the selling owners exercise their rights to repurchase their practices, the aggregate amount of consideration that would be retained by the selling owners is $2.1 million. Pursuant to the three Completed Transactions, the Company acquired a provider of physical therapy services and two other entities, the assets of one of which were subsequently sold and the other one of which no longer has material operations. See "Business -- Affiliation Transactions."



     In accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," the Conditional Affiliation Transactions are not considered effective for purposes of applying purchase accounting until the date that the Company completes an initial public offering (the "Final Closing Date"). Accordingly, the Conditional Affiliation Transactions (except with respect to the New York physician practices), for the period from the closing of the Initial Affiliation Transactions (the "Initial Closing Date") to March 31, 1997, for the period from January 1, 1998 to March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, are accounted for as management agreements, as opposed to Affiliation Transactions accounted for under the purchase method of accounting and consolidated with those of the Company. As a result, for the period of time between the Initial Closing Date and the Final Closing Date, the Company is entitled to all of the residual net income or loss (after deducting physicians' compensation) pursuant to the Management Agreements. This net income or loss is non-refundable even if the repurchase right is exercised. Management fees from the New York PC represent the amount of non-medical costs paid by the Company on behalf of the practices plus a percentage of such costs. Net revenues included in historical results of operations represent net management fees earned under the Management Agreements entered into pursuant to the Conditional Affiliation Transactions and net revenues from the Completed Transactions. Effective with the completion of the Offering, net revenues attributable to practices which are parties to the Conditional Affiliation Transactions will be presented using a different basis of accounting (see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Financial Data"). As a result, subsequent to the Offering, net revenues attributable to practices which are parties to Conditional Affiliation Transactions will not be comparable to historical net revenues of such practices prior to the Offering.


     Cost of revenues included in the historical financial data represents labor and overhead attributable to the businesses acquired pursuant to the Completed Transactions and costs incurred in advance of revenues from the Provider Network.

  Results of Operations


     The Company was formed in July 1994. Prior to entering into its first Initial Affiliation Transactions in January 1997, the Company's operations consisted primarily of a physical rehabilitation facility, operated as a joint venture with a hospital system, that commenced in 1995 and was terminated in 1996. As a result, comparisons of 1997 results of operations with prior periods are not meaningful.

  Three Months Ended March 31, 1997 and 1998



     Revenues. Revenue increased $2.1 million to $2.3 million for the three months ended March 31, 1998 from $0.2 million for the comparable 1997 period. The increase reflected approximately $1.5 million in new management fee revenue from the addition of ten Conditional Affiliation Transactions and $0.4 million of net patient revenue generated by the operations of five newly opened or acquired ancillary physical therapy centers.



     Cost of Revenues. Cost of revenues was $0.7 million for the three months ended March 31, 1998 compared to a nominal amount for the three months ended March 31, 1997 period. The increase in cost of revenue primarily resulted from the commencement and operation of Affiliated Practices and the physical therapy centers.



     General and Administrative. General and administrative expenses increased 51% to $1.6 million for the three months ended March 31, 1998 from $1.1 million for the comparable 1997 period. The increase in general and administrative expenses is primarily attributable to the growth in the administrative functions in order to successfully manage the Initial Affiliation Transactions.



     Depreciation and Amortization. Depreciation expense was $0.1 million for the three months ended March 31, 1998 compared to a nominal amount for the comparable 1997 period. The increase in depreciation expense resulted primarily from an increase in capital expenditures including additional office space and furniture, computer hardware and software and medical equipment.



     Interest. Interest expense increased $0.7 million to $0.8 million for the three months ended March 31, 1998 from $0.1 million for the comparable 1997 period. The increase is primarily attributable to the issuance of debt to finance continuing operations and the issuance of Affiliation Notes payable and Convertible Affiliation Notes payable to increase the number of Affiliated Practices.



  Year Ended December 31, 1997



     Revenues. Net revenues for the year ended December 31, 1997 consist primarily of management fees earned under the Management Agreements. Net revenues for the period also include net patient revenues from amounts billed to third-party payors and patients for services rendered by physical therapy and rehabilitation practices acquired or opened by the Company in 1997. Other revenues represent revenues for billing and collection services performed for unaffiliated physician practices.



     Cost of Revenue. Cost of revenues for the year ended December 31, 1997 primarily represents labor and overhead attributable to the businesses acquired pursuant to the Completed Transactions and costs incurred in advance of revenues from the Provider Network.



     General and Administrative. General and administrative expenses for the year ended December 31, 1997 and prior periods presented represent primarily (i) compensation, occupancy and overhead costs relating to the Company's headquarters and (ii) legal, accounting and other professional fees. In addition, the Company recorded a charge of $1,203,000 related to the write down of identifiable intangible assets related to one of the Completed Transactions and a charge of $325,681 related to the exercise of the repurchase provision by the selling owners of four Affiliated Practices. See "Business -- Affiliation Transactions."



     Depreciation and Amortization. Depreciaion and amortization expense for the year ended December 31, 1997 resulted from an increase in capital expenditure including additional office furniture, computer hardware and software and medical equipment.



     Interest. Interest expense for the year ended December 31, 1997 represents primarily interest on long-term debt, including approximately $24.5 million of Affiliation Notes and Convertible Affiliation Notes issued in connection with Conditional Affiliation Transactions completed during 1997.



PRO FORMA FINANCIAL DATA


     Effective with the completion of the Offering, the Conditional Affiliation Transactions will be considered effective for purposes of applying the purchase method of accounting. The Pro Forma Financial Data reflect the results of operations of the Company assuming the Conditional Affiliation Transactions and the IPO Affiliation Transactions had occurred as of the beginning of the periods presented and such transactions were accounted for under the purchase method of accounting as of such date. The Pro Forma Financial Data also reflect the fact that, because of significant long-term interests in the Affiliated Practices effective with the Offering, the Pro Forma Financial Data include the consolidated accounts of the Company and all wholly-owned and beneficially-owned subsidiaries (which for accounting purposes includes the PCs, except the New York PC). All significant intercompany accounts and transactions have been eliminated.


     The Pro Forma Financial Data reflect net patient revenues on a consolidated basis, unlike certain other physician practice management companies, which record management fee revenues. Company net patient revenues represent amounts billed by the Affiliated Practices to third-party payors and patients for services rendered. Such amounts also include any monthly capitation payments received from third-party payors pursuant to managed care contracts.


     Cost of revenues consists primarily of physician and non-physician practice labor and labor-related costs, practice occupancy costs, professional liability insurance and practice materials and supplies. Under employment agreements with the Company's affiliated PCs, physician base salaries are generally based upon a specific percentage of the net revenues attributable to the physicians in each practice. The average percentage of pro forma net revenues paid to physicians as base compensation is approximately 38%. See "Business--Affiliation Transactions."


LIQUIDITY AND CAPITAL RESOURCES


     To date, the Company's operations have been financed primarily through the sale of Series A and B Convertible Preferred Stock, Series C Preferred Stock and Convertible Bridge Notes and term loans from shareholders of the Company. See "Certain Transactions."



     The non-contingent consideration paid for the Conditional Affiliation Transactions includes an aggregate of approximately $2.4 million of cash, $12.4 million of Affiliation Notes, $21.3 million of Convertible Affiliation Notes and rights to receive 984,574 shares of Common Stock.



     Consideration to be paid at the Offering for the IPO Affiliation Transactions includes an aggregate of approximately $43.9 million of cash, $17.8 million of Affiliation Notes and rights to receive 1,270,625 shares of Common Stock.


     In addition, in connection with certain Affiliation Transactions, the Company is obligated to pay additional consideration in cash or Common Stock ("Contingent Consideration") to sellers of practices contingent upon achievement of certain net revenues and pre-tax earnings criteria primarily over periods of one to three years from the date of the applicable Affiliation Transactions. Payment under these Contingent Consideration arrangements will be accounted for as adjustments to the purchase price of the Affiliated Practices, with a corresponding increase in goodwill and the related amount of amortization thereof in periods following the payment. The amount of Contingent Consideration to be issued cannot be determined until the Contingent Consideration periods terminate. If the Affiliated Practices attain, but do not exceed, specified net revenue and profitability criteria, the Company would be obligated to make aggregate payments of Contingent Consideration equal to $5.9 million. No amounts would be paid if the minimum net revenue and profitability objectives are not met. If the Affiliated Practices achieve the maximum net revenue and profitability criteria, the Company would be obligated to make payments of Contingent Consideration equal to $14.8 million.


     The Company intends to continue to grow through both Affiliation Transactions and internal growth. See "Business -- Strategy." Management presently intends to maintain the rate of Affiliation Transactions in the foreseeable future at a rate approximately equal to the rate experienced during the period from January 1, 1997 through March 31, 1998. Management anticipates that the terms of payment in connection with future Affiliation Transactions will continue to be a combination of cash, notes and shares of Common Stock. For certain Affiliation Transactions, a portion of the purchase price will be paid at closing and a portion will be contingent upon achievement of contingent payment criteria. It is anticipated that funds required for future Affiliation Transactions and the integration of Affiliated Practices into the Company will be provided from the proceeds of the Offering, proceeds of future borrowings under the Line of Credit and internally generated funds. However, there can be no assurance that the Company will identify suitable candidates for Affiliation Transactions in the future, will be able to obtain suitable financing or that any such Affiliation Transactions will occur. See "Risk Factors -- Risks Associated with Growth Strategy."

     As of March 31, 1998, the Company had a working capital deficit of approximately $29.1 million and cash and cash equivalents of approximately $1.6 million. The Company has incurred losses since its inception and is subject to those risks associated with companies in the early stages of development. These conditions have raised substantial doubt about the Company's ability to continue as a going concern.



     In January 1998, the Company completed the issuance of 1,343,374 shares of its Series C Preferred Stock and related Warrants to purchase shares of Common Stock for an aggregate purchase price of $6.0 million. Such shares of Series C Preferred Stock and Warrants were issued to certain shareholders of the Company, and the exercise price of such Warrants was determined by an independent valuation. The Series C Preferred Stock and such Warrants were subsequently exchanged for the Convertible Bridge Notes and related Warrants. See "Certain Transactions."





     Pursuant to an agreement to be entered into on or about May 27, 1998, the Company expects that certain shareholders of the Company will purchase from the Company Convertible Bridge Notes for an aggregate purchase price of $2,550,000, which Convertible Bridge Notes will be due and payable on June 1, 1999, will bear interest at an annual rate of 4.82% and, upon completion of the Offering, will be converted into an aggregate number of shares of Common Stock equal to the aggregate outstanding principal amount of the Convertible Bridge Notes divided by the Price to Public. In connection therewith, such shareholders also will receive Warrants to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issuable upon conversion of the Convertible Bridge Notes with an exercise price of 120% of the initial public offering price. At an assumed initial public offering price of $14.00, such holders will receive Warrants to purchase an aggregate of 91,071 shares at an exercise price of $16.80 per share. See "Certain Transactions."



     In May 1998, the Company received a commitment from NationsBank, N.A. ("NationsBank") with respect to the Line of Credit. Pursuant to the Line of Credit, NationsBank and certain other banks for which NationsBank will serve as agent will provide revolving credit loans to the Company of up to $75.0 million, bearing interest at LIBOR plus 300 basis points for the first nine months from closing and LIBOR plus variable incremental rate alternatives thereafter. In order to obtain loans in excess of $40.0 million under the Line of Credit, the Company must meet certain conditions. The Line of Credit will expire three years from the date of closing of the Offering and future borrowings are subject to the satisfaction by the Company of certain covenants, including covenants regarding cash flows, total debt, fixed charges and net worth. The Line of Credit will be secured by 100% of the capital stock of all subsidiaries and substantially all personal property of the Company. The Company expects in incur indebtedness of approximately $22.6 million under the Line of Credit immediately upon the completion of the Offering.



     The Company expects that the proceeds from the sale of Series C Preferred Stock, the Convertible Bridge Notes, the Offering, borrowings on the Line of Credit and cash generated from operations will be adequate to fund the Company's cash requirements for approximately the next year. Subsequent to that time, the Company is likely to require additional debt and/or equity financing. There is no assurance that the Company will be able to obtain such subsequent financing. The Company's growth strategy will be impaired and its financial condition and results of operations are likely to be materially adversely affected if the Company fails to satisfy certain covenants relating to availability of borrowings under the Line of Credit and/or fails to secure additional financing.

                                    BUSINESS

GENERAL


     The Company is an integrator and manager of specialist medical practices and ancillary services that currently is affiliated with 50 physicians providing care in 37 practice locations and, upon completion of the Initial Affiliation Transactions, will be affiliated with 123 Affiliated Physicians providing care in 89 locations in four states in the mid-Atlantic region. The Company believes that, as consumers demand higher quality care and payors focus on overall treatment costs rather than only physician fees, specialists increasingly will be the patient's preferred point of access to the health care delivery system and will control, directly or indirectly, a growing percentage of health care expenditures. The Company targets local service areas in which it can establish significant market density with its affiliated specialist physician practices and ancillary services, in order to derive significant operating leverage with payors, employers and consumers. The Company's affiliated specialists currently include orthopedic surgeons, physiatrists, neurologists, oncologists, urologists, obstetrician/gynecologists, radiologists, ophthalmologists, otolaryngologists, pain management specialists and occupational medicine specialists. In addition, the Company's affiliates provide ancillary services such as physical and occupational therapy and diagnostic imaging and, upon completion of the Initial Affiliation Transactions, will provide ambulatory surgery.


INDUSTRY OVERVIEW

     The health care delivery system in the United States has been undergoing substantial change, largely in response to the escalating cost of health care. According to the Congressional Budget Office, national expenditures for health care have grown from an estimated $27 billion, or 5.1% of the gross domestic product ("GDP"), in 1960 to an estimated $1 trillion, or 13.6% of GDP, in 1996, and are projected by the Congressional Budget Office to increase to more than $2 trillion, or 16.2% of GDP, by 2007. In 1995, approximately 85% of health care expenditures were attributable to services provided by physicians and/or provided under physician direction.

     Escalating health care costs have resulted in an increasing emphasis on cost containment by third party payors and government programs. Cost containment efforts have generally taken the form of managed care, which frequently involves restricting access by insured parties to providers, decreasing levels of reimbursement to providers, reducing the number and duration of hospital inpatient stays and, more recently, transferring risk from payors to providers through capitation and other risk-sharing arrangements.

     Many payors have attempted to reduce overall health care expenditures in large part by reducing the utilization and reimbursement of specialists. These payors have reduced specialist utilization by providing reimbursement only to patients who seek services from specialists who are part of such payor's panel of contracted physicians, by designating primary care physicians as "gatekeepers" who are required to pre-approve the access of patients to specialists and by providing to such primary care physicians various financial incentives designed to limit specialist referrals. Recently, however, consumers of physician services, including both patients and employers, are becoming more conscious of not only the cost of care, but also the quality of care and levels of customer service. The Company believes that specialist physicians have a greater understanding of the treatment and management of complex disease and injury conditions and therefore provide complex disease and injury care which may be more efficient, and ultimately less costly, for patients requiring more acute treatment. As a result of these factors, the Company believes there will be a continued, gradual movement toward greater access to specialists for acute care. The Company also believes that a growing number of health care consumers place an increased emphasis on customer service, including factors such as more flexible physician office hours, scheduling efficiency to reduce patient waiting time, the provision of patient follow-up and aftercare and the availability of a greater variety of services at more convenient locations.

     In addition to restricting access to specialists, payors have attempted to reduce the variability of provider-related expenses through an increasing variety and volume of risk-sharing arrangements involving physicians, including fully or partially capitated and episode of care or "case rate" arrangements. The Company believes that the prudent sharing of risk by physicians can only occur when physicians are organized in sufficient critical mass in local service areas to reasonably bear risk and have access to the quantity and quality of clinical information that is essential to managing risk pools effectively.

     Physician Practice Management Industry. The trends in the health care market described above, among other factors, have placed many small and mid-sized physician groups at a competitive disadvantage and precipitated significant changes in the manner in which physicians organize themselves. Physicians are increasingly abandoning traditional private practice in favor of affiliations with larger organizations which have a more significant market presence and which can provide management expertise, capital and information systems that enhance the quality, efficiency and competitiveness of physician practices. Despite this trend toward affiliation, physician practices remain largely fragmented, with only about one-third of the 716,000 non-federal physicians (i.e., physicians who do not provide services directly through Veterans Administration, public health or other federal programs) in the U.S. belonging to a group practice and fewer than seven percent of the non-federal physicians in the U.S. practicing in affiliation with publicly-held physician practice management companies in 1996.



     Specialist Physician Services; Complex Disease and Injury Management. It is estimated that approximately 546,000, or 76%, of the non-federal physicians in the U.S. are specialists. Reimbursement of specialists is predominately on a "fee for service" as opposed to a "capitated" or other risk-sharing basis. Fully capitated risk-sharing arrangements, under which providers undertake to provide a specified range of services for a predetermined fixed fee per managed care enrollee, have been far more prevalent among primary care physicians.


     The Company believes that for most insured populations a majority of health care dollars are spent on a relatively small percentage of such populations. The conditions typically requiring the most extensive treatment include cancer, heart disease, musculoskeletal injury or disease, diabetes and infectious diseases. The management of such complex diseases and injuries generally requires the services of one or more specialist physicians for certain aspects of patient care, including diagnosis, restorative and palliative treatment (which includes both invasive surgery and non-invasive drug therapies), rehabilitation and aftercare, all of which frequently involve the coordination of other specialist physicians, ancillary services and pharmaceutical treatment. The Company believes that its Affiliated Physicians who engage in complex disease and injury management will benefit from their familiarity with and enhanced access to other Affiliated Physicians who are leading practitioners in other specialties, as well as their access to ancillary services provided by the PCs.


     The Company initially is focusing primarily on developing integrated local service area networks of specialists involved in the treatment of musculoskeletal injury and disease, cancer, women's health and other areas of complex disease and injury management. The Company has generally entered local service areas by affiliating first with a leading practice in such area that specializes in musculoskeletal care and is distinguished by its market share, clinical quality and leadership, historical profitability and potential for growth. The Company then attracts and affiliates with additional specialty physicians in the local market to obtain local market density to derive operating leverage. Operating leverage is derived by adding physician sub-specialists, capturing ancillary revenues, enhancing payor relationships and maximizing management and marketing resources. Orthopedic surgeons are the primary providers of musculoskeletal care. In addition to orthopedic surgeons, musculoskeletal care is also provided by physiatrists, neurosurgeons, neurologists, rheumatologists, podiatrists, occupational medicine specialists and rehabilitative therapists. The American Academy of Orthopedic Surgeons (the "AAOS") estimates that in 1995 there were approximately 23,000 orthopedic surgeons, 5,500 physiatrists, 4,900 neurosurgeons, 11,400 neurologists, 3,500 rheumatologists, and 3,000 occupational medicine specialists in the U.S. The AAOS estimates that in 1995 less than five percent of all orthopedic practices were affiliated with physician practice management companies. According to the AAOS, the market for musculoskeletal care in the U.S. grew from approximately $60 billion in 1988 to $72 billion in 1992. This increase is attributable to several factors, including advancements in medical technology and the aging of the overall population. In 1992, the 65-and-over age group represented approximately 12% of the U.S. population, but accounted for over half of all expenditures for musculoskeletal care. Recent trends in musculoskeletal care include an increasing number of procedures performed on an outpatient basis and consolidation of surgical and non-surgical specialists. The Company believes these trends are largely attributable to advancements in less invasive surgical techniques, less frequent and shorter hospital inpatient stays, inherently lower costs of the outpatient environment and increased consumer demand for outpatient settings and fully integrated services, including ancillary services such as physical therapy and diagnostic imaging.

     In addition to practices specializing in the treatment of musculoskeletal injury and disease, the Company has entered into Affiliation Agreements with Affiliated Practices specializing in cancer care, women's health and eye care. The Company believes that such areas are subject to certain trends similar to those found in musculoskeletal care, including advancements in less invasive surgical techniques, less frequent and shorter hospital stays mandated by payors, inherently lower costs of the outpatient environment and consumer demand for direct access to specialists, outpatient settings and more fully integrated services.


     Mid-Atlantic Market. The Company's overall target market is the mid-Atlantic region, which includes Pennsylvania, New Jersey, New York, Maryland and Delaware, and the Company may extend its overall target market to include the states surrounding this region. The mid-Atlantic region and surrounding states account for approximately one-third of the U.S. population. The physician services market in this region is particularly fragmented, with an average private practice size of approximately four physicians.

STRATEGY


     The Company's objective is to make its Affiliated Practices a leading source of specialist physician and ancillary services in each of its local service areas. The Company believes it will enable its Affiliated Physicians to have greater control over patient care and premium dollars in each of their local service areas.


     The key elements of the Company's strategy to attain this objective are to:


     Develop integrated local networks of specialists in the mid-Atlantic region. Health care is generally provided and contracted for in local service areas. The Company believes that consumers of health care services generally seek care in the immediate vicinity of their home or workplace. The Company seeks to be a leading source of specialist physician and ancillary services in terms of market share, demonstrated quality, clinical leadership and cost-effectiveness of its health care services in each of its local service areas. To achieve this leadership position, the Company targets suburban and rural markets in the mid-Atlantic region, in which it can achieve significant market density and operating leverage. The Company believes that obtaining a leadership position in each of its markets will enhance its attractiveness to payors, employers and consumers. In addition, the establishment of local market multiple specialist networks is expected to increase revenues from referrals among Affiliated Practices and from ancillary services provided by the PCs within such networks.



     Focus on same practice growth. The Company expects to enhance same practice revenue and margin growth for each of its Affiliated Practices by (i) adding same-speciality physicians to existing practices, (ii) adding new practice locations, (iii) integrating new specialties and sub-specialties into existing practices, (iv) increasing local practice marketing, (v) improving payor contracting in order to achieve greater patient volume and enhanced reimbursement, (vi) enhancing practice management, including billing and collection procedures, patient scheduling and flow, quality assurance, customer service and utilization management and (vii) utilizing physicians across multiple practice locations. The Company is currently implementing one or more of these measures in each of its Affiliated Practices, including, to date, the addition of same specialty physicians to four Affiliated Practices, the integration of new specialties or sub-specialties into three Affiliated Practices and the addition of new practice locations to two Affiliated Practices. In addition, in order to enhance same practice revenue growth, Affiliated Physicians are compensated based directly on the productivity of their practices. The Company believes that same practice revenue growth, as well as expected cost-reduction opportunities arising from economies of scale, such as group purchasing and the centralization of management, billing and collection and accounting functions, will enhance the profitability of each of its Affiliated Practices.



     Increase ancillary and other revenues. The Company is focusing initially on adding ancillary and other services based on the following criteria: (i) ability to complement the type of specialists in its networks, (ii) management experience in operating the particular ancillary services and (iii) relatively low barriers to entry in the relevant market. Upon completion of the Offering, the Company, either directly or through the PCs, will provide physical therapy and rehabilitation services in 12 locations and diagnostic imaging in four locations, and will manage an ambulatory surgery center. Complementing its regional focus and operating leverage, the Company believes its relationships with Affiliated Physicians will enable it to facilitate intra-network referrals and capture an increased volume and variety of ancillary service revenues in a manner that comports with applicable law. The Company intends to develop additional types of ancillary services, as well as additional locations for the provision of ancillary services, and, when appropriate, to identify and pursue related acquisition opportunities.



     The Company believes that its concentration of specialist Affiliated Physicians (and, eventually, their ability to share data on a common clinical information system) will be attractive to clinical research organizations ("CROs") and pharmaceutical and medical device companies desiring to conduct clinical trials utilizing practicing physicians outside the hospital setting, and that participation in such clinical trials may be a source of the Company's revenue growth in the future.



     Grow through Affiliation Transactions and Provider Network. The Company believes it can realize substantial operating and payor contracting leverage by completing additional Affiliation Transactions and further developing the Provider Network. The Company's goal is to develop each local service area network of Affiliated Practices into a leading provider of specialist physician and related ancillary services in such service area. The Company generally seeks to enter a new local service area by affiliating with a leading practice that is highly visible and has a reputation for quality health care. Additional practices will be added in local service areas based on a number of criteria, including type of specialty or sub-specialty, reputation of practice and physicians, historical financial performance, growth potential, geographic location and potential for development of related ancillary services. The Company believes that its attractiveness to payors and to physicians who may wish to affiliate with the Company and the PCs will be enhanced by growth in the Company's size, scope and geographic coverage of its specialist physician services and related ancillary services.


     The Company is supplementing its Affiliated Practices by developing its Provider Network, thereby expanding the Company's geographic coverage for contracting purposes and, as a result, its leverage in negotiations with third party payors. The Company has non-exclusive contracting authority for the physicians and other providers in its Provider Network, subject to the successful negotiation with payors of specified minimum levels of reimbursement and certain other contractual provisions. The Company expects to receive fees from certain payors based upon the number of individuals who are insured by such payors and have access to the Provider Network. In addition, the Company also intends to generate revenues based on its ability to negotiate payor contracts for the Provider Network at reimbursement levels in excess of specified levels of reimbursement. The Provider Network also enables the Company to establish relationships with physicians who may wish to affiliate with the Company and the PCs in the future. See "-- Provider Network."


     Implement practice management information system. To date, the Company has implemented its practice management information system in 17 locations and intends to have implemented the system by the end of 1999 in substantially all of the Affiliated Practices that become affiliated with the Company through the Initial Affiliation Transactions. The Company believes that practice management information is critical to the growth of integrated health care delivery and that the availability of detailed practice management and clinical data is fundamental to improving the quality of care, reducing the cost of care, and, ultimately, competing effectively for the health care premium dollar. The Company believes that its practice management information system will allow its Affiliated Physicians to engage more efficiently in complex disease and injury management, particularly in those cases requiring care by various Affiliated Physicians across specialty lines and involving physician coordination and sharing of clinical data. The Company also is developing additional clinical information components to its practice management information system that will provide a platform for applying clinical pathways, measuring outcomes and enhancing medical management. In addition, the Company believes this system will be attractive to CROs and pharmaceutical and medical device companies engaging in clinical trials.



     Provide disease and injury management services. Specialist physicians manage the treatment of complex disease and injury conditions commencing with diagnosis and continuing through the implementation of restorative and palliative care (both invasive and non-invasive), the selected involvement of other specialist physicians and ancillary service providers, the prescription of rehabilitation, pharmaceutical and other therapies and the provision of follow-up services and aftercare. The Company intends to utilize its integrated multiple specialist networks to deliver a variety of disease and injury management services to patients, payors and employers. The Company plans to enter into relationships, including certain limited risk-sharing arrangements, with managed care organizations, health insurers and employers, under which the Company will be a preferred or exclusive source of disease and injury management services in areas such as sports medicine, workers' compensation, cancer care, eye care, incontinence and women's health.

DEVELOPMENT AND OPERATIONS

     The Company targets local service areas in the mid-Atlantic region of the United States. To date, the Company's primary focus has been local service areas in suburban and rural markets, with its Affiliated Practices currently located in Pennsylvania, New Jersey, Delaware and New York.



     The Company completed its first Initial Affiliation Transactions in January 1997. Including both the Conditional Affiliation Transactions and the IPO Affiliation Transactions, the Company has entered into Affiliation Agreements with 41 Affiliated Practices, comprising 123 Affiliated Physicians (including eight physicians added to Affiliated Practices subsequent to the respective Affiliation Transactions). A list of the Affiliated Practices acquired in the Company's 18 Conditional Affiliation Transactions and 23 IPO Affiliation Transactions is set forth below.

CONDITIONAL AFFILIATION TRANSACTIONS

Alan I. Snyder, M.D. Associates, Inc.
Bone and Joint Specialists of Western Pennsylvania, PC
Bryn Mawr Urology Associates, Inc.
Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC
Cesare, Metzger, Coyle and Henzes, Inc.
Craig D. Morgan, M.D.
Elizabeth Wende Breast Clinic

Lehigh Valley Orthopedics, Inc.

Main Line Joint Replacement, PC
Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. Orthopaedic Surgery and Sports Medicine, Inc.
RJK Medical Associates, Ltd.
South Shore Orthopedics, PA
Sports Medicine and Rehabilitation Center, Inc. and Related Companies Steel Valley Orthopedic Association, Inc.
Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd. Vermeire Orthopaedic Surgeons, Inc.

Victor R. Kalman, D.O.

IPO AFFILIATION TRANSACTIONS

Alan E. Ottenstein, M.D.


Associated Surgeons, PC

Associates in Urology, PC

Christopher G. Lynch, M.D.

Curamed, LLC
Dennis James Bonner, M.D., Ltd.

James C. Berman, M.D.

Karl J. Marchenese, M.D., PC
Neil Chesen, M.D., PC

Nevyas Eye Associates, PC


Non-Surgical Solutions, Inc.

North Coast Orthopedics, Inc.
Northern Ophthalmic Associates, Inc.
Northwest Orthopedic Associates, PC
Oncology and Hematology Associates, PA
Orthopedic Associates of Pittsburgh, Inc.

Philadelphia Orthopedic Group, PC

Philadelphia Uro-Gynecologic Associates, PC
Primary Care & Rehabilitation, PC and Medical Consultants, PC



Suburban Pain Control Center


Surgical Care Physicians, PC

Vineland Obstetrical and Gynecological, PA

Women's Physicians & Surgeons, PA

     Upon completion of the Initial Affiliation Transactions, the Company's Affiliated Physicians and other Professionals will provide services in seven geographic markets, as set forth below:



                                NUMBER OF                                                    ANCILLARY AND
      GEOGRAPHIC MARKETS        PHYSICIANS                SPECIALTIES                       OTHER SERVICES
------------------------------  ---------   ---------------------------------------  -----------------------------
Southeastern Pennsylvania          52       Orthopedics, physiatry, urology,         Physical therapy/
  (Bucks, Chester, Delaware                 otolaryngology, obstetrics/gynecology,   rehabilitation, ambulatory
  and Montgomery Counties)                  ophthalmology, addiction, pain           surgery
                                            management
Southern/Coastal New Jersey        27       Orthopedics, neurology, physiatry,       Physical therapy/
  (Atlantic, Burlington,                    obstetrics/gynecology, oncology, pain    rehabilitation
  Camden, Cape May and Ocean                management
  Counties)
Western Pennsylvania (Clarion,     17       Orthopedics, occupational medicine       Physical therapy/
  Crawford, Mercer, Venango                                                          rehabilitation, diagnostic
  and Allegheny Counties)                                                            imaging
Northwestern New York (Monroe      13       Breast cancer, ophthalmology             Diagnostic imaging
  County)
Central Pennsylvania (Lehigh        7       Orthopedics, physiatry, ophthalmology    Physical therapy/
  and Berks Counties)                                                                rehabilitation
Northeastern Pennsylvania           4       Orthopedics
  (Lackawanna County)
Delaware (New Castle County)        3       Orthopedics, internal medicine           Physical therapy/
                                                                                     rehabilitation



     Upon completion of the Initial Affiliation Transactions, the Company's Affiliated Physicians will comprise 59 physicians specializing in musculoskeletal injury and disease and 64 physicians specializing in other specialties such as ophthalmology, oncology, gynecology/obstetrics, urology and otolaryngology. The Company has focused initially on the above specialties because of (i) the Company's expertise and history of relationships with specialist physicians in these areas; (ii) the degree to which these specialties lend themselves to ancillary service development; and (iii) the high dollar volume of reimbursement for services in these specialties.


     Each of the geographic markets outlined above comprises one or more service areas. Each service area is distinguished by its distinct consumer/patient demographics, major health care institutions and payors. The Company manages its operations on a service area basis, assigning management responsibility to area managers responsible for one or more service areas. Each Affiliated Practice (which may have one or more locations) is managed by a practice manager, who is responsible for the daily operations of all non-medical aspects of the business of such Affiliated Practice and the supervision of non-medical personnel providing services to such Affiliated Practice. The Affiliated Practices in a service area are supported and managed by one of the Company's area managers, who assist the practice managers in the integration of the Affiliated Practice, in accessing the Company's various resources to assist in the operation of the Affiliated Practice, in the enhancement of synergies across Affiliated Practices in such service area and in the assessment and implementation of growth opportunities for such Affiliated Practices, including the pursuit of additional practices with which the Company may seek to complete an Affiliation Transaction. The area managers and the practice managers are supported by the Company's centralized functions at its Fort Washington, Pennsylvania headquarters, including billing and collections, human resources, sales and marketing, contracting, finance and accounting, reimbursement, provider relations, legal and management information systems.

     Substantially all of the personnel providing non-medical services to the Affiliated Practices are employed by the Company, while the Affiliated Physicians, other physicians and certain other licensed medical personnel (to the extent required by law) are generally employed by the applicable PCs. The Company's employees manage all non-medical aspects of the operations of the Affiliated Practices, including billing and collections, human resources, sales and marketing, contracting, finance and accounting, reimbursement, provider relations, legal and management information systems. The Affiliated Practices generally operate in facilities leased and maintained by the Company and utilize supplies, equipment and furniture provided by the Company. Certain management personnel at the Affiliated Practice level, including practice managers, are eligible to receive incentive compensation based upon the profitability levels of the applicable Affiliated Practice.


     The Company intends to provide one or more of the following ancillary and other services in each of its markets, generally through its affiliated PCs: physical and occupational therapy, diagnostic imaging and ambulatory surgery. The Company intends to develop additional ancillary services, as well as additional locations for the provision of ancillary services, and, when appropriate, to identify and pursue related acquisition opportunities. Upon completion of the Offering, the Company, either directly or through the PCs, will provide physical therapy and rehabilitation services in 12 locations and diagnostic imaging in four locations and will manage an ambulatory surgery center.


     The Company has formed committees of physicians to develop clinical pathways that will provide treatment guidelines for the delivery of medical services associated with specific episodes of care. The Company believes such guidelines will assist its Affiliated Physicians in establishing medical service patterns that demonstrate the highest quality of care. The Company intends to assess the effectiveness of these guidelines in the achievement of clinical outcomes in patient care by Affiliated Practices. The Company expects these measures to enhance its ability to provide disease and injury management services to payors, employers and consumers.

REIMBURSEMENT FOR SERVICES


     The Company's Affiliated Practices derive their revenues from a variety of payors, including private third party payors and managed care providers, Medicare and workers' compensation insurance programs. Of the revenues for April 1998 of the Affiliated Practices which affiliated with the Company in the Conditional Affiliation Transactions, approximately 75% are attributable to private third party payors, managed care and workers' compensation providers and approximately 21% and 4% are attributable to Medicare/Medicaid and self-pay, respectively.


     Private third party and managed care payors. Rates paid by private third party payors (such as Blue Cross/Blue Shield and other indemnity health insurance providers) are based on established health care provider charges. Specialist physician services generally are reimbursed by such payors on a fee-for-service basis, based on the physician's usual and customary charge for the type and amount of services provided, or on a discounted fee-for-service basis, which involves negotiated rates for specified procedures and services. Recently, case rate payments, in which providers receive fixed payments for all treatment provided to a patient based on the patient's classification of illness or injury, have been adopted by certain private third party payors and may become a predominant payment methodology in the future. Wider implementation of such programs could reduce or limit increases in payments from private third party payors and could indirectly reduce the revenues of the Company. An increasing portion of the Company's revenues is expected to be derived from managed care payors (primarily health maintenance organizations ("HMOs") and insurance companies) that make payments under discounted fee-for-service, case rate and capitation arrangements. Although rates paid by managed care payors are generally lower than commercial indemnity rates, managed care payors can provide access to large volumes of patients. Under capitated arrangements with such managed care payors, providers deliver health care services to managed care enrollees for payments based on the number of enrollees and typically bear (subject to stop-loss insurance coverage) all or a portion of the risk that the cost of such services may exceed these capitated payments.

     Medicare. The federal government has implemented, through the Medicare program, the resource-based relative value scale ("RBRVS") payment methodology for health care provider services. RBRVS is a fee schedule that, except for geographic and other adjustments, pays similarly situated health care providers the same amount for the same services. The RBRVS is subject to annual increases or decreases at the discretion of Congress or the Health Care Financing Administration ("HCFA"). To date, the implementation of RBRVS has reduced payment rates for certain of the procedures provided by the Affiliated Practices. Furthermore, in implementation of the Balanced Budget Act of 1997 (the "BBA"), it is expected that, during a four-year period beginning in 1999, HCFA will phase in adjustments to certain components of the RBRVS that will generally decrease reimbursement to physicians for services rendered in a hospital setting, and potentially increase reimbursement to physicians for services rendered in a non-institutional setting. The BBA also contains various measures that over time are designed to limit increases in Medicare payments and that may have the effect of reducing reimbursement to Affiliated Practices.

     Workers' compensation. Workers' compensation is a state-mandated, comprehensive insurance program that requires employers to fund medical expenses, lost wages and other costs resulting from work-related injuries and illnesses. Provider reimbursement methods vary on a state-by-state basis. Most states, including Pennsylvania and New York, have adopted fee schedules (that vary from state to state) that prescribe the maximum amount of reimbursement that a health care provider can receive, while in states without fee schedules, health care providers are generally reimbursed based on usual, customary and reasonable fees charged in the state in which the services are provided.

PROVIDER NETWORK

     The Company is supplementing its Affiliated Practices by developing its Provider Network, which enhances the Company's geographic coverage for contracting purposes and, as a result, its leverage in negotiations with third party payors. The Company has non-exclusive authority on behalf of the physicians and other providers in the Provider Network to contract with managed care organizations, insurance companies and other third-party payors for managed care contracts and for agreements establishing rates of payment and reimbursement for services provided by such participating physicians to the enrollees and beneficiaries of such payors, provided that the Company is able to successfully negotiate with such payors for specified minimum levels of reimbursement and certain other contractual provisions. The Company intends to receive fees from certain payors based upon the number of individuals who are insured by such payors and have access to the Provider Network. In addition, the Company also intends to generate revenues based on its ability to negotiate payor contracts for the Provider Network at reimbursement levels in excess of specified levels of reimbursement. The Provider Network also enables the Company to establish relationships with physicians who may wish to affiliate with the Company and the PCs in the future. The Company currently has over 2,500 physicians under contract in the Provider Network, including approximately 370 primary care physicians. The Company has not generated any material revenues to date from the operation of the Provider Network.

MARKETING

     The marketing of specialist physician services has historically been limited. The Company believes that specialist physician services can be marketed effectively to payors, employers and consumers by emphasizing the availability of direct access to specialist physicians and the nature of the complex disease and injury management services they provide. There are two core elements of the Company's marketing strategy:

     Local practice and service area marketing. Local marketing consists primarily of targeted practice and/or service area marketing of Affiliated Practices and Affiliated Physicians. The Company employs marketing representatives whose primary goals are (i) to attract new sources of referrals to the Company's Affiliated Practices and (ii) to ensure that physicians and others who currently refer patients to the Company's Affiliated Practices and providers of the Company's ancillary and other services are satisfied with clinical outcomes and customer service provided by such Affiliated Physicians and other providers. Other marketing programs include conducting patient education seminars, distributing brochures, press releases and newsletters, developing relationships with local employers and educational institutions and systems and utilizing direct mail and yellow page advertising programs.

     Marketing of specific disease and injury management services. The Company is currently marketing and expects to significantly increase its marketing of specific disease and injury management services to payors and consumers. Such marketing typically might include one or more of patient education seminars, direct mail and print or radio advertising. Disease and injury management services currently being marketed include the treatment of osteoporosis, incontinence, sports injuries and breast cancer.

MANAGEMENT INFORMATION SYSTEMS

     The Company believes that integrated practice management information and financial information systems are essential to the development of integrated health care delivery capabilities and fundamental to improving the quality of care, reducing the cost of care and enhancing the Company's attractiveness to payors.


     The Company has selected a third-party practice management information system that it is implementing in each of its Affiliated Practices. This practice management information system links all of the Company's Affiliated Practice locations via a frame relay network to the Company's Fort Washington, Pennsylvania headquarters, and gives the Company the ability to monitor the operations of its Affiliated Practices on a real-time basis. To date, the Company has implemented this system in 17 locations and expects to have implemented this practice management information system by the end of 1999 in substantially all of the Affiliated Practices that become affiliated with the Company through the Initial Affiliation Transactions. The Company believes that utilizing a common practice management information system will enhance its ability to cost-effectively monitor, manage and generate management data regarding the operations of its Affiliated Practices. The system currently provides management with uniform practice information including patient scheduling, procedure histories, billing and collection and other relevant data. The system also has the potential to interface with an electronic patient medical record system and to incorporate proprietary clinical pathways currently being developed by the Company.


     The Company's financial information system is centralized in its Fort Washington, Pennsylvania headquarters. All Affiliated Practices are integrated with this system as soon as practicable upon the Company's consummation of an Affiliation Transaction with such Affiliated Practice, typically within one week.

     Data from both the practice management information and financial information systems is captured and maintained in a common relational database. The Company believes that this database of practice management and financial information will facilitate quantitative analysis of outcomes, quality and cost, which analysis will in turn enhance the Company's ability to contract with payors and to control costs and will assist in the continued development of proprietary clinical pathways.


     The Company's financial information system will not require any modification to be year 2000 compliant. The Company's practice management information system has recently been upgraded to be year 2000 compliant. The upgraded version is currently being tested by its third party vendor and is expected to be released in September 1998 and fully implemented by the end of 1998. Until the Company's systems have been implemented in all of the Affiliated Practices, certain of the Affiliated Practices' systems may not be year 2000 compliant. The Company intends to schedule the implementation of its systems in Affiliated Practices so that substantially all of the systems utilized by Affiliated Practices will be year 2000 compliant by the end of 1999. The Company has initiated communications with the primary payors from which it receives reimbursement, such as Blue Cross/Blue Shield and Medicare. There is no assurance that the systems of such payors or of other companies with which the Company has significant relationships will be made year 2000 compliant in a timely manner or that a failure by any such payor or other company to make its systems year 2000 compliant will not have a material adverse on the Company. See "Risk Factors -- Risks Related to Year 2000 Compliance."


AFFILIATION TRANSACTIONS


     The Company and the PCs enter into affiliation transactions ("Affiliation Transactions") pursuant to agreements ("Affiliation Agreements") with physicians desiring to become affiliated with the Company and the PCs ("Affiliated Physicians"). Pursuant to Affiliation Agreements, the physicians or, in certain cases, professional corporations or partnerships owned by such physicians, generally transfer the assets of their practices or the equity of such professional corporations or partnerships to the Company and the relevant PC. The Company acquires the non-medical assets, such as leases, furniture, equipment and supplies, and the medical assets, consisting primarily of pharmaceuticals and patient records and documentation, are transferred to the relevant PC. In consideration for such sale, the Affiliated Physicians receive a combination of cash, Affiliation Notes, Convertible Affiliation Notes, shares of Common Stock and/or Options in amounts negotiated between the Company and the Affiliated Physicians involved in such Affiliation Transaction. The Affiliation Agreements generally contain restrictive covenants pursuant to which the Affiliated Physicians may not compete with the Company within a relevant market area for a period of five years following the closing date of the Affiliation Transaction. In addition, generally each Affiliated Physician executes an employment agreement ("Employment Agreement") with the relevant PC pursuant to which the Affiliated Physician generally receives as compensation for physician services a percentage of the revenues of the PC related to their Affiliated Practice (less compensation paid to certain other licensed providers in the relevant Affiliated Practice and certain other expenses), as well as in some instances a bonus based on the Affiliated Physician's personal productivity. Since the level of physician reimbursement is related to the physician's personal productivity, the Company believes that this structure provides an effective incentive to increase productivity and profitability. If the Affiliated Physician voluntarily elects to terminate the Employment Agreement during its term or is terminated by the PC for cause, the Affiliated Physician is required to pay to the PC liquidated damages in amounts generally ranging from one-half to twice the amount of the Affiliated Physician's annual salary, bonus and pension contributions, with the specific level of liquidated damages depending upon the number of years remaining in the employment term at the time of termination. In most cases, no liquidated damages would be paid if employment is so terminated after a term of five to seven years. In addition, the Affiliated Physician is subject to a restrictive covenant under the Employment Agreement which generally prevents the Affiliated Physician from competing with the PC within a relevant market area during the term of his or her Employment Agreement, and for a period of two years thereafter. However, if an Affiliated Physician does not terminate his or her employment prior to the end of the employment term, and has not been discharged by the PC for cause, the Affiliated Physician may, immediately after the employment term, return to private practice, alone or with former partners in the applicable Affiliated Practice (and/or in most cases with one additional physician), subject, during the two years following the end of the employment term, to certain limitations on affiliation with certain health care organizations and providers, such as other physician practice management entities, HMOs or other third party insurers, hospitals or hospital systems, or any integrated delivery systems or similar or comparable entities. An Affiliated Physician's obligations under the restrictive covenant are not relieved or limited by a required payment to the PC of liquidated damages by such Affiliated Physician who prematurely terminates his or her employment with the PC or is terminated by the PC for cause.



     In February 1998, the Company entered into an Affiliation Agreement with respect to an IPO Affiliation Transaction with Alan E. Ottenstein, M.D., pursuant to which Dr. Ottenstein's physician practice will become an Affiliated Practice upon completion of the Offering. Such Affiliated Practice provides specialty physician and ancillary services including pain management, neurology and diagnostic imaging and comprises a total of four Affiliated Physicians. Pursuant to the terms of the Affiliation Agreement, the Company will pay to Dr. Ottenstein cash in the amount of $6.9 million, and will issue to Dr. Ottenstein an aggregate of 246,429 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $3,891,605 in connection with the acquisition of the assets of such Affiliated Practice. None of the other Initial Affiliation Transactions involved consideration equal to at least 10% of the aggregate consideration for all the Initial Affiliation Transactions.



     Four former Affiliated Practices with a total of 19 physicians with which the Company had previously completed Affiliation Transactions terminated their affiliation with the Company pursuant to repurchase options which became exercisable (or, in one case, pursuant to the terms of the respective Affiliation Agreement), when the Company did not complete an initial public offering by dates specified in their respective Affiliation Agreements, thereby, subject to certain terms and conditions, effectively terminating such Affiliation Transactions. References to Affiliation Transactions in this Prospectus exclude these terminated Affiliation Transactions, unless otherwise indicated.


     Although the Company intends that future Affiliation Transactions will be entered into on terms similar to those described above, the terms of future Affiliation Transactions may be materially different as a result of regulatory, financial, operational and other considerations.

MANAGEMENT AND SERVICES AGREEMENTS; CONTROL OF PCS

     The Company has entered into Management and Services Agreements (the "Management Agreements") with each of the Company's affiliated PCs. The Management Agreements each have a term of 40 years and, unless either party elects not to renew, automatically renew for additional five-year terms. Neither party may terminate the Management Agreement, provided that the Company may terminate, in the event of a breach of a material provision by the PC or if the PC materially breaches its obligations to obtain medical licenses and participation agreements from all physicians employed by it or under contract to it or fails to maintain malpractice insurance and, in the case of the Management Agreement with the medical PC operating in New York (the "New York PC"), upon 120 days prior written notice; and the PC may terminate, in the event the Company files a voluntary petition in bankruptcy or any bankruptcy proceeding is filed against the Company which in either case remains undismissed for a period of 360 days. Under the Management Agreements, the PCs are responsible for the hiring and supervision of all physicians as well as nurses, therapists, technicians and other licensed health care providers (collectively, "Professionals") who provide services independently or incidental to physician services and are responsible for the payment of all compensation to such Professionals, except to the extent that Professionals other than physicians become employees of the Company. In addition, the PC is responsible for the appointment of medical directors, the monitoring of the quality of medical services provided and the adoption of peer review/quality assessment programs, the maintenance of medical records, the establishment and revision (after consultation with the Company) of fee schedules and certain other duties as may be required by law. The Company remains solely responsible for the business operation of the PCs and for the management of all non-medical aspects of the PCs, including the leasing of office locations, the provision of medical equipment and furnishings, the employment of all necessary clerical, secretarial and bookkeeping personnel and the payment of salaries of such personnel, assistance in the negotiation of employment agreements with nursing staff, technicians and other allied and ancillary health care personnel, the management of payroll and personnel related activities, the supervision of all employees (other than Professionals), the procurement of all medical supplies (to the extent permitted by law), the provision of insurance (provided that the PCs have the exclusive responsibility for maintaining malpractice liability insurance for Professionals), the maintenance of all books and records, the provision of all billing services, the provision of marketing services and certain other services. The Company either arranges financing for the PCs or, as necessary, advances funds to the PCs, with such advanced funds to be repaid to the Company together with interest accruing at the rate from time to time charged to the Company by its primary lender (or, if there is no such lender, the prime rate plus 2%).


     In Pennsylvania and New Jersey, in addition to the affiliated PCs through which the Company's Affiliated Physicians provide physician services, the Company has established additional PCs which provide ancillary services, currently comprising physical and occupational therapy, under Management and Services Agreements substantially identical to those between the Company and the PCs that employ the Affiliated Physicians. From time to time, the Company may establish one or more additional affiliated PCs in various states, which affiliated PCs will provide physician services, ancillary services, or a combination thereof.



     As compensation for the Company's services under the Management Agreements (other than in New York), the PCs pay to the Company an amount equal to all receipts, including without limitation receipts from billings for medical services and for the services of Professionals other than physicians, for medical supplies, for ancillary medical services and for facility and equipment charges ("Gross Collected Revenues"), less all compensation expenses to be paid in accordance with the PC's employment agreements with physicians and other Professionals, insurance costs, legal and accounting fees, taxes and certain other incidental expenses which are paid by the PC but otherwise would be the obligation of the Company ("Permitted Expenses"), and less the amounts of any advances repaid to the Company and any accrued interest thereon. The PC's Permitted Expenses may not exceed 20% of the Gross Collected Revenues on an annual basis, provided that the PC is not subject to any limit with respect to the payment of amounts due to physicians under employment agreements. In New York, the Company receives a fee for its services based on the Company's costs of providing such services plus an additional amount equal to 18% of such costs. The Company retains a security interest in all of the PC's accounts receivable, cash, bank accounts, medical supplies and the proceeds thereof. The PC is also subject to certain covenants of exclusivity, non-competition and non-disclosure.


     Under the Management Agreements, PCs indemnify and hold harmless the Company against all liabilities as a result of the performance of medical services or ancillary services or any other acts or omissions of the PC or its shareholders, agents, employees or subcontractors (other than the Company). The Company indemnifies and holds harmless each PC and its officers, directors, shareholders and employees from liabilities resulting as a consequence of the Company's gross negligence or wilful misconduct in its performance under the Management Agreement. In addition, each Management Agreement provides that, in the event that Medicare or Medicaid, any other payor or any other federal, state or local government or agency establishes laws, regulations or policies materially affecting the method or amounts of payment from the PCs to the Company under the Management Agreement or which otherwise materially affect either party's rights or obligations thereunder, either party may amend the Management Agreement to reflect such event, provided that no such amendment may alter the basic economic status of the parties under the Management Agreement.


     All of the voting capital stock of each PC is owned by a single physician or other Professional who has entered into a shareholder agreement with the PC pursuant to which such shareholder's ability to transfer the capital stock of the PC is subject to a right of first refusal in favor of the PC or its designated transferee, and pursuant to which the PC may remove such person as a shareholder of the PC with or without cause and require such person to sell the shares of the PC (except that the shareholder of the New York PC may be removed, and required to sell, for cause only) to the PC or a designee of the PC legally qualified to own such shares. The shareholder of each PC has agreed to elect to the board of directors of the PC persons selected by the Company. The boards of directors of the PCs operating in Pennsylvania and New Jersey are classified into classes of directors who serve for multi-year terms and consists solely of officers of the Company (and, where required by law, the physician or other Professional shareholder), who may be removed by the shareholder only for cause. The bylaws of the PCs (other than the New York PC) provide that directors must at all times be either a licensed physician, an appropriately licensed Professional or an officer of the Company. The agreements with respect to the New York PC and the PC operating in Delaware contain various provisions which restrict the ability of the directors and officers of the PC to alter each such PC's relationship with the Company under the relevant Management Agreement. The Company believes that the ownership and management structure of the PCs is highly favorable to the maintenance of the relationship of the Company and the PCs under the respective Management Agreements.


     Although the Company intends that future agreements with PCs will be similar to those described above, the terms of future agreements may be materially different as a result of regulatory, financial, operational and other considerations.


     As a result of an Affiliation Transaction, the Company also provides management services to two Affiliated Practices in New Jersey with a total of six Affiliated Physicians. Such Affiliated Practices and Affiliated Physicians are not owned by any of the Company's affiliated PCs, but instead are operated under professional corporations owned by such Affiliated Physicians. The Company provides management services to such professional corporations pursuant to management agreements and receives percentages of the revenues of such professional corporations ranging from 50% to 55% as payment for such services.


GOVERNMENT REGULATION

     The delivery of health care services has become one of the most highly regulated of professional and business endeavors in the United States. Both the federal government and the individual state governments are responsible for overseeing the activities of individuals and businesses engaged in the delivery of health care services. Federal law and regulations pertain primarily to the Medicare program and the Medicaid program, each of which is financed, at least in part, with federal funds. State jurisdiction is based upon the state's interest in regulating the quality of health care in the state, regardless of the source of payment. Recent laws, including the Health Insurance Portability and Accountability Act ("HIPAA") and the BBA, have expanded the coverage of such regulation to other federally funded health care programs.

     The Company believes its operations are in material compliance with applicable laws; however, the Company has not received or applied for a legal opinion from counsel or an advisory opinion from any federal or state judicial or regulatory authority to this effect, and many aspects of the Company's business operations have not been the subject of state or federal regulatory interpretation. The laws applicable to the Company are subject to amendment and to evolving interpretations, and therefore there is no assurance that a review of the Company or the Affiliated Practices by a court or law enforcement or regulatory authority would not result in a determination that could have a material adverse effect on the Company. Furthermore, there is no assurance that the laws applicable to the Company and the Affiliated Practices will not be amended in a manner that could have a material adverse effect on the Company. See "Risk Factors -- Government Regulation."

  Federal Law


     The federal health care laws apply in any case in which a PC is providing an item or service that is reimbursable under Medicare, Medicaid or other federally funded health care program or in which the Company is claiming reimbursement from Medicare, Medicaid or other federally funded health care programs on behalf of the PCs or physicians who are participating in the Provider Network. The principal federal laws include those that prohibit the filing of false or improper claims with the Medicare or Medicaid programs, those that prohibit unlawful inducements for the referral of business reimbursable under Medicare or Medicaid and those that prohibit the provision of certain designated services by a health care provider to a patient if the patient was referred by a physician with which the provider has certain types of financial relationships.


     False and Other Improper Claims. The federal government is authorized to seek criminal, civil and administrative penalties with respect to any health care provider that files a false claim for reimbursement from Medicare, Medicaid or other federally funded health care program. Criminal penalties are also available in the case of claims filed with private insurers if the government can show that the claims constitute mail fraud or wire fraud, or a violation under state law which separately covers health care fraud under criminal statutes. While the criminal statutes are generally reserved for instances evincing requisite fraudulent intent as defined by statute, the criminal and administrative penalty statutes are being applied by the government in an increasingly broad range of circumstances. The government has taken the position, for example, that a pattern of claiming reimbursement for unnecessary services violates these statutes if the claimant should have known that the services were unnecessary. The government has also taken the position that claiming reimbursement for services that are of substandard quality is a violation of the false claims statutes if the claimant should have known that the services were substandard.

     The Company believes that its billing activities on behalf of the PCs and the Provider Network are in material compliance with such laws, but there is no assurance that the Company's activities will not be challenged or scrutinized by governmental authorities. A determination that the Company has violated such laws could have a material adverse impact on the Company.

     Anti-Kickback Law. A federal law commonly known as the "Anti-kickback Law" (as amended) prohibits the offer, solicitation, payment or receipt of anything of value (direct or indirect, overt or covert, in cash or in kind) which is intended to induce the referral of Medicare, Medicaid or other federally funded health care program patients, or the ordering of items or services reimbursable under those programs. The law also prohibits remuneration that is intended to induce the recommendation of, or the arranging for, the provision of items or services reimbursable under Medicare, Medicaid or other federally funded health care programs. The law has been broadly interpreted by a number of courts to prohibit remuneration that is offered or paid for otherwise legitimate purposes if the circumstances show that one purpose of the arrangement is to induce referrals. Even bona fide investment interests in a health care provider may be questioned under the Anti-kickback Law if the government concludes that the opportunity to invest was offered with the intent to induce prohibited referrals. The penalties for violations of this law include criminal sanctions, civil monetary penalties and exclusion from the Medicare and Medicaid programs.

     In part to address concerns regarding the implementation of the Anti-kickback Law, the federal government in 1991 published regulations that provide exceptions, or "safe harbors," for certain transactions that will not be deemed to violate the Anti-kickback Law. Among the safe harbors included in the regulations were provisions relating to the sale of physician practices, management and personal services agreements and employee relationships. Subsequently, regulations were proposed offering safe harbor protection to additional activities, including referrals within group practices consisting of active investors. Proposed amendments clarifying the existing safe harbor regulations were published in 1994. If any of the proposed regulations are ultimately adopted, they would result in substantive changes to existing regulations. The failure of an activity to qualify under a safe harbor provision, while potentially leading to greater regulatory scrutiny, does not render the activity illegal per se.

     There are several aspects of the Company's relationships with physicians to which the Anti-kickback Law may be relevant. In some instances, for example, the government may construe some of the marketing and managed care contracting activities of, or exclusive dealing arrangements required by, the Company as arranging for the referral of patients to the Affiliated Physicians or physicians with whom the Company has a relationship through the Provider Network.

     Although neither the investments in the Company by physicians nor the Management Agreements between the Company and the PCs necessarily qualify for protection under the safe harbor regulations, the Company does not believe that these activities constitute the type of activities the Anti-kickback Law is intended to prohibit. A determination that the Company has violated the Anti-kickback Law could have a material adverse effect on the Company.

     Anti-referral Law. The "anti-referral" (i.e. Stark) laws prohibit a physician from referring a patient to a health care provider for certain designated health services reimbursable by Medicare or Medicaid if the physician has a financial relationship with that provider, including an investment interest, a loan or debt relationship or a compensation relationship. In addition to the conduct directly prohibited by the law, the statute also prohibits schemes that are designed to obtain referrals indirectly that cannot be made directly. The penalties for violating the law include (i) a refund of any Medicare or Medicaid payments for services that resulted from an unlawful referral, (ii) civil fines and (iii) exclusion from the Medicare and Medicaid programs.


     The Company does not currently provide any designated health service under the anti-referral laws, but rather provides management services to affiliated PCs that may themselves provide designated services in a manner structured to comply with the anti-referral laws. However, because the Company will provide management services related to designated health services provided by Affiliated Physicians, there is no assurance that the Company will not be deemed the provider of those services for purposes of the anti-referral laws and, accordingly, the recipient of referrals from Affiliated Physicians. In that event, such referrals will be permissible only if (i) the financial arrangements under the Management Agreements with the PCs meet certain exceptions in the anti-referral laws and (ii) the ownership of shares of Common Stock of the Company by the referring physicians meets certain investment exceptions under the anti-referral laws. The Company believes that the financial arrangements under the Management Agreements qualify for applicable exceptions under the anti-referral laws; however, there is no assurance that a review by courts or regulatory authorities would not result in a contrary determination. In addition, the Company will not meet the anti-referral law exception related to investment interests until the Company's stockholders' equity exceeds $75 million. Proposed rules were published under the anti-referral statute on January 9, 1998, and following public comment on the proposed rules, final rules are expected to be promulgated, although it is uncertain when such final rules will be promulgated. If adopted in their current form, absent further clarification such proposed rules would likely require some modification of the compensation arrangements under the Employment Agreements with the Company's Affiliated Physicians pursuant to provisions thereof which generally allow such modification by the Company to comply with such changes in law. There can be no assurance that the provisions of such rules as finalized, or any additional rules, will not have a material adverse effect on the structure or operations of the Company.


     Antitrust. The Company is also subject to certain federal and state antitrust laws, some of which could prohibit the potential control by the Company of certain specialist physician services within a relevant market, which, among other effects, may adversely affect the Company's ability to engage in Affiliation Transactions. In addition, certain laws which prohibit or restrict the fixing or setting of prices, the tying of services and other similar activities may adversely affect the Company's ability to negotiate payor contracts on behalf of the PCs or the Provider Network if such activities were deemed to be in violation of such prohibitions or restrictions.

  State Law

     State Anti-Kickback Laws. Many states have laws that prohibit payment of kickbacks in return for the referral of patients. Some of these laws apply only to services reimbursable under state Medicaid programs. However, a number of these laws apply to all health care services in the state, regardless of the source of payment for the service. Based on judicial administrative interpretations of the Anti-kickback Law, the Company believes that these laws prohibit payments to referral sources where a purpose for payment is for referrals. However, the laws in most states regarding kickbacks have been subjected to limited judicial and regulatory interpretation, and therefore there is no assurance that the Company's activities will be found to be in compliance therewith. Noncompliance with such laws could have an adverse effect upon the Company and subject it and Affiliated Physicians to penalties and sanctions.


     State Self-Referral Laws. A number of states have enacted self-referral laws that are similar in purpose to the federal anti-referral laws, but which impose different restrictions. Some states, for example, only prohibit referrals when the physician's financial relationship with a health care provider is based upon an investment interest of a certain magnitude. Other state laws apply only to a limited number of designated health services. Some states do not prohibit referrals to owned or related entities, but require that a patient be informed of the financial relationship when a referral is made. Although the Company believes that its operations are in material compliance with the anti-referral laws of the states in which the PCs are located, there is no assurance that the Company's activities will be found in compliance therewith. Noncompliance with such laws could have an adverse effect upon the Company and subject it and Affiliated Physicians to penalties and sanctions.


     Fee-Splitting Laws. Many states prohibit a physician from splitting with a referral source the fees generated from physician services. Other states have a broader prohibition against any splitting of a physician's fees, regardless of whether the other party is a referral source. In most states, it is not considered to be fee-splitting when the payment made by the physician is reasonable reimbursement for services rendered on the physician's behalf.

     The compensation provisions of the Company's Management Agreements with the PCs have been designed in a manner which the Company believes complies with applicable state laws relating to fee-splitting. There can be no certainty, however, that, if challenged, the Company and the PCs will be found to be in compliance with each state's fee-splitting laws. A determination in any state that the Company is engaged in any unlawful fee-splitting arrangement could render a Management Agreement or any other management and services agreement between the Company and a PC located in such state unenforceable or subject to modification in a manner adverse to the Company and subject the Company to other sanctions.

     Certain New York state regulations prohibit a physician from sharing or splitting fees with persons not authorized to practice medicine. This prohibition precludes the Company from receiving fees from its affiliated New York PC which constitute a percentage of or are otherwise dependent upon the income or receipts of the New York PC. The Company believes that the compensation arrangement for services provided to the New York PC under the relevant Management Agreement, which provides for a fee based on the Company's costs plus an additional percentage of the Company's costs, complies with applicable New York state law and regulation. However, there is no assurance that certain actions by New York state regulatory authorities would not result in a judicial or administrative determination with regard to such compensation structure that could adversely affect the Company's operations. If the Company is found to be engaged in a fee-splitting arrangement with the New York PC, the New York PC and its Affiliated Physicians would be subject to charges of professional misconduct and penalties ranging from censure to reprimand to revocation of their professional licenses, and the Company could be deprived of its ability to operate its business with, and to collect fees due and owing from, the New York PC, which would have a material adverse effect on the Company and its operations.

     Corporate Practice of Medicine. Most states prohibit business corporations from engaging in the practice of medicine. Many states prohibit a business corporation from employing a physician. States differ, however, with respect to the extent to which a licensed physician can affiliate with corporate entities for the delivery of medical services. Some states interpret the "practice of medicine" broadly to include activities of corporations such as the Company that have an indirect impact on the practice of medicine, even where the physician rendering the medical services is not an employee of the corporation and the corporation exercises no discretion with respect to the diagnosis or treatment of a particular patient.

     The Company intends not to exercise any responsibility on behalf of Affiliated Physicians pursuant to the Management Agreements that could be viewed as comprising the practice of medicine. Accordingly, the Company believes that its operations do not violate applicable state laws relating to the corporate practice of medicine. Such laws and legal doctrines have been subjected to only limited judicial and regulatory interpretation and there is no assurance that, if challenged, the Company would be considered to be in compliance with all such laws and doctrines. A determination in any state that the Company is engaged in the corporate practice of medicine could render any Management Agreement between the Company and a PC located in such state unenforceable or subject to modification in a manner adverse to the Company and subject the Company to other sanctions.

     Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of health care providers under the auspices of an integrated delivery system ("IDS"). While these laws do not generally apply to companies that provide management services to networks of physicians or to physician practice groups that assume financial risk under a subcapitation agreement with a managed care organization, there is no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure or some lesser regulation of the Company's operations as an insurer, as an HMO or as a provider network or IDS. Other states have enacted statutes or adopted regulations affecting risk assumption in the health care industry, including statutes and regulations that subject any physician or physician network engaged in risk-based contracting to applicable insurance laws and regulations, which may include, among others, laws and regulations providing for minimum capital requirements and other safety and soundness requirements. The Company believes that its current and proposed operations are in compliance with these laws in the states in which it currently does business, but there is no assurance that future interpretations or amendments of insurance and health care network laws by regulatory authorities in these states or in the states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations.

     The National Association of Insurance Commissioners ("NAIC") in 1995 endorsed a policy proposing the state regulation of risk assumption by physicians. The policy proposes prohibiting physicians from entering into capitated payment or other risk sharing contracts except through HMOs or insurance companies. Several states have adopted regulations implementing the NAIC policy in some form. In states where such regulations have been adopted, PCs will be precluded from entering into capitated contracts directly with employers, individuals and benefit plans unless they qualify to do business as HMOs or insurance companies. In addition, in December 1996, the NAIC issued a white paper entitled "Regulation of Health Risk Bearing Entities," which sets forth issues to be considered by state insurance regulators when considering new regulations and encourages that a uniform body of regulation be adopted by the states. The Company believes that additional regulation at the state level will be forthcoming in response to the NAIC initiatives. In addition, state regulations in this area may be affected or superseded by federal standards for provider service organizations that are currently being developed through rulemaking required by the BBA.

COMPETITION IN THE DELIVERY OF HEALTH CARE SERVICES AND IN AFFILIATING WITH SPECIALIST PHYSICIAN PRACTICES

     The business of providing health care and related services is intensely competitive. The Company is potentially in competition with a number of health care organizations and institutions such as publicly- and privately-owned physician practice management businesses, hospitals and other institutions and organizations, managed care organizations, single- and multi-specialty physician groups and solo practitioners, in two broad areas of competition: competition in the delivery of health care services and competition in affiliating with specialist physician practices.


     Competition in the Delivery of Health Care Services. The Company's success is highly dependent upon the success of its Affiliated Practices and Affiliated Physicians in the delivery of health care services to patients and other consumers, including managed care organizations, insurers, Medicare and other third-party payors. The Company's Affiliated Practices and Affiliated Physicians must compete with hospitals and other health care institutions and organizations, single- and multi-specialty physician groups, some of which are operated by physician practice management companies, and solo practitioners. Many of such competitors have substantially greater resources than those of the Company's Affiliated Practices and Affiliated Physicians.



     Competition in Affiliating with Specialist Physician Practices. An important element of the Company's growth strategy is the identification of and affiliation with additional specialist physician practices. The Company must compete with other publicly- and privately-owned physician practice management businesses, hospitals and other health care organizations and institutions which also seek to acquire or affiliate with such specialist physician practices. Most of such entities have been in business longer than the Company, and have substantially greater assets and resources than those of the Company. The Company believes other health care companies and institutions have also been investigating forming single- or multi-specialty physician practice management companies, and still other businesses with substantial resources may decide to enter the specialist physician practice management business, all of which entities are potentially in competition with the Company.


INSURANCE

     The provision of medical services entails an inherent risk of professional malpractice and other similar claims. However, the Company does not influence or control the practice of medicine by physicians or have responsibility for compliance with certain regulatory and other requirements directly applicable to the rendering of professional services by physicians, physician groups or other health care providers. As a result of the relationship between the Company and the PCs, the Company may become subject to medical malpractice actions under various theories, including successor liability and certain theories relating to the power to control or direct care. There can be no assurance that claims, suits or complaints relating to services and products provided by the PCs will not be asserted against the Company in the future. The Company's medical professional liability insurance provides coverage of up to $1 million per occurrence, with maximum coverage of $3 million per year. The Company's general liability insurance provides coverage of up to $3 million per occurrence, with maximum coverage of $3 million per year.

     The physicians employed by the PCs are required to maintain medical malpractice liability insurance in amounts which are mandated by the state in which they practice. While the Company believes such insurance policies are appropriate in amount and coverage for its current operations, there is no assurance that the coverage maintained by the PCs and the Company will be sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.

EMPLOYEES


     As of April 30, 1998, the Company had a total of 319 employees and the PCs had a total of 128 employees. None of the employees of the Company or the PCs is represented by a labor union, other than two Affiliated Physicians in Delaware. The Company believes that its and the PCs' relations with their respective employees are good.


PROPERTIES


     The Company's headquarters are located in approximately 13,400 square feet of leased office space in Fort Washington, Pennsylvania, pursuant to leases which expire in June and October 2002 and contain one-year renewal options. The Company believes that these facilities are adequate for the foreseeable future. The Affiliated Practices operate in offices leased by the Company with widely varying terms.


LEGAL PROCEEDINGS


     The Company is not a party to any material pending legal proceedings. The Company's Affiliated Physicians and the PCs are from time to time subject to medical malpractice claims. Such claims, if successful, could result in substantial damage awards that may exceed the limits of insurance coverage. The Company believes that all presently pending claims are adequately covered by insurance.



     The Company received a letter dated December 22, 1997 from counsel to Orthopedic Associates of Lancaster and its physician shareholders (collectively, "OAL"), with which the Company had previously entered into an Affiliation Transaction that was subsequently terminated. In that letter, OAL makes certain claims against the Company, including intentional misrepresentations as to factual matters (including misrepresentations in the initial filing of the Registration Statement of which this Prospectus is a part), fraudulent inducement, misappropriation of funds and certain other breach of contract claims. OAL has made an initial claim for damages and has reserved the right to make additional claims. The Company has had discussions with representatives of OAL in an attempt to resolve these issues amicably, but no resolution has been achieved to date. Although the Company believes that the claims of OAL are without merit, and intends to defend itself vigorously and assert counterclaims if an amicable resolution cannot be reached, there is no assurance that OAL will not initiate litigation against the Company based on the claims set forth in that letter and possibly other claims, or that such claims will be resolved on terms favorable to the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:


NAME                                         AGE                         POSITION
----                                         ---                         --------
Thomas J. Keane...........................   41    Chairman, President and Chief Executive Officer
Martin G. Chilek..........................   47    Senior Vice President--Administration and Secretary
Edward R. Miersch.........................   41    Senior Vice President and Chief Operating Officer
Warren D. Barratt.........................   38    Senior Vice President, Treasurer and Chief Financial
                                                     Officer
John M. Hogan.............................   38    Vice President and General Counsel
Linda F. Larson...........................   50    Vice President--Management Information Systems
Annemarie Armstrong.......................   35    Vice President--Marketing
Lewis S. Sharps, M.D......................   49    Chief Medical Officer
James M. McCrossin........................   40    Vice President--Operations
Mark G. Hardin............................   47    Vice President and Controller
Kerry J. Dale.............................   42    Director
William P. Ferretti.......................   54    Director
Gustav H. Koven, III......................   55    Director
Daniel Promislo...........................   65    Director


     Thomas J. Keane has served as the Chairman, President and Chief Executive Officer of the Company since its inception in July 1994. From 1989 to 1993, Mr. Keane was President and CEO of WorkHab, Inc., which, as the managing partner of a series of entities, provided workers' compensation services for work-related injuries through managed care agreements with businesses and physician referral sources and was sold to Medifit of America in 1993. From 1988 to 1989, Mr. Keane was Vice President--Marketing at Cellcor Therapies, a startup company in the immunotherapy business. From 1981 to 1988, Mr. Keane was Vice President of Fox Chase Cancer Center ("Fox Chase") and held the position of Executive Director for a variety of entities affiliated with Fox Chase. Prior to Fox Chase, Mr. Keane was a senior consultant within the emerging business practice group of Coopers & Lybrand.

     Martin G. Chilek has been Senior Vice President--Administration and Secretary of the Company since July 1997 and prior to such time served as Vice President and Secretary of the Company since joining the Company in December 1995. From January 1992 until joining the Company, he was a general partner of the Edison Venture Fund specializing in health care investments. From 1979 to 1992, Mr. Chilek served in various capacities with the Humana Inc., including serving as Director of Acquisitions and Development from 1985 to 1988 and Director of Humana Venture Capital, the equity investment affiliate of Humana Inc., from 1988 until 1992.

     Edward R. Miersch has been Senior Vice President and Chief Operating Officer of the Company since July 1997 and prior to such time served as Vice President--Operations of the Company since joining the Company in July 1996. From April 1994 until joining the Company, Mr. Miersch served as Eastern Region President of the Outpatient Rehabilitation Division of NovaCare, Inc. ("NovaCare"), a provider of physical therapy and rehabilitation services. He served as President of Pat Croce's Sports Physical Therapists, Inc. from 1980 until September 1993, at which time that company was acquired by RehabClinics, Inc., which was acquired by NovaCare in early 1994. Mr. Miersch also served as Director of Physical Therapy and Sports Medicine at Haverford Community Hospital from 1980 to 1986.

     Warren D. Barratt has been Senior Vice President, Treasurer and Chief Financial Officer of the Company since July 1997 and prior to such time served as Vice President, Treasurer and Chief Financial Officer since joining the Company in September 1996. From June 1994 until joining the Company, Mr. Barratt served as Chief Financial Officer of The Pet Practice, Inc. ("The Pet Practice"), a provider of veterinary care, until its merger with Veterinary Centers of America, Inc. in July 1996. From 1982 to June 1994, Mr. Barratt held various positions with Price Waterhouse LLP.

     John M. Hogan has been Vice President and General Counsel of the Company since joining the Company in October 1996. From February 1995 until joining the Company, Mr. Hogan served as Assistant General Counsel of NovaCare, with primary responsibility for representation of the NovaCare Outpatient Rehabilitation Division. From March 1992 to February 1995, Mr. Hogan practiced law at Weissburg and Aronson in San Diego, California. From 1985 to March 1992, Mr. Hogan practiced law at Saul, Ewing, Remick & Saul in Philadelphia, Pennsylvania.

     Linda F. Larson has been Vice President--Management Information Systems of the Company since joining the Company in October 1996. From February 1995 until joining the Company, Ms. Larson served as Director of Information Systems at The Pet Practice. She was Director of Information Systems of the Hospital Division of NovaCare from 1991 until January 1995. Before joining NovaCare in 1991, she was Director of System Development and Maintenance at National Medical Enterprises, Specialty Hospital Group.


     Annemarie Armstrong has been Vice President--Marketing of the Company since joining the Company in March 1998. From June 1996 until February 1998, Ms. Armstrong served as Vice President, Corporate Marketing and Communications, at Albert Einstein Healthcare Network, a 1,200-bed health care system in Philadelphia. From March 1992 to June 1996, Ms. Armstrong was Associate Vice President, Corporate Marketing and Communications, at Albert Einstein Healthcare Network. From 1987 to March 1992, she served as Director of Public Relations for Albert Einstein Healthcare Foundation.



     Lewis S. Sharps, M.D., F.A.C.S., is a practicing orthopedic surgeon who has been Chief Medical Officer of the Company since March 1996. Dr. Sharps was a managing partner of Orthopaedic Surgery and Sports Medicine, P.C. from July 1980 until it became an Affiliated Practice of the Company in March 1997. Dr. Sharps served as President of Orthopaedic Rehabilitation and Sports Center, P.C. from 1985 until February 1994 at which time that company was acquired by NovaCare. He serves as a Director of the Pennsylvania Orthopaedic Society, chairs its Political Action Committee, and will become President of that organization in 2000.



     James M. McCrossin has been Vice President--Operations of the Company since December 1997 and prior to such time served as Director of Operations since joining the Company in July 1996. From September 1993 until joining the Company, Mr. McCrossin served as Area Vice President of the Mid Atlantic Region of the Outpatient Rehabilitation Division of NovaCare. He served as Vice President and General Manager of Pat Croce's Sports Physical Therapists, Inc. from 1984 until September 1993 at which time that company was acquired by RehabClinics, Inc., which was acquired by NovaCare in 1994.



     Mark G. Hardin has been Vice President, Assistant Treasurer and Controller of the Company since December 1997 and prior to such time served as Assistant Vice President, Assistant Treasurer and Controller since joining the Company in October 1996. From September 1994 until joining the Company, Mr. Hardin served as Controller of The Pet Practice, which merged with Veterinary Centers of America, Inc. in July 1996. He served as Controller of Everfast, Inc., a retailer and wholesaler of decorative fabrics, from February 1991 until June 1994. Mr. Hardin served as Assistant Controller for McCrory Stores, Inc., a variety retailer, from 1986 to 1991. He previously served as Director of General Accounting for Service Merchandise Company and Assistant Director of Financial Accounting for H.J. Wilson Co. from 1982 to 1986.



     Kerry J. Dale has been a director of the Company since January 1997. Mr. Dale is a General Partner of Keystone Venture Capital and an officer of the general partner of Keystone Venture IV, L.P. ("Keystone"), which he joined in 1988. From 1982 to 1988, he was an owner/operator of two related manufacturers of industrial products.



     William P. Ferretti has been a director of the Company since May 1995. Mr. Ferretti is the Chairman and Chief Executive Officer of Medstar Television, Inc., a television programming company, which he co-founded in 1982. Mr. Ferretti is also a principal of the general partner of NEPA Venture Fund--II, L.P. ("NEPA"). He is a former director of Access Health. Mr. Ferretti currently serves on the board of directors of Vitas Health Care Corp., a provider of hospice services in homes, hospitals and nursing homes and MHM Services, Inc., an American Stock Exchange-listed behavioral health services company.

     Gustav H. Koven, III has been a director of the Company since September 1996. Mr. Koven is a General Partner of Edison Venture Fund, which he joined in 1990, and a general partner of the general partner of Edison Venture Fund III, L.P. ("Edison"). From 1985 to 1990, Mr. Koven served as President of Chase Manhattan Capital Corp. From 1980 to 1985, he served as a Vice President in Corporate Development and Planning at The Chase Manhattan Bank. Before joining Chase in 1980, Mr. Koven held marketing and corporate development positions at Union Carbide. He serves as a director of Novalis Corporation, a provider of services and software for managed care organizations.

     Daniel Promislo has been a director of the Company since February 1995 and since November 1997 has been Managing Director of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, where he was a partner specializing in corporate and securities law from 1977 to 1994. For more than five years, he has been the President and a Director of Historical Documents Company and Historical Souvenir Company, manufacturers of souvenirs related to American history. Mr. Promislo is also a trustee of Resource Asset Investment Trust, a real estate investment trust.


CLASSIFIED BOARD; COMMITTEES



     The Company's Board of Directors is divided into three classes. Each class holds office until the third annual meeting for the election of directors following the election of such class, except that the initial terms of the Class I, Class II and Class III directors expire in 1999, 2000 and 2001, respectively. Messrs. Dale and Koven are Class I directors, Messrs. Ferretti and Promislo are Class II directors and Mr. Keane is a Class III director.


     The Board of Directors has a Compensation Committee, which currently is composed of the entire Board of Directors, and an Audit Committee composed of Messrs. Ferretti, Koven and Promislo. The Compensation Committee determines salaries and bonuses and other compensation matters for officers of the Company, administers employee health and benefit plans, and administers the Stock Incentive Plans and any similar plans created in the future. The Audit Committee recommends the appointment of the Company's independent public accountants and reviews the scope and results of audits, internal accounting controls and tax and other accounting related matters.



DIRECTOR COMPENSATION


     Each non-employee director of the Company is expected to receive a fee of $1,000 per meeting of the Board of Directors attended, plus reimbursement of out-of-pocket expenses. In addition, non-employee directors may receive annual or other additional grants of options in amounts that have not yet been determined.


EXECUTIVE COMPENSATION


     Summary Compensation Table. The following table sets forth certain information with respect to compensation paid or accrued by the Company during 1997 and 1996 to the Company's Chief Executive Officer and to the other four most-highly compensated executive officers of the Company (the Chief Executive Officer and such other four executive officers, collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                        ANNUAL COMPENSATION
                          NAME AND                                      --------------------        ALL OTHER
                     PRINCIPAL POSITION                        YEAR      SALARY       BONUS      COMPENSATION(1)
                     ------------------                        ----     --------     -------     ---------------
Thomas J. Keane.............................................   1997     $157,205       -0-           $   879
  Chairman, President and Chief Executive Officer              1996      150,102       -0-               612
Edward R. Miersch...........................................   1997      200,914       -0-             1,114
  Senior Vice President and Chief Operating Officer            1996       96,154       -0-               163
Martin G. Chilek............................................   1997      150,870       -0-               862
  Senior Vice President--Administration and Secretary          1996      149,341       -0-               612
Warren D. Barratt...........................................   1997      125,264     $25,000             846
  Senior Vice President, Treasurer and Chief Financial         1996       37,981      25,000              51
  Officer
James M. McCrossin..........................................   1997      150,456       -0-               493
  Vice President--Operations                                   1996       38,462       -0-                78



------------------


(1) Such compensation in 1997 consisted of a $400 contribution by the Company to each of the Named Executive Officers under the Company's retirement savings plan and life insurance premiums as follows: Mr. Keane, $479; Mr. Miersch, $714; Mr. Chilek, $462; Mr. Barratt, $446; and Mr. McCrossin, $93.


     Stock Option Grants. The following table contains information concerning the grant of stock options under the Stock Incentive Plans to each of the Named Executive Officers during 1997.

                                 OPTION GRANTS


                                                                                                 POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                      -------------------------------------------------------      ANNUAL RATES OF
                                      NUMBER OF                                                      STOCK PRICE
                                      SECURITIES      % OF TOTAL                                   APPRECIATION FOR
                                      UNDERLYING    OPTIONS GRANTED    EXERCISE                   OPTION TERM($)
                                       OPTIONS       TO EMPLOYEES       PRICE      EXPIRATION    --------------------
               NAME                   GRANTED(#)    IN FISCAL 1997      ($/SH)        DATE          5%         10%
               ----                   ----------    ---------------    --------    ----------    --------    --------
Thomas J. Keane....................      26,196       15.7%             $15.40       7/24/07     $193,969    $547,821
Edward R. Miersch..................      26,196       15.7%             $14.00       7/24/07      230,643     584,495
Martin G. Chilek...................       6,549        3.9%             $14.00       7/24/07       57,661     146,121
Warren D. Barratt..................      26,196       15.7%             $14.00       7/24/07      230,643     584,495
James M. McCrossin.................       5,239        3.2%             $14.00       7/24/07       46,127     116,895


     Option Values. The following table sets forth certain information regarding stock options held as of December 31, 1997 by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 1997.

                         FISCAL YEAR END OPTION VALUES


                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                   OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                               FISCAL YEAR END(#)             FISCAL YEAR END($)(1)
                                                          ----------------------------    ----------------------------
                         NAME                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                         ----                             -----------    -------------    -----------    -------------
Thomas J. Keane........................................      -0-             26,196         $  -0-         $   -0-
Edward R. Miersch......................................       4,511          35,217          46,283          92,566
Martin G. Chilek.......................................       9,022          11,059          92,566          46,272
Warren D. Barratt......................................       4,511          35,217          28,735          57,374
James M. McCrossin.....................................       1,310           7,859          12,593          25,182


------------------


(1) There was no public trading market for the Common Stock as of December 31, 1997. These values have been calculated on the basis of the assumed initial public offering price of $14.00 per share, less the applicable per share exercise price.

    EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Thomas J. Keane, Chairman, President and Chief Executive Officer, in October 1997. The agreement has an initial term of three years and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for an annual base salary of $157,532 and further provides that Mr. Keane will be included in any bonus system, pool or incentive compensation program for senior executives of the Company that may be implemented by the Board. The agreement further provides that Mr. Keane's positions, titles or responsibilities will not be diminished materially without his consent. In the event Mr. Keane's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, the Company is obligated to continue to pay Mr. Keane his then current base salary for the greater of a period of six months or the remainder of the initial term or any additional term, or until such time as he commences other full time employment, whichever occurs earlier. In the event Mr. Keane's employment is terminated without cause upon a change in control (as defined), he is entitled to receive a lump sum payment upon such termination equal to 300% of his then current base salary plus 300% of any annual incentive compensation for the prior year. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Keane from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.


     The Company entered into an employment agreement with Martin G. Chilek, Senior Vice President--Administration and Secretary, in December 1995 which was amended and restated in October 1997. The employment agreement expires in December 1998 and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for an annual base salary of $150,000 and that Mr. Chilek will be included in any bonus system, pool or incentive compensation plan for senior executives of the Company that may be implemented by the Board. In addition, the agreement provides for a grant to Mr. Chilek under the 1995 Company Option Plan of Options to purchase 13,532 shares of Common Stock at an exercise price of $3.74 per share, which options are intended to be "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and become exercisable in three equal installments upon each of the first three anniversaries of the first day of Mr. Chilek's employment with the Company, provided that, in the event of any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, any remaining options shall be exercisable in full whether or not the right to exercise such options has accrued. In the event Mr. Chilek's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, then the Company shall continue to pay Mr. Chilek his then-current base salary for the greater of a period of six months or the remainder of the initial term or any additional term, or until such time as he commences other full-time employment, whichever occurs earlier. In the event Mr. Chilek's employment is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon such termination equal to the greater of: 200% of his then-current base salary plus 200% of any annual incentive compensation for the prior year, or 100% of his then-current base salary plus 100% of his annual incentive compensation for the remainder of the initial term or any additional term. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Chilek from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.



     The Company entered into an employment agreement with Edward R. Miersch, Senior Vice President and Chief Operating Officer, in May 1996 which was amended and restated in October 1997. The employment agreement expires in June 1999 and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for a base salary of $200,000 and that Mr. Miersch will be included in any bonus system, pool or incentive compensation plan for senior executives of the Company that may be implemented by the Board. In addition, the agreement provides for a grant to Mr. Miersch under the 1995 Company Option Plan of options to purchase 13,532 shares of Common Stock at an exercise price of $3.74 per share, which options are intended to be ISOs and become exercisable in three equal installments upon each of the first three anniversaries of the first day of Mr. Miersch's employment with the Company, provided that, in the event of any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, any remaining options shall be exercisable in full whether or not the right to exercise such options has accrued. In the event Mr. Miersch's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, then the Company shall continue to pay Mr. Miersch his then-current base salary for the greater of six months or the remainder of the initial term or any additional term, or until such time as he commences other full-time employment, whichever occurs earlier. In the event Mr. Miersch's employment is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon such termination equal to the greater of: 200% of his then-current base salary plus 200% of any annual incentive compensation for the prior year, or 100% of his then-current base salary plus 100% of his annual incentive compensation for the remainder of the initial term or any additional term. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Miersch from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.


     The Company entered into an employment agreement with Warren D. Barratt, Senior Vice President, Treasurer and Chief Financial Officer, in August 1996 which was amended and restated in October 1997. The employment agreement expires in September 1999 and automatically renews for successive one-year terms unless either party elects not to renew. The agreement provides for a base salary of $125,000 and two initial bonuses of $25,000 and that Mr. Barratt will be included in any bonus system, pool or incentive compensation plan for senior executives of the Company that may be implemented by the Board. In addition, the agreement provides for a grant to Mr. Barratt under the 1995 Company Option Plan of options to purchase 13,532 shares of Common Stock at an exercise price of $7.63 per share, which options are intended to be ISOs and become exercisable in three equal installments upon each of the first three anniversaries of the first day of Mr. Barratt's employment with the Company, provided that, in the event of any consolidation, merger or the sale or transfer of substantially all of the assets of the Company to another corporation in which the Company is not the surviving entity, any remaining options shall be exercisable in full whether or not the right to exercise such options has accrued. In the event Mr. Barratt's employment is terminated for reasons other than his death, disability or for cause, or if the Company elects not to renew his employment for any additional term, then the Company shall continue to pay Mr. Barratt his then-current base salary for the greater of six months or the remainder of the initial term or any additional term, or until such time as he commences other full-time employment, whichever occurs earlier. In the event Mr. Barratt's employment is terminated without cause upon a change of control, he is entitled to receive a lump sum payment upon such termination equal to the greater of: 200% of his then-current base salary plus 200% of any annual incentive compensation for the prior year, or 100% of his then-current base salary plus 100% of his annual incentive compensation for the remainder of the initial term or any additional term. The agreement also contains covenants with respect to confidential information as well as a restrictive covenant which generally prevents Mr. Barratt from owning a material interest in or being employed by or affiliated with competitors of the Company during his term of employment and for a period of one year thereafter.




STOCK INCENTIVE PLANS

  Stock Incentive Plan


     Under the Company's 1997 Stock Incentive Plan (the "Stock Incentive Plan"), a variety of awards, including Options, stock appreciation rights and restricted and unrestricted stock grants may be made to the Company's employees, officers, directors, affiliates, consultants and advisors who are expected to contribute to the Company's future growth and success. The Company has reserved 1,574,315 shares of Common Stock for issuance under the Stock Incentive Plan. Notwithstanding the foregoing, under the terms of the Stock Incentive Plan, Options to acquire more than 250,000 shares of Common Stock may not be granted to any individual optionee during any one fiscal year of the Company. Approximately 400 individuals are currently eligible to receive grants or awards under the Stock Incentive Plan. The Compensation Committee will administer the Stock Incentive Plan and determine the price and other terms upon which awards shall be made. Options may be granted either in the form of ISOs or non-statutory stock Options. The option exercise price of ISOs may not be less than the fair market value of the Common Stock on the date of the grant. While the Company currently anticipates that most grants under the Stock Incentive Plan will consist of Options, the Company may grant stock appreciation rights, which represent rights to receive any excess in value of shares of Common Stock over the exercise price; restricted stock awards, which entitle recipients to acquire shares of

Common Stock, subject to the right of the Company to repurchase all or a part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied; or unrestricted stock awards, which represent grants of shares to participants free of any restrictions under the Stock Incentive Plan. Options or other awards that are granted under the Stock Incentive Plan but expire unexercised are available for future grants. The Company has granted Options to purchase 860,778 shares of Common Stock to date under the Stock Incentive Plan. It is not anticipated that any stock appreciation right or restricted or unrestricted stock grants will be made under the Stock Incentive Plan prior to the completion of the Offering.


     Under the terms of the Stock Incentive Plan, if a "Change of Control" (which is defined as including certain changes in the ownership or corporate structure of the Company, as well as a liquidation of the Company or any other event that may be defined by the Company's Board of Directors as constituting a Change of Control) occurs, the Compensation Committee (or such other committee as may be charged with responsibility for administration of the Stock Incentive
Plan) has the right to take whatever actions are deemed to be necessary or desirable with respect to any outstanding Options (which actions may be taken on a case by case basis), including, without limitation, the acceleration of the expiration or termination of the Options (to a date no earlier than thirty days after notice is given to the optionees affected) and the acceleration of the exercisability of any outstanding Options.

     In general, no income is recognized by an optionee on the grant of an Option. On the exercise of an Option, the excess of the fair market value of the shares acquired over the option exercise price paid for the shares (the "spread") is recognized as income if the option is a non-statutory option. If the Option is an ISO, the spread will be taken into account as income for purposes of the federal alternative minimum tax, but not for purposes of the regular federal income tax. The Company generally is allowed a deduction for federal income tax purposes equal to the income recognized by an optionee on exercise of a non-statutory Option (subject to applicable limitations on deductibility of compensation expenses, including the limitations imposed under
Section 162(m) of the Code), but is allowed no deduction with respect to the exercise of an ISO.

     If an optionee exercises an ISO and holds the shares acquired beyond a required holding period (which ends on the later of two years after the date the ISO was granted or one year after the shares were acquired), the optionee will recognize capital gain (or loss) on the disposition of the shares determined by reference to the optionee's purchase price. The tax liability, if any, attributable to such a subsequent disposition will depend, in part, on the optionee's holding period. The maximum tax liability on capital gains with respect to property that has been held more than 18 months is 20%. If an optionee exercises an ISO and sells without satisfying the applicable holding period (a "disqualifying disposition"), the sale will result in ordinary compensation income equal to the excess of the amount realized over the price paid for the shares. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the optionee on a disqualifying disposition.

     If shares which are acquired on exercise of a non-statutory Option are subject to any restrictions that would be treated as creating a risk of forfeiture that is "substantial," in the absence of a special election by the optionee under Section 83(b) of the Code, the tax treatment described above will vary, as the income to the optionee (and the deduction to the Company) will be determined as of the date the substantial risk of forfeiture lapses.

     Section 162(m) of the Code set limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain "covered" employees (the "million dollar cap"). It is anticipated that compensation expense attributable to the exercise of non-statutory options granted under the Stock Incentive Plan will be exempt from these limitations pursuant to certain exemptions contained in Treasury Regulations promulgated by the IRS.

  1995 Company Option Plan and 1995 Affiliate Option Plan


     In 1995, the Company adopted the 1995 Company Option Plan and the 1995 Affiliate Option Plan. An aggregate of Options to purchase 221,977 shares of Common Stock have been granted under the 1995 Company Option Plan. An aggregate of Options to purchase 21,262 shares of Common Stock have been granted under the 1995 Affiliate Option Plan. All such Options were granted with a 10-year term and with an exercise price equal to the fair market value of the Common Stock as determined by the Board of Directors at the date of grant. The 1995 Company Option Plan and the 1995 Affiliate Option Plan have been amended to provide that no additional Options may be granted pursuant to such plans.

                              CERTAIN TRANSACTIONS


     Thomas J. Keane, Chairman, President and Chief Executive Officer of the Company, has received shares of Common Stock in exchange for services rendered to the Company as follows: in July 1994, he received 133,600 shares, and in February 1995, he received 232,426 shares.



     Daniel Promislo, a director of the Company, has received shares of Common Stock in exchange for services rendered to the Company as follows: in September 1994, he received 3,929 shares; in February 1995, he received 6,836 shares; in November 1995, he received 26,914 shares; and in July 1996, he received 3,275 shares.


     From the Company's inception through January 1995, TJK Holdings Inc., a corporation owned by Mr. Keane, made advances to the Company in the aggregate amount of $262,000, of which amount $90,000 was repaid during 1995 and remains outstanding and $172,000 bears interest at an annual rate of 6%.


     In February 1995, the Company issued shares of Series A Preferred Stock to Edison Venture Fund III, L.P. ("Edison") and NEPA Venture Fund II, L.P. ("NEPA"), each of which owns beneficially more than five percent of the outstanding Common Stock of the Company, as follows: to Edison, 856,164 shares of Series A Preferred Stock for a purchase price of $1,249,999; and to NEPA, 513,699 shares of Series A Preferred Stock for a purchase price of $750,001. See "Description of Capital Stock."



     In February 1996, William P. Ferretti, a director of the Company, purchased 26,914 shares of Common Stock for $100,000. In July 1996, Edward R. Miersch, Senior Vice President and Chief Operating Officer of the Company, purchased 53,461 shares of Common Stock for $200,000.



     In December 1996, the Company issued shares of Series B Preferred Stock and Common Stock Warrants to Keystone Venture IV, L.P. ("Keystone"), which owns beneficially more than five percent of the outstanding Common Stock of the Company, and to Edison and NEPA as follows: to Keystone, 396,825 shares of Series B Preferred Stock and 10,395 Common Stock Warrants for an aggregate purchase price of $1,250,000; to Edison, 128,968 shares of Series B Preferred Stock and 3,378 Common Stock Warrants for an aggregate purchase price of $406,250; and to NEPA, 109,127 shares of Series B Preferred Stock and 2,859 Common Stock Warrants for an aggregate purchase price of $343,750. See "Description of Capital Stock."



     In February 1997, the Company issued shares of Series B Preferred Stock and Common Stock Warrants to various investors, including 31,746 shares of Series B Preferred Stock for a purchase price of $99,500 and 832 Common Stock Warrants for a purchase price of $500 to Mr. Keane; and 317,460 shares of Series B Preferred Stock for a purchase price of $995,000 and 8,316 Common Stock Warrants for a purchase price of $5,000 to Dominion Fund IV ("Dominion"), which owns beneficially more than five percent of the outstanding Common Stock of the Company.



     In April 1997, Dominion made a loan to the Company in the aggregate principal amount of $2,000,000, bearing interest at an annual rate of 12%, which remains outstanding. In connection with the loan, the Company granted to Dominion a security interest in all of the Company's assets. Dominion has subsequently agreed to extend the term of such loan for a period of two years from completion of the Offering and to release such security interest. Also, in connection with such loan, the Company issued to Dominion a Series B Warrant to purchase 266,667 shares of Series B Preferred Stock at an exercise price of $3.15 per share, which Series B Warrant expires four years from the date of completion of the Offering. See "Description of Capital Stock" and "Use of Proceeds."



     In September 1996, James M. McCrossin, Vice President -- Operations of the Company, purchased 9,823 shares of Common Stock for $75,000.



     In September 1997, certain shareholders of the Company made bridge loans to the Company in the following respective principal amounts: Dominion, $1,500,000; Keystone, $150,000; Edison, $125,000; NEPA, $125,000; and Mr. Keane, $100,000.
Such loans remain outstanding and bear interest at an annual rate of 10%. Such loans have subsequently been extended for a period of two years from completion of the Offering. In connection with such loans, the Company issued to Dominion a Series B Warrant to purchase 166,667 shares of Series B Preferred Stock at an exercise price of $3.15 per share and Series B Warrants to purchase shares of Series B Preferred Stock to the other lenders in the following amounts: Keystone, 16,667 shares; Edison, 13,889 shares; NEPA, 13,889 shares; and Mr. Keane, 11,111 shares. All of such Series B Warrants expire four years from the date of completion of the Offering. See "Description of Capital Stock" and "Use of Proceeds."



     In January 1998, Dominion made a loan to the Company in the principal amount of $800,000, bearing interest at a rate of 8% per annum, which principal amount and $2,104 of accrued interest were repaid by the Company in January 1998 with a payment of $502,140 in cash and the issuance of shares of Series C Preferred Stock described below. In connection with the repayment of such loan, the Company issued to Dominion Common Stock Warrants to purchase 5,050 shares of Common Stock, subject to anti-dilution and other adjustments, which Common Stock Warrants expire January 16, 2008.



     In January 1998, the Company issued shares of Series C Preferred Stock and Common Stock Warrants to Capital Ventures International ("CVI"), which prior to giving effect to the Series C Preferred Stock Exchange owned beneficially more than five percent of the outstanding Common Stock of the Company, and to Dominion, Keystone, Edison, NEPA and Mr. Keane, as follows: to CVI, 722,892 shares of Series C Preferred Stock and 26,196 Common Stock Warrants for an aggregate purchase price of $3,000,000; to Dominion, 9,468 shares of Series C Preferred Stock and 2,620 Common Stock Warrants for an aggregate purchase price of $300,000; to Keystone, 7,890 shares of Series C Preferred Stock and 2,183 Common Stock Warrants for an aggregate purchase price of $250,000; to Edison, 54,217 shares of Series C Preferred Stock and 1,965 Common Stock Warrants for an aggregate purchase price of $225,000; to NEPA, 6,312 shares of Series C Preferred Stock and 1,946 Common Stock Warrants for an aggregate purchase price of $200,000; and to Mr. Keane, 3,156 shares of Series C Preferred Stock and 873 Common Stock Warrants for an aggregate purchase price of $100,000. Each of such Common Stock Warrants expires on December 31, 2000.



     In May 1998, the Company issued, in exchange for all of the Company's issued and outstanding shares of Series C Preferred Stock and the Common Stock Warrants issued in connection therewith, Convertible Exchange Notes in the aggregate principal amount of $6,000,000 and Common Stock Warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price per share equal to 120% of the Price to Public in the Offering to, among other parties, CVI, Dominion, Keystone, Edison, NEPA and Mr. Keane, as follows: to CVI, Convertible Exchange Notes in the principal amount of $3,000,000 and 100,000 Common Stock Warrants, in exchange for 722,892 shares of Series C Preferred Stock; to Dominion, Convertible Exchange Notes in the principal amount of $300,000 and 10,000 Common Stock Warrants, in exchange for 72,289 shares of Series C Preferred Stock; to Keystone, Convertible Exchange Notes in the principal amount of $250,000 and 8,335 Common Stock Warrants, in exchange for 60,241 shares of Series C Preferred Stock; to Edison, Convertible Exchange Notes in the principal amount of $225,000 and 7,500 Common Stock Warrants, in exchange for 54,217 shares of Series C Preferred Stock; to NEPA, Convertible Exchange Notes in the principal amount of $200,000 and 6,665 Common Stock Warrants, in exchange for 48,193 shares of Series C Preferred Stock; and to Mr. Keane, Convertible Exchange Notes in the principal amount of $100,000 and 3,335 Common Stock Warrants, in exchange for 24,096 shares of Series C Preferred Stock. The principal amount of the Convertible Exchange Notes is payable in four equal quarterly installments on each of August 31, 1999, November 30, 1999, February 28, 2000 and May 31, 2000, and the outstanding principal amounts bear interest at a rate of 8% per annum, compounded monthly in arrears and payable at the same time as the principal payments. The Exchange Notes must be prepaid in full upon the occurrence of certain events, including upon the completion of an offering of securities subsequent to the Offering that results in proceeds of at least $30 million, at the election of the holders of at least 50% of the outstanding principal amount of the Convertible Exchange Notes. Upon the completion of the Offering at the election of the lender under the Line of Credit, scheduled payments of principal and interest under the Convertible Exchange Notes may be made by the issuance of shares of a new series of convertible preferred stock. This convertible preferred stock would pay a 8% cumulative, compounded annual dividend and would be convertible into shares of Common Stock at the option of the holder, based on 100% of the market price of the Common Stock during a pricing period immediately prior to the conversion and would be mandatorily convertible in August 2000. The Common Stock Warrants issued in connection with the Convertible Exchange Notes expire in May 2003.



     In May 1998, certain shareholders of the Company agreed to purchase Convertible Bridge Notes from the Company in the following respective amounts:
Dominion, $1,100,000; Edison, $700,000; Keystone,

$450,000; NEPA, $200,000; and CVI, $100,000. The Convertible Bridge Notes are due and payable on June 1, 1999, bear interest at an annual rate of 4.82% and, upon completion of the Offering, will be converted into an aggregate number of shares of Common Stock equal to the aggregate outstanding principal amount of such loans divided by the Price to Public. In connection therewith, the Company also issued to such shareholders Warrants to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issuable upon conversion of the Convertible Bridge Notes with an exercise price of 120% of the Price to Public in the Offering. These Common Stock Warrants expire in May 2003. At an assumed Price to Public of $14.00, such holders will receive Common Stock Warrants to purchase an aggregate of 91,071 shares at an exercise price of $16.80 per share, as follows: to Dominion, 39,286 Common Stock Warrants; to Edison, 25,000 Common Stock Warrants; to Keystone, 16,071 Common Stock Warrants; to NEPA, 7,143 Common Stock Warrants; and to CVI, 3,571 Common Stock Warrants.



     In May 1998, in connection with the issuance by the Company of the Convertible Bridge Notes and Convertible Exchange Notes described above, all previously issued Common Stock Warrants still outstanding were amended to provide that the exercise price per share of all such Warrants will be equal to the Price to Public in the Offering, and the Series B Warrants were amended to become Common Stock Warrants to purchase 168,091 shares of Common Stock at the Price to Public in the Offering.



     The Company, Mr. Keane, Dominion, Edison, Keystone and NEPA and certain other holders of the Series A Preferred Stock and Series B Preferred Stock and the Warrants are parties to an Amended and Restated Registration Rights Agreement dated as of December 31, 1996, as amended (the "Series A and B Registration Rights Agreement"), to provide for the registration under the Securities Act of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock and exercise of the Warrants issued in connection therewith (the "Underlying Shares") owned by such shareholders. The Series A and B Registration Rights Agreement provides that the holders of at least 40% of the Underlying Shares may demand registration of at least 20% of the Underlying Shares originally issued ("Demand Registration"). The Company is required to effect a total of two Demand Registrations. In connection with any Demand Registration, the Company and Mr. Keane, for their own accounts, may include shares of Common Stock in any such registration, subject to reduction by a managing underwriter if such inclusion would adversely affect the marketing of the shares to be included in the Demand Registration. The Series A and B Registration Rights Agreement also provides for incidental registration of the Underlying Shares with respect to any registrations of Common Stock undertaken by the Company (other than registrations on Forms S-4 and S-8 and registrations for the benefit of a holder of Warrants to purchase 5,707 shares of Common Stock). The Series A and B Registration Rights Agreement provides the holders of Underlying Shares the right to register their shares on Form S-3 if and when the Company becomes eligible to use such form. The costs to register shares will be borne by the Company, except for underwriting discounts and commissions. The Series A and B Registration Rights Agreement also requires the Company to indemnify each selling shareholder for violations of certain securities laws in connection with a registration that results in losses to the selling shareholder, unless a violation is caused by such shareholder. In turn, the selling shareholders must indemnify the Company for losses due to any violation of securities laws by them in the registration process.



     In connection with the Series C Preferred Stock Exchange, the Company, CVI, Keystone, Edison, NEPA, Dominion, Mr. Keane and the other holders of the Convertible Exchange Notes are entering into a Registration Rights Agreement dated as of May 26, 1998 (the "Exchange Registration Rights Agreement" and, together with the Series A and B Registration Rights Agreement, the "Registration Rights Agreements"), to provide for the registration under the Securities Act of the shares of Common Stock issuable upon conversion of the convertible preferred stock issuable upon conversion of the Convertible Exchange Notes and the exercise of the Warrants issued in connection therewith (collectively, the "Exchange Underlying Shares") owned by such parties. The Exchange Registration Rights Agreement provides that the Company shall have current and effective, on or before the first anniversary of the completion of the Offering, a registration statement covering the resale of the shares of Common Stock issuable upon the exercise of such Warrants and, prior to the issuance of such convertible preferred stock, a registration statement covering the shares of Common Stock issuable upon the conversion thereof, and that such registration statements shall remain current and effective until all such shares of Common Stock have been sold under the registration statement or may be resold under Rule 144(k) under the Securities Act or until the aggregate number of such shares of Common Stock equals less than one percent of the outstanding shares of Common Stock of the Company. The Exchange Registration Rights Agreement provides that, in the event of a breach by the Company of its obligation to cause the registration statements to become and remain effective, in addition to other remedies, the Company must pay liquidated damages in the amount per month of approximately 1.5% of the purchase price of the shares covered by the applicable registration statement (pro rated for partial months) during the term of any breach. The Exchange Registration Rights Agreement also provides for incidental registration of the Exchange Underlying Shares with respect to any registration of Common Stock undertaken by the Company (other than registrations on Forms S-4 and S-8), and contains certain other provisions similar to those in the Series A and B Registration Rights Agreement.



     In May 1998, in consideration of the agreement by Affiliated Physicians who were parties to the Initial Affiliation Transactions to amend their respective Affiliation Agreements, Edison, Keystone, NEPA, Dominion, Mr. Keane, Mr. Promislo and Mr. Ferretti (the "Transferring Shareholders") severally agreed to transfer up to an aggregate of 1,273,858 shares of Common Stock to such Affiliated Physicians in the event that the price per share of the Common Stock did not reach certain specified levels by the second anniversary of the completion of the Offering (the "Guarantee Transaction"). In connection therewith, the Company has agreed to issue to the Transferring Shareholders Warrants to purchase an aggregate of 100,000 shares of Common Stock with an exercise price per share equal to 120% of the Price to Public in the Offering (or $16.80 per share, at an assumed Price to Public of $14.00), as follows: to Edison, 29,890 Warrants; to Keystone, 10,710 Warrants; to NEPA, 18,790 Warrants, to Dominion, 8,570 Warrants; to Mr. Keane, 27,020 Warrants; to Mr. Promislo, 2,910 Warrants; and to Mr. Ferretti, 2,110 Warrants. In the event that the Underwriters' overallotment option is not exercised and the Price to Public in the Offering equals $13.00 or more, it is anticipated that the Transferring Shareholders will have no obligation to transfer shares and, in such event, no Warrants will be issued in connection therewith.


     Mr. Promislo is currently Managing Director of Wolf, Block, Schorr and Solis-Cohen LLP, which provides legal services to the Company.

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the ownership of the Common Stock as of May 26, 1998 and as adjusted to reflect the sale of shares offered pursuant to this Prospectus, by (i) each of the Company's Named Executive Officers and directors; (ii) all of the Company's executive officers and directors as a group; and (iii) each person known to the Company to own more than five percent of the outstanding shares of Common Stock.



                                                                                            PERCENT OF OUTSTANDING
                                                                    NUMBER OF SHARES                SHARES
                                                                   BENEFICIALLY OWNED    ----------------------------
                                                                      PRIOR TO THE       PRIOR TO THE       AFTER THE
NAME OF BENEFICIAL OWNER                                                OFFERING           OFFERING         OFFERING
------------------------                                           ------------------    ------------       ---------
Thomas J. Keane(1)..............................................          416,266            23.7%             5.5%
Edward R. Miersch(2)............................................          133,912             7.4              1.8
Martin G. Chilek(3).............................................           54,446             3.1                *
Warren D. Barratt(4)............................................           57,562             3.2                *
James M. McCrossin(5)...........................................           28,000             1.6                *
Kerry J. Dale(6)................................................                0               *                *
William P. Ferretti(7)..........................................           26,914             1.6                *
Gustav H. Koven, III(8).........................................                0               *                *
Daniel Promislo (9).............................................           37,025             2.2                *
Edison Venture Fund III, L.P.(10)...............................          445,466            25.7              5.9
NEPA Venture Fund II, L.P.(11)..................................          261,293            15.1              3.5
Keystone Venture IV, L.P.(12)...................................          184,706            10.6              2.5
Dominion Fund IV(13)............................................          345,027            18.4              4.5
All executive officers and
  directors as a group (14 persons)(14).........................          901,868            42.6             11.5


------------------
   * Less than one percent.


 (1) Includes currently exercisable Warrants to purchase 4,652 shares at an exercise price of $14.00 per share and currently exercisable Options to purchase 34,673 shares at an exercise price of $15.40 per share. Does not include Warrants to purchase 3,333 shares and Options to purchase 69,347 shares not currently exercisable or Warrants to purchase 27,020 shares which may be issued to Mr. Keane pursuant to the Guarantee Transaction. See "Certain Transactions." Mr. Keane's address is care of the Company, 220 Commerce Drive, Fort Washington, PA 19034.



 (2) Includes currently exercisable Options to purchase 45,778 shares at an exercise price of $3.74 per share and 34,673 shares at an exercise price of $14.00 per share. Does not include Options to purchase 92,236 shares not currently exercisable. Mr. Miersch's address is care of the Company, 220 Commerce Drive, Fort Washington, PA 19034.



 (3) Consists of currently exercisable Options to purchase 45,778 shares at $3.74 per share and 8,008 shares at an exercise price of $14.00. Does not include Options to purchase 40,226 shares not currently exercisable.



 (4) Consists of currently exercisable Options to purchase 22,889 shares at an exercise price of $7.63 per share and 34,673 shares at an exercise price of $14.00 per share. Does not include Options to purchase 115,125 shares not currently exercisable.



 (5) Includes currently exercisable Options to purchase 11,077 shares at an exercise price of $3.74 per share, 1,108 shares at $7.63 per share and 6,935 shares at $14.00 per share. Does not include Options to purchase 21,623 shares not currently exercisable.



 (6) Does not include 168,580 shares and currently exercisable Warrants to purchase 16,126 shares at an exercise price of $14.00 per share owned by Keystone, of which Mr. Dale is an officer of the general partner of the general partner.

 (7) Does not include Warrants to purchase 2,110 shares which may be issued to Mr. Ferretti pursuant to the Guarantee Transaction. See "Certain Transactions." Also does not include 253,659 shares and currently exercisable Warrants to purchase 7,634 shares at an exercise price of $14.00 per share owned by NEPA, of which Mr. Ferretti is a principal of the general partner.



 (8) Does not include 437,312 shares and currently exercisable Warrants to purchase 8,154 shares at an exercise price of $14.00 per share owned by Edison, of which Mr. Koven is a general partner of the general partner.



 (9) Does not include Warrants to purchase 2,910 shares which may be issued to Mr. Promislo pursuant to the Guarantee Transaction. See "Certain Transactions." Also does not include 3,929 shares owned by Mr. Promislo's children, all of whom are adults. Mr. Promislo disclaims any beneficial ownership with respect to such shares.



(10) Includes currently exercisable Warrants to purchase 8,154 shares at an exercise price of $14.00 per share. Does not include Warrants to purchase 100,000 shares not currently exercisable or Warrants to purchase 29,890 shares which may be issued to Edison pursuant to the Guarantee Transaction. See "Certain Transactions." The address for Edison is care of Edison Venture Fund, 997 Lenox Drive #3, Lawrenceville, NJ 08648.



(11) Includes currently exercisable Warrants to purchase 7,634 shares at an exercise price of $14.00 per share. Does not include Warrants to purchase 13,810 shares not currently exercisable or Warrants to purchase 18,790 shares which may be issued to NEPA pursuant to the Guarantee Transaction. See "Certain Transactions." The address for NEPA is care of Mid-Atlantic Venture Funds, 125 Goodman Drive, Bethlehem, PA 18015.



(12) Includes currently exercisable Warrants to purchase 16,126 shares at an exercise price of $14.00 per share. Does not include Warrants to purchase 24,404 shares not currently exercisable or Warrants to purchase 10,710 shares which may be issued pursuant to the Guarantee Transaction. See "Certain Transactions." The address for Keystone is care of Keystone Venture Capital Management Company, 1601 Market Street, Suite 2500, Philadelphia, PA 19103.



(13) Includes currently exercisable Warrants to purchase 157,306 shares at an exercise price of $14.00 per share. Does not include Warrants to purchase 49,286 shares not currently exercisable or Warrants to purchase 8,570 shares which may be issued pursuant to the Guarantee Transaction. See "Certain Transactions." The address for Dominion is care of Dominion Ventures, Inc., 44 Montgomery Street, Suite 4200, San Francisco, CA 94104.





(14) See notes one through nine above. Includes currently exercisable Options to purchase 102,633 shares at an exercise price of $3.74 per share, 52,244 shares at an exercise price of $7.63 per share, 204,445 shares at an exercise price of $14.00 per share and 34,673 shares at an exercise price of $15.40 per share. Does not include Options to purchase 450,775 shares not currently exercisable, Warrants to purchase 3,333 shares not currently exercisable or Warrants to purchase 32,040 shares which may be issued pursuant to the Guarantee Transaction. See "Certain Transactions."

                          DESCRIPTION OF CAPITAL STOCK


     Upon completion of the Offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, and 5,000,000 shares of undesignated Preferred Stock, par value $.01 ("Preferred Stock"). Of the Common Stock, 3,981,578 shares are issued and outstanding, and an aggregate of 1,101,615 shares are reserved for issuance pursuant to outstanding Options issued pursuant to the Stock Incentive Plans. In addition, upon completion of the Offering, the Company will have outstanding Warrants to purchase 205,782 shares of Common Stock at an exercise price per share equal to the Price to Public in the Offering, which Warrants expire at various times commencing December 31, 1999 through January 16, 2008, and Warrants to purchase 291,071 shares of Common Stock at an exercise price per share equal to 120% of the Price to Public in the Offering, which Warrants expire in May 2003. The Company also has outstanding Convertible Exchange Notes which, at the election of the lender under the Company's Line of Credit, may be repaid by the issuance of shares of a new series of convertible preferred stock, which convertible preferred stock would pay a 10% cumulative, compounded annual dividend and would be convertible into shares of Common Stock, at the option of the holder, based on 100% of the market price of the Common Stock during a pricing period immediately prior to the conversion and would be mandatorily convertible in August 2000. No shares of the undesignated Preferred Stock are issued and outstanding.



     The Company's authorized capital stock also currently includes 1,506,849 shares of Series A Preferred Stock, all of which are outstanding as of the date of this Prospectus, and 1,830,158 shares of Series B Preferred Stock, of which 1,246,031 shares are outstanding as of the date of this Prospectus. All of such outstanding shares will be converted into an aggregate of 1,020,514 shares of Common Stock on the completion of this Offering. After the completion of the Offering, no shares of Convertible Preferred Stock will be outstanding or authorized for issuance.


     The holders of Common Stock are entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available therefor and to receive pro rata the assets of the Company legally available for distribution upon liquidation after payment to holders of Preferred Stock having a liquidation preference over the Common Stock. In addition, holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders generally, including the election of directors, and do not have cumulative voting rights. There are no preemptive, conversion or redemption rights applicable to the shares of the Common Stock. The currently outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby, upon issuance by the Company against receipt of the purchase price therefor, will be, fully paid and non-assessable.


     The Board of Directors is empowered by the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), to designate and issue from time to time one or more classes or series of Preferred Stock without any action of the shareholders. The Board of Directors may fix and determine the relative rights, preferences and limitations of each class or series so authorized. The issuance of, or the ability to issue, the Preferred Stock could adversely affect the voting power and other rights of the holders of the Common Stock or could have the effect of decreasing the market price of the Common Stock or of discouraging or making difficult any attempt by a person or group to obtain control of the Company, including any attempt involving a bid for the Common Stock at a premium over the then market price. The Company does not have any present intention to issue any Preferred Stock, other than the issuance of shares of a new series of convertible preferred stock in repayment of the Convertible Exchange Notes at the election of the lender under the Line of Credit as described above.


     Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), which is applicable to the Company, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. In general, Subchapter F of Chapter 25 of the BCL delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the Company, unless prior approval of the Board of Directors is given. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing the Company's assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the Company.

     As permitted by the BCL, the Articles and the By-laws provide that a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the BCL, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law. These provisions offer persons who serve on the Board of Directors of the Company protection against awards of monetary damages for negligence in the performance of their duties. The Articles and the By-laws also provide that every person who is or was a director or executive officer of the Company, or of any corporation which he or she served as such at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him or her, in connection with any proceeding to which he or she may be made, or threatened to be made, a party, or in which he or she may become involved by reason of his or her being or having been a director or executive officer of the Company, or of such other corporation, whether or not he or she is a director or executive officer of the Company or such other corporation at the time the expenses or liabilities are incurred, and that such directors and executive officers are entitled to the advancement of expenses in connection therewith.

     The By-laws provide that shareholders seeking to nominate candidates for election as directors at an annual or a special meeting of shareholders must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days prior to the anniversary of the date that the Company's proxy statement was released to stockholders in connection with the immediately preceding annual meeting, and
(ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The By-laws also specify certain requirements for a shareholder's notice to be in proper written form.

     Application has been made to have the Common Stock approved for quotation on The Nasdaq Stock Market's National Market under the symbol "USPY."

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the Offering, there has been no public market for the Common Stock. Sales of substantial amounts of shares of the Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock, making it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate.


     Upon the completion of the Offering, assuming no exercise of the overallotment option, the Company will have outstanding 7,481,578 shares of Common Stock. Of these shares, the 3,500,000 shares of Common Stock sold in the Offering will be freely tradeable without restriction or registration under the Securities Act. The remaining 3,981,578 shares of Common Stock outstanding as of the date of this Prospectus are "restricted securities" as defined by Rule 144, all but 196,218 of which have been held for more than one year and would be able to be sold in accordance with the provisions of Rule 144 beginning 90 days after the date of this Prospectus.



     In general, under Rule 144, a person who has beneficially owned shares for at least one year, including an "affiliate," as that term is defined in the Securities Act, is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (approximately 74,816 shares after the completion of the Offering), or the average weekly trading volume during the four calendar weeks preceding filing of notice of such sale, subject to certain requirements concerning availability of public information, manner and notice of sale.


     In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirements, in order to sell shares of Common Stock which are not restricted securities. Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned restricted shares for at least a two year holding period may resell such shares without compliance with the foregoing restrictions.


     Upon the completion of the Offering, it is expected that there will be 1,101,615 shares of Common Stock issuable upon exercise of outstanding Options granted under the Stock Incentive Plans, 278,459 of which are currently vested and the remainder of which will vest in various installments through June 2001. Pursuant to the Underwriting Agreement, the Company has agreed not to file, at any time prior to the date 180 days from the date of this Prospectus, a registration statement under the Securities Act covering any of such shares. The Company, however, intends to file a registration statement or statements covering a portion of these shares within one year from the date of this Prospectus. The shares registered under such registration statement will be available for resale in the open market upon the exercise of vested options, subject to Rule 144 volume limitations applicable to affiliates.



     In addition, upon completion of the Offering, the Company will have outstanding Warrants to purchase 205,782 shares of Common Stock at an exercise price per share equal to the Price to Public in the Offering, which Warrants expire at various times commencing December 31, 1999 through January 16, 2008, and Warrants to purchase 291,071 shares of Common Stock at an exercise price per share equal to 120% of the Price to Public in the Offering, which Warrants expire in May 2003. The Company also has outstanding Convertible Exchange Notes which, at the election of the lender under the Company's Line of Credit, may be repaid by the issuance of shares of a new series of convertible preferred stock, which convertible preferred stock would pay a 8% cumulative, compounded annual dividend and would be convertible into shares of Common Stock, at the option of the holder, based on 100% of the market price of the Common Stock during a pricing period immediately prior to the conversion and would be mandatorily convertible in August 2000.




     The Company, each executive officer and director and certain other shareholders of the Company have agreed that, for a period of 180 days after the date of this Prospectus (the "Lock-Up Period"), they will not, without the prior written consent of NationsBanc Montgomery Securities LLC, issue, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or that represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, except in certain limited circumstances.


     For a description of the Registration Rights Agreements, which provide registration rights, including rights to Demand Registration, to holders of the Convertible Preferred Stock and Warrants, see "Certain Transactions."

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, represented by NationsBanc Montgomery Securities LLC and Piper Jaffray Inc. (the "Representatives"), have severally agreed to purchase from the Company the number of shares of Common Stock indicated below opposite their respective names at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the shares of Common Stock are subject to certain conditions precedent and that the Underwriters are committed to purchase all of such shares, if any are purchased.


                                                                               NUMBER OF
                                  UNDERWRITER                                   SHARES
                                  -----------                                  ---------
NationsBanc Montgomery Securities LLC.......................................
Piper Jaffray Inc...........................................................




     Total..................................................................
                                                                                -------


     The Representatives have advised the Company that the Underwriters may allow to select dealers a concession of not more than $0.__ per share, and such dealers may reallow a concession of not more than $0.__ to certain other dealers. After the public offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall change the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.



     The Company has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to a maximum of 525,000 additional shares of Common Stock to cover over-allotments, if any, at the same price per share as the initial 3,500,000 shares to be purchased by the Underwriters. To the extent that the Underwriters exercise this option, each of the Underwriters will be committed to purchase such additional shares in approximately the same proportion as set forth in the above table.



     The Underwriting Agreement provides that the Company will indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.



     Each executive officer and director and certain other shareholders of the Company have agreed with the Representatives for the Lock-Up Period not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exercisable or exchangeable for or that represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock owned as of the date of this Prospectus or thereafter acquired directly by such holders for with respect to which they have or hereafter acquire the power of disposition, without the prior written consent of NationsBanc Montgomery Securities LLC, subject to certain limited exceptions. However, NationsBanc Montgomery Securities LLC may, in its sole discretion at any time or from time to time, without notice, release all or any portion of the securities subject to the lock-up agreements. In addition, the Company has agreed that during the Lock-Up Period, it will not, without the prior written consent of NationsBanc

Montgomery Securities LLC, issue, sell, contract to sell or otherwise dispose of any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for or represent the right to receive any shares of Common Stock or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, other than the issuance of Common Stock upon the exercise of outstanding Options and Warrants, the Company's issuance of Options under existing Stock Incentive Plans and certain other conditions. See "Shares Eligible For Future Sale."


     Prior to the Offering, there has been no public market for the shares of Common Stock. The initial public offering price will be negotiated among the Company and the Representatives. Among the factors to be considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

     The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.


     The Representatives, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange act of 1934, as amended (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when the Common Stock originally sold by such syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Common Stock to be higher than in would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.



     From time to time in the ordinary course of their respective business, certain of the Underwriters and their affiliates have engaged in and may in the future engage in commercial and/or investment banking transactions with the Company and its affiliates. In addition, NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC, has entered into a commitment letter with respect to the Line of Credit with the Company.


                                 LEGAL MATTERS


     Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, has rendered an opinion that the shares of Common Stock offered hereby will be legally issued, fully paid and non-assessable. Daniel Promislo, a director of the Company, is the Managing Director of Wolf, Block, Schorr and Solis-Cohen LLP and presently owns 37,025 shares of Common Stock. Cozen and O'Connor P.C., Philadelphia, Pennsylvania, has reviewed the matters set forth under "Risk Factors -- Government Regulation" and " -- Risks Related to Relationships with Third Party Payors" and "Business -- Reimbursement for Services" and " -- Government Regulation." The validity of the Common Stock will be passed upon for the Underwriters by Shearman & Sterling, New York, New York. Shearman & Sterling may rely as to matters of Pennsylvania law on the opinion of Wolf, Block, Schorr and Solis-Cohen LLP.


                                    EXPERTS


     The audited financial statements included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated on their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports (for U.S. PHYSICIANS, Inc., Network Medical, Inc., Philadelphia Orthopedic Group, LLP and Philadelphia Uro-Gynecologic Associates, PC) in which the opinions contain an explanatory fourth paragraph relating to such companies' ability to continue as a going concern.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") systems are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

                             U.S. PHYSICIANS, INC.

                         INDEX TO FINANCIAL STATEMENTS


 I.  U.S. PHYSICIANS, INC.

     Report of Independent Public Accountants....................     F-8
     Consolidated Balance Sheets as of December 31, 1996 and 1997
       and March 31, 1998 (unaudited)............................     F-9
     Consolidated Statements of Operations for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................    F-10
     Consolidated Statements of Convertible Preferred Stock
       Securities, Common Stock to be Issued on Conditional
       Affiliation Transactions and Shareholders' Equity
       (Deficit) for the years ended December 31, 1995, 1996 and
       1997, and for the three months ended
       March 31, 1998 (unaudited)................................    F-11
     Consolidated Statements of Cash Flows for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................    F-12
     Notes to Consolidated Financial Statements..................    F-13

II.  CONDITIONAL AFFILIATION TRANSACTIONS
      BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC

     Report of Independent Public Accountants....................    F-35
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................    F-36
     Statements of Operations for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................    F-37
     Statements of Owners' Equity for the years ended December
       31, 1995, 1996 and 1997, and for the three months ended
       March 31, 1998 (unaudited)................................    F-38
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................    F-39
     Notes to Financial Statements...............................    F-40

     BRYN MAWR UROLOGY ASSOCIATES, INC.

     Report of Independent Public Accountants....................    F-44
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................    F-45
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........    F-46
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................    F-47
     Notes to Financial Statements...............................    F-48

     CENTER FOR WOMEN'S HEALTHCARE, PC AND CORAZON G. GEMIL,
       M.D., PC

     Report of Independent Public Accountants....................    F-53
     Combined Balance Sheets as of December 31, 1996 and 1997 and
       March 31, 1998 (unaudited)................................    F-54
     Combined Statements of Operations and Owner's Deficit for
       the years ended December 31, 1995, 1996 and 1997, and for
       the three months ended March 31, 1997 and 1998
       (unaudited)...............................................    F-55
     Combined Statements of Cash Flows for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................    F-56
     Notes to Combined Financial Statements......................    F-57

     CESARE, METZGER, COYLE AND HENZES, INC.

     Report of Independent Public Accountants....................    F-61
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................    F-62
     Statements of Operations for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................    F-63
     Statements of Shareholders' Equity for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1998 (unaudited)..........................    F-64
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................    F-65
     Notes to Financial Statements...............................    F-66

     LEHIGH VALLEY ORTHOPEDICS, INC.

     Report of Independent Public Accountants....................    F-70
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................    F-71
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........    F-72
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................    F-73
     Notes to Financial Statements...............................    F-74

     NETWORK MEDICAL, INC.

     Report of Independent Public Accountants....................    F-79
     Balance Sheets as of September 30, 1996 and 1997 and January
       15, 1998 (unaudited)......................................    F-80
     Statements of Operations for the years ended September 30,
       1995, 1996 and 1997, and for the period from October 1,
       1997 to January 15, 1998 (unaudited)......................    F-81
     Statements of Shareholders' Deficit for the years ended
       September 30, 1995, 1996 and 1997, and for the period from
       October 1, 1997 to January 15, 1998 (unaudited)...........    F-82
     Statements of Cash Flows for the years ended September 30,
       1995, 1996 and 1997, and for the period from October 1,
       1997 to January 15, 1998 (unaudited)......................    F-83
     Notes to Financial Statements...............................    F-84

     ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF THE MAIN
       LINE, INC.

     Report of Independent Public Accountants....................    F-88
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................    F-89
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........    F-90
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................    F-91
     Notes to Financial Statements...............................    F-92

     ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

     Report of Independent Public Accountants....................    F-97
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................    F-98
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........    F-99
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................   F-100
     Notes to Financial Statements...............................   F-101

     RJK MEDICAL ASSOCIATES, LTD.

     Report of Independent Public Accountants....................   F-105
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-106
     Statements of Operations and Retained Earnings for the years ended December 31, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-107
     Statements of Cash Flows for the years ended December 31,
       1996 and 1997, and for the three months ended March 31,
       1997 and 1998 (unaudited).................................   F-108
     Notes to Financial Statements...............................   F-109

     SOUTH SHORE ORTHOPEDICS, PA

     Report of Independent Public Accountants....................   F-113
     Balance Sheets as of March 31, 1997 and 1998................   F-114
     Statements of Operations and Retained Earnings for the years
       ended March 31, 1996, 1997, and 1998......................   F-115
     Statements of Cash Flows for the years ended March 31, 1996,
       1997 and 1998.............................................   F-116
     Notes to Financial Statements...............................   F-117

     SPORTS MEDICINE AND REHABILITATION CENTER, INC. AND RELATED
       COMPANIES

     Report of Independent Public Accountants....................   F-121
     Combined Balance Sheets as of December 31, 1996 and 1997 and
       March 31, 1998 (unaudited)................................   F-122
     Combined Statements of Operations for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-123
     Combined Statements of Owner's Equity for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1998 (unaudited)..........................   F-124
     Combined Statements of Cash Flows for the years ended
       December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-125
     Notes to Combined Financial Statements......................   F-126

     STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

     Report of Independent Public Accountants....................   F-130
     Balance Sheets as of February 28, 1997 and 1998.............   F-131
     Statements of Operations and Retained Earnings for the years
       ended February 29, 1996 and February 28, 1997 and 1998....   F-132
     Statements of Cash Flows for the years ended February 29,
       1996 and February 28, 1997 and 1998.......................   F-133
     Notes to Financial Statements...............................   F-134

     VALLEY FORGE FACIAL PLASTIC SURGERY/EAR,
       NOSE & THROAT ASSOCIATES, LTD.

     Report of Independent Public Accountants....................   F-138
     Balance Sheets as of September 30, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-139
     Statements of Operations and Retained Earnings for the years ended September 30, 1995, 1996 and 1997, and for the six
       months ended March 31, 1997 and 1998 (unaudited)..........   F-140
     Statements of Cash Flows for the years ended September 30,
       1995, 1996 and 1997, and for the six months ended March
       31, 1997 and 1998 (unaudited).............................   F-141
     Notes to Financial Statements...............................   F-142

III. INITIAL PUBLIC OFFERING ("IPO") AFFILIATION TRANSACTIONS

     ALAN E. OTTENSTEIN, M.D.

     Report of Independent Public Accountants....................   F-146
     Combined Balance Sheets as of December 31, 1996 and 1997 and
       March 31, 1998 (unaudited)................................   F-147
     Combined Statements of Operations and Owner's Equity for the
       years ended December 31, 1995, 1996 and 1997, and for the
       three months ended March 31, 1997 and 1998 (unaudited)....   F-148
     Combined Statements of Cash Flows for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-149
     Notes to Combined Financial Statements......................   F-150

     ASSOCIATED SURGEONS, PC

     Report of Independent Public Accountants....................   F-154
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-155
     Statements of Operations and Retained Earnings for the years ended December 31, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-156
     Statements of Cash Flows for the years ended December 31,
       1996 and 1997, and for the three months ended March 31,
       1997 and 1998 (unaudited).................................   F-157
     Notes to Financial Statements...............................   F-158

     ASSOCIATES IN UROLOGY, PC

     Report of Independent Public Accountants....................   F-162
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-163
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-164
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................   F-165
     Notes to Financial Statements...............................   F-166

     CURAMED, LLC

     Report of Independent Public Accountants....................   F-170
     Combined Balance Sheets as of December 31, 1996 and 1997 and
       March 31, 1998 (unaudited)................................   F-171
     Combined Statements of Operations for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-172
     Combined Statements of Owners' Equity for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1998 (unaudited)..........................   F-173
     Combined Statements of Cash Flows for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-174
     Notes to Combined Financial Statements......................   F-175

     DENNIS JAMES BONNER, M.D., LTD.

     Report of Independent Public Accountants....................   F-178
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-179
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-180
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................   F-181
     Notes to Financial Statements...............................   F-182

     NEIL CHESEN, M.D., PC

     Report of Independent Public Accountants....................   F-186
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-187
     Statements of Operations and Retained Earnings (Accumulated
       Deficit) for the years ended December 31, 1996 and 1997,
       and for the three months ended March 31, 1997 and 1998
       (unaudited)...............................................   F-188
     Statements of Cash Flows for the years ended December 31,
       1996 and 1997, and for the three months ended March 31,
       1997 and 1998 (unaudited).................................   F-189
     Notes to Financial Statements...............................   F-190

     NEVYAS EYE ASSOCIATES, PC

     Report of Independent Public Accountants....................   F-194
     Combined Balance Sheets as of December 31, 1996 and 1997 and
       March 31, 1998 (unaudited)................................   F-195
     Combined Statements of Operations and Owners' Equity for the
       years ended December 31, 1995, 1996 and 1997, and for the
       three months ended March 31, 1997 and 1998 (unaudited)....   F-196
     Combined Statements of Cash Flows for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-197
     Notes to Combined Financial Statements......................   F-198

     NORTHERN OPHTHALMIC ASSOCIATES, INC.

     Report of Independent Public Accountants....................   F-202
     Balance Sheets as of November 30, 1996 and 1997 and February
       28, 1998 (unaudited)......................................   F-203
     Statements of Operations and Retained Earnings for the years ended November 30, 1995, 1996 and 1997, and for the three
       months ended February 28, 1997 and 1998 (unaudited).......   F-204
     Statements of Cash Flows for the years ended November 30,
       1995, 1996 and 1997, and for the three months ended
       February 28, 1997 and 1998 (unaudited)....................   F-205
     Notes to Financial Statements...............................   F-206

     NORTHWEST ORTHOPEDIC ASSOCIATES, PC

     Report of Independent Public Accountants....................   F-210
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-211
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-212
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................   F-213
     Notes to Financial Statements...............................   F-214

     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

     Report of Independent Public Accountants....................   F-217
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-218
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-219
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................   F-220
     Notes to Financial Statements...............................   F-221

     ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

     Report of Independent Public Accountants....................   F-225
     Balance Sheets as of September 30, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-226
     Statements of Operations for the years ended September 30,
       1995, 1996 and 1997, and for the six months ended March
       31, 1997 and 1998 (unaudited).............................   F-227
     Statements of Shareholders' Equity for the years ended
       September 30, 1995, 1996 and 1997, and for the six months
       ended March 31, 1998 (unaudited)..........................   F-228
     Statements of Cash Flows for the years ended September 30,
       1995, 1996 and 1997, and for the six months ended March
       31, 1997 and 1998 (unaudited).............................   F-229
     Notes to Financial Statements...............................   F-230

     PHILADELPHIA ORTHOPEDIC GROUP, LLP

     Report of Independent Public Accountants....................   F-234
     Balance Sheets as of December 31, 1997 and March 31, 1998
       (unaudited)...............................................   F-235
     Statements of Operations for the year ended December 31,
       1997, and for the three months ended March 31, 1997 and
       1998 (unaudited)..........................................   F-236
     Statements of Owners' Deficit for the year ended December
       31, 1997, and for the three months ended March 31, 1998
       (unaudited)...............................................   F-237
     Statements of Cash Flows for the year ended December 31,
       1997, and for the three months ended March 31, 1997 and
       1998 (unaudited)..........................................   F-238
     Notes to Financial Statements...............................   F-239

     PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

     Report of Independent Public Accountants....................   F-243
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-244
     Statements of Operations and Accumulated Deficit for the
       years ended December 31, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-245
     Statements of Cash Flows for the years ended December 31,
       1996 and 1997, and for the three months ended March 31,
       1997 and 1998 (unaudited).................................   F-246
     Notes to Financial Statements...............................   F-247

     PRIMARY CARE & REHABILITATION, PC
       AND MEDICAL CONSULTANTS, PC

     Report of Independent Public Accountants....................   F-251
     Combined Balance Sheets as of December 31, 1996 and 1997 and
       March 31, 1998 (unaudited)................................   F-252
     Combined Statements of Operations and Owner's Equity for the
       years ended December 31, 1995, 1996 and 1997, and for the
       three months ended March 31, 1997 and 1998 (unaudited)....   F-253
     Combined Statements of Cash Flows for the years ended
       December 31, 1995, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-254
     Notes to Combined Financial Statements......................   F-255

     SUBURBAN PAIN CONTROL

     Report of Independent Public Accountants....................   F-259
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-260
     Statements of Operations and Owner's Equity for the years
       ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-261
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................   F-262
     Notes to Financial Statements...............................   F-263

     VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

     Report of Independent Public Accountants....................   F-266
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-267
     Statements of Operations and Retained Earnings for the years ended December 31, 1995, 1996 and 1997, and for the three
       months ended March 31, 1997 and 1998 (unaudited)..........   F-268
     Statements of Cash Flows for the years ended December 31,
       1995, 1996 and 1997, and for the three months ended March
       31, 1997 and 1998 (unaudited).............................   F-269
     Notes to Financial Statements...............................   F-270

     WOMEN'S PHYSICIANS AND SURGEONS, PA

     Report of Independent Public Accountants....................   F-275
     Balance Sheets as of December 31, 1996 and 1997 and March
       31, 1998 (unaudited)......................................   F-276
     Statements of Operations and Retained Earnings for the years ended December 31, 1996 and 1997, and for the three months
       ended March 31, 1997 and 1998 (unaudited).................   F-277
     Statements of Cash Flows for the years ended December 31,
       1996 and 1997, and for the three months ended March 31,
       1997 and 1998 (unaudited).................................   F-278
     Notes to Financial Statements...............................   F-279

     After the stock split as discussed in Note 3 to the Company's consolidated financial statements is effected, we expect to be in a position to render the following audit report.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.

May 26, 1998


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To U.S. PHYSICIANS, Inc.:


We have audited the accompanying consolidated balance sheets of U.S. PHYSICIANS, Inc. (a Pennsylvania corporation) and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, convertible preferred stock securities, common stock to be issued on conditional affiliation transactions and shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. PHYSICIANS, Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a significant working capital deficit and an accumulated deficit and has incurred losses since its inception. Further, the Company's growth strategy will require substantial additional funds to finance acquisitions, for working capital and for capital expenditures. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management plans in regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                                                          MARCH 31,
                                                                                  -------------------------
                                                            DECEMBER 31,                           1998
                                                     --------------------------      1998        PRO FORMA
                                                        1996           1997         ACTUAL       (NOTE 15)
                                                     -----------   ------------   -----------   -----------
                                                                                  (UNAUDITED)   (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents........................  $ 2,066,089   $  1,166,118   $ 1,626,733   $ 4,177,190
  Accounts receivable, net.........................           --        320,860       350,076       350,076
  Due from Conditional Affiliation Transactions....           --        937,517     1,386,755     1,386,755
  Prepaid expenses and other.......................       47,824        317,445       540,888       540,888
                                                     -----------   ------------   -----------   -----------
      Total current assets.........................    2,113,913      2,741,940     3,904,452     6,454,909
Property and equipment, net........................      251,177      2,051,840     2,567,114     2,567,114
Investment in Conditional Affiliation
  Transactions.....................................      223,806     47,332,155    49,202,410    49,202,410
Intangible assets, net.............................           --        126,501       124,906       124,906
Deferred offering costs............................           --      1,543,713     2,552,124     2,552,124
Other assets.......................................       42,835        208,956       167,260       167,260
                                                     -----------   ------------   -----------   -----------
                                                     $ 2,631,731   $ 54,005,105   $58,518,266   $61,068,723
                                                     ===========   ============   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current portion of notes payable on Conditional
    Affiliation Transactions.......................  $        --   $ 23,191,005   $21,668,635   $21,668,635
  Current portion of long-term debt................           --      2,202,108     2,394,396     2,394,396
  Accounts payable.................................      682,468        947,102     1,165,623     1,165,623
  Accrued expenses.................................      734,656      5,686,400     6,808,749     6,808,749
  Due to Conditional Affiliation Transactions......           --        554,131       995,715       995,715
                                                     -----------   ------------   -----------   -----------
      Total current liabilities....................    1,417,124     32,580,746    33,033,118    33,033,118
                                                     -----------   ------------   -----------   -----------
Notes payable on Conditional Affiliation
  Transactions.....................................           --      9,546,757     9,309,116     9,309,116
                                                     -----------   ------------   -----------   -----------
Other long-term debt...............................      172,000      2,725,357     2,234,136     7,536,536
                                                     -----------   ------------   -----------   -----------
Other long-term liabilities........................      309,241        233,483       219,822       219,822
                                                     -----------   ------------   -----------   -----------
Series A convertible preferred stock...............    2,169,082      2,179,390     2,181,967            --
                                                     -----------   ------------   -----------   -----------
Series B convertible preferred stock...............    1,917,752      3,811,131     3,820,620            --
                                                     -----------   ------------   -----------   -----------
Series C convertible preferred stock...............           --             --     3,921,131            --
                                                     -----------   ------------   -----------   -----------
Series B convertible preferred stock warrants......           --        851,000       851,000            --
                                                     -----------   ------------   -----------   -----------
Common Stock to be issued on Conditional
  Affiliation Transactions.........................           --     11,490,903    11,716,413    11,716,413
                                                     -----------   ------------   -----------   -----------
Commitments and contingencies (Note 14)
Shareholders' equity (deficit):
  Common Stock, $.01 par value; 25,000,000 shares
    authorized; 513,326, 517,578, 518,015 and
    1,726,379 shares issued and outstanding........        5,134          5,177         5,180        17,263
  Additional paid-in capital.......................      386,315        447,262     3,022,217    11,067,478
  Common Stock warrants............................       33,500        223,000       825,000     2,777,400
  Accumulated deficit..............................   (3,778,417)   (10,089,101)  (12,621,454)  (14,608,423)
                                                     -----------   ------------   -----------   -----------
      Total shareholders' equity (deficit).........   (3,353,468)    (9,413,662)   (8,769,057)     (746,282)
                                                     -----------   ------------   -----------   -----------
                                                     $ 2,631,731   $ 54,005,105   $58,518,266   $61,068,723
                                                     ===========   ============   ===========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       THREE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                 MARCH 31,
                                             -------------------------------------   -----------------------
                                               1995         1996          1997         1997         1998
                                             ---------   -----------   -----------   ---------   -----------
                                                                                           (UNAUDITED)
Net revenues:
  Net patient revenues.....................  $      --   $        --   $   446,224   $      --   $   387,542
  Management fees from Conditional
    Affiliation Transactions...............         --            --     2,846,224     222,536     1,771,227
  Other revenues...........................         --        69,833       925,637      25,000       150,981
                                             ---------   -----------   -----------   ---------   -----------
                                                    --        69,833     4,218,085     247,536     2,309,750
Cost of revenues...........................         --            --     1,178,851      22,892       677,506
                                             ---------   -----------   -----------   ---------   -----------
Gross profit...............................         --        69,833     3,039,234     224,644     1,632,244
Operating expenses:
  General and administrative...............    691,740     2,295,202     7,683,728   1,063,278     1,602,754
  Depreciation and amortization............      2,525         5,881       210,398      15,880       114,933
                                             ---------   -----------   -----------   ---------   -----------
      Loss from operations.................   (694,265)   (2,231,250)   (4,854,892)   (854,514)      (85,443)
Loss in terminated joint venture...........     56,012       528,829            --          --            --
Interest income............................    (80,597)      (36,714)      (94,361)    (18,015)      (27,828)
Interest expense...........................     10,688        12,870     1,501,889      70,100       773,234
                                             ---------   -----------   -----------   ---------   -----------
Net loss...................................  $(680,368)  $(2,736,235)  $(6,262,420)  $(906,599)  $  (830,849)
                                             =========   ===========   ===========   =========   ===========
Pro forma net loss per common share (Note
  3) (unaudited)...........................                            $     (4.14)              $     (0.54)
                                                                       ===========               ===========
Shares used in computing pro forma net loss
  per common share (Note 3) (unaudited)....                              1,513,070                 1,538,456
                                                                       ===========               ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK SECURITIES, COMMON STOCK
 TO BE ISSUED ON CONDITIONAL AFFILIATION TRANSACTIONS AND SHAREHOLDERS' EQUITY
                                   (DEFICIT)



                                                                     CONVERTIBLE PREFERRED STOCK SECURITIES
                                                --------------------------------------------------------------------
                                                       SERIES A                 SERIES B          SERIES B WARRANTS
                                                ----------------------   ----------------------   ------------------
                                                 SHARES       AMOUNT      SHARES       AMOUNT     SHARES     AMOUNT
                                                ---------   ----------   ---------   ----------   -------   --------
Balance at December 31, 1994..................         --   $       --          --   $       --        --   $     --
 Sale of Series A Preferred Stock.............  1,506,849    2,148,466          --           --        --         --
 Accretion of redemption premium on Series A
   Preferred Stock............................         --       10,308          --           --        --         --
 Issuance of Common Stock for services
   rendered...................................         --           --          --           --        --         --
 Purchase of Common Stock.....................         --           --          --           --        --         --
 Net loss.....................................         --           --          --           --        --         --
                                                ---------   ----------   ---------   ----------   -------   --------
Balance at December 31, 1995..................  1,506,849    2,158,774          --           --        --         --
 Sale of Series B Preferred Stock.............         --           --     634,920    1,917,752        --         --
 Accretion of redemption premium on Series A
   Preferred Stock............................         --       10,308          --           --        --         --
 Sale of Common Stock.........................         --           --          --           --        --         --
 Issuance of Common Stock for services
   rendered...................................         --           --          --           --        --         --
 Net loss.....................................         --           --          --           --        --         --
                                                ---------   ----------   ---------   ----------   -------   --------
Balance at December 31, 1996..................  1,506,849    2,169,082     634,920    1,917,752        --         --
 Sale of Series B Preferred Stock.............         --           --     611,111    1,855,423        --         --
 Accretion of redemption premium on Series A
   Preferred Stock............................         --       10,308          --           --        --         --
 Accretion of redemption premium on Series B
   Preferred Stock............................         --           --          --       37,956        --         --
 Sale of Common Stock.........................         --           --          --           --        --         --
 Exercise of Common Stock options.............         --           --          --           --        --         --
 Issuance of Common Stock warrants in
   connection with the Demand Note............         --           --          --           --        --         --
 Issuance of Series B warrants in connection
   with the Term Loan and the
   Term Notes.................................         --           --          --           --   488,890    851,000
 Common Stock to be issued in connection with
   Conditional Affiliation Transactions.......         --           --          --           --        --         --
 Net loss.....................................         --           --          --           --        --         --
                                                ---------   ----------   ---------   ----------   -------   --------
Balance at December 31, 1997..................  1,506,849    2,179,390   1,246,031    3,811,131   488,890    851,000
 Sale of Series C Stock (unaudited)...........         --           --          --           --        --         --
 Accretion of Preferred Stock dividend
   (unaudited)................................         --           --          --           --        --         --
 Accretion of redemption premium on Series A
   Preferred Stock (unaudited)................         --        2,577          --           --        --         --
 Accretion of redemption premium on Series B
   Preferred Stock (unaudited)................         --           --          --        9,489        --         --
 Accretion of redemption premium on Series C
   Preferred Stock (unaudited)................         --           --          --           --        --         --
 Exercise of Common Stock options
   (unaudited)................................         --           --          --           --        --         --
 Issuance of Common Stock warrants in
   connection with the Second Demand Note
   (unaudited)................................         --           --          --           --        --         --
 Common Stock to be issued in connection with
   Conditional Affiliation Transactions
   (unaudited)................................         --           --          --           --        --         --
 Net loss (unaudited).........................         --           --          --           --        --         --
                                                ---------   ----------   ---------   ----------   -------   --------
Balance at March 31, 1998 (unaudited).........  1,506,849   $2,181,967   1,246,031   $3,820,620   488,890   $851,000
                                                =========   ==========   =========   ==========   =======   ========


                                                                                            COMMON STOCK TO BE
                                                 CONVERTIBLE PREFERRED STOCK SECURITIES    ISSUED ON CONDITIONAL
                                                 --------------------------------------         AFFILIATION
                                                                       SERIES C                TRANSACTIONS
                                                                 ----------------------   -----------------------
                                                                  SHARES       AMOUNT      SHARES       AMOUNT
                                                                 ---------   ----------   ---------   -----------
Balance at December 31, 1994..................                          --   $       --          --   $        --
 Sale of Series A Preferred Stock.............                          --           --          --            --
 Accretion of redemption premium on Series A
   Preferred Stock............................                          --           --          --            --
 Issuance of Common Stock for services
   rendered...................................                          --           --          --            --
 Purchase of Common Stock.....................                          --           --          --            --
 Net loss.....................................                          --           --          --            --
                                                                 ---------   ----------   ---------   -----------
Balance at December 31, 1995..................                          --           --          --            --
 Sale of Series B Preferred Stock.............                          --           --          --            --
 Accretion of redemption premium on Series A
   Preferred Stock............................                          --           --          --            --
 Sale of Common Stock.........................                          --           --          --            --
 Issuance of Common Stock for services
   rendered...................................                          --           --          --            --
 Net loss.....................................                          --           --          --            --
                                                                 ---------   ----------   ---------   -----------
Balance at December 31, 1996..................                          --           --          --            --
 Sale of Series B Preferred Stock.............                          --           --          --            --
 Accretion of redemption premium on Series A
   Preferred Stock............................                          --           --          --            --
 Accretion of redemption premium on Series B
   Preferred Stock............................                          --           --          --            --
 Sale of Common Stock.........................                          --           --          --            --
 Exercise of Common Stock options.............                          --           --          --            --
 Issuance of Common Stock warrants in
   connection with the Demand Note............                          --           --          --            --
 Issuance of Series B warrants in connection
   with the Term Loan and the
   Term Notes.................................                          --           --          --            --
 Common Stock to be issued in connection with
   Conditional Affiliation Transactions.......                          --           --     965,622    11,490,903
 Net loss.....................................                          --           --          --            --
                                                                 ---------   ----------   ---------   -----------
Balance at December 31, 1997..................                          --           --     965,622    11,490,903
 Sale of Series C Stock (unaudited)...........                   1,445,784    2,881,693          --            --
 Accretion of Preferred Stock dividend
   (unaudited)................................                          --           --          --            --
 Accretion of redemption premium on Series A
   Preferred Stock (unaudited)................                          --           --          --            --
 Accretion of redemption premium on Series B
   Preferred Stock (unaudited)................                          --           --          --            --
 Accretion of redemption premium on Series C
   Preferred Stock (unaudited)................                          --    1,039,438          --            --
 Exercise of Common Stock options
   (unaudited)................................                          --           --          --            --
 Issuance of Common Stock warrants in
   connection with the Second Demand Note
   (unaudited)................................                          --           --          --            --
 Common Stock to be issued in connection with
   Conditional Affiliation Transactions
   (unaudited)................................                          --           --      18,952       225,510
 Net loss (unaudited).........................                          --           --          --            --
                                                                 ---------   ----------   ---------   -----------
Balance at March 31, 1998 (unaudited).........                   1,445,784   $3,921,131     984,574   $11,716,413
                                                                 =========   ==========   =========   ===========


                                                                           SHAREHOLDERS' EQUITY (DEFICIT)
                                                ------------------------------------------------------------------------------------
                                                                                      COMMON STOCK                        TOTAL
                                                   COMMON STOCK       ADDITIONAL        WARRANTS                       SHAREHOLDERS'
                                                -------------------    PAID-IN     ------------------   ACCUMULATED       EQUITY
                                                 SHARES     AMOUNT     CAPITAL     SHARES     AMOUNT      DEFICIT        (DEFICIT)
                                                ---------   -------   ----------   -------   --------   ------------   -------------
Balance at December 31, 1994..................    448,382   $4,484    $       --        --   $     --   $  (291,483)    $  (286,999)
 Sale of Series A Preferred Stock.............         --       --            --        --         --            --              --
 Accretion of redemption premium on Series A
   Preferred Stock............................         --       --            --        --         --       (10,308)        (10,308)
 Issuance of Common Stock for services
   rendered...................................     26,914      269        99,731        --         --            --         100,000
 Purchase of Common Stock.....................    (55,442)    (554)      (99,731)       --         --       (49,715)       (150,000)
 Net loss.....................................         --       --            --        --         --      (680,368)       (680,368)
                                                ---------   -------   ----------   -------   --------   ------------    -----------
Balance at December 31, 1995..................    419,854    4,199            --        --         --    (1,031,874)     (1,027,675)
 Sale of Series B Preferred Stock.............         --       --            --    16,632     33,500            --          33,500
 Accretion of redemption premium on Series A
   Preferred Stock............................         --       --            --        --         --       (10,308)        (10,308)
 Sale of Common Stock.........................     90,198      902       374,098        --         --            --         375,000
 Issuance of Common Stock for services
   rendered...................................      3,274       33        12,217        --         --            --          12,250
 Net loss.....................................         --       --            --        --         --    (2,736,235)     (2,736,235)
                                                ---------   -------   ----------   -------   --------   ------------    -----------
Balance at December 31, 1996..................    513,326    5,134       386,315    16,632     33,500    (3,778,417)     (3,353,468)
 Sale of Series B Preferred Stock.............         --       --            --    16,009     62,500            --          62,500
 Accretion of redemption premium on Series A
   Preferred Stock............................         --       --            --        --         --       (10,308)        (10,308)
 Accretion of redemption premium on Series B
   Preferred Stock............................         --       --            --        --         --       (37,956)        (37,956)
 Sale of Common Stock.........................      2,287       23        53,617        --         --            --          53,640
 Exercise of Common Stock options.............      1,965       20         7,330        --         --            --           7,350
 Issuance of Common Stock warrants in
   connection with the Demand Note............         --       --            --     5,707    127,000            --         127,000
 Issuance of Series B warrants in connection
   with the Term Loan and the
   Term Notes.................................         --       --            --        --         --            --              --
 Common Stock to be issued in connection with
   Conditional Affiliation Transactions.......         --       --            --        --         --            --              --
 Net loss.....................................         --       --            --        --         --    (6,262,420)     (6,262,420)
                                                ---------   -------   ----------   -------   --------   ------------    -----------
Balance at December 31, 1997..................    517,578    5,177       447,262    38,348    223,000   (10,089,101)     (9,413,662)
 Sale of Series C Stock (unaudited)...........         --       --     2,571,625    85,137    520,000            --       3,091,625
 Accretion of Preferred Stock dividend
   (unaudited)................................         --       --            --        --         --      (650,000)       (650,000)
 Accretion of redemption premium on Series A
   Preferred Stock (unaudited)................         --       --            --        --         --        (2,577)         (2,577)
 Accretion of redemption premium on Series B
   Preferred Stock (unaudited)................         --       --            --        --         --        (9,489)         (9,489)
 Accretion of redemption premium on Series C
   Preferred Stock (unaudited)................         --       --            --        --         --    (1,039,438)     (1,039,438)
 Exercise of Common Stock options
   (unaudited)................................        437        3         3,330        --         --            --           3,333
 Issuance of Common Stock warrants in
   connection with the Second Demand Note
   (unaudited)................................         --       --            --     5,050     82,000            --          82,000
 Common Stock to be issued in connection with
   Conditional Affiliation Transactions
   (unaudited)................................         --       --            --        --         --            --              --
 Net loss (unaudited).........................         --       --            --        --         --      (830,849)       (830,849)
                                                ---------   -------   ----------   -------   --------   ------------    -----------
Balance at March 31, 1998 (unaudited).........    518,015   $5,180    $3,022,217   128,535   $825,000   $(12,621,454)   $(8,769,057)
                                                =========   =======   ==========   =======   ========   ============    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                  THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                   MARCH 31,
                                                      --------------------------------------   -------------------------
                                                         1995         1996          1997          1997          1998
                                                      ----------   -----------   -----------   -----------   -----------
                                                                                                      (UNAUDITED)
Operating activities:
  Net loss..........................................  $ (680,368)  $(2,736,235)  $(6,262,420)  $  (906,599)  $  (830,849)
  Adjustments to reconcile net loss to net cash used
    in operating activities--
      Depreciation and amortization.................       2,525         5,881       210,398        15,880       114,933
      Amortization of debt discount.................          --            --       272,380            --       165,220
      Stock issued for services rendered............     100,000        12,250            --            --            --
      Loss in terminated joint venture..............      56,012       528,829            --            --            --
      Write-off of Investment in Conditional
         Affiliation Transactions...................          --            --     1,203,000            --            --
      Loss on Repurchased Practices.................          --            --       325,681            --            --
      Changes in assets and liabilities--
         Accounts receivable........................          --            --      (320,860)      (19,573)      (29,216)
         Due from Conditional Affiliation
           Transactions.............................          --            --      (937,517)     (390,133)     (449,238)
         Prepaid expenses and other.................     (19,818)      (28,006)     (269,621)      (63,641)     (223,443)
         Other assets...............................          --       (42,835)     (166,121)      (25,993)       91,696
         Accounts payable...........................     103,442       579,026       264,634      (511,821)      218,521
         Accrued expenses...........................      60,853       387,786     1,612,385       418,496      (497,308)
         Due to Conditional Affiliation
           Transactions.............................          --            --       554,131       222,108       441,584
                                                      ----------   -----------   -----------   -----------   -----------
           Net cash used in operating activities....    (377,354)   (1,293,304)   (3,513,930)   (1,261,276)     (998,100)
                                                      ----------   -----------   -----------   -----------   -----------
Investing activities:
  Purchases of property and equipment...............     (16,126)     (184,555)   (1,727,140)     (163,858)     (578,533)
  Net proceeds from sale of property and
    equipment.......................................          --            --       549,492            --            --
  Completed Acquisitions............................          --            --      (150,000)           --            --
  Cash deposits on Conditional Affiliation
    Transactions....................................          --            --    (2,124,882)     (897,000)     (196,778)
  Cash deposits on Repurchased Practices............          --            --      (333,000)           --            --
  Cash deposits returned from Repurchased
    Practices.......................................          --            --       165,316            --            --
  Investment in joint venture.......................    (120,289)     (177,002)           --            --            --
                                                      ----------   -----------   -----------   -----------   -----------
           Net cash used in financing activities....    (136,415)     (361,557)   (3,620,214)   (1,060,858)     (775,311)
                                                      ----------   -----------   -----------   -----------   -----------
Financing activities:
  Proceeds from long-term debt......................          --            --     4,850,000            --       800,000
  Repayment of long-term debt.......................     (90,000)           --       (66,188)       (7,495)   (1,728,364)
  Repayments of notes payable on Conditional
    Affiliation Transactions........................          --            --      (370,555)           --    (2,814,261)
  Repayments of notes payable of Repurchased
    Practices.......................................          --            --      (157,997)           --            --
  Net proceeds from sale of Common Stock............          --       375,000        53,640            --            --
  Net proceeds from exercise of Common Stock
    options.........................................          --            --         7,350            --         3,333
  Repurchase of Common Stock........................    (150,000)           --            --            --            --
  Net proceeds from sale of Series A Preferred
    Stock...........................................   2,148,466            --            --            --            --
  Net proceeds from sale of Series B Preferred
    Stock...........................................          --     1,951,252     1,917,923     1,917,923            --
  Net proceeds from sale of Series C Preferred
    Stock...........................................          --            --            --            --     5,973,318
                                                      ----------   -----------   -----------   -----------   -----------
           Net cash provided by financing
             activities.............................   1,908,466     2,326,252     6,234,173     1,910,428     2,234,026
                                                      ----------   -----------   -----------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents.......................................   1,394,697       671,391      (899,971)     (411,706)      460,615
Cash and cash equivalents, beginning of period......           1     1,394,698     2,066,089     2,066,089     1,166,118
                                                      ----------   -----------   -----------   -----------   -----------
Cash and cash equivalents, end of period............  $1,394,698   $ 2,066,089   $ 1,166,118   $ 1,654,383   $ 1,626,733
                                                      ==========   ===========   ===========   ===========   ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. BUSINESS AND ORGANIZATION:



     U.S. PHYSICIANS, Inc. (a Pennsylvania corporation) and its affiliated professional corporations (the "Company"), is an integrator and manager of specialist medical practices and ancillary services that, upon completion of the Initial Affiliation Transactions (as defined below), will have practice locations in four states in the mid-Atlantic region. The Company, primarily through affiliation agreements with physician practices, is developing integrated, multiple specialist physician networks in various health care service areas in the mid-Atlantic region and surrounding states.



     As of March 31, 1998, the Company and its affiliated professional corporations had entered into Affiliation Agreements under which they have acquired either the stock or the majority of the assets of 18 physician practices (the "Conditional Affiliation Transactions"). In consideration, the selling owners received a combination of cash, notes, convertible notes and rights to receive shares of the Company's Common Stock in the future.



     The Affiliation Agreements for the Conditional Affiliation Transactions contain a repurchase provision that gives the selling owners an option, in the event that an initial public offering ("IPO") has not been completed by the Company by a specified date (the "Repurchase Date"), to repurchase the net assets of their practice by returning all of the consideration received, excluding the nonrefundable cash consideration. The repurchase option may be exercised at any time after the Repurchase Date and expires upon completion of an IPO. The Repurchase Dates for the 18 Conditional Affiliation Transactions are as follows: fifteen occur on June 15, 1998 and three occur on June 30, 1998. If the selling owners exercise their option to repurchase their practice, the aggregate amount of the cash consideration that would be retained by the selling owners is $2,321,660.



     In accordance with Accounting Principles Board Opinion No. 16, "Accounting for Business Combinations," ("APB No. 16"), the Conditional Affiliation Transactions are not considered effective for applying purchase accounting until the date that the Company completes an IPO (the "Final Closing Date"). Pursuant to the Affiliation Agreements for the period of time between the closing of the Affiliation Agreement (the "Initial Closing Date") and the Final Closing Date, the Company is entitled to a management fee equal to the residual net income or loss earned by each practice and is responsible for centrally managing the cash of each practice. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and the year ended December 31, 1997 include management fee revenue for the residual net income or loss earned by the practice for the period from the Initial Closing Date to March 31, 1997, for the period from January 1, 1998 to March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain Due to/from Conditional Affiliation Transactions accounts to reflect the net cash activity for the respective period.



     In addition to the Conditional Affiliation Transactions discussed above, since January 1, 1997, the Company and its affiliated professional corporations have entered into Affiliation Agreements to purchase 23 physician practices, which will close upon the completion of the Company's IPO, as defined (the "IPO Affiliation Transactions" and, with the Conditional Affiliation Transactions, the "Initial Affiliation Transactions"). There is no interim management agreement in place between the Company and the physician practices that are parties to IPO Affiliation Transactions. In accordance with APB No. 16, the IPO Affiliation Transactions are not considered effective for applying purchase accounting until the Company completes its IPO, as defined.


     Upon the date that the Company completes an IPO the Company will account for the Initial Affiliation Transactions in accordance with the Emerging Issues Task Force of the Financial Accounting Standards Board Issue No. 97-2 "Application of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries,

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. BUSINESS AND ORGANIZATION: -- (CONTINUED)

and APB Opinion No. 16, Business Combinations to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements" ("EITF 97-2"). (See Note 3 -- Principles of Consolidation.)


     In addition to the Initial Affiliation Transactions discussed above, the selling owners of four physician practices (the "Repurchased Practices") that were acquired between January and September 1997 exercised their repurchase provisions (See Note 3).



     Also, since 1997, the Company has acquired substantially all of the assets of a medical billings and collection company, a physical therapy practice, and a multi-county physician contracting network (the "Completed Transactions") (See
Note 5). The assets of the medical billings and collection company were later sold in May 1998 for nominal consideration.


2. LIQUIDITY:


     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 1998, the Company had a working capital deficit of $29,128,666 and an accumulated deficit of $12,621,454. Included in the working capital deficit is $21,668,635 for the current portion of notes payable issued on Conditional Affiliation Transactions as of March 31, 1998. The Company has incurred losses since its inception and is subject to those risks associated with companies in the early stages of development. Substantial financing will be required to continue the Company's affiliation transactions strategy and to fund operations.



     Pursuant to an agreement to be entered into on or about May 27, 1998, the Company expects to raise $2.6 million through the issuance of convertible bridge notes (See Note 8) in order to fund the Company's short term working capital needs and to fund any necessary acquisition or affiliation payments pending completion of the IPO. In addition, the Company has obtained a commitment for a $75 million revolving line of credit (See Note 8) with a bank to provide additional funding for future working capital needs and affiliation transactions which is contingent upon the completion of the IPO. Available borrowings under the revolving line of credit are anticipated to be approximately $40.0 million contingent upon completion of an IPO in June 1998. The Company expects that adequate financing will be available to fund the Company's working capital needs and to fund the required acquisition payments. However, there is no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms or at all. If the Company is unable to secure adequate financing, its ability to implement its growth strategy will be impaired and its financial condition and results of operations are likely to be materially adversely affected.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The consolidated financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire year.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly and beneficially owned subsidiaries including its affiliated professional corporations.


     As described in Note 1, the Conditional Transaction and the Initial Affiliation Transactions are not considered effective for accounting purposes until the date that the Company completes an IPO (the "Effective Date"). Accordingly for the period of time prior to the Effective Date, the Conditional Affiliation Transactions are treated as Management Agreements. Under the Management Agreement the Company is entitled to the residual net income or loss earned by the Conditional Affiliation Transactions, other than the New York Conditional Affiliation Transaction, from the Initial Closing Date to the Effective Date. The New York Affiliation Transaction pays the Company an amount equal to the Company's costs plus a percentage of such costs.



     Upon the date that the Company completes an IPO, the Initial Affiliation Transactions will be accounted for in accordance with EITF 97-2. Due to laws restricting the corporate practice of medicine in the states in which the Company operates, simultaneous with the effective date of the Affiliation Agreement, the physicians of the physician practice enter into employment agreements with a single professional corporation in the state in which they practice. There is a 40-year Management and Services Agreement ("Management Agreement") in place between the Company and the professional corporation. Through the Management Agreement, the Company has exclusive authority over decision making relating to all major ongoing operations of the underlying professional corporations with the exception of the professional aspects of medical practice as required by state law. Under the Management Agreement, the Company establishes annual operating and capital budgets for the professional corporations and compensation guidelines for the licensed medical professionals. In addition, the applicable professional corporation (other than the professional corporation in New York, the "New York PC"), the officers and directors of which are generally officers of the Company, has the contractual right to designate, in its sole discretion, at any time, the licensed doctor who is the owner of the capital stock of the professional corporation ("Nominee Arrangements"). The Company, through the Nominee Arrangement, has the ability to establish and implement guidelines for the selection, hiring and firing of medical professionals. Through the Management Agreement and the Nominee Arrangements, the Company has significant long-term financial interests in the professional corporations, the interests in which are unilaterally saleable and transferable by the Company and fluctuate based upon the actual performance of the operations of the professional corporations. The Company has established an other-than-temporary controlling financial interest in each professional corporation (except with respect to the New York PC) and accordingly, upon completion of the IPO or the lapse of the repurchase provision, each professional corporation, (except the New York PC) will be consolidated with the financial statements of the Company. The two New York Affiliation Transactions (one Conditional Affiliation Transaction and one IPO Affiliation Transaction) will continue to be treated as Management Agreements.


     All significant intercompany accounts and transactions have been eliminated.



  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Revenues

     Revenues from patients, third party-payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


     Management fees from Conditional Affiliation Transactions which closed prior to December 31, 1997 represent the residual net income or loss (after deducting the physicians compensation pursuant to the new employment agreements) of the physician practices that are parties to the Conditional Affiliation Transactions for the period from the Initial Closing Date to December 31, 1997. The Company is entitled to this residual net income or loss pursuant to the Affiliation Agreements (see Notes 1 and 5) and such residual net income or loss is nonrefundable even if the repurchase provision is exercised. Management fees from the New York Conditional Affiliation Transaction which closed subsequent to December 31, 1997 will equal the Company's cost plus a percentage of such costs.



     For the year ended December 31, 1997, other revenues consist of $494,794 in management fees related to the Repurchased Practices, $126,000 in management fees for other medical providers which are not Initial Affiliation Transactions, and $304,843 in fees charged to customers for billing and collection services provided by the Company's wholly owned subsidiary, which was sold in May 1998 (see Note 5).


  Accounts Receivable


     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts. Accounts receivable is net of contractual allowances and estimated bad debts of $163,005 for the year ended December 31, 1997.


  Concentration of Credit Risk

     The Company grants credit without collateral to its patients, most of whom are insured under third-party payor agreements. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for doubtful accounts have been made for potential losses, when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

  Investment in Conditional Affiliation Transactions


     As of December 31, 1997, Investment in Conditional Affiliation Transactions consists of various external costs, including legal, accounting, and other professional services associated with Conditional Affiliation Transactions and the consideration paid in connection with the Conditional Affiliation Transactions which includes $2,124,882 of nonrefundable deposits, $186,861 of deferred cash payments, $11,624,602 of notes payable, $21,483,715 of convertible notes payable and $11,490,903 of Common Stock to be issued in the

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

future (see Note 5). Subsequent to December 31, 1997, in connection with extending the Repurchase Date for certain Conditional Affiliation Transactions, the Company paid additional consideration of $225,000 in notes payable and $75,000 in convertible notes payable. Internal costs associated with completing acquisitions have been expensed as incurred. Upon the Final Closing Date of the Conditional Affiliation Transactions, the Investment in Conditional Affiliation Transactions will be allocated to the fair value of the tangible assets acquired and liabilities assumed with any excess allocated to identifiable intangible assets.



     On January 16, 1998, the Final Closing Date occurred for a Conditional Affiliation Transaction, a multi-county physician contracting network, upon the lapsing of the repurchase provision. The Affiliation Agreement for the network was entered into in conjunction with another Conditional Affiliation Transaction that had the same owners, who exercised their repurchase provision in December 1997 (the "December Repurchase"). The relationship between the network and the December Repurchase was such that the anticipated future results of this network was significantly dependent upon the assistance of members of the December Repurchased Practice. Therefore, in connection with the December Repurchase, the Company evaluated the recoverability of its costs included in the Investment in Conditional Affiliation Transactions account. This included a review of historical and projected operating results as well as an evaluation of the network's close association with the December Repurchase. Based upon this review, the Company recorded a charge of $1,203,000 for the year ended December 31, 1997 representing the purchase price consideration of $250,000 in Affiliation Notes Payable, $275,000 in Convertible Affiliation Notes Payable (see Note 7), and $678,000 of liabilities assumed in excess of assets. Management believes that these costs are not recoverable based on the projected cash flows from this entity. This charge is included in general and administrative expenses on the accompanying statement of operations.



     In connection with the exercise of the repurchase provision by four Repurchased Practices, the Company reduced the Investment in Conditional Affiliation Transactions by the previously issued consideration consisting of $6,199,003 in notes, $1,606,000 in convertible notes, and $4,845,001 in Common Stock to be issued. In addition, the Company expensed $167,684 in non refundable cash deposits and $157,997 in payments made on the notes. Such expense amounts, which are net of cash received from the practices of $165,316, are included in general and administrative expenses for the year ended December 31, 1997.



  Significant Affiliation Agreements



     For the year ended December 31, 1997, three of the Conditional Affiliation Transactions, Bone and Joint Specialists of Western Pennsylvania, PC; Orthopaedic and Sports Medicine Specialists of the Main Line, Inc.; and Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd., generated 10.0%, 10.6% and 10.7%, respectively, of total management fees from Conditional Affiliation Transactions.


  Deferred Offering Costs

     Deferred offering costs consist of external costs including legal, accounting and other professional services which are necessary to complete the Company's IPO. These costs will be charged against the proceeds from the IPO upon its successful completion.

  Intangible Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of the tangible net assets acquired is amortized on a straight-line basis over the estimated useful lives of

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

the intangible assets, which range from three to 25 years. Intangible assets include covenants not-to-compete, patient lists and goodwill.


     Subsequent to its acquisitions, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable. As of December 31, 1997, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.


  Terminated Joint Venture

     Prior to adopting its current physician practice management strategy, the Company was party to a joint venture which operated a cancer rehabilitation facility. The Company had a 50% interest in the joint venture and shared in profits and losses equally. In connection with the joint venture termination in 1996, the Company assumed 100% of certain lease obligations totalling $401,500 and recorded certain other charges totalling $57,503.

  Income Taxes

     The Company records income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.


  Stock Split



     On June   , 1998, the Company effected a 1 to 7.6348 reverse stock split.
All references in the accompanying consolidated financials statements to the number of common shares and per-share amounts have been retroactively restated to reflect the reverse stock split.


  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid $0, $2,605 and $159,844 in interest, respectively. No taxes were paid.


  Disclosures About the Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of financial instruments. Carrying amounts of all financial instruments (including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and long-term debt) approximate their fair values.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Unaudited Pro Forma Net Loss Per Common Share


     Pro forma net loss per common share was calculated by dividing net loss by the weighted average number of common shares outstanding for the respective periods adjusted for the dilutive effect of common stock equivalents, which consist of stock options and warrants using the treasury stock method. Pursuant to the policy of the staff of the Securities and Exchange Commission, the calculation of shares used in computing pro forma net loss per Common share includes the Series A and Series B Convertible Preferred Stock which will convert into 592,101 and 428,413 shares of Common Stock, respectively, at an assumed IPO price of $14.00, on consummation of the IPO contemplated in the Prospectus as if they were converted to Common Stock on their original date of issuance.


  Recently Issued Accounting Standards

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for the reporting and display of comprehensive income in a set of financial statements. Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company had no material comprehensive income for the three months ended March 31, 1997 and 1998.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. Management believes that the adoption of SFAS No. 131 will not have a material impact on the financial statements.

4. RISKS AND UNCERTAINTIES:


     The Company's future results of operations involve a number of risks and uncertainties. Factors that could cause the Company's future operating results to vary materially from expectations include, but are not limited to, limited operating history, integration of operations, growth strategy, limited capital, the need for additional financing and going concern risk, ability to service debt, government regulation, relationships with third party payors, provision of medical services, dependence on information systems, dependence on Affiliated Physicians, the existence of the repurchase option in the Affiliation Agreements through the date that the Company completes an IPO, competition, dependence on key personnel and the realizability of intangible assets.


5. COMPLETED AND AFFILIATION TRANSACTIONS:

  Completed Transactions


     On May 19, 1997, the Company acquired substantially all of the assets of an independent physical therapy practice for $150,000 in cash. On April 7, 1997, in consideration for the assumption of certain nominal liabilities, the Company acquired substantially all of the assets of a business specializing in medical billings and

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


5. COMPLETED AND AFFILIATION TRANSACTIONS: -- (CONTINUED)

collections for medical providers. On April 30, 1998, the Company sold substantially all of the assets of this business for nominal consideration. Revenues and net loss for the year ended December 31, 1997 were $305,000 and $101,000, respectively, and revenues and net loss for the three months ended March 31, 1998 were $123,000 and $12,000, respectively. Both of these acquisitions have been accounted for using the purchase method of accounting with the total purchase price allocated to the fair value of assets and liabilities. The results of operations of each acquisition are included in the accompanying statement of operations from each of their respective acquisition dates.


     The following table displays the noncash assets and liabilities that were consolidated during the year ended December 31, 1997 as a result of the two acquisitions:

Noncash assets (liabilities)
  Property and equipment..................................  $ 37,732
  Intangible assets.......................................   129,083
  Accounts payable and accrued expenses...................   (16,815)
                                                            --------
Cash paid.................................................  $150,000
                                                            ========


     On January 16, 1998, the Final Closing Date occurred for a Conditional Affiliation Transaction, a multi-county physician contracting network, upon the lapsing of the repurchase provision. In connection therewith, the Company recorded a charge of $1,203,000 for the year ended December 31, 1997
(See Note 3).


  Conditional and IPO Affiliation Transactions


     During the year ended December 31, 1997, the Company and its affiliated professional corporations entered into Affiliation Agreements and acquired either the stock or the majority of the assets of 21 physician practices. The consideration given by the Company in these acquisitions was a combination of cash, notes, convertible notes and Common Stock to be issued in the future. Each of the agreements contains a repurchase provision that gives the selling owners an option, in the event that an IPO has not been completed by the Company by a specified date, to repurchase their practice by returning all of the consideration received excluding the nonrefundable cash consideration. The repurchase provision was exercised by the selling owners of four of the 21 physician practices. Because of this provision, these transactions are not considered effective for applying purchase accounting until either the date that the Company completes an IPO or the repurchase provision lapses (the "Final Closing Date"). However, for the period of time from the closing of the agreement (the "Initial Closing Date") through the Final Closing Date, the Company is entitled to a management fee equal to the residual net income or loss earned by each practice and is responsible for centrally managing the cash of each practice. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and the year ended December 31, 1997 include management fee revenue for the residual net income or loss earned by the practice for the period from the Initial Closing Date to March 31, 1997, for the period from January 1, 1998 to March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain Due to/from Conditional Affiliation Transactions accounts to reflect the net cash activity for the respective period. The balance sheet also reflects an Investment in Conditional Affiliation Transactions account which includes external transaction costs and the consideration paid by the Company to the selling owners since legally the transactions have closed.



     As of December 31, 1997, the total consideration issuable by the Company to the selling owners consists of $2,124,882 in cash, $186,861 of deferred cash payments, $11,624,602 in notes, $21,483,715 in convertible notes and $11,490,903 in Common Stock to be issued in the future (965,622 shares of Common Stock

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


5. COMPLETED AND AFFILIATION TRANSACTIONS: -- (CONTINUED)

assuming an IPO price of $14.00 per share). Subsequent to December 31, 1997, in connection with extending the Repurchase Date for certain Conditional Affiliation Transactions, the Company paid additional consideration of $225,000 of notes payable and $75,000 of convertible notes payable. The Affiliation Agreements provide for a portion of the purchase price to be issued in shares of the Company's Common Stock upon the closing of an IPO. The Company will issue Common Stock at the IPO price at a value that is calculated based upon the Company's total valuation. In the event this value is less than the amount provided for in the Affiliation Agreements, certain shareholders of the Company have guaranteed, to the extent of the value of a specified number of shares of Common Stock, a value of the Common Stock to the selling owners (the "Guarantee Agreement"). Under the terms of the Guarantee Agreement, if the value of Common Stock issued pursuant to the Affiliation Transactions does not equal or exceed the guaranteed value, based on the closing price of the stock, as defined, over a ten day pricing period that ends two years from the date that the IPO is completed, these shareholders will transfer shares, subject to a specified maximum number of shares, with a market value equal to the guaranteed value less the value during such period. In consideration for the Guarantee Agreement, if required, these shareholders will receive warrants to purchase 100,000 shares of Common Stock at an exercise price of 120% at the IPO price or $16.80 (at an assumed IPO price of $14.00). These warrants, which would expire in June 2002, were valued at $561,000, based on an independent valuation, and will be recorded as additional purchase price for the Affiliation Transactions if the Guarantee Agreement is required. The Common Stock to be issued has been recorded at the guaranteed value to the selling owners net of a 15% discount due to the restriction on the sale and transferability of the shares to be issued.



     After December 31, 1997, the Company and its affiliated professional corporations have entered into an Affiliation Agreement and acquired the majority of the assets of one physician practice. This transaction has the same repurchase provision as the transactions made prior to December 31, 1997 and accordingly will not be considered effective for applying purchase accounting until the Final Closing Date. The total consideration paid by the Company to the selling owner was $754,250 in notes and $225,510 in Common Stock to be issued in the future (18,952 shares of Common Stock assuming an IPO stock price of $14.00 per share). The Common Stock to be issued has been recorded at the guaranteed value to the selling owners net of a 15% discount due to the restriction on the sale and transferability of the shares to be issued.



     In addition to the Conditional Affiliation Transactions discussed above, since January 1, 1997, the Company has entered into Affiliation Agreements to purchase 23 physician practices, which will close upon the completion of an IPO by the Company (the "IPO Affiliation Transactions"). The total purchase price to be paid by the Company to the selling owners will be cash of $43,907,750 notes of $17,786,627 and Common Stock of $15,120,438 (1,270,625 shares of Common Stock assuming an IPO price of $14.00 per share). The Common Stock will be recorded at the guaranteed value to the selling owners net of a 15% discount due to the restriction on the sale and transferability of the shares to be issued.


     Additional consideration could be paid in connection with the Conditional and the IPO Affiliation Transactions if specific financial criteria are attained (see Note 14).

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

6. PROPERTY AND EQUIPMENT:


                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1996        1997
                                                              --------   ----------
Medical equipment...........................................  $     --   $  386,842
Office equipment............................................   235,837    1,331,196
Furniture and fixtures......................................    21,547      229,749
Leasehold improvements......................................     2,199      267,732
                                                              --------   ----------
                                                               259,583    2,215,519
Less -- Accumulated depreciation and amortization...........    (8,406)    (163,679)
                                                              --------   ----------
                                                              $251,177   $2,051,840
                                                              ========   ==========


7. NOTES PAYABLE ON CONDITIONAL AFFILIATION TRANSACTIONS:


                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Convertible Notes Payable for Conditional Affiliation
  Transactions, annual payments of principal through
  September 2002, interest of 6% payable annually...........  $21,121,285
Notes Payable for Conditional Affiliation Transactions,
  annual payments of principal through September 2002,
  interest of 6% payable annually...........................   11,616,477
                                                              -----------
                                                               32,737,762
Less -- Current portion.....................................  (23,191,005)
                                                              -----------
                                                              $ 9,546,757
                                                              ===========



     In connection with the Conditional Affiliation Transactions (see Note 5), the Company issued convertible notes (the "Convertible Affiliation Notes") and subordinated notes (the "Affiliation Notes Payable") to the selling owners. During 1997, the Company negotiated the extension of the Repurchase Dates for certain Conditional Affiliation Transactions with the prepayment of $370,555 of the Convertible Affiliation Notes.



     The Convertible Affiliation Notes are payable in five equal annual installments commencing on the first anniversary date unless the Company files a Registration Statement for an IPO. If the Company files a Registration Statement, the Convertible Affiliation noteholder can elect either, (i) to have all or any portion of the principal and accrued interest paid in full upon the closing of the IPO, (ii) to have all or any portion of the principal and accrued interest converted into Common Stock of the Company at the IPO price or (iii) to maintain the Convertible Affiliation Notes with the original terms. Based upon elections of the convertible noteholders in response to the Company's filing of a Registration Statement in November 1997, $20,802,285 of the Convertible Affiliation Notes will be paid in full upon the closing of the IPO and the remaining balance of $319,000 will be payable under the original terms. These amounts have been reflected in the classification of the Convertible Affiliation Notes in the December 31, 1997 balance sheet.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


7. NOTES PAYABLE ON CONDITIONAL AFFILIATION TRANSACTIONS: -- (CONTINUED)

     Maturities of these notes as of December 31, 1997 are as follows:



                                                             AFFILATION    CONVERTIBLE
                                                                NOTES      AFFILATION
                                                               PAYABLE        NOTES
                                                             -----------   -----------
1998.......................................................  $ 2,324,920    20,866,085
1999.......................................................    2,324,920        63,800
2000.......................................................    2,324,920        63,800
2001.......................................................    2,324,920        63,800
2002.......................................................    2,316,795        63,800
                                                             -----------   -----------
                                                             $11,616,475   $21,121,285
                                                             ===========   ===========


8. OTHER LONG-TERM DEBT:


                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1996        1997
                                                              --------   ----------
Term loan, monthly principal payments of $55,556 beginning
  May 1999 through April 2002, interest at 12%, net of
  original issue discount of $351,050.......................  $     --   $1,648,950
Term notes, monthly principal payments of $166,667 beginning
  June 1998 through May 1999, interest at 10% through May
  1998 and 12% thereafter, net of original issue discount of
  $354,570..................................................        --    1,645,430
Demand note, due on demand or otherwise due in May 1998,
  interest at 12% through February 1998 and 15% thereafter,
  secured by shares of common stock pledged by the Company's
  President.................................................        --      850,000
Note payable to an Officer of the Company, payable in four
  quarterly installments commencing on May 1, 1995, with
  interest at 6%, payments under the note are only required
  to the extent the Company has net profits.................   131,000      131,000
Note payable to an affiliated physician for medical
  equipment purchase, payable in monthly installments of
  $1,074 through June 2000, interest at 7.5%................        --       32,614
Note payable to bank, payable in monthly installments of
  $803 through February 2000, interest at 9.35%,
  collateralized by equipment...............................        --       18,839
Advances from an Officer of the Company, no definitive
  repayment terms, with interest at 6%......................    41,000       41,000
Capital lease obligations...................................        --      559,632
                                                              --------   ----------
                                                               172,000    4,927,465
Less -- Current portion.....................................        --   (2,202,108)
                                                              --------   ----------
                                                              $172,000   $2,725,357
                                                              ========   ==========



     In April 1997, the Company entered into a $2,000,000 term loan (the "Term Loan") with a preferred shareholder, which is secured by substantially all of the Company's assets. In connection with the IPO contemplated by this Prospectus, the Term Loan will be due in eight quarterly installments beginning on September 1, 1998, or otherwise is payable in 36 equal monthly installments of $55,556 beginning on May 1,

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


8. OTHER LONG-TERM DEBT: -- (CONTINUED)

1999 through April 1, 2002. The Term Loan bears interest at 12%, which is payable monthly. In connection with the Term Loan, the Company issued warrants to purchase 266,667 shares of Series B Convertible Preferred Stock at an exercise price of $3.15 per share. The warrants are automatically convertible at the option of the holder, into warrants to purchase 91,686 shares of Common Stock at an exercise price of $31.68 per share. The warrants were valued at $413,000, based on an independent valuation, and have been recorded as an original issue discount on the Term Loan. On or prior to completion of the IPO contemplated by this Prospectus (see Note 15), the warrants to purchase 266,667 shares of Series B Convertible Preferred Stock will automatically convert into warrants to purchase 91,686 shares of Common Stock at an exercise price equal to the initial public offering price per share. The warrants will expire on the earlier of April 2007 or four years after the IPO. Based on an independent valuation, and assuming a $14.00 IPO price per share, the value of the old warrants exceeds the value of the new warrants by $184,000. This difference will be recorded as a reduction of the original discount on the Term Loan. The original issue discount is being amortized as interest expense over the life of the Term Loan. In addition, the Company is required to comply with various financial and nonfinancial covenants, the most restrictive of which are limitations on the assumption of additional non-acquisition related debt, minimum net worth requirements, as defined, and limitations on capital expenditures.



     In September 1997, the Company issued $2,000,000 of subordinated term notes (the "Term Notes") to certain common and preferred shareholders. The Term Notes bear interest at 10% through May 31, 1998 and 12% thereafter. The Term Notes are payable beginning June 1, 1998 through May 1, 1999 in twelve monthly principal installments of $166,667. However, in connection with the IPO contemplated by this Prospectus, the Term Note holders have agreed that the Term Notes will be due in eight quarterly installments beginning on September 1, 1998. In connection with the Term Note, the Company issued warrants to purchase 222,223 shares of Series B Convertible Preferred Stock with exercise prices ranging from 45% of the IPO price to $3.15 per share. The warrants are automatically convertible at the option of the holder into warrants to purchase 76,405 shares of Common Stock with exercise prices ranging from $0.82 (based on on assumed $14.00 IPO price) to $3.15. The warrants were valued at $438,000 based on an independent valuation, and have been recorded as an original issue discount on the Term Notes. On or prior to completion of the IPO contemplated by this Prospectus (see Note 15), the warrants to purchase 222,223 shares of Series B Convertible Preferred Stock will automatically convert into warrants to purchase 76,405 shares of Common Stock at an exercise price equal to the initial public offering price per share. These warrants expire on the earlier of ten years from the grant date or four years from completion of an IPO. Based on an independent valuation, and assuming a $14.00 IPO price per share, the value of the old warrants exceeded the value of the new warrants by $243,000. This difference will be recorded as a reduction of original discount on the Term Notes. The original issue discount is being amortized as interest expense over the remaining life of the Term Notes. In addition, if the Company has a default under the terms of the Term Notes, as defined, the Company is required to issue additional warrants to purchase 58,214 shares of the Company's Common Stock at an exercise price of $0.08 per share.



     In November 1997, the Company issued a $850,000 demand note (the "Demand Note") which was secured by shares of common stock pledged by the Company's President. The Demand Note was repaid in January 1998 in connection with the issuance of the Series C Stock. Interest on the Demand Note accrued at 12%. In connection with the Demand Note, the Company issued warrants to purchase 5,707 shares of the Company's Common Stock at an exercise price of $0.08 per share. These warrants, which expire November 25, 2004, were valued at $127,000 and have been recorded as an original issue discount on the Demand Note. The original issue discount was expensed as interest expense on the date the Demand Note was issued since it was due on demand.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1997 AND 1998 IS UNAUDITED)


8. OTHER LONG-TERM DEBT: -- (CONTINUED)

     In December 1997, the Company entered into an agreement for the sale and leaseback of certain equipment with a financing company. The Company sold certain equipment with a net book value of $484,000 for cash proceeds of $549,552. Monthly payments under the four year capital lease agreement are $14,000 which includesinterest of 12.3%. The deferred gain of $66,000 is being amortized over the life of the lease. At December 31, 1997, the unamortized portion of the deferred gain is included in "accrued expenses".



     Long-term debt maturities as of December 31, 1997, are as follows:



1998............................................  $2,202,108
1999............................................   1,579,547
2000............................................     816,252
2001............................................     812,955
2002............................................     222,223
                                                  ----------
                                                   5,633,085
Less -- Unamortized discount....................    (705,620)
                                                  ----------
                                                  $4,927,465
                                                  ==========



     In January 1998, the Company issued an $800,000 demand note (the "Second Demand Note") to a preferred shareholder. The Second Demand Note bears interest of 8%. In connection with the Second Demand Loan, the Company issued warrants to purchase 5,050 shares of Common Stock at an exercise price of $31.68 per share. The warrants were valued at $81,000, based on an independent valuation, and have been recorded as an original issue discount on the Second Demand Loan. On or prior to completion of the IPO contemplated by this Prospectus (see Note 15), the Company will change the exercise price of the warrants to the initial public offering price per share. The warrants expire on January 20, 2008. Based on an independent valuation, and assuming a $14.00 IPO price per share, the value of the repriced warrants exceeded the value of the old warrants by $14,100. This difference will be recorded as interest expense on the date the warrants were repriced since the Second Demand Note was repaid in January 1998.



     On or prior to completion of the IPO contemplated by this Prospectus (see
Note 15), the Company will issue $6,000,000 of convertible notes payable (the "Convertible Exchange Notes") together with warrants to purchase 200,000 shares of Common Stock at an exercise price equal to 120% of the initial public offering price per share in exchange for the cancellation of all Series C Convertible Prefered Stock and the cancellation of all Common Stock Warrants previously issued in connection with the sale of the Series C Preferred Stock (See Note 9). The Convertible Exchange Notes will bear interest at 8%. Principal and interest payments are due in four quarterly installments commencing fifteen months after the exchange. The warrants, which expire five years from the date of the exchange, were valued at $1,125,000 and will be recorded as an original issue discount on the Convertible Exchange Notes. The original issued discount will be amortized as interest expense over the life of the Convertible Exchange Notes. Upon the completion of the Offering contemplated by this Prospectus, at the election of the lender under the Line of Credit, scheduled payments of principal and interest under the Convertible Exchange Notes may be made by the issuance of shares of a new series of convertible preferred stock. This convertible preferred stock would pay an 8% cumulative, compounded annual dividend and would be convertible into shares of Common Stock at the option of the holder, based on 100% of the market price of the Common Stock during a pricing period immediately prior to the conversion and would be mandatorily convertible in August 2000.



     Pursuant to an agreement to be entered into on or about May 27, 1998 (see
Note 15), the Company expects to issue $2,550,000 of convertible notes payable (the "Convertible Bridge Notes"). The Convertible Bridge Notes will bear interest at 4.82%. Principal and accrued interest will be due on May 31, 1999. In

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


8. OTHER LONG-TERM DEBT: -- (CONTINUED)

connection therewith, such shareholders also will receive warrants to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issuable upon conversion of the Convertible Bridge Notes with an exercise price of 120% of the IPO price per share. At an assumed IPO Price of $14.00 per share, such shareholders will receive warrants to purchase 91,071 shares at an exercise price of $16.80 per share. These warrants, which expire five years from the date of issuance, were valued at $542,000, based on an independent valuation and assuming a $14.00 IPO price per share, and will be recorded as an original issue discount on the Convertible Bridge Notes. The original issue discount will be expensed as interest expense over the life of the Convertible Bridge Notes. The Convertible Bridge Notes are mandatorily convertible into 182,143 shares of Common Stock, subject to adjustment as defined, upon completion of the initial public offering (assuming an IPO price of $14.00 per share).



     In May 1998, the Company entered into a commitment for a $75 million revolving line of credit (the "Line of Credit") that is senior to all other indebtedness. Borrowings under the Line of Credit are available upon the completion of an IPO. The Line of Credit bears interest at resetting rates, as selected by the Company, based on various rate alternatives and the Company's level of compliance with certain financial covenants, as defined. In addition to interest and other customary fees, the Company is obligated to remit a fee of 0.5% per year on unused commitments, payable quarterly. The Line of Credit becomes due and payable in full three years from the completion of an IPO. The Company is required to comply with various financial and nonfinancial covenants, the most restrictive of which are specified income and debt related ratios and restrictions on the payment of dividends, acquisitions and the sale of property and equipment, among other items as defined. The borrowings available under the Line of Credit are also contingent upon the Company meeting certain financial ratios and other criteria. Available borrowings under the Line of Credit are anticipated to be $40.0 million contingent upon completion of an IPO in June 1998.


9. CONVERTIBLE PREFERRED STOCK:

  Series A, Series B and Series C Convertible Preferred Stock


     The Company is authorized to issue 1,506,849 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"), 1,830,158 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") and 1,445,784 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock").



     In January 1995, the Company sold 1,506,849 shares of Series A Preferred Stock for $2,148,466, net of expenses of $51,534. The Series A Preferred Stock is convertible, at any time, at the holder's option into an aggregate of 592,101 shares of Common Stock, subject to adjustment as defined. The holders of Series A Preferred Stock are entitled to cumulative quarterly dividends at the per annum rate of $0.073 per share. No dividends have ever been declared on the Series A Preferred Stock.



     In December 1996 and February 1997, the Company sold 1,246,031 shares of Series B Preferred Stock for $3,869,175, net of expenses of $55,825. The Series B Preferred Stock is convertible, at any time, at the holder's option into an aggregate of 428,413 shares of Common Stock, subject to adjustment as defined. The holders of Series B Preferred Stock are entitled to cumulative quarterly dividends at the per annum rate of $0.1575 per share. No dividends have ever been declared on the Series B Preferred Stock. The holder of Series B Preferred Stock also received warrants to purchase 32,641 shares of Common Stock at an exercise price of $24.05 per share. The warrants were valued at $96,000, based on an independent reduction, and have been recorded as a discount on the Series B Preferred Stock. On or prior to completion of the IPO contemplated by this Prospectus (See Note 15), the Company will change the exercise price of the warrants to the initial public offering price per share. The warrants will expire on December 31, 1999. Based upon an independent valuation, and assuming a $14.00 IPO price per share, the increase in value of the new warrants of $80,700 will be recorded as a discount on the Series B Preferred Stock.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



9. CONVERTIBLE PREFERRED STOCK:--(CONTINUED)


     In January 1998, the Company sold 1,445,784 shares of Series C Preferred Stock for $5,973,318 net of expenses of $26,686. The Series C Preferred Stock was convertible, at any time, at the holder's option into shares of Common Stock based upon a conversion price, subject to adjustment, as defined. Based upon the conversion features of the Series C Preferred Stock, the holders of the Series C Preferred Stock were entitled to receive common stock with a value of $8,571,429 at the completion of the IPO. The holders of the Series C Preferred Stock also received warrants to purchase 52,392 shares of Common Stock at an exercise price of $31.68 per share which expire on December 31, 2000. The holders of the Series C Preferred Stock were also entitled to receive additional warrants on February 27, 1998 and May 29, 1998 to purchase 19,647 and 39,294 shares of Common Stock, respectively, at an exercise price of $31.68 per share, subject to adjustment as defined, if the Company had not completed an IPO as of those dates. The warrants which were issued and anticipated to be issued were valued at $375,000, based on an independent valuation. Upon the sale of the Series C Preferred Stock, these warrants and the in the money value of $2,571,429 associated with the conversion feature of the Series C Preferred Stock, were recorded as a discount on the Series C Preferred Stock.



     In connection with the issuance of the Series C Preferred Stock, the Company authorized the payment to the holders of the Series A and Series B Preferred Stock of accrued dividends upon conversion to Common Stock. Accordingly, the declaration of the dividend has been recognized and accrued for in the financial statements as of and for the period March 31, 1998. The holders of the Series A and Series B Preferred Stock have agreed to forgive these dividends in the event the Company completes an IPO by June 15, 1998. In event that an IPO is not completed by July 15, 1998, the dividends are payable upon conversion.



     On or prior to completion of the IPO contemplated by this Prospectus, the holders of the Series C Preferred Stock will cancel their shares of Series C Preferred Stock for $6,000,000 of Convertible Exchange Notes. In connection with this transaction, the previously issued warrants will be canceled and the holders of the Convertible Exchange Notes will receive warrants to purchase 200,000 shares of Common Stock at an exercise price equal to 120% of the initial public offering price per share (see Note 8). In connection with this transaction, the Company will record a dividend of $2,050,250 that will reduce net income available to common shareholders.



     Immediately prior to the consummation of an IPO of the Company's Common Stock, as defined, all shares of Series A Preferred Stock and Series B Preferred Stock will convert into 592,101 and 428,413 shares of Common Stock, respectively, subject to adjustment as defined. In the event that an IPO is not completed by February 1, 2000, the Company is required to redeem any outstanding Series A Preferred Stock and Series B Preferred Stock upon written request of two-thirds of the holders. The redemption price is equal to the aggregate stated value of Series A Preferred Stock ($1.46 per share) and Series B Preferred Stock ($3.15 per share) plus dividends declared but unpaid. The Series A and Series B (and Series C at March 31, 1998) Preferred Stock value in the accompanying consolidated balance sheet reflects the original investment, less transaction expenses plus the accretion recorded. The accretion is recognized to record the Preferred Stock at the per share redemption value as of the redemption date.



     The holders of the Series A and Series B Preferred Stock are entitled to one vote for each share of Common Stock into which the Series A and Series B Preferred Stock is convertible. The Series A and Series B Preferred Stock is senior to Common Stock in liquidation and has a liquidation preference equal to the aggregate stated value of Series A and Series B Preferred Stock plus accrued and unpaid dividends, whether declared or not.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



9. CONVERTIBLE PREFERRED STOCK: -- (CONTINUED)

  Series B Convertible Preferred Stock Warrants


     In April 1997, in connection with the $2,000,000 Term Loan (see Note 8) the Company issued warrants to purchase 266,667 shares of Series B Preferred Stock at an exercise price of $3.15 per share. In September 1997, in connection with the $2,000,000 Term Notes (see Note 8), the Company issued warrants to purchase 222,223 shares of Series B Preferred Stock at an exercise price of $3.15 per share as to 166,667 shares and 45% of the IPO price, as defined, as to 55,556 shares. On or prior to completion of the IPO contemplated by this Prospectus (see Note 15), the Series B Warrants issued with the Term Loan and the Term Notes will automatically convert into warrants to purchase 91,686 and 76,405 shares of Common Stock, respectively, with an exercise price equal to the initial public offering price per share.


10. SHAREHOLDERS' EQUITY:

  Common Stock to be Issued


     In connection with the Conditional Affiliation Transactions which occurred between January 1, 1997 and December 31, 1997 (see Note 5), common shares valued at $11,490,903 (965,622 shares of Common Stock assuming an IPO price of $14.00 per share) will be issued no later than the Final Closing Date. As previously discussed, the Guarantee Agreement may require certain shareholders to transfer shares to the selling owners if the Company's stock price does not achieve a minimum value over a two year period, as defined (see Note 5). The Common Stock to be issued has been recorded at the guaranteed value to the selling owners net of a 15% discount due to restrictions on the sale and transferability of the shares to be issued.


  Stock Options


     In October 1997, the Company ceased granting options under the U.S. PHYSICIANS, Inc. 1995 Company Stock Option Plan (the "Company Plan") and the U.S. PHYSICIANS, Inc. 1995 Affiliate Stock Option Plan (the "Affiliate Plan"), for which there were 294,705 shares available for grant under the Company Plan and 130,980 shares available under the Affiliate Plan. Simultaneously, the Company established the 1997 Stock Incentive Plan (the "Incentive Plan") which provides for the grant of options to employees of the Company and affiliates, as defined. On or prior to the completion of the IPO, the number of shares available for grant under the Incentive Plan will be increased from 163,725 to 1,574,315. Stock options are granted at an exercise price equal to the fair value of the Common Stock as of the grant date and expire ten years from the date of grant.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


10. SHAREHOLDERS' EQUITY: -- (CONTINUED)

     The following summarizes the activity for the Company's stock option plans:



                                                                      WEIGHTED
                                                  EXERCISE PRICE      AVERAGE       AGGREGATE
                                       OPTIONS      PER SHARE      EXERCISE PRICE    PROCEEDS
                                      ---------   --------------   --------------   ----------
Balance, July 14, 1994 and December
  31, 1994..........................         --    $         --        $   --       $       --
  Granted...........................     27,850            3.74          3.74          104,189
                                      ---------    ------------        ------       ----------
Balance, December 31, 1995..........     27,850            3.74          3.74          104,189
  Granted...........................     64,394      3.74-24.05          7.18          461,579
  Canceled..........................     (3,536)           3.74          3.74          (13,230)
                                      ---------    ------------        ------       ----------
Balance, December 31, 1996..........     88,708      3.74-24.05          6.26          552,538
  Granted...........................    208,690     24.05-57.26         24.89        5,192,642
  Exercised.........................     (1,965)           3.74          3.74           (7,350)
  Canceled..........................    (29,206)     3.74-38.17         18.63         (544,566)
                                      ---------    ------------        ------       ----------
Balance, December 31, 1997..........    266,227    $ 3.74-57.26        $19.55       $5,193,264
                                      =========    ============        ======       ==========



     Subsequent to December 31, 1997, the Company repriced options to purchase 191,271 shares of Common Stock with exercise prices ranging from $24.05 to $57.26, granted new options to purchase 860,778 shares of Common Stock with an exercise price equal to the IPO Price, cancelled option to purchase 24,953 shares of Common Stock with exercise prices ranging from $7.63 to $24.05 and an employee exercised an option to purchase 437 shares of Common Stock at an exercise price of $7.63.



     The following table summarizes information relating to the Company's stock option plans based upon each exercise price:



                                      WEIGHTED
                     OPTIONS          AVERAGE          OPTIONS
                  OUTSTANDING AT     REMAINING      EXERCISABLE AT
    OPTION         DECEMBER 31,     CONTRACTUAL      DECEMBER 31,
EXERCISE PRICES        1997         LIFE (YEARS)         1997
---------------  ----------------   ------------   ----------------
    $ 3.74            32,304            8.27             1,746
    $ 7.63            38,659            8.77             8,411
    $24.05           167,759            9.51            18,571
    $26.49            26,196            9.58                --
    $30.54               982            9.69                --
    $57.26               327            9.58                --
                     -------            ----            ------
                     266,227            9.26            28,728
                     =======            ====            ======



     The Company accounts for all of its option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), under which no compensation cost has been recognized. In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. SFAS No. 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for the plan. The Company's adoption of EITF 97-2 will not impact the Company's compliance with APB No. 25 or SFAS No.
123. Had the Company recognized compensation cost for its stock option plans consistent with the provisions of SFAS No.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


10. SHAREHOLDERS' EQUITY: -- (CONTINUED)

123, the Company's net loss in the years ended December 31, 1995, 1996 and 1997 would have been increased to the following pro forma amounts:



                                                  YEAR ENDED DECEMBER 31,
                                           -------------------------------------
                                             1995         1996          1997
                                           ---------   -----------   -----------
Net loss, as reported....................  $(680,368)  $(2,736,235)  $(6,262,420)
Pro forma net loss.......................   (681,050)   (2,759,853)   (6,624,458)



     The weighted average fair value of the options granted during the years ended December 31, 1995, 1996 and 1997 is estimated as $1.07, $2.29 and $7.94 per share, respectively. The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:


                                                  YEAR ENDED DECEMBER 31,
                                           -------------------------------------
                                             1995         1996          1997
                                           ---------   -----------   -----------
Risk-free interest rate..................       5.7%          6.5%          6.4%
Expected dividend yield..................       0.0%          0.0%          0.0%
Expected life............................    6 years       6 years       6 years

     In accordance with SFAS No. 123 no volatility factor was assumed since the Company is not a public entity.

  Common Stock Warrants


     In connection with the December 1996 and February 1997 Series B Preferred Stock issuances (see Note 9), the Company granted to the holders warrants to purchase 16,632 and 16,009 shares of Common Stock, respectively, at an exercise price of $24.05 per share. The warrants expire on December 31, 1999. On or prior to completion of the IPO contemplated by this Prospectus (see Note 15), the Company will change the exercise price of the warrants to the initial public offering price per share.



     In connection with the Demand Note issued in November 1997 (see Note 8), the Company issued warrants to purchase 5,707 shares of Common Stock at an exercise price of $0.08 per share. These warrants expire on November 25, 2004.



     In connection with the Second Demand Note issued in January 1998 (see Note
8), the Company issued warrants to purchase 5,050 shares of Common Stock at an exercise price of $31.68 per share. These warrants expire on January 18, 2008. On or prior to completion of the IPO contemplated by this Prospectus (see Note
15), the Company will change the exercise price of the warrants to the initial public offering price per share (see Note 9).



     In connection with the January 1998 issuance of the Series C Preferred Stock, the Company issued warrants to purchase 52,392 shares of Common Stock at an exercise price of $31.68 per share (See Note 9). The warrants expire on December 31, 2000. On February 27, 1998, the holders of the Series C Preferred Stock received additional warrants to purchase 19,647 shares of Common Stock at an exercise price of $31.68, subject to adjustment as defined, as the Company had not completed an IPO as of that date. The holders of the Series C Preferred Stock were entitled to receive additional warrants to purchase 39,294 shares of Common Stock at an excerise price of $31.68 per share, subject to adjustment as defined, on May 29, 1998 if the Company has not completed an IPO by this date. On or prior to completion of the IPO contemplated by this Prospectus, the holders of the Series C Preferred Stock will cancel their shares for the Convertible Exchange Notes and all of their warrants will be canceled. The holders of the Convertible Exchange Notes will receive warrants to purchase 200,000 shares of Common Stock at an exercise price equal to 120% of the IPO price. These warrants will expire five years from the date of issuance
(See Note 8).

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


11. INCOME TAXES:

     The provision for income taxes consists of the following:


                                                                  YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1995         1996         1997
                                                            ---------   ----------   ----------
Current:
  Federal.................................................  $      --   $       --   $       --
  State...................................................         --           --           --
                                                            ---------   ----------   ----------
     Total current provision..............................         --           --           --
                                                            ---------   ----------   ----------
Deferred:
  Federal.................................................   (200,563)    (854,184)  (1,616,538)
  State...................................................    (38,933)    (165,812)    (176,295)
                                                            ---------   ----------   ----------
     Total deferred benefit...............................   (239,496)  (1,019,996)  (1,792,833)
Increase in valuation allowance...........................    239,496    1,019,996    1,792,833
                                                            ---------   ----------   ----------
                                                            $      --   $       --   $       --
                                                            =========   ==========   ==========



     At December 31, 1997, the Company has net operating loss carryforwards which begin to expire in 2009. Since the realization of the tax benefit associated with these carryforwards is not assured, a valuation allowance was recorded as required by SFAS No. 109. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership.


     The effective tax rate on income before income taxes is reconciled to statutory federal income tax rate as follows:


                                                                    YEAR ENDED DECEMBER 31,
                                                                  ---------------------------
                                                                  1995       1996       1997
                                                                  -----      -----      -----
Statutory federal rate......................................      (34.0)%    (34.0)%    (34.0)%
State income taxes, net of federal income tax benefit.......       (6.6)      (6.6)      (6.6)
Valuation allowance.........................................       40.6       40.6       40.6
                                                                  -----      -----      -----
                                                                     -- %       -- %       -- %
                                                                  =====      =====      =====


     The following is a summary of the deferred income tax assets and liabilities:


                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
Deferred tax assets:
  Joint venture.............................................  $  163,055   $  117,209
  Accrued vacation..........................................      22,328       85,859
  Other.....................................................          --      312,702
  Net operating losses......................................   1,093,140    2,738,358
                                                              ----------   ----------
                                                               1,278,523    3,254,128
Gross deferred tax liabilities..............................     (19,031)    (167,948)
Less -- Valuation allowance.................................  (1,259,492)  (3,086,180)
                                                              ----------   ----------
                                                              $       --   $       --
                                                              ==========   ==========


12. EMPLOYEE BENEFIT PLAN:


     In June 1997, the Company adopted a 401(k) defined contribution plan for eligible employees. Employees are eligible to participate in the plan provided that they have completed one year of service and

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


12. EMPLOYEE BENEFIT PLAN: -- (CONTINUED)


have attained the age of 21. Employer matching contributions are discretionary and determined on an annual basis. Employee contributions are fully vested while employer contributions vest ratably over seven years. For the year ended December 31, 1997, the Company contributed $17,549.


13. RELATED PARTY TRANSACTIONS:


     A director of the Company is currently Managing Director of a law firm which provides legal services to the Company. During the years ended December 31, 1996 and 1997, legal services of $165,553 and $197,705, respectively were provided by this firm.


14. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company leases office space and certain equipment under noncancellable operating lease agreements. Rental expense under noncancellable operating leases for the years ended December 31, 1995, 1996 and 1997 was $20,836, $117,060 and $225,751, respectively.



     At December 31, 1997, minimum annual rental commitments under noncancellable operating leases are as follows:



1998..............................................  $350,235
1999..............................................   342,212
2000..............................................   338,060
2001..............................................   348,900
2002..............................................   195,865
Thereafter........................................    82,912


  Litigation


     In the normal course of business, the Company is a party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management of the Company, after consultation with legal counsel, does not believe that the resolution of these matters will have a material effect upon the Company's financial position of results or operations.



     The Company received a letter dated December 22, 1997 from counsel to Orthopedic Associates of Lancaster and its physician shareholders (collectively, "OAL"), with which the Company had previously entered into an Affiliation Transaction that was subsequently terminated (See Note 3). In that letter, OAL makes certain claims against the Company, including intentional misrepresentations as to factual matters (including misrepresentations in the initial filing of the Registration Statement of which this Prospectus is a part), fraudulent inducement, misappropriation of funds and certain other breach of contract claims. OAL has made an initial claim for damages and has reserved the right to make additional claims. The Company has had discussions with representatives of OAL in an attempt to resolve these issues amicably, but no resolution has been achieved to date. Although the Company believes that the claims of OAL are without merit, and intends to defend itself vigorously and assert counterclaims if an amicable resolution cannot be reached, there is no assurance that OAL will not initiate litigation against the Company based on the claims set forth in that letter and possibly other claims, or that such claims will be resolved on terms favorable to the Company.


     The Company and its affiliated professional corporations maintain insurance with respect to medical malpractice risks on an occurrence basis in amounts believed to be customary. Management is not aware of any outstanding claims or unasserted claims probable of assertion against it or its affiliated professional corporations that would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


14. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Employment Agreements


     The Company has employment agreements with certain of its key executive management. The agreements provide for minimum levels of compensation during current and future years and are subject to adjustment, as defined. In addition, the agreements provide for a lump sum payment, as defined, upon termination without cause and change in control. The following table summarizes the aggregate amounts the Company is obligated to pay to those employees as of December 31, 1997 based on these agreements:



1998..............................................  $842,532
1999..............................................   547,115
2000..............................................   118,149


  Contingent Consideration in Affiliation Transactions


     In connection with certain Conditional Affiliation Transactions and IPO Affiliation Transactions (see Note 5), the Company has entered into contractual arrangements whereby cash or Common Stock may be issued to former owners of acquired businesses upon attainment of specified financial criteria primarily over periods of one to three years as set forth in the respective agreements. The amount of the cash or Common Stock to be issued cannot be fully determined until the periods expire and the attainment of criteria is established. If the criteria are attained, but not exceeded, the amount of cash or Common Stock which could be paid or issued under all Conditional Affiliation Transactions and IPO Affiliation Transactions is $11,673,000. If the maximum targets are achieved, the amount of cash or Common Stock which could be paid or issued is $25,554,000, respectively. The Company will account for additional consideration, when the specified financial criteria are achieved and it is probable it will be paid, as additional purchase price for the related acquisitions.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.


   Year 2000 Compliance



     The Company's business may be adversely affected if the Company and its affiliated PCs and/or other organizations with which the Company and its affiliated PCs do business, particularly fiscal intermediaries under the Medicare program and other third-party payors, are unsuccessful in completing in a timely manner the conversion to applications that can process year 2000 dates. The Company's financial information system will not require any modification to be year 2000 compliant. The Company's practice management information system has recently been upgraded to be year 2000 compliant. The upgraded version is currently being tested by its third-party vendor and is expected to be released in September 1998 and fully implemented by the end of 1998. Until the Company's systems have been implemented in all of the Affiliated Practices, certain of the Affiliated Practices' systems may not be year 2000 compliant. The Company intends to schedule the implementation of its systems in Affiliated Practices so that substantially all of the systems utilized by Affiliated Practices will be year 2000 compliant by the end of 1999. The Company has initiated communications with the primary payors from which it receives reimbursement, such as Blue Cross/Blue Shield and Medicare. There is no assurance that the systems of such payors or of other companies with which the Company has significant relationships will be made year 2000 compliant in a timely manner or that a failure by

                     U.S. PHYSICIANS, INC. AND SUBSIDIARIES

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


14. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

any such payor or other company to make its systems year 2000 compliant will not have a material adverse effect on the Company.



15. UNAUDITED PRO FORMA MARCH 31, 1998 BALANCE SHEET:



     The unaudited pro forma balance sheet at March 31, 1998 reflects the following transactions which will occur on or prior to the completion of the IPO contemplated by this Prospectus: (i) the automatic conversion of the Series A and Series B Convertible Preferred Stock into Common Stock; (ii) the automatic conversion of all outstanding warrants to purchase 488,890 shares of Series B Convertible Preferred Stock into warrants to purchase 168,091 shares of Common Stock at an exercise price equal to the initial public offering price per share;
(iii) the exercise of the outstanding warrant to purchase 5,707 shares of Common Stock at an exercise price of $.08 per share; (iv) the issuance of $2,550,000 of Convertible Bridge Notes and the automatic conversion of the Convertible Bridge Notes into 182,143 shares of Common Stock (assuming a $14.00 IPO price per share); (v) the repricing of an aggregate of 37,691 shares of Common Stock at original exercise prices of $24.05 to $31.68 per share to a new exercise prices equal to the initial public offering price per share and (vi) the cancellation of all shares of Series C Preferred Stock and warrants previously issued in exchange for $6,000,000 of Convertible Exchange Notes and new warrants.



     The following table shows the effect of each adjustment:



                                                                      PRO FORMA ADJUSTMENTS
                                   1998       ---------------------------------------------------------------------      1998
                                  ACTUAL         (I)         (II)      (III)        (IV)        (V)         (VI)       PRO FORMA
                                -----------   ----------   --------   --------   ----------   --------   ----------   -----------
Cash and cash equivalents.....  $ 1,626,733   $       --   $     --   $    457   $2,550,000   $     --   $       --   $ 4,177,190
                                ===========   ==========   ========   ========   ==========   ========   ==========   ===========
Long-term debt................  $ 2,234,136   $       --   $427,400   $     --   $       --   $     --   $4,875,000   $ 7,536,536
Series A convertible preferred
 stock........................    2,181,967   (2,181,967)        --         --           --         --           --            --
Series B convertible preferred
 stock........................    3,820,620   (3,820,620)        --         --           --         --           --            --
Series C convertible preferred
 stock........................    3,921,131           --         --         --           --         --   (3,921,131)           --
Series B convertible preferred
 stock warrants...............      851,000           --   (851,000)        --           --         --           --            --
                                -----------   ----------   --------   --------   ----------   --------   ----------   -----------
                                 13,008,854   (6,002,587)  (423,600)        --           --         --      953,869     7,536,536
                                -----------   ----------   --------   --------   ----------   --------   ----------   -----------
Common stock..................        5,180       10,205         --         57        1,821         --           --        17,263
Additional paid-in-capital....    3,022,217    5,992,382         --    127,400    2,006,179    (80,700)          --    11,067,478
Common stock warrants.........      825,000           --    423,600   (127,000)     542,000     94,800    1,019,000     2,777,400
Accumulated deficit...........  (12,621,454)          --         --         --           --    (14,100)  (1,972,869)  (14,608,423)
                                -----------   ----------   --------   --------   ----------   --------   ----------   -----------
                                 (8,769,057)   6,002,587    423,600        457    2,550,000         --     (953,869)     (746,282)
                                -----------   ----------   --------   --------   ----------   --------   ----------   -----------
                                $ 4,239,797   $       --   $     --   $    457   $2,550,000   $     --   $       --   $ 6,790,254
                                ===========   ==========   ========   ========   ==========   ========   ==========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bone and Joint Specialists of Western Pennsylvania, PC:


We have audited the accompanying balance sheets of Bone and Joint Specialists of Western Pennsylvania, PC (a Pennsylvania corporation) as of December 31, 1996 and 1997, and the related statements of operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bone and Joint Specialists of Western Pennsylvania, PC as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.

February 20, 1998

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 15,916   $     --    $     --
  Accounts receivable, net of allowance of $463,272,
     $916,110 and $992,910..................................   377,303    580,380     662,027
  Prepaid expenses and other................................    21,780      9,577       2,418
                                                              --------   --------    --------
       Total current assets.................................   414,999    589,957     664,445
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................   417,167    417,167     417,167
  Less -- Accumulated depreciation..........................  (163,230)  (215,931)   (231,504)
                                                              --------   --------    --------
                                                               253,937    201,236     185,663
                                                              --------   --------    --------
                                                              $668,936   $791,193    $850,108
                                                              ========   ========    ========
LIABILITIES AND OWNERS' EQUITY

Current liabilities:
  Current maturities of long-term debt......................  $ 46,751   $ 47,134    $ 47,134
  Accounts payable..........................................    31,683     18,814      69,165
  Accrued compensation......................................    25,922    162,731     199,572
  Due to U.S. PHYSICIANS, Inc...............................        --     42,826      27,421
                                                              --------   --------    --------
       Total current liabilities............................   104,356    271,505     343,292
                                                              --------   --------    --------
Long-term debt..............................................   116,852     69,390      56,518
                                                              --------   --------    --------
Commitments and contingencies (Note 6)
Owners' equity..............................................   447,728    450,298     450,298
                                                              --------   --------    --------
                                                              $668,936   $791,193    $850,108
                                                              ========   ========    ========


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                            STATEMENTS OF OPERATIONS


                                                                                   THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,               MARCH 31,
                                            ------------------------------------   -------------------
                                               1995         1996         1997        1997       1998
                                            ----------   ----------   ----------   --------   --------
                                                                                       (UNAUDITED)
Net revenues..............................  $3,187,200   $2,492,447   $3,224,696   $721,627   $790,565
                                            ----------   ----------   ----------   --------   --------
Operating expenses:
  Salaries, wages and benefits............   2,281,363    1,673,331    2,089,281    446,643    558,558
  Pharmaceuticals and medical supplies....      99,334       65,770       93,955     47,184     13,242
  General and administrative..............     574,994      616,483      633,501    138,530    168,809
  Management fee due
    U.S. PHYSICIANS, Inc..................          --           --      339,434     45,353     33,791
  Depreciation............................      88,245       90,775       52,701     32,634     15,573
                                            ----------   ----------   ----------   --------   --------
Income from operations....................     143,264       46,088       15,824     11,283        592
Interest expense, net.....................     106,038       84,493       13,254      8,713        592
                                            ----------   ----------   ----------   --------   --------
Net income (loss).........................  $   37,226   $  (38,405)  $    2,570   $  2,570   $     --
                                            ==========   ==========   ==========   ========   ========


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                          STATEMENTS OF OWNERS' EQUITY


Balance, January 1, 1995....................................       $495,535

  Net income................................................         37,226
                                                                   --------

Balance, December 31, 1995..................................        532,761

  Net loss..................................................        (38,405)

  Issuance of Common Stock..................................            200

  Distributions.............................................        (46,828)
                                                                   --------

Balance, December 31, 1996..................................        447,728

  Net income................................................          2,570
                                                                   --------

Balance, December 31, 1997..................................        450,298

  Net income (unaudited)....................................             --
                                                                   --------

Balance, March 31, 1998 (unaudited).........................       $450,298
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                            STATEMENTS OF CASH FLOWS


                                                                                     THREE MONTHS
                                                                                         ENDED
                                                     YEAR ENDED DECEMBER 31,           MARCH 31,
                                                  ------------------------------   -----------------
                                                    1995       1996       1997      1997      1998
                                                  --------   --------   --------   -------   -------
                                                                                      (UNAUDITED)
Operating activities:
  Net income (loss)                               $ 37,226   $(38,405)  $  2,570   $ 2,570   $    --
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities --
       Depreciation.............................    88,245     90,775     52,701    32,634    15,573
       Changes in assets and liabilities --
         Accounts receivable....................    80,243    (22,210)  (203,077)  (77,963)  (81,647)
         Due from related parties...............    38,716         --         --        --        --
         Prepaid expenses and other.............     1,910     (5,780)    12,203    16,859     7,159
         Accounts payable.......................     2,000     55,683    (12,869)   (5,555)   50,351
         Accrued compensation...................  (111,182)   (38,021)   136,809    87,424    36,841
         Due to (from) U.S. PHYSICIANS, Inc.....        --         --     42,826   (66,350)  (15,405)
                                                  --------   --------   --------   -------   -------
           Net cash provided by operating
              activities........................   137,158     42,042     31,163   (10,381)   12,872
                                                  --------   --------   --------   -------   -------
Investing activities:
  Purchases of property and equipment...........  (192,944)   (16,734)        --        --        --
                                                  --------   --------   --------   -------   -------
Financing activities:
  Proceeds from long-term debt..................   161,986     75,452         --        --        --
  Repayments on long-term debt..................  (162,941)  (107,983)   (47,079)   (5,535)  (12,872)
  Proceeds from issuance of common stock........        --        200         --        --        --
  Distributions.................................        --    (15,218)        --        --        --
                                                  --------   --------   --------   -------   -------
           Net cash used in financing
              activities........................      (955)   (47,549)   (47,079)   (5,535)  (12,872)
                                                  --------   --------   --------   -------   -------
Net decrease in cash and cash equivalents.......   (56,741)   (22,241)   (15,916)  (15,916)       --
Cash and cash equivalents, beginning of
  period........................................    94,898     38,157     15,916    15,916        --
                                                  --------   --------   --------   -------   -------
Cash and cash equivalents, end of period........  $ 38,157   $ 15,916   $     --   $    --   $    --
                                                  ========   ========   ========   =======   =======


   The accompanying notes are an integral part of these financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS:

     William D. Fritz M.D. (the "Fritz Practice"), formerly Northwest Orthopedic, and Orthopedic, Occupational and Sports Medicine Specialists (the "Smith Practice"), formerly Venango Orthopedics and Sports Medicine Center, provide medical orthopedic and rehabilitative services to the general public. On October 7, 1996, the Fritz Practice and the Smith Practice merged to form Bone and Joint Specialists of Western Pennsylvania, PC (the "Company"). The combined practice serves Franklin, Grove City and Titusville, Pennsylvania as well as surrounding areas in Western Pennsylvania. In conjunction with the merger, certain assets and liabilities of the individual practices were not contributed to the Company including cash of $15,218, net accounts receivable of $87,518, property and equipment of $965,274, other assets of $5,090, payables of $40,000 and debt of $986,272.

     On January 28, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into an Asset Acquisition Agreement, as amended through April 21, 1998 (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the net assets of their practice by returning all of the consideration received excluding the initial cash payment.


     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the period from the Initial Closing Date to March 31, 1997, for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.

  Principles of Combination

     The financial statements combine the accounts of both the Fritz and Smith Practices for all periods presented. Prior to the merger, these companies were unrelated, and there were no transactions between the entities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate their fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years with the exception of building and improvements which are depreciated over thirty years and are computed using the straight-line method.

  Income Taxes

     Prior to October 1996, the individual practices were treated as sole proprietorships whereby income taxes were the responsibility of the individual physicians. Effective in October 1996, the Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.


     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $370,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $90,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Owners' Equity

     Equity includes the capital stock and retained earnings of the Company.

  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $106,073, $84,052 and $13,254, respectively. Amounts paid for taxes were insignificant.


     In 1996, the Company entered into capital lease obligations of $74,800.

3. LONG-TERM DEBT:


                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Equipment note with a bank, payable in monthly installments
  of $6,944 through 1999, interest at bank's prime rate,
  secured by equipment......................................  $ 90,853   $ 56,455
Capital lease obligations (see Note 6)......................    72,750     60,069
                                                              --------   --------
                                                               163,603    116,524
Less -- Current maturities..................................   (46,751)   (47,134)
                                                              --------   --------
                                                              $116,852   $ 69,390
                                                              ========   ========



     Future maturities of long-term debt, excluding capital lease obligations (see Note 6), as of December 31, 1997, are as follows:



   1998........................................................  $34,070
   1999........................................................   22,385
                                                                 -------
                                                                 $56,455
                                                                 =======



4. EMPLOYEE BENEFIT PLANS:



     In 1994 and 1995, the Fritz and the Smith Practices, respectively, terminated deferred profit sharing plans in which all employees were eligible to participate after one year of service, as defined in the plan agreements. At the time of termination, all participants became 100% vested in their plan benefits. The assets of the plans are expected to be distributed to the participants during 1998. Discretionary contributions to the Smith plan for the year ended December 31, 1995, were $7,300.


     The assets of both plans are held at local financial institutions which serve as trustees for the respective plans.

5. RELATED-PARTY TRANSACTIONS:


     The Fritz Practice leased office space from its sole shareholder for approximately $90,000 and $77,000 for the years ended December 31, 1995 and 1996, respectively. The Company leased office space from its two shareholders for approximately $47,000 and $47,000 for the year ended December 31, 1996 and 1997, respectively.

             BONE AND JOINT SPECIALISTS OF WESTERN PENNSYLVANIA, PC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The company leases office space and equipment under noncancellable operating and capital leases. Future minimum lease payments under the Company's leases as of December 31, 1997 are as follows:



                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
1998........................................................  $18,804    $16,800
1999........................................................   18,804         --
2000........................................................   18,804         --
2001........................................................   17,237         --
                                                              -------
       Total................................................   73,649
Less -- Amounts representing interest.......................  (13,580)
                                                              -------
Present value of future minimum lease payments..............   60,069
Less -- Current maturities..................................  (13,064)
                                                              -------
                                                              $47,005
                                                              =======



     Rent expense, including related party leases (see Note 5), under operating leases for the years ended December 31, 1995, 1996 and 1997, was $150,880, $193,280 and $197,450, respectively. The cost of assets capitalized under capital lease obligations was $74,800 as of December 31, 1997 and accumulated depreciation was $16,029.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bryn Mawr Urology Associates, Inc.:


We have audited the accompanying balance sheets of Bryn Mawr Urology Associates, Inc. (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bryn Mawr Urology Associates, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.

February 20, 1998

                       BRYN MAWR UROLOGY ASSOCIATES, INC.

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 57,672   $     --     $     --
  Accounts receivable, net of allowance of $248,566,
     $363,958 and $385,707..................................   517,922    687,155      640,912
  Due from U.S. PHYSICIANS, Inc.............................        --     10,271       33,806
  Due from related parties..................................     8,348         --           --
  Prepaid expenses and other................................    97,861    186,942       71,000
                                                              --------   --------     --------
       Total current assets.................................   681,803    884,368      745,718
                                                              --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures.........................   151,590    151,590      151,590
  Leasehold improvements....................................   140,669    140,669      140,669
                                                              --------   --------     --------
                                                               292,259    292,259      292,259
  Less -- Accumulated depreciation and amortization.........  (201,686)  (233,551)    (236,634)
                                                              --------   --------     --------
                                                                90,573     58,708       55,625
                                                              --------   --------     --------
Deferred income taxes.......................................    15,224     15,224       15,224
                                                              --------   --------     --------
Other assets................................................    10,005         --           --
                                                              --------   --------     --------
                                                              $797,605   $958,300     $816,567
                                                              ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $ 30,000   $ 30,000     $ 30,000
  Current maturities of officer loans.......................    65,360         --           --
  Accounts payable..........................................   319,681    525,763      365,271
  Accrued compensation......................................    95,354    128,263      157,022
  Deferred income taxes.....................................    63,542     68,056       68,056
                                                              --------   --------     --------
       Total current liabilities............................   573,937    752,082      620,349
                                                              --------   --------     --------
Long-term debt..............................................   112,500     82,500       72,500
                                                              --------   --------     --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, no par value, 1,000 shares authorized, 600
     shares issued and outstanding..........................       300        300          300
  Retained earnings.........................................   110,868    123,418      123,418
                                                              --------   --------     --------
       Total shareholders' equity...........................   111,168    123,718      123,718
                                                              --------   --------     --------
                                                              $797,605   $958,300     $816,567
                                                              ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                      THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                 MARCH 31,
                                             ------------------------------------   -----------------------
                                                1995         1996         1997         1997         1998
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $2,640,036   $2,630,529   $2,539,364   $  577,762   $  617,165
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,411,350    1,528,663    1,252,514      214,576      365,233
  Pharmaceuticals and medical supplies.....     508,357      591,529      688,269      172,332      166,666
  General and administrative...............     636,306      539,972      325,410      122,632       98,806
  Management fee (credit) due
    U.S. PHYSICIANS, Inc...................          --           --      210,768       15,844      (20,317)
  Depreciation and amortization............      44,114       39,643       31,865       28,466        3,083
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      39,909      (69,278)      30,538       23,912        3,694
Interest expense, net......................      18,451       19,582       11,096        4,470        3,694
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      21,458      (88,860)      19,442       19,442           --
Income tax (benefit) provision.............       6,717      (20,772)       6,892        6,892           --
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................      14,741      (68,088)      12,550       12,550           --
Retained earnings, beginning of period.....     164,215      178,956      110,868      110,868      123,418
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  178,956   $  110,868   $  123,418   $  123,418   $  123,418
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                           THREE MONTHS
                                                                                               ENDED
                                                          YEAR ENDED DECEMBER 31,            MARCH 31,
                                                       ------------------------------   -------------------
                                                         1995       1996       1997       1997       1998
                                                       --------   --------   --------   --------   --------
                                                                                            (UNAUDITED)
Operating activities:
  Net income (loss)..................................  $ 14,741   $(68,088)  $ 12,550   $ 12,550   $     --
  Adjustments to reconcile net income (loss) to net
    cash
    provided by operating activities --
      Loss on disposal of property and equipment.....        --     33,013         --         --         --
      Depreciation and amortization..................    44,114     39,643     31,865     28,466      3,083
      Deferred income taxes..........................     6,936    (22,303)     4,514      4,514         --
      Changes in assets and liabilities --
         Accounts receivable.........................   (91,077)   (53,506)  (169,233)  (122,282)    46,243
         Due from U.S. PHYSICIANS, Inc...............        --         --    (10,271)        --    (23,535)
         Due from related parties....................    (3,174)     5,863      8,348      8,348         --
         Prepaid expenses and other..................   (35,071)    15,717    (89,081)    97,581    115,942
         Other assets................................        --      1,660     10,005     10,005         --
         Accounts payable............................    70,260    114,462    206,082   (311,789)  (160,492)
         Due to U.S. Physicians, Inc.................        --         --         --    187,710         --
         Accrued compensation........................    26,936    (13,785)    32,909    100,085     28,759
                                                       --------   --------   --------   --------   --------
           Net cash provided by operating
             activities..............................    33,665     52,676     37,688     15,188     10,000
                                                       --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment................   (12,778)   (56,379)        --         --         --
                                                       --------   --------   --------   --------   --------
Financing activities:
  Proceeds from long-term debt.......................        --    150,000         --         --         --
  Repayments on long-term debt.......................   (26,400)   (60,300)   (30,000)    (7,500)   (10,000)
  Repayment of officer loans.........................        --    (60,000)   (65,360)   (65,360)        --
                                                       --------   --------   --------   --------   --------
           Net cash provided by (used in) financing
             activities..............................   (26,400)    29,700    (95,360)   (72,860)   (10,000)
                                                       --------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents........................................    (5,513)    25,997    (57,672)   (57,672)        --
Cash and cash equivalents, beginning of period.......    37,188     31,675     57,672     57,672         --
                                                       --------   --------   --------   --------   --------
Cash and cash equivalents, end of period.............  $ 31,675   $ 57,672   $     --   $     --   $     --
                                                       ========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS:

     Bryn Mawr Urology Associates, Inc. (the "Company") provides urological and incontinence care and related medical services to the general public. The Company operates two divisions, Bryn Mawr Urology ("BMU") and Continence Management Specialists ("CMS").

     On February 19, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended through April 21, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the stock of their practice by returning all of the consideration received excluding the initial cash payment.


     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and for the year ended December 31, 1997 include a management fee charge (credit) for the income earned by the Company for the period from the Initial Closing Date to March 31, 1997, for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to ten years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $19,473, $19,587 and $11,052, respectively. Amounts paid for taxes were not significant.


3. LONG-TERM DEBT:


                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    1996          1997
                                                                  --------      --------
Note payable to bank, monthly principal payments of $2,500
  plus interest at prime (8.5% at December 31, 1997) through
  September 2001, collateralized by certain assets of the
  Company...................................................      $142,500      $112,500
Less -- Current maturities..................................       (30,000)      (30,000)
                                                                  --------      --------
                                                                  $112,500      $ 82,500
                                                                  ========      ========

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. LONG-TERM DEBT: -- (CONTINUED)

     The Company advanced $50,000 of the proceeds from the note payable through December 1997 to a related entity, SSE Leasing Associates ("SSE"), whose sole shareholders are the owning physicians of the Company. The Company has the full obligation of the debt included in its financial statements with an offsetting receivable from SSE for its portion of the proceeds. At December 31, 1996, advances due from SSE were $20,911. The notes are subject to certain covenants as defined by the agreements and are guaranteed by the owning physicians of the Company.

     Minimum principal repayments for long-term debt as of December 31, 1997, are as follows:



   1998......................................................  $ 30,000
   1999......................................................    30,000
   2000......................................................    30,000
   2001......................................................    22,500
                                                               --------
                                                               $112,500
                                                               ========


4. EMPLOYEE BENEFIT PLAN:


     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Contributions to the plan are discretionary and are determined by the Company on an annual basis. The contributions for the years ended December 31, 1995, 1996 and 1997, were $68,195, $38,461 and $0, respectively. Employer contributions vest pro rata over six years beginning after their first year as a participant. The three owning physicians are the trustees of the plan.


5. RELATED PARTY TRANSACTIONS:

     Due from related parties consists of the following:


                                                     DECEMBER 31, 1996
                                                     -----------------
Loan receivable from SSE (see Note 3)..............       $12,673
Advance from SSE...................................            --
Advances to officers...............................         5,680
                                                          -------
                                                           18,353
Less -- Current portion............................        (8,348)
                                                          -------
Amount included in other assets....................       $10,005
                                                          =======


     In 1995, the owners of BMU established a corporation, UroRehab, to provide incontinence services to residents of long-term care facilities. Start-up cost funding, the sharing of certain facilities and administrative services were provided to UroRehab. The physicians will continue to provide management and consultation services to UroRehab; however, the Company does not feel these efforts will be significant.

     In December 1994, the officers of the Company collectively loaned $150,000 to the Company. The loan was to be repaid in monthly installments of $1,062 including interest at 10% through January 1999. As of February 1995, the Company and the officers amended the terms to monthly interest at 12% with no stated repayment date for the remaining principal balance of $125,360. During 1996, principal of $60,000 was repaid by the Company.


     The Company leases a significant portion of its equipment from a related entity, SSE. Payments made to SSE for the years ended December 31, 1995, 1996 and 1997, were $39,793, $37,146 and $41,964, respectively. In 1993, SSE also paid $8,975 for leasehold improvements to office space on behalf of the Company. During 1996, the Company repaid the balance due to SSE.

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

5. RELATED PARTY TRANSACTIONS:--(Continued)

     In addition, the Company leases its office space from two separate partnerships in which the owning physicians are partners (see Note 7).

6. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                               YEAR ENDED DECEMBER 31,
                                                         ------------------------------------
                                                           1995          1996          1997
                                                         --------      --------      --------
Current:
  Federal..........................................      $   (131)     $    919      $  1,427
  State............................................           (88)          612           951
                                                         --------      --------      --------
                                                             (219)        1,531         2,378
                                                         --------      --------      --------
Deferred:
  Federal..........................................         4,162       (13,382)        2,708
  State............................................         2,774        (8,921)        1,806
                                                         --------      --------      --------
                                                            6,936       (22,303)        4,514
                                                         --------      --------      --------
                                                         $  6,717      $(20,772)     $  6,892
                                                         ========      ========      ========


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                               YEAR ENDED DECEMBER 31,
                                                         ------------------------------------
                                                           1995          1996          1997
                                                         --------      --------      --------
Tax at U.S. Federal statutory rate.................      $  7,296      $(30,212)     $  7,718
Tax impact of Federal rate differential for
  graduated rates..................................        (4,045)       16,653        (4,313)
State income taxes, net of federal benefit.........         2,168        (9,039)        2,270
Non-deductible travel and entertainment............         1,298         1,826         1,217
                                                         --------      --------      --------
                                                         $  6,717      $(20,772)     $  6,892
                                                         ========      ========      ========


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    1996          1997
                                                                  --------      --------
Deferred tax assets:
  Property and equipment....................................      $ 15,224      $ 15,224
  Net operating loss carryforward...........................         8,534            --
                                                                  --------      --------
                                                                    23,758        15,224
Deferred liabilities:
  Cash to accrual adjustments...............................       (72,076)      (68,056)
                                                                  --------      --------
Net deferred tax liability..................................      $(48,318)     $(52,832)
                                                                  ========      ========

                       BRYN MAWR UROLOGY ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases office space in two buildings that are partially owned by two of the owning physicians. As indicated in Note 5, the equipment is leased from a related party, SSE. Future minimum lease payments under the Company's leases are as follows:


                                                   EQUIPMENT      BUILDING
                                                    LEASES         LEASES
                                                   ---------      --------
1998.........................................       $11,810       $ 72,009
1999.........................................         1,760         72,009
2000.........................................         1,760         24,978
2001.........................................         1,467             --



     Rent expense under noncancelable operating leases for the years ended December 31, 1995, 1996 and 1997, was $127,594, $118,141 and $116,640,
respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims that would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Center for Women's Healthcare, PC and
  Corazon G. Gemil, M.D., PC:


We have audited the accompanying combined balance sheets of the Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC (Pennsylvania corporations) as of December 31, 1996 and 1997 and the related combined statements of operations and owner's deficit and cash flows for the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

February 20, 1998

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

                            COMBINED BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 12,154   $     --    $     --
  Accounts receivable, net of allowance of $51,129, $138,695
     and $243,720...........................................    90,896    218,287     321,418
  Prepaid expenses and other................................        --         --     109,292
                                                              --------   --------    --------
       Total current assets.................................   103,050    218,287     421,710
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................    85,594     86,050      86,050
  Leasehold improvements....................................    50,389     50,389      50,389
                                                              --------   --------    --------
                                                               135,983    136,439     139,439
  Less -- Accumulated depreciation and amortization.........   (82,000)   (87,586)    (90,320)
                                                              --------   --------    --------
                                                                53,983     48,853      46,119
                                                              --------   --------    --------
                                                              $157,033   $267,140    $467,829
                                                              ========   ========    ========
LIABILITIES AND OWNER'S DEFICIT

Current liabilities:
  Short term notes payable..................................  $ 63,316   $ 18,312    $ 18,312
  Accounts payable..........................................    30,726     31,783      41,449
  Accrued compensation......................................    59,729     19,307     109,194
  Due to U.S. PHYSICIANS, Inc...............................        --    134,841     235,977
  Deferred service revenues.................................   118,880    118,880     118,880
                                                              --------   --------    --------
       Total current liabilities............................   272,651    323,123     523,812
                                                              --------   --------    --------
Deferred service revenues...................................   148,597     29,690          --
                                                              --------   --------    --------
Commitments and contingencies (Note 5)
Owner's deficit.............................................  (264,215)   (85,673)    (55,983)
                                                              --------   --------    --------
                                                              $157,033   $267,140    $467,829
                                                              ========   ========    ========


    The accompanying notes are an integral part of these combined financial statements.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

             COMBINED STATEMENTS OF OPERATIONS AND OWNER'S DEFICIT


                                                                                       THREE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               MARCH 31,
                                                 ----------------------------------   ---------------------
                                                    1995        1996        1997        1997        1998
                                                 ----------   ---------   ---------   ---------   ---------
                                                                                           (UNAUDITED)
Net revenues...................................  $  696,901   $ 785,707   $ 811,481   $ 198,100   $ 253,004
                                                 ----------   ---------   ---------   ---------   ---------
Operating expenses:
  Salaries, wages and benefits.................     482,994     558,935     441,283      95,080     161,785
  Pharmaceuticals and medical supplies.........      10,606      17,394      16,098       8,361       4,354
  General and administrative...................     277,138     182,539     153,173      22,293      65,989
  Management fee due U.S. PHYSICIANS, Inc......          --          --     135,069      10,313      18,142
  Depreciation and amortization................      15,532      12,639       5,586       1,781       2,734
                                                 ----------   ---------   ---------   ---------   ---------
Income (loss) from operations..................     (89,369)     14,200      60,272      60,272          --
Other income...................................      72,132     118,880     118,907      29,690      29,690
Interest expense, net..........................      (3,761)       (661)       (637)       (637)         --
                                                 ----------   ---------   ---------   ---------   ---------
Net income (loss)..............................     (20,998)    132,419     178,542      89,325      29,690
Owner's deficit, beginning of period...........    (375,636)   (396,634)   (264,215)   (264,215)    (85,673)
                                                 ----------   ---------   ---------   ---------   ---------
Owner's deficit, end of period.................  $ (396,634)  $(264,215)  $ (85,673)  $(174,890)  $ (55,983)
                                                 ==========   =========   =========   =========   =========


    The accompanying notes are an integral part of these combined financial statements.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                          THREE MONTHS
                                                                                              ENDED
                                                         YEAR ENDED DECEMBER 31,            MARCH 31,
                                                      ------------------------------   -------------------
                                                        1995       1996       1997       1997       1998
                                                      --------   --------   --------   --------   --------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss).................................  $(20,998)  $132,419   $178,542   $ 89,325   $ 29,690
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating
    activities --
      Depreciation and amortization.................    15,532     12,639      5,586      1,781      2,734
      Changes in assets and liabilities --
         Accounts receivable........................    32,370     (3,606)  (127,391)   (41,377)   (94,131)
         Prepaid expenses and other.................    13,617        417         --    (15,103)  (109,292)
         Other assets...............................    30,386      1,859         --         --         --
         Accounts payable...........................   (26,757)    (5,194)     1,057     (6,670)     9,666
         Accrued compensation.......................      (370)   (21,752)   (40,422)    28,876     89,887
         Due to U.S. PHYSICIANS, Inc................        --         --    134,841      6,164    101,136
         Deferred service revenues..................   (82,961)  (118,880)  (118,907)   (29,690)   (29,690)
                                                      --------   --------   --------   --------   --------
           Net cash (used in) provided by operating
             activities.............................   (39,181)    (2,098)    33,306     33,306         --
                                                      --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment...............   (19,788)    (3,169)      (456)      (456)        --
                                                      --------   --------   --------   --------   --------
Financing activities:
  Net proceeds (payments) on related party
    payable.........................................    20,517    (23,396)    34,996         --         --
  Proceeds from notes payable.......................    47,000     40,000         --         --         --
  Repayments on notes payable.......................    (2,718)   (27,066)   (80,000)   (45,004)        --
                                                      --------   --------   --------   --------   --------
           Net cash provided by (used in) financing
             activities.............................    64,799    (10,462)   (45,004)   (45,004)        --
                                                      --------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents.......................................     5,830    (15,729)   (12,154)   (12,154)        --
Cash and cash equivalents, beginning of period......    22,053     27,883     12,154     12,154         --
                                                      --------   --------   --------   --------   --------
Cash and cash equivalents, end of period............  $ 27,883   $ 12,154   $     --   $     --   $     --
                                                      ========   ========   ========   ========   ========


    The accompanying notes are an integral part of these combined financial statements.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS:

     The Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC (collectively, the Company), were merged on January 1, 1996 with the Center for Women's Healthcare, PC as the surviving entity. The Company provides obstetrical and gynecological care and related medical services to the general public.


     On March 6, 1997 (the "Initial Closing Date"), the Company and the selling owner entered into an Asset Acquisition Agreement, as amended through April 22, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owner, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the net assets of her practice by returning all of the consideration received excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the period from the Initial Closing Date to March 31, 1997, for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Principles of Combination

     The financial statements combine the accounts of both the Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC practices. Prior to the merger, these companies were unrelated, and there were no transactions between the entities.



  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consists of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and other estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Deferred Service Revenues


     During 1995, the Company committed to provide limited administrative services at an area hospital and provide limited educational support to the hospital and the community for a period of four years in exchange for the settlement of a debt obligation of the Company to the hospital. The debt reduction of $469,318 has been recorded as deferred service revenues in the accompanying balance sheets and is being amortized ratably over the four years as other income in the statements of operations.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Owner's Deficit

     Owner's deficit includes the capital stock, additional paid-in capital and accumulated losses of The Center for Women's Healthcare, PC and Corazon G. Gemil, M.D., PC.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to the owner and recognized on her individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.


     The Company reports certain income and expense items for income tax purposes on a different basis than reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $131,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $32,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.


  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $3,592, $548 and $637, respectively. Amounts paid for taxes were not significant.


3. SHORT TERM NOTES PAYABLE:


                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Demand note payable to bank, interest at prime plus 1%,
  repaid March 1997.........................................  $40,000   $    --
Demand note payable to shareholder, no stated interest rate
  or repayment terms........................................   23,316    18,312
                                                              -------   -------
                                                              $63,316   $18,312
                                                              =======   =======


4. EMPLOYEE BENEFIT PLAN:


     The Company maintains a profit sharing plan covering substantially all full time employees who are at least 21 years of age and have completed 2 years of service. Contributions to the plan are discretionary and are determined by the Company on an annual basis. Employees vest in company contributions immediately. For the years ended December 31, 1995, 1996 and 1997 discretionary contribution's made by the Company were $45,000, 40,000 and $0.

                     CENTER FOR WOMEN'S HEALTHCARE, PC AND
                           CORAZON G. GEMIL, M.D., PC
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Future minimum lease payments for property under noncancellable operating leases primarily for office space as of December 31, 1997 are as follows:



    1998...............................................  $34,328
    1999...............................................   34,328
    2000...............................................   34,328
    2001...............................................   34,328
    2002...............................................   34,328
    Thereafter.........................................   91,541



     Rent expense under noncancellable operating leases for the years ended December 31, 1995, 1996 and 1997 was $71,750, $40,049 and $34,328, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by the physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cesare, Metzger, Coyle and Henzes, Inc.:


We have audited the accompanying balance sheets of Cesare, Metzger, Coyle and Henzes, Inc. (a Pennsylvania corporation) as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cesare, Metzger, Coyle and Henzes, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

February 20, 1998

                    CESARE, METZGER, COYLE AND HENZES, INC.

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,784   $     --     $     --
  Accounts receivable, net of allowance of $371,578,
     $372,482 and $390,756..................................   462,184    468,918      449,011
  Prepaid expenses and other................................     5,296         --           --
  Due from U.S. Physicians, Inc.............................        --         --       58,012
  Due from shareholder......................................     5,470         --           --
                                                              --------   --------     --------
       Total current assets.................................   475,734    468,918      507,023
                                                              --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures.........................   137,152    137,152      137,152
  Leasehold improvements....................................   108,390    116,881      116,881
                                                              --------   --------     --------
                                                               245,542    254,033      254,033
  Less -- Accumulated depreciation and amortization.........  (158,995)  (174,398)    (175,543)
                                                              --------   --------     --------
                                                                86,547     79,635       78,490
                                                              --------   --------     --------
Cash surrender value of life insurance
  (face value of $1,100,000)................................   134,958    139,866      139,866
                                                              --------   --------     --------
                                                              $697,239   $688,419     $725,379
                                                              ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit............................................  $ 40,000   $116,000     $155,987
  Accounts payable..........................................    12,590     13,041       33,518
  Accrued compensation......................................    99,034     27,369        9,448
  Deferred income taxes.....................................    86,768     72,715       72,715
  Due to U.S. PHYSICIANS, Inc...............................        --      5,583           --
                                                              --------   --------     --------
       Total current liabilities............................   238,392    234,708      271,668
                                                              --------   --------     --------
Deferred income taxes.......................................     7,870      5,499        5,499
                                                              --------   --------     --------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, $1 par value; 100,000 shares authorized;
     5,000 shares issued; 4,000 shares outstanding..........     5,000      5,000        5,000
  Additional paid-in capital................................    66,218     66,218       66,218
  Retained earnings.........................................   390,759    387,994      387,994
  Treasury stock (1,000 shares at cost).....................   (11,000)   (11,000)     (11,000)
                                                              --------   --------     --------
       Total shareholders' equity...........................   450,977    448,212      448,212
                                                              --------   --------     --------
                                                              $697,239   $688,419     $725,379
                                                              ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.

                            STATEMENTS OF OPERATIONS


                                                                                      THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                 MARCH 31,
                                             ------------------------------------   -----------------------
                                                1995         1996         1997         1997         1998
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $2,342,162   $2,185,229   $2,384,017   $  610,146   $  614,534
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   1,575,985    1,560,865    1,612,776      344,629      402,899
  Pharmaceuticals and medical supplies.....      54,219       53,294       51,993       12,290       16,703
  General and administrative...............     595,144      618,290      558,977      202,096      110,194
  Management fee due U.S. PHYSICIANS,
    Inc....................................          --           --      140,901           --       78,493
  Depreciation and amortization............      20,484       21,960       15,403        4,847        1,145
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      96,330      (69,180)       3,967       46,284        5,100
Interest expense, net......................       5,168        2,280        5,220          794        5,100
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      91,162      (71,460)      (1,253)      45,490           --
Income tax provision (benefit).............      23,725      (15,318)       1,512       11,054           --
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................  $   67,437   $  (56,142)  $   (2,765)  $   34,436   $       --
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                                         ADDITIONAL                             TOTAL
                                                COMMON    PAID-IN     RETAINED   TREASURY   SHAREHOLDERS'
                                                STOCK     CAPITAL     EARNINGS    STOCK        EQUITY
                                                ------   ----------   --------   --------   -------------
Balance, January 1, 1995......................  $3,000    $58,650     $379,464   $(11,000)    $430,114
  Issuance of Common Stock....................  1,000       3,098           --        --         4,098
  Net income..................................     --          --       67,437        --        67,437
                                                ------    -------     --------   --------     --------
Balance, December 31, 1995....................  4,000      61,748      446,901   (11,000)      501,649
  Issuance of Common Stock....................  1,000       4,470           --        --         5,470
  Net loss....................................     --          --      (56,142)       --       (56,142)
                                                ------    -------     --------   --------     --------
Balance, December 31, 1996....................  5,000      66,218      390,759   (11,000)      450,977
  Net loss....................................     --          --       (2,765)       --        (2,765)
                                                ------    -------     --------   --------     --------
Balance, December 31, 1997....................  5,000      66,218      387,994   (11,000)      448,212
  Net income (unaudited)......................     --          --           --        --            --
                                                ------    -------     --------   --------     --------
Balance, March 31, 1998 (unaudited)...........  $5,000    $66,218     $387,994   $(11,000)    $448,212
                                                ======    =======     ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                          THREE MONTHS
                                                                                             ENDED
                                                          YEAR ENDED DECEMBER 31,          MARCH 31,
                                                        ----------------------------   ------------------
                                                         1995       1996      1997       1997      1998
                                                        -------   --------   -------   --------   -------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)...................................  $67,437   $(56,142)  $(2,765)  $ 34,436   $    --
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities --
      Depreciation and amortization...................   20,484     21,960    15,403      4,847     1,145
      Deferred income taxes...........................   12,392    (16,872)  (16,424)    11,054        --
      Changes in assets and liabilities --
         Accounts receivable..........................  (63,462)    78,579    (6,734)   (20,047)   19,907
         Prepaid expenses and other...................   (1,100)    (5,522)      388       (952)       --
         Due from U.S. Physicians, Inc................       --         --        --         --   (58,012)
         Due from shareholder.........................       --         --     5,470      5,470        --
         Accounts payable.............................   (3,889)   (20,046)      451     10,413    20,477
         Accrued compensation.........................   19,620     19,340   (71,665)    51,059   (17,921)
         Due to U.S. PHYSICIANS, Inc..................       --         --     5,583         --    (5,583)
                                                        -------   --------   -------   --------   -------
           Net cash provided by (used in) operating
             activities...............................   51,482     21,297   (70,293)    96,280   (39,987)
                                                        -------   --------   -------   --------   -------
Investing activities:
  Purchases of property and equipment.................  (16,252)   (13,509)   (8,491)        --        --
                                                        -------   --------   -------   --------   -------
Financing activities:
  Net (payments) borrowings on line of credit.........  (38,000)    (7,000)   76,000     59,645    39,987
  Proceeds from issuance of stock.....................    4,098         --        --         --        --
                                                        -------   --------   -------   --------   -------
           Net cash (used in) provided by financing
             activities...............................  (33,902)    (7,000)   76,000     59,645    39,987
                                                        -------   --------   -------   --------   -------
Net increase (decrease) in cash and cash
  equivalents.........................................    1,328        788    (2,784)   155,925        --
Cash and cash equivalents, beginning of period........      668      1,996     2,784      2,784        --
                                                        -------   --------   -------   --------   -------
Cash and cash equivalents, end of period..............  $ 1,996   $  2,784   $    --   $158,709   $    --
                                                        =======   ========   =======   ========   =======


   The accompanying notes are an integral part of these financial statements.

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Cesare, Metzger, Coyle and Henzes, Inc. (the "Company") is a physician-owned medical practice serving the Scranton, Pennsylvania area. The Company was formed in 1974 for the purpose of rendering orthopedic surgical services.


     On July 30, 1997, (the "Initial Closing Date") the Company and the selling owners entered into a Stock Acquisition Agreement, as amended through April 22, 1998 (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the stock of their practice by returning all of the consideration received, excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain Due to/from U.S. PHYSICIANS, Inc. accounts to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:




  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third party-payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years for equipment, furniture and fixtures and over the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Due from Shareholder

     Amounts due from shareholder represents a promissory note from a shareholder in conjunction with the issuance of stock.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $7,078, $3,936 and $5,220, respectively. Amounts paid for taxes were not significant.




     On October 1, 1996, the Company entered into an agreement with a physician for the purchase of 1,000 shares of the Company's Common stock for $5,470. The purchase price was represented by a promissory note receivable which was paid in full during 1997.

3. LINE OF CREDIT:


     In 1993, the Company entered into a credit agreement (the "Agreement") with a local bank for a $147,000 line of credit. Interest is accrued on the outstanding balance at the bank's prime rate plus 1.5% (9.0% at December 31, 1997). Outstanding borrowings plus any unpaid interest, fees or expenses are guaranteed by the shareholders.


4. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest immediately in all contributions. The Company makes contributions of 5% of

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


4. EMPLOYEE BENEFIT PLAN: -- (CONTINUED)

an employee's salary. For the years ended December 31, 1995, 1996 and 1997, contributions to the plan were $57,032, $62,698 and $63,042, respectively.


5. INCOME TAXES:


     The components of the income tax provision (benefit) are as follows:



                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                           1995          1996          1997
                                                          -------      --------      --------
Current:
  Federal...........................................      $ 6,800      $    932      $ 10,762
  State.............................................        4,533           622         7,174
                                                          -------      --------      --------
                                                           11,333         1,554        17,936
                                                          -------      --------      --------
Deferred:
  Federal...........................................        7,435       (10,123)       (9,854)
  State.............................................        4,957        (6,749)       (6,570)
                                                          -------      --------      --------
                                                           12,392       (16,872)      (16,424)
                                                          -------      --------      --------
                                                          $23,725      $(15,318)     $  1,512
                                                          =======      ========      ========


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.


     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:



                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                           1995          1996          1997
                                                          -------      --------      --------
Tax at U.S. Federal statutory rate..................      $30,995      $(24,296)     $   (426)
Tax impact of Federal rate differential for
  graduated rates...................................      (18,245)       13,685           238
State income taxes, net of federal benefit..........        8,500        (7,073)         (125)
Non-deductible travel and entertainment.............        2,475         2,366         1,825
                                                          -------      --------      --------
                                                          $23,725      $(15,318)     $  1,512
                                                          =======      ========      ========



     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:



                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                    1996         1997
                                                                  --------      -------
Deferred tax liabilities:
  Property and equipment....................................      $  7,870      $ 5,499
  Cash to accrual adjustments...............................        86,768       72,715
                                                                  --------      -------
Net deferred tax liability..................................      $ 94,638      $78,214
                                                                  ========      =======

                    CESARE, METZGER, COYLE AND HENZES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company leases its office space from entities affiliated with several of the owners of the Company. Future minimum lease payments for noncancelable operating leases primarily for office space as of December 31, 1997, are as follows:



                                                               RELATED-PARTY
                                                                  LEASES          OTHER LEASES
                                                               -------------      ------------
1998.....................................................        $ 87,262           $14,702
1999.....................................................          87,262             3,936
2000.....................................................          87,262                --
2001.....................................................          87,262                --
2002.....................................................          87,262                --
Thereafter...............................................         196,338                --



     Rent expense on related-party operating leases was $86,673, $87,262 and $87,262 for the years ended December 31, 1995, 1996 and 1997, respectively. Rent expense on nonrelated-party operating leases was $15,845, $32,133 and $31,240 for the years ended December 31, 1995, 1996 and 1997, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Lehigh Valley Orthopedics, Inc.:


We have audited the accompanying balance sheets of Lehigh Valley Orthopedics, Inc. (a Pennsylvania corporation) as of December 31, 1996 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lehigh Valley Orthopedics, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

February 20, 1998

                        LEHIGH VALLEY ORTHOPEDICS, INC.

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                             ---------------------    MARCH 31,
                                                                1996        1997        1998
                                                             ----------   --------   -----------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $   94,936   $  1,800    $  1,800
  Accounts receivable, net of allowance of $846,105,
     $754,602 and $884,021.................................     734,509    457,380     536,336
  Due from U.S. PHYSICIANS, Inc............................          --     69,681      65,375
  Prepaid expenses and other...............................      18,089         --          --
                                                             ----------   --------    --------
       Total current assets................................     847,534    528,861     603,511
                                                             ----------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures........................     519,871    525,005     525,005
  Leasehold improvements...................................      65,510     66,330      66,330
                                                             ----------   --------    --------
                                                                585,381    591,335     591,335
  Less -- Accumulated depreciation and amortization........    (370,394)  (403,244)   (407,658)
                                                             ----------   --------    --------
                                                                214,987    188,091     183,677
                                                             ----------   --------    --------
Deferred income taxes......................................      40,793     51,665      51,665
                                                             ----------   --------    --------
Other assets...............................................      17,619      4,817       4,817
                                                             ----------   --------    --------
                                                             $1,120,933   $773,434    $843,670
                                                             ==========   ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit...........................................  $  100,000   $100,000    $100,000
  Current maturities of long-term debt.....................      99,882     99,137      98,773
  Accounts payable.........................................      77,001     22,270      52,129
  Accrued compensation.....................................      90,941     68,640     134,773
  Deferred income taxes....................................     138,409    104,446     104,446
  Due to shareholders......................................         530         --          --
                                                             ----------   --------    --------
       Total current liabilities...........................     506,763    394,493     490,121
                                                             ----------   --------    --------
Long-term debt.............................................     433,914    348,777     323,385
                                                             ----------   --------    --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, no par value; $10 stated value; 5,000
     shares authorized, 100 shares issued and
     outstanding...........................................       1,000      1,000       1,000
  Retained earnings........................................     179,256     29,164      29,164
                                                             ----------   --------    --------
       Total shareholders' equity..........................     180,256     30,164      30,164
                                                             ----------   --------    --------
                                                             $1,120,933   $773,434     843,670
                                                             ==========   ========    ========


   The accompanying notes are an integral part of these financial statements.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                      THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                 MARCH 31,
                                             ------------------------------------   -----------------------
                                                1995         1996         1997         1997         1998
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $4,318,868   $4,974,776   $4,026,728   $1,176,834   $1,129,777
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   3,179,119    3,633,826    3,090,654      895,095      680,013
  Pharmaceuticals and medical supplies.....     100,478      111,677       80,204       66,827       71,273
  General and administrative...............   1,055,481      953,909      809,279      155,554      145,921
  Management fee due U.S. PHYSICIANS,
    Inc....................................          --           --      134,562           --      213,340
  Depreciation and amortization............      48,526       37,646       44,405       14,226        4,414
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............     (64,736)     237,718     (132,376)      45,132       14,816
Interest expense, net......................      45,612       62,664       61,501       12,037       14,816
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........    (110,348)     175,054     (193,877)      33,095           --
Income tax provision (benefit).............     (23,236)      47,128      (43,785)       8,042           --
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................     (87,112)     127,926     (150,092)      25,053           --
Retained earnings, beginning of period.....     138,442       51,330      179,256      179,256       29,164
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $   51,330   $  179,256   $   29,164   $  204,309   $   29,164
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                           THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                      -------------------------------   ------------------
                                                        1995       1996       1997        1997      1998
                                                      --------   --------   ---------   --------   -------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss).................................  $(87,112)  $127,926   $(150,092)  $ 25,053   $    --
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating
    activities --
      Depreciation and amortization.................    48,526     37,646      44,405     14,225     4,414
      Deferred income taxes.........................   (20,508)    47,759     (44,835)     8,042        --
      Loss on disposal of fixed assets..............   (31,894)        --      (6,421)        --        --
      Changes in assets and liabilities --
         Accounts receivable........................  (330,525)   (53,025)    277,129   (144,645)  (78,956)
         Prepaid expenses and other.................    12,498     (2,512)     30,891    (26,874)       --
         Due from U.S. PHYSICIANS, Inc..............        --         --     (69,681)        --     4,306
         Accounts payable...........................    58,243     (7,005)    (54,731)    17,469    29,859
         Due to shareholders........................    62,755    (24,470)       (530)    (3,234)       --
         Accrued compensation.......................  (128,745)    30,890     (22,301)    49,469    66,133
                                                      --------   --------   ---------   --------   -------
           Net cash (used in) provided by operating
             activities.............................  (416,762)   157,209       3,834    (60,495)   25,756
                                                      --------   --------   ---------   --------   -------
Investing activities:
  Purchases of property and equipment...............  (242,552)   (17,800)    (42,032)   (36,322)       --
  Sale of property and equipment....................    59,958     19,293      30,944         --        --
                                                      --------   --------   ---------   --------   -------
           Net cash (used in) provided by investing
             activities.............................  (182,594)     1,493     (11,088)   (36,322)       --
                                                      --------   --------   ---------   --------   -------
Financing activities:
  Net borrowings on line of credit..................       509         --          --         --        --
  Proceeds from long-term debt......................   782,496    152,494     326,078    113,000        --
  Repayment of long-term debt.......................  (172,883)  (251,784)   (411,960)   (25,022)  (25,756)
                                                      --------   --------   ---------   --------   -------
           Net cash provided by (used in) financing
             activities.............................   610,122    (99,290)    (85,882)    87,978   (25,756)
                                                      --------   --------   ---------   --------   -------
Net increase (decrease) in cash and cash
  equivalents.......................................    10,766     59,412     (93,136)    (8,839)       --
Cash and cash equivalents, beginning of period......    24,758     35,524      94,936     94,936     1,800
                                                      --------   --------   ---------   --------   -------
Cash and cash equivalents, end of period............  $ 35,524   $ 94,936   $   1,800   $ 86,097   $ 1,800
                                                      ========   ========   =========   ========   =======


   The accompanying notes are an integral part of these financial statements.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

                         NOTES TO FINANCIAL STATEMENTS

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Lehigh Valley Orthopedics, Inc. (the "Company") is a physician-owned medical practice serving the Lehigh Valley, Pennsylvania area. The Company was formed in 1978 for the purpose of rendering professional medical orthopedic and rehabilitative services.


     On August 1, 1997, the Company and the selling owners entered into a Stock Acquisition Agreement, as amended through April 21, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP") (the "Initial Closing Date"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company effective as of November 7, 1997 in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the stock of their practice by returning all of the consideration received, excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the related lease term for leasehold improvements and are computed using the straight-line method.

  Due to/from Shareholders

     Amounts due to/from shareholders represent advances to or from shareholders which are repaid in subsequent periods.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $46,250, $62,673 and $62,057, respectively. Amounts paid for taxes were not significant.


3. LINE OF CREDIT:


     The Company has a credit agreement with a local bank for a $100,000 line of credit. Interest is accrued on the outstanding balance at the bank's prime rate plus .50% through April 1995 and the bank's prime rate

                        LEHIGH VALLEY ORTHOPEDICS, INC.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. LINE OF CREDIT: -- (CONTINUED)


plus .25% from April 1995 forward (8.75% at December 31, 1997). Outstanding borrowings plus any unpaid interest, fees or expenses are guaranteed by the shareholders.


4. LONG-TERM DEBT:


                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    1996          1997
                                                                  --------      --------
Note payable to a bank, interest at bank's prime rate plus
  .25%, principal payments of $7,738 per month through June
  2002......................................................      $510,714      $417,857
Note payable to a bank, interest at 8.5%, monthly payments
  of principal and interest of $720 through March 2000......        23,082        30,057
                                                                  --------      --------
                                                                   533,796       447,914
Less-Current maturities.....................................       (99,882)      (99,137)
                                                                  --------      --------
                                                                  $433,914      $348,777
                                                                  ========      ========



     Future maturities of long-term debt at December 31, 1997 are as follows:



1998........................................................      $ 99,137
1999........................................................        99,696
2000........................................................       100,296
2001........................................................       100,955
2002........................................................        47,830
                                                                  --------
                                                                  $447,914
                                                                  ========


5. EMPLOYEE BENEFIT PLAN:


     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest immediately. Contributions to the plan are discretionary and are determined by the Company on a September 30 plan year-end basis. Effective October 1, 1994, the Company no longer contributes to the plan. For the years ended December 31, 1995, 1996 and 1997, no contributions were made to the plan.


6. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                              YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                          1995          1996          1997
                                                        --------      --------      --------
Current:
  Federal.........................................      $ (1,637)     $   (379)     $    811
  State...........................................        (1,091)         (252)          406
                                                        --------      --------      --------
                                                          (2,728)         (631)        1,217
                                                        --------      --------      --------
Deferred:
  Federal.........................................       (12,305)       28,655       (30,001)
  State...........................................        (8,203)       19,104       (15,001)
                                                        --------      --------      --------
                                                         (20,508)       47,759       (45,002)
                                                        --------      --------      --------
                                                        $(23,236)     $ 47,128      $(43,785)
                                                        ========      ========      ========

                        LEHIGH VALLEY ORTHOPEDICS, INC.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


6. INCOME TAXES: -- (CONTINUED)

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                              YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                          1995          1996          1997
                                                        --------      --------      --------
Tax at U.S. Federal statutory rate................      $(37,518)     $ 59,518      $(62,858)
Tax impact of Federal rate differential for
  graduated rates.................................        21,375       (33,165)       35,127
State income taxes, net of federal benefit........       (10,762)       17,569       (18,488)
Non-deductible travel and entertainment...........         3,669         3,206         2,434
                                                        --------      --------      --------
                                                        $(23,236)     $ 47,128      $(43,785)
                                                        ========      ========      ========


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                    1996           1997
                                                                  ---------      ---------
Deferred tax assets --
  Net operating loss carryforward...........................      $  50,427      $  61,230
                                                                  ---------      ---------
Deferred tax liabilities --
  Property and equipment....................................         (9,565)        (9,565)
  Cash to accrual adjustments...............................       (138,478)      (104,446)
                                                                  ---------      ---------
                                                                   (148,043)      (114,011)
                                                                  ---------      ---------
Net deferred tax liability..................................      $ (97,616)     $ (52,781)
                                                                  =========      =========


7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Future minimum lease payments for noncancelable operating leases primarily for office space as of December 31, 1997, are as follows:



1998.............................................      $179,843
1999.............................................       182,610
2000.............................................         1,740
2001.............................................         1,740
2002.............................................         1,160



     Rent expense on operating leases was $176,212, $233,477 and $213,776 for the years ended December 31, 1995, 1996 and 1997, respectively.

                        LEHIGH VALLEY ORTHOPEDICS, INC.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis for all of the physicians except one in amounts management believes to be adequate. The remaining physician has a malpractice insurance policy on a claims basis. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Network Medical, Inc.:

We have audited the accompanying balance sheets of Network Medical, Inc. (a Pennsylvania corporation) as of September 30, 1996 and 1997, and the related statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Network Medical, Inc. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced a net loss for each of the three years in the period ended September 30, 1997 and has a substantial debt obligation that is payable on demand. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  January 16, 1998

                             NETWORK MEDICAL, INC.
                                 BALANCE SHEETS


                                                                 SEPTEMBER 30,
                                                              -------------------   JANUARY 15,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 17,385   $     --    $     --
  Accounts receivable.......................................     5,066     13,291          --
  Prepaid expenses and other................................     1,209         --          --
                                                              --------   --------    --------
     Total current assets...................................    23,660     13,291          --
                                                              --------   --------    --------
Investments.................................................        --     50,000      50,000
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................     8,931      8,931       8,931
  Less -- Accumulated depreciation..........................    (2,164)    (4,839)     (5,277)
                                                              --------   --------    --------
                                                                 6,767      4,092       3,654
                                                              --------   --------    --------
                                                              $ 30,427   $ 67,383    $ 53,654
                                                              ========   ========    ========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Line of credit............................................  $350,000   $500,000    $500,000
  Short-term note payable...................................    12,500         --          --
  Accounts payable..........................................    27,903         --          --
  Accrued compensation......................................    32,282     14,003      17,849
  Due to U.S. PHYSICIANS, Inc...............................        --    171,414     209,678
                                                              --------   --------    --------
     Total current liabilities..............................   422,685    685,417     727,527
                                                              --------   --------    --------
Commitments and contingencies
Shareholders' deficit:
  Common Stock, $1 par value; authorized 10,000,000 shares
     of Class A; 10,000,000 shares of Class B; and 51,000
     Founders shares; outstanding -- 51,000 Founders
     shares.................................................    51,000     51,000      51,000
  Additional paid-in capital................................   136,500    136,500     136,500
  Accumulated deficit.......................................  (567,258)  (805,534)   (861,373)
  Stock subscriptions receivable............................   (12,500)        --          --
                                                              --------   --------    --------
     Total shareholders' deficit............................  (392,258)  (618,034)   (673,873)
                                                              --------   --------    --------
                                                              $ 30,427   $ 67,383    $ 53,654
                                                              ========   ========    ========


   The accompanying notes are an integral part of these financial statements.

                             NETWORK MEDICAL, INC.
                            STATEMENTS OF OPERATIONS


                                                                                       OCTOBER 1, 1997
                                                       YEAR ENDED SEPTEMBER 30,              TO
                                                   ---------------------------------     JANUARY 15,
                                                     1995        1996        1997           1998
                                                   ---------   ---------   ---------   ---------------
                                                                                         (UNAUDITED)
Revenues.........................................  $  10,111   $  11,236   $  42,269      $ 21,687
                                                   ---------   ---------   ---------      --------
Operating expenses:
  Salaries, wages and benefits...................     66,054     183,418     126,747        31,217
  General and administrative.....................     50,220     275,424     112,398        33,220
  Depreciation...................................        433       1,731       2,675           438
                                                   ---------   ---------   ---------      --------
Loss from operations.............................   (106,596)   (449,337)   (199,551)      (43,188)
Interest expense, net............................         --       8,169      38,725        12,651
                                                   ---------   ---------   ---------      --------
Net loss.........................................  $(106,596)  $(457,506)  $(238,276)     $(55,839)
                                                   =========   =========   =========      ========


   The accompanying notes are an integral part of these financial statements.

                             NETWORK MEDICAL, INC.
                      STATEMENTS OF SHAREHOLDERS' DEFICIT


                                                    ADDITIONAL                     STOCK
                                          COMMON     PAID-IN     ACCUMULATED   SUBSCRIPTIONS
                                           STOCK     CAPITAL       DEFICIT      RECEIVABLE       TOTAL
                                          -------   ----------   -----------   -------------   ---------
Balance at September 30, 1994...........  $   --     $     --     $  (3,156)     $     --      $  (3,156)
  Issuance of Common Stock..............  51,000      136,500            --       (88,500)        99,000
  Net loss..............................      --           --      (106,596)           --       (106,596)
                                          -------    --------     ---------      --------      ---------
Balance at September 30, 1995...........  51,000      136,500      (109,752)      (88,500)       (10,752)
  Payment of stock subscriptions........      --           --            --        76,000         76,000
  Net loss..............................      --           --      (457,506)           --       (457,506)
                                          -------    --------     ---------      --------      ---------
Balance at September 30, 1996...........  51,000      136,500      (567,258)      (12,500)      (392,258)
  Payment of stock subscriptions........      --           --            --        12,500         12,500
  Net loss..............................      --           --      (238,276)           --       (238,276)
                                          -------    --------     ---------      --------      ---------
Balance at September 30, 1997...........  51,000      136,500      (805,534)           --       (618,034)
  Net loss (unaudited)..................      --           --       (55,839)           --        (55,839)
                                          -------    --------     ---------      --------      ---------
Balance at January 15, 1998
  (unaudited)...........................  $51,000    $136,500     $(861,373)     $     --      $(673,873)
                                          =======    ========     =========      ========      =========


   The accompanying notes are an integral part of these financial statements.

                             NETWORK MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                       OCTOBER 1, 1997
                                                       YEAR ENDED SEPTEMBER 30,              TO
                                                   ---------------------------------     JANUARY 15,
                                                     1995        1996        1997           1998
                                                   ---------   ---------   ---------   ---------------
                                                                                         (UNAUDITED)
Operating activities:
  Net loss.......................................  $(106,596)  $(457,506)  $(238,276)     $(55,839)
  Adjustments to reconcile net loss to net cash
    used in operating activities --
       Depreciation..............................        433       1,731       2,675           438
       Changes in assets and liabilities --
         Accounts receivable.....................     (1,154)     (3,912)     (8,225)       13,291
         Prepaid expenses and other..............         --      (1,209)      1,209            --
         Accounts payable........................     15,992       8,091     (27,903)           --
         Accrued compensation....................      4,858      27,424     (18,279)        3,846
         Other...................................    (13,905)         --          --            --
         Due to U.S. PHYSICIANS, Inc.............         --          --     171,414        38,264
                                                   ---------   ---------   ---------      --------
           Net cash used in operating
              activities.........................   (100,372)   (425,381)   (117,385)           --
                                                   ---------   ---------   ---------      --------
Investing activities:
  Purchases of property and equipment............     (8,554)       (377)         --            --
  Investments....................................         --          --     (50,000)           --
                                                   ---------   ---------   ---------      --------
           Net cash used in investing
              activities.........................     (8,554)       (377)    (50,000)           --
                                                   ---------   ---------   ---------      --------
Financing activities:
  Net borrowings from line of credit.............         --     350,000     150,000            --
  Net borrowings (repayments) on short-term
    note payable.................................         --      12,500     (12,500)           --
  Proceeds from issuance of stock................     99,000          --          --            --
  Proceeds from stock subscriptions..............         --      76,000      12,500            --
                                                   ---------   ---------   ---------      --------
           Net cash provided by financing
              activities.........................     99,000     438,500     150,000            --
                                                   ---------   ---------   ---------      --------
Net (decrease) increase in cash and cash
  equivalents....................................     (9,926)     12,742     (17,385)           --
Cash and cash equivalents, beginning of period...     14,569       4,643      17,385            --
                                                   ---------   ---------   ---------      --------
Cash and cash equivalents, end of period.........  $   4,643   $  17,385   $      --      $     --
                                                   =========   =========   =========      ========


   The accompanying notes are an integral part of these financial statements.

                             NETWORK MEDICAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF JANUARY 15, 1998 AND FOR THE PERIOD ENDED
                         JANUARY 15, 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Network Medical, Inc. (the "Company") assists physicians in delivering health care services for workers' compensation injuries and administers a network of physicians, employers, and third party administrators for the purpose of providing high quality, cost effective care in a managed care environment.

     On January 27, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP acquired 85% of the outstanding stock of the Company in exchange for notes and convertible notes. The notes issued pursuant to the Affiliation Agreement contain a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by December 31, 1997 (the "Repurchase Date"), and certain other defined events do not occur by the Repurchase Date, to repurchase the stock of the Company for a defined period of time (the "Repurchase Period") by returning all of the notes received and, at the election of USP, by either delivering to USP certificates representing 15% of the outstanding stock of the Company or by delivering to USP promissory notes in the aggregate principal amount of USP's capital contribution to the Company. On January 16, 1998, the Repurchase Period ended as the selling owners did not exercise their rights to repurchase their shares.


     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Transaction is considered effective for applying purchase accounting on January 16, 1998, as the repurchase provision lapsed (the "Final Closing Date"). In addition, pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP was responsible for managing the Company, including cash management. Accordingly, the balance sheets as of January 15, 1998 and September 30, 1997 contain a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


  Going Concern


     The Company has experienced a net loss for each of the three years in the period ended September 30, 1997 and has a substantial debt obligation that is payable upon demand. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the following paragraph. The accompanying financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


     For the year ended September 30, 1997, the Company reported a net loss of $238,276, and as of September 30, 1997 had a total shareholders' deficiency of $618,034. The Company is highly leveraged, with a line of credit due on demand totaling $500,000 at September 30, 1997. In the event that the line of credit is called by the bank, the shareholders of the Company who personally guaranteed the debt would be required to satisfy the obligation. With the purchase of 85% of the stock by USP in January 1997, management has implemented a plan to control costs by reducing staff and is focusing on aggressively marketing its products to increase revenues. There can be no assurances that the bank will not demand payment on the line of credit or that the Company will be successful in its attempts to control costs and raise revenues.

2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements

     The financial statements for the period ended January 15, 1998, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of January 15, 1998, and the results of its operations for the period

                              NETWORK MEDICAL, INC.

          (INFORMATION AS OF JANUARY 15, 1998 AND FOR THE PERIOD ENDED
                         JANUARY 15, 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


ended January 15, 1998. The results of operations for the period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to ten years and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended September 30, 1995, 1996 and 1997, the Company paid interest of $0, $8,169 and $38,725, respectively. Amounts paid for taxes were insignificant.

3. INVESTMENTS:

     In November 1996, the Company acquired common stock of Preferred Care Life Insurance Company ("PCLIC") for a purchase price of $100,000. Of the purchase price, $50,000 was paid at acquisition and the balance will be paid at the time PCLIC meets certain covenants contained in the purchase agreement. The purchase entitles the Company to receive 95% of the net profits generated by PCLIC in the Lancaster, Pennsylvania region, as defined.

                              NETWORK MEDICAL, INC.

          (INFORMATION AS OF JANUARY 15, 1998 AND FOR THE PERIOD ENDED
                         JANUARY 15, 1998 IS UNAUDITED)


4. LINE OF CREDIT:


     The Company has a line of credit totaling $500,000, bearing interest at the bank's prime rate (8.5% at September 30, 1997). The line is due on demand and is collateralized by the personal guarantees of certain of the selling owners. At September 30, 1997, the balance outstanding on the line of credit was $500,000.


5. SHORT-TERM NOTE PAYABLE:

     In 1996, the Company borrowed $12,500 from a bank, bearing interest at the bank's prime rate (8.25% at September 30, 1996). The loan was guaranteed by a shareholder and was repaid with the proceeds from the shareholder's stock subscription receivable on November 29, 1996.

6. RELATED PARTY TRANSACTIONS:

     The Company rents its property from a related entity. Rent expense amounted to $950, $12,350 and $11,400 for the years ended September 30, 1995, 1996 and 1997, respectively. The lease expires in 1998. In addition, the Company owed $13,905 for expense reimbursements to an entity related through common ownership at September 30, 1994. This amount was paid in fiscal year 1995. Accounts receivable as of September 30, 1996 includes $1,833 from providers who are also shareholders.

7. INCOME TAXES:

     The components of the income tax benefit are as follows:

                                                            YEAR ENDED SEPTEMBER 30,
                                                          ----------------------------
                                                           1995       1996      1997
                                                          -------   --------   -------
Current:
  Federal...............................................  $    --   $     --   $    --
  State.................................................       --         --        --
                                                          -------   --------   -------
                                                               --         --        --
                                                          -------   --------   -------
Deferred:
  Federal...............................................  (16,022)   (68,494)  (33,732)
  State.................................................  (10,682)   (45,663)  (16,614)
                                                          -------   --------   -------
                                                          (26,704)  (114,157)  (50,346)
                                                          -------   --------   -------
Increase in valuation allowance.........................   26,704    114,157    50,346
                                                          -------   --------   -------
                                                          $    --   $     --   $    --
                                                          =======   ========   =======

     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes.

                              NETWORK MEDICAL, INC.

          (INFORMATION AS OF JANUARY 15, 1998 AND FOR THE PERIOD ENDED
                         JANUARY 15, 1998 IS UNAUDITED)


7. INCOME TAXES: -- (CONTINUED)

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                           YEAR ENDED SEPTEMBER 30,
                                                        -------------------------------
                                                          1995       1996        1997
                                                        --------   ---------   --------
Tax at U.S. Federal statutory rate....................  $(36,243)  $(152,775)  $(67,232)
Tax impact of Federal rate differential for graduated
  rates...............................................    20,197      84,136     36,429
State income taxes, net of federal benefit............   (10,660)    (45,751)   (19,774)
Other.................................................         2         233        231
Valuation allowance...................................    26,704     114,157     50,346
                                                        --------   ---------   --------
                                                        $     --   $      --   $     --
                                                        ========   =========   ========

     The components of the net deferred tax asset, measured under SFAS No. 109, are as follows:

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
Deferred tax assets:
  Net operating loss carryforward...........................  $140,131   $178,153
  Accrued expenses..........................................     1,675     13,695
                                                              --------   --------
                                                               141,806    191,848
Gross deferred tax liabilities..............................      (304)        --
Less valuation allowance....................................  (141,502)  (191,848)
                                                              --------   --------
Net deferred tax asset......................................  $     --   $     --
                                                              ========   ========

8. STOCK SPLIT:

     During the year ended September 30, 1996, the stockholders approved a 30-for-1 stock split for its existing shares and authorized 10,000,000 shares of Class A and 10,000,000 shares of Class B Common Stock. All amounts in these financial statements have been restated to reflect the stock split.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Orthopaedic and Sports Medicine Specialists of the Main Line, Inc.:


We have audited the accompanying balance sheets of Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

March 3, 1998

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 10,337   $ 26,625    $ 26,625
  Accounts receivable, net of allowance of $848,707,
     $793,722 and $919,018..................................   456,996    564,018     831,080
                                                              --------   --------    --------
       Total current assets.................................   467,333    590,643     857,705
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................   243,082    243,082     243,082
  Leasehold improvements....................................    21,526     21,526      21,526
                                                              --------   --------    --------
                                                               264,608    264,608     264,608
  Less -- Accumulated depreciation and amortization.........  (149,097)  (169,669)   (175,434)
                                                              --------   --------    --------
                                                               115,511     94,939      89,174
                                                              --------   --------    --------
                                                              $582,844   $685,582    $946,879
                                                              ========   ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit............................................  $ 15,000   $     --    $     --
  Current maturities of long-term debt......................     1,438      1,384       1,384
  Accounts payable..........................................     9,190     11,844      43,659
  Accrued compensation......................................   106,405     61,142      74,187
  Due to U.S. PHYSICIANS, Inc...............................        --     41,992     258,795
  Deferred income taxes.....................................   104,344    142,913     142,913
                                                              --------   --------    --------
       Total current liabilities............................   236,377    259,275     520,938
                                                              --------   --------    --------
Long-term debt..............................................     7,062      5,710       5,344
                                                              --------   --------    --------
Deferred income taxes.......................................    15,806     14,605      14,605
                                                              --------   --------    --------
Commitments and contingencies (Note 8)
Shareholders' equity:
  Common Stock, $1 par value, 1,000 shares authorized,
     100 shares issued and outstanding......................       100        100         100
  Retained earnings.........................................   323,499    405,892     405,892
                                                              --------   --------    --------
       Total shareholders' equity...........................   323,599    405,992     405,992
                                                              --------   --------    --------
                                                              $582,844   $685,582    $946,879
                                                              ========   ========    ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                           THREE MONTHS
                                                                                               ENDED
                                                       YEAR ENDED DECEMBER 31,               MARCH 31,
                                                 ------------------------------------   -------------------
                                                    1995         1996         1997        1997       1998
                                                 ----------   ----------   ----------   --------   --------
                                                                                            (UNAUDITED)
Net revenues...................................  $2,123,495   $1,961,309   $2,229,943   $619,300   $778,466
                                                 ----------   ----------   ----------   --------   --------
Operating expenses:
  Salaries, wages and benefits.................   1,426,695    1,654,870    1,208,103    323,605    335,818
  Pharmaceuticals and medical supplies.........      32,543       37,282       38,326      7,379      7,723
  General and administrative...................     462,116      410,569      489,062    139,396    111,337
  Management fee due U.S. PHYSICIANS, Inc......          --           --      362,792     24,640    317,661
  Depreciation and amortization................      29,641       29,513       20,572     13,925      5,765
                                                 ----------   ----------   ----------   --------   --------
Income (loss) from operations..................     172,500     (170,925)     111,088    110,355        162
Interest (expense) income, net.................      (3,707)        (506)          67        800       (162)
                                                 ----------   ----------   ----------   --------   --------
Income (loss) before income taxes..............     168,793     (171,431)     111,155    111,155         --
Income tax provision (benefit).................      42,517      (41,244)      28,762     28,762         --
                                                 ----------   ----------   ----------   --------   --------
Net income (loss)..............................     126,276     (130,187)      82,393     82,393         --
Retained earnings, beginning of period.........     327,410      453,686      323,499    323,499    405,892
                                                 ----------   ----------   ----------   --------   --------
Retained earnings, end of period...............  $  453,686   $  323,499   $  405,892   $405,892   $405,892
                                                 ==========   ==========   ==========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                           THREE MONTHS
                                                                                              ENDED
                                                         YEAR ENDED DECEMBER 31,            MARCH 31,
                                                     --------------------------------   ------------------
                                                       1995       1996        1997       1997       1998
                                                     --------   ---------   ---------   -------   --------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss)................................  $126,276   $(130,187)  $  82,393   $82,393   $     --
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities --
      Depreciation and amortization................    29,641      29,513      20,572    13,925      5,765
      Deferred income taxes........................    39,590     (39,799)     37,368    37,368         --
      Changes in assets and liabilities --
         Accounts receivable.......................   (98,306)     92,610    (107,022)  (25,806)  (267,062)
         Prepaid expenses and other................   (69,322)     69,322          --        --         --
         Due to U.S. PHYSICIANS, Inc...............        --          --      41,992    15,174    216,803
         Accounts payable..........................     3,054      (1,724)      2,654    (5,322)    31,815
         Accrued compensation......................     4,288      20,746     (45,263)  (85,989)    13,045
                                                     --------   ---------   ---------   -------   --------
           Net cash provided by operating
             activities............................    35,221      40,481      32,694    31,743        366
                                                     --------   ---------   ---------   -------   --------
Investing activities:
  Purchases of property and equipment..............    (6,595)    (20,035)         --        --         --
                                                     --------   ---------   ---------   -------   --------
Financing activities:
  Net borrowings (repayments) on line of credit....   (17,000)     15,000     (15,000)  (15,000)        --
  Proceeds from long-term debt.....................   139,519       8,500         635        --         --
  Repayments on long-term debt.....................   (84,118)    (62,388)     (2,041)     (455)      (366)
  Repayments on shareholder loans..................   (40,200)         --          --        --         --
                                                     --------   ---------   ---------   -------   --------
           Net cash used in financing activities...    (1,799)    (38,888)    (16,406)  (15,455)      (366)
                                                     --------   ---------   ---------   -------   --------
Net (decrease) increase in cash and cash
  equivalents......................................    26,827     (18,442)     16,288    16,288         --
Cash and cash equivalents, beginning of period.....     1,952      28,779      10,337    10,337     26,625
                                                     --------   ---------   ---------   -------   --------
Cash and cash equivalents, end of period...........  $ 28,779   $  10,337   $  26,625   $26,625   $ 26,625
                                                     ========   =========   =========   =======   ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Orthopaedic and Sports Medicine Specialists of the Main Line, Inc. (the "Company") is a physician owned medical practice serving the Philadelphia, Pennsylvania area. The Company is engaged in the business of rendering health care services in the area of orthopedic, surgical and related support services.

     On March 17, 1997, (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended through April 21, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the stock of their practice by returning all of the consideration received, excluding the initial cash payment.

     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the period from the Initial Closing Date to March 31, 1997, for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $3,763, $2,114 and $733, respectively. Amounts paid for taxes were not significant.


3. LINE OF CREDIT:


     On December 31, 1997, the Company's $55,000 line of credit expired. The line is secured by substantially all of the Company's assets and bears interest at the bank's prime rate plus 1% (9.5% at December 31, 1997). At December 31, 1996 and 1997, the Company had $15,000 and $0 outstanding under the line, respectively.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

4. LONG-TERM DEBT:


     The Company has financed all or a portion of its malpractice insurance premiums with a bank with one-year notes. In January 1995 and December 1995, the Company borrowed $77,131 and $62,388, respectively. For the years ended December 31, 1995 and 1996, the interest rate on these notes was 8.5% and 8.5%, respectively. No amounts are outstanding as of December 31, 1997.


     In December 1996, the Company entered into an agreement with a bank to borrow $8,500 for the purchase of new equipment, payable monthly through December 2001. The note bears an interest rate of 9.5%.

5. EMPLOYEE BENEFIT PLAN:


     The Company maintains a profit sharing plan covering substantially all full-time employees who are at least 21 years of age and completed one year of service in which at least 1,000 hours are worked. Employer contributions vest ratably in 20% increments over five years commencing after the second year of employment. The Company's contributions to the plan totaled $74,977, $86,173 and $0 for the years ended December 31, 1995, 1996 and 1997.


6. RELATED-PARTY TRANSACTIONS:


     The Company paid $85,000, $85,000 and $70,968 for the years ended December 31, 1995, 1996 and 1997, respectively, for the lease of office space from a shareholder. The lease agreement expires on March 17, 2002.


7. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                            1995          1996         1997
                                                           -------      --------      -------
Current:
  Federal............................................      $ 1,756      $   (867)     $(5,164)
  State..............................................        1,171          (578)      (3,442)
                                                           -------      --------      -------
                                                             2,927        (1,445)      (8,606)
                                                           -------      --------      -------
Deferred:
  Federal............................................       23,754       (23,879)      22,421
  State..............................................       15,836       (15,920)      14,947
                                                           -------      --------      -------
                                                            39,590       (39,799)      37,368
                                                           -------      --------      -------
                                                           $42,517      $(41,244)     $28,762
                                                           =======      ========      =======


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

7. INCOME TAXES: -- (CONTINUED)
     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                               YEAR ENDED DECEMBER 31,
                                                         ------------------------------------
                                                           1995          1996          1997
                                                         --------      --------      --------
Tax at U.S. Federal statutory rate.................      $ 57,390      $(58,286)     $ 37,793
Tax impact of Federal rate differential for
  graduated rates..................................       (32,510)       32,788       (21,119)
State income taxes, net of federal benefit.........        16,587       (16,999)       11,116
Non-deductible travel and entertainment............         1,050         1,253           972
                                                         --------      --------      --------
                                                         $ 42,517      $(41,244)     $ 28,762
                                                         ========      ========      ========


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                DECEMBER 31,
                                                           ----------------------
                                                             1996          1997
                                                           --------      --------
Deferred tax liabilities --
  Property and equipment.............................      $ 15,806      $ 14,605
  Cash to accrual adjustments........................       104,344       142,913
                                                           --------      --------
Net deferred tax liability...........................      $120,150      $157,518
                                                           ========      ========


8. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Minimum annual rental commitments for noncancelable operating leases having terms in excess of one year as of December 31, 1996, are as follows:


                                                                RELATED
                                                                 PARTY
                                                                LEASES
                                                                -------
1998......................................................      $66,290
1999......................................................       66,290
2000......................................................       66,290
2001......................................................       66,290
2002......................................................       16,572



     Rental expense, including related party leases (see Note 6), under noncancelable operating leases for the years ended December 31, 1995, 1996 and 1997 was $218,045, $203,879 and $174,221, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a

                 ORTHOPAEDIC AND SPORTS MEDICINE SPECIALISTS OF
                              THE MAIN LINE, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

8. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Orthopaedic Surgery and Sports Medicine, Inc.:


We have audited the accompanying balance sheets of Orthopaedic Surgery and Sports Medicine, Inc. (a Pennsylvania corporation) as of December 31, 1996 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthopaedic Surgery and Sports Medicine, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

February 28, 1998

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 59,096   $    864   $      864
  Accounts receivable, net of allowance of $546,021,
     $756,270 and $902,113..................................   632,261    699,669      873,777
  Due from U.S. PHYSICIANS, Inc.............................        --     96,854      114,957
  Prepaid expenses and other................................     5,813     54,173        6,208
                                                              --------   --------   ----------
       Total current assets.................................   697,170    851,560      995,806
                                                              --------   --------   ----------
Property and equipment:
  Equipment, furniture and fixtures.........................   123,760    123,760      123,760
  Leasehold improvements....................................    81,680     81,680       81,680
                                                              --------   --------   ----------
                                                               205,440    205,440      205,440
  Less -- accumulated depreciation and amortization.........  (192,002)  (194,766)    (199,070)
                                                              --------   --------   ----------
                                                                13,438     10,674        6,370
                                                              --------   --------   ----------
Patient list, net...........................................    46,750     29,750       25,500
                                                              --------   --------   ----------
Other assets................................................     2,500         --           --
                                                              --------   --------   ----------
                                                              $759,858   $891,984   $1,027,676
                                                              ========   ========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit............................................  $212,428   $249,428   $  249,428
  Accounts payable..........................................   161,754     17,358       44,222
  Accrued compensation......................................     9,927    141,432      250,260
                                                              --------   --------   ----------
       Total current liabilities............................   384,109    408,218      543,910
                                                              --------   --------   ----------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, no par value; 100 shares authorized, issued
     and outstanding........................................       200        200          200
  Retained earnings.........................................   375,549    483,566      483,566
                                                              --------   --------   ----------
       Total shareholders' equity...........................   375,749    483,766      483,766
                                                              --------   --------   ----------
                                                              $759,858   $891,984   $1,027,676
                                                              ========   ========   ==========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                           THREE MONTHS
                                                                                               ENDED
                                                       YEAR ENDED DECEMBER 31,               MARCH 31,
                                                 ------------------------------------   -------------------
                                                    1995         1996         1997        1997       1998
                                                 ----------   ----------   ----------   --------   --------
                                                                                            (UNAUDITED)
Net revenues...................................  $2,733,804   $2,993,431   $3,145,257   $894,160   $850,059
                                                 ----------   ----------   ----------   --------   --------
Operating expenses:
  Salaries, wages and benefits.................   2,466,886    2,124,375    2,233,189    682,791    582,417
  Pharmaceuticals and medical supplies.........      21,357       58,380       30,449      3,506     19,951
  General and administrative...................     400,714      507,050      475,880     85,544    137,373
  Management fee due
    U.S. PHYSICIANS, Inc.......................          --           --      268,364        475     98,236
  Depreciation and amortization................      20,219       22,777       19,764     18,767      8,554
                                                 ----------   ----------   ----------   --------   --------
Income (loss) from operations..................    (175,372)     280,849      117,611    103,077      3,528
Interest income (expense) net..................     (16,167)     (19,285)      (9,594)     4,940     (3,528)
                                                 ----------   ----------   ----------   --------   --------
Net income (loss)..............................    (191,539)     261,564      108,017    108,017         --
Retained earnings, beginning of period.........     305,524      113,985      375,549    375,549    483,566
                                                 ----------   ----------   ----------   --------   --------
Retained earnings, end of period...............  $  113,985   $  375,549   $  483,566   $483,566   $483,566
                                                 ==========   ==========   ==========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                         THREE MONTHS
                                                                                             ENDED
                                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                                    -------------------------------   -------------------
                                                      1995        1996       1997       1997       1998
                                                    ---------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)...............................  $(191,539)  $261,564   $108,017   $108,017   $     --
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities --
      Depreciation and amortization...............     20,219     22,777     19,764     18,767      8,554
      Changes in assets and liabilities --
         Accounts receivable......................    154,074   (218,441)   (67,408)   (68,207)  (174,108)
         Due from shareholders....................     17,477     21,676         --         --         --
         Due to (from) U.S. PHYSICIANS, Inc.......         --         --    (96,854)    41,720    (18,103)
         Prepaid expenses and other...............      1,725       (150)   (45,860)     2,105     47,965
         Accounts payable.........................    (92,242)    19,168   (144,396)  (158,751)    26,864
         Accrued compensation.....................    111,262   (136,931)   131,505     11,117    108,828
                                                    ---------   --------   --------   --------   --------
           Net cash provided by (used in)
             operating activities.................     20,976    (30,337)   (95,232)   (45,232)        --
                                                    ---------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment.............     (5,608)        --         --         --         --
  Sale of property and equipment..................         --      4,358         --         --         --
                                                    ---------   --------   --------   --------   --------
           Net cash (used in) provided by
             investing activities.................     (5,608)     4,358         --         --         --
                                                    ---------   --------   --------   --------   --------
Financing activities:
  Net borrowings (payments) on line of credit.....     74,365    (27,749)    37,000    (13,000)        --
  Repayments on long-term debt....................    (42,500)   (21,250)        --         --         --
                                                    ---------   --------   --------   --------   --------
           Net cash (used in) provided by
             financing activities.................     31,865    (48,999)    37,000    (13,000)        --
                                                    ---------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents.....................................     47,233    (74,978)   (58,232)   (58,232)        --
Cash and cash equivalents, beginning of period....     86,841    134,074     59,096     59,096        864
                                                    ---------   --------   --------   --------   --------
Cash and cash equivalents, end of period..........  $ 134,074   $ 59,096   $    864   $    864   $    864
                                                    =========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                      ORTHOPAEDIC SURGERY AND SPORTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS:

     Orthopaedic Surgery and Sports Medicine, Inc. (the "Company") is a physician-owned medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in July 1978 for the purpose of rendering professional medical orthopaedic and rehabilitative services.

     On March 31, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended through April 21, 1998 (the "Affiliation Agreement"), with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP at its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the stock of their practice by returning all of the consideration received, excluding the initial cash payment.


     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the period from the Initial Closing Date to March 31, 1997, for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Repairs and maintenance are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Patient List


     The patient list represents the value assigned to patient relationships obtained from other physicians. The patient list is being amortized on a straight-line basis over five years. For each of the years ended December 31, 1995, 1996 and 1997 amortization expense was $17,000.


  Due from Shareholders

     Due from shareholders represent advances to shareholders which are repaid in subsequent periods.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.


     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $500,000. If the S Corporation status is terminated, then a deferred income tax liability of

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


approximately $125,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.


  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $16,167, $19,285 and $21,050, respectively.



  Reclassification


     Certain previously reported amounts have been reclassified to conform with the current period presentation.

3. LINE OF CREDIT:


     In June 1993, the Company entered into a credit agreement (the "Agreement") with a local bank for a $250,000 line of credit. Under the terms of the Agreement, the Company must maintain a zero balance for a period of at least 30 consecutive days for each 12-month period. Interest is accrued on the outstanding balance at the bank's commercial lending rate plus .25% (9.50% at December 31, 1997). Outstanding borrowings plus any unpaid interest, fees or expenses are guaranteed by an owning physician and his spouse.


4. NOTE PAYABLE:

     In September 1994, the Company signed a note payable for the purchase of a patient list. The $74,375 note is payable in quarterly principal payments of $10,625 plus interest at 6%. The balance was paid off in June 1996.

5. EMPLOYEE BENEFIT PLAN:


     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over five years beginning after their first year as a participant. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the years ended December 31, 1995, 1996 and 1997, no contributions were made to the plan.


6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company leases some of its office space from entities affiliated with certain of the owners of medical groups affiliated with the Company. Future minimum lease payments for noncancellable operating leases primarily for office space as of December 31, 1997, are as follows:



                                                     RELATED-PARTY   NONRELATED-PARTY
                                                        LEASES            LEASES
                                                     -------------   ----------------
1998...........................................        $139,048          $10,243
1999...........................................          55,935            7,111
2000...........................................          59,292            6,604
2001...........................................              --            3,812



     Rent expense on related-party operating leases was $128,304, $110,420 and $133,552 for the years ended December 31, 1995, 1996 and 1997, respectively. Rent expense on nonrelated-party operating leases was $41,309, $99,582 and $42,693 for the years ended December 31, 1995, 1996 and 1997, respectively.

                 ORTHOPAEDIC SURGERY AND SPORTS MEDICINE, INC.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Employment Agreements


     The Company has employment agreements with two employees that require minimum levels of compensation. The following table summarizes the aggregate minimum annual compensation due under the agreements as of December 31, 1997:



1998......................................................  $170,000
1999......................................................   202,500
2000......................................................   235,000
2001......................................................   125,000


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RJK Medical Associates, Ltd.:


We have audited the accompanying balance sheets of RJK Medical Associates, Ltd. (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RJK Medical Associates, Ltd. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  February 20, 1998

                          RJK MEDICAL ASSOCIATES, LTD.

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 30,332   $  5,936    $  5,936
  Accounts receivable, net of allowance of $308,605,
     $442,697 and $511,664..................................   221,973    296,803     354,281
  Due from U.S. PHYSICIANS, Inc.............................        --     14,907          --
  Prepaid expenses and other................................     2,719         --          --
                                                              --------   --------    --------
       Total current assets.................................   255,024    317,646     360,217
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................   144,933    146,087     146,087
  Less -- Accumulated depreciation..........................  (104,998)  (109,790)   (110,397)
                                                              --------   --------    --------
                                                                39,935     36,297      35,690
                                                              --------   --------    --------
Deferred income taxes.......................................        --     32,776      32,776
                                                              --------   --------    --------
                                                              $294,959   $386,719    $428,683
                                                              ========   ========    ========

LIABILITIES AND RETAINED EARNINGS

Current liabilities:
  Accounts payable..........................................  $ 28,748   $ 26,430    $ 26,229
  Accrued compensation......................................    15,253     77,140      31,722
  Due to U.S. PHYSICIANS, Inc...............................        --         --      87,583
  Deferred income taxes.....................................     3,149     46,416      46,416
                                                              --------   --------    --------
       Total current liabilities............................    47,150    149,986     191,950
                                                              --------   --------    --------
Deferred income taxes.......................................     9,417         --          --
                                                              --------   --------    --------
Commitments and contingencies (Note 5)
Retained earnings...........................................   238,392    236,733     236,733
                                                              --------   --------    --------
                                                              $294,959   $386,719    $428,683
                                                              ========   ========    ========


   The accompanying notes are an integral part of these financial statements.

                          RJK MEDICAL ASSOCIATES, LTD.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                            THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,              MARCH 31,
                                          ---------------------------   ---------------------------
                                              1996           1997           1997           1998
                                          ------------   ------------   ------------   ------------
                                                                                (UNAUDITED)
Net revenues............................    $943,045       $909,384       $227,020       $272,958
                                            --------       --------       --------       --------
Operating expenses:
  Salaries, wages and benefits..........     717,654        751,057        187,142        166,417
  General and administrative............     162,885         27,391         16,034          3,145
  Management fee due U.S. PHYSICIANS,
     Inc................................          --        126,733         22,474        102,789
  Depreciation..........................       3,356          4,792          1,959            607
                                            --------       --------       --------       --------
Income (loss) before income taxes.......      59,150           (589)          (589)            --
Income tax provision....................      14,989          1,070             --             --
                                            --------       --------       --------       --------
Net income (loss).......................      44,161         (1,659)          (589)            --
Retained earnings, beginning of
  period................................     194,231        238,392        238,392        236,733
                                            --------       --------       --------       --------
Retained earnings, end of period........    $238,392       $236,733       $237,803       $236,733
                                            ========       ========       ========


   The accompanying notes are an integral part of these financial statements.

                          RJK MEDICAL ASSOCIATES, LTD.

                            STATEMENTS OF CASH FLOWS


                                                                            THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,              MARCH 31,
                                          ---------------------------   ---------------------------
                                              1996           1997           1997           1998
                                          ------------   ------------   ------------   ------------
                                                                                (UNAUDITED)
Operating activities:
  Net income (loss).....................    $ 44,161       $ (1,659)      $   (589)      $     --
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities --
       Depreciation.....................       3,356          4,792          1,959            607
       Deferred income taxes............      11,527          1,074             --             --
       Changes in assets and
       liabilities --
          Accounts receivable...........     (12,471)       (74,830)       (64,973)       (57,478)
          Due from U.S. PHYSICIANS,
            Inc.........................          --        (14,907)            --         14,907
          Prepaid expenses and other....        (418)         2,719         (2,903)            --
          Accounts payable..............     (12,158)        (2,318)        (2,066)          (201)
          Accrued compensation..........     (21,004)        61,887          7,680        (45,418)
          Due to U.S. PHYSICIANS,
            Inc.........................          --             --         36,638         87,583
                                            --------       --------       --------       --------
            Net cash provided by (used
               in) operating
               activities...............      12,993        (23,242)       (24,254)            --
                                            --------       --------       --------       --------
Investing activities:
  Purchases of property and equipment...      (2,500)        (1,154)          (142)            --
                                            --------       --------       --------       --------
Net increase (decrease) in cash and cash
  equivalents...........................      10,493        (24,396)       (24,376)            --
Cash and cash equivalents, beginning of
  period................................      19,839         30,332         30,332          5,936
                                            --------       --------       --------       --------
Cash and cash equivalents, end of
  period................................    $ 30,332       $  5,936       $  5,936       $  5,936
                                            ========       ========       ========       ========


   The accompanying notes are an integral part of these financial statements.

                          RJK MEDICAL ASSOCIATES, LTD.

                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS:

     RJK Medical Associates, Ltd. (the "Company") is a physician owned medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in 1980 for the purpose of rendering professional medical orthopedic and rehabilitative services and related medical services to the general public.

     On January 13, 1997 (the "Initial Closing Date"), the Company and the selling owner entered into an Asset Acquisition Agreement, as amended through April 21, 1998 (the "Affiliation Agreement"), with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owner, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the net assets of his practice by returning all of the consideration received, excluding the initial cash payment.


     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1997 and 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the period from the Initial Closing Date to March 31, 1997, for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain Due to/from U.S. PHYSICIANS, Inc. accounts to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.





Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          RJK MEDICAL ASSOCIATES, LTD.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. EMPLOYEE BENEFIT PLAN:


     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over five years beginning after their first year as a participant. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the years ended December 31, 1996 and 1997, contributions to the plan were $30,000 and $0, respectively.

                          RJK MEDICAL ASSOCIATES, LTD.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

4. INCOME TAXES:


     The components of the income tax provision are as follows:



                                                  YEAR ENDED DECEMBER 31,
                                               ------------------------------
                                                   1996              1997
                                               ------------      ------------
Current:
  Federal................................        $ 2,077           $    (2)
  State..................................          1,385                (2)
                                                 -------           -------
                                                   3,462                (4)
                                                 -------           -------
Deferred:
  Federal................................          6,916               644
  State..................................          4,611               430
                                                 -------           -------
                                                  11,527             1,074
                                                 -------           -------
                                                 $14,989           $ 1,070
                                                 =======           =======


     Income tax expense differs from the amount currently payable or receivable because certain expense, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.


     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                  YEAR ENDED DECEMBER 31,
                                               ------------------------------
                                                   1996              1997
                                               ------------      ------------
Tax at U.S. Federal statutory rate.......        $20,111           $  (200)
Tax impact of Federal rate differential
  for graduated rates....................        (11,758)              112
State income taxes, net of federal
  benefit................................          5,569               (59)
Non-deductible travel and
  entertainment..........................          1,067             1,217
                                                 -------           -------
                                                 $14,989           $ 1,070
                                                 =======           =======


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:



                                                        DECEMBER 31,
                                               ------------------------------
                                                   1996              1997
                                               ------------      ------------
Deferred tax assets:
Net operating loss carrryforward.........        $     --          $ 42,193
                                                 --------          --------
Deferred tax liabilities:
Property and equipment...................          (9,417)           (9,417)
Cash to accrual adjustments..............          (3,149)          (46,416)
                                                 --------          --------
                                                  (12,566)          (55,833)
                                                 --------          --------
Net deferred tax liability...............        $(12,566)         $(13,640)
                                                 ========          ========

                          RJK MEDICAL ASSOCIATES, LTD.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company has verbal leases for office space from the hospitals where the Company has operations. Rent expense on operating leases was $12,456 and $13,854 for the years ended December 31, 1996 and 1997, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To South Shore Orthopedics, PA:


We have audited the accompanying balance sheets of South Shore Orthopedics, PA (a New Jersey corporation) as of March 31, 1997 and 1998, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Shore Orthopedics, PA as of March 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

  May 11, 1998

                          SOUTH SHORE ORTHOPEDICS, PA

                                 BALANCE SHEETS


                                                                    MARCH 31,
                                                              ---------------------
                                                                 1997        1998
                                                              ----------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  123,856   $    397
  Accounts receivable, net of allowance of $780,468 and
     $558,372...............................................     878,773    503,236
  Due from U.S. PHYSICIANS, Inc.............................          --     74,298
  Prepaid expenses and other................................       2,771    249,897
                                                              ----------   --------
       Total current assets.................................   1,005,400    827,828
                                                              ----------   --------
Property and equipment:
  Equipment, furniture and fixtures.........................     161,331    161,331
  Leasehold improvements....................................      27,051     27,051
                                                              ----------   --------
                                                                 188,382    188,382
  Less -- Accumulated depreciation and amortization.........    (154,972)  (164,057)
                                                              ----------   --------
                                                                  33,410     24,325
                                                              ----------   --------
                                                              $1,038,810   $852,153
                                                              ==========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit............................................  $   27,843   $     --
  Accounts payable..........................................      10,267     73,103
  Accrued compensation......................................     292,424    113,269
  Deferred income taxes.....................................     196,574    164,464
  Due to U.S. PHYSICIANS, Inc...............................       8,559         --
                                                              ----------   --------
       Total current liabilities............................     535,667    350,836
                                                              ----------   --------
Commitments and contingencies (Note 8)
Shareholders' equity:
  Common Stock, no par value, 100 shares authorized, issued
     and outstanding........................................       2,000      2,000
  Retained earnings.........................................     501,143    499,317
                                                              ----------   --------
       Total shareholders' equity...........................     503,143    501,317
                                                              ----------   --------
                                                              $1,038,810   $852,153
                                                              ==========   ========


   The accompanying notes are an integral part of these financial statements.

                          SOUTH SHORE ORTHOPEDICS, PA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                      YEAR ENDED MARCH 31,
                                                              ------------------------------------
                                                                 1996         1997         1998
                                                              ----------   ----------   ----------
Net revenues................................................  $1,804,697   $2,443,359   $1,406,019
                                                              ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits..............................   1,236,400    1,569,334      799,079
  Pharmaceuticals and medical supplies......................      44,784       41,733       18,571
  General and administrative................................     591,906      699,395      246,904
  Management fee due U.S. PHYSICIANS, Inc...................          --       19,665      331,300
  Depreciation and amortization.............................      14,811       18,026        9,085
                                                              ----------   ----------   ----------
Income (loss) from operations...............................     (83,204)      95,206        1,080
Interest expense, net.......................................      11,821       17,946        1,080
                                                              ----------   ----------   ----------
Income (loss) before income taxes...........................     (95,025)      77,260           --
Income tax provision (benefit)..............................     (19,854)      27,480        1,826
                                                              ----------   ----------   ----------
Net income (loss)...........................................     (75,171)      49,780       (1,826)
Retained earnings, beginning of period......................     526,534      451,363      501,143
                                                              ----------   ----------   ----------
Retained earnings, end of period............................  $  451,363   $  501,143   $  499,317
                                                              ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                          SOUTH SHORE ORTHOPEDICS, PA

                            STATEMENTS OF CASH FLOWS


                                                                   YEAR ENDED MARCH 31,
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
Operating activities:
  Net income (loss).........................................  $(75,171)  $ 49,780   $ (1,826)
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operating activities --
      Depreciation and amortization.........................    14,811     18,026      9,085
      Deferred income taxes.................................   (15,237)    49,406    (32,110)
      Changes in assets and liabilities --
         Accounts receivable................................   (31,840)  (145,453)   375,537
         Due from U.S. PHYSICIANS, Inc......................        --         --    (74,298)
         Prepaid expenses and other.........................   (10,282)    18,100   (247,126)
         Accounts payable...................................     3,966     (2,382)    62,836
         Accrued compensation...............................     9,017    218,328   (179,155)
         Due to U.S. PHYSICIANS, Inc........................        --      8,559     (8,559)
                                                              --------   --------   --------
           Net cash (used in) provided by operating
             activities.....................................  (104,736)   214,364    (95,616)
                                                              --------   --------   --------
Investing activities:
  Purchases of property and equipment.......................   (37,241)        --         --
                                                              --------   --------   --------
Financing activities:
  Net borrowings (payments) on line of credit...............    48,500    (20,657)   (27,843)
  Proceeds from long-term debt..............................   150,000         --         --
  Repayments on long-term debt..............................   (10,000)  (140,000)        --
                                                              --------   --------   --------
           Net cash provided by (used in) financing
             activities.....................................   188,500   (160,657)   (27,843)
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........    46,523     53,707   (123,459)
Cash and cash equivalents, beginning of period..............    23,626     70,149    123,856
                                                              --------   --------   --------
Cash and cash equivalents, end of period....................  $ 70,149   $123,856   $    397
                                                              ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                          SOUTH SHORE ORTHOPEDICS, PA



                         NOTES TO FINANCIAL STATEMENTS



1. ORGANIZATION AND BACKGROUND:



     South Shore Orthopedics, P.A. (the "Company") is a physician-owned medical practice serving the southern New Jersey area. The Company is engaged in the business of rendering health care services in the area of orthopedic, medical, surgical and related support services.



     On March 10, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended through April 21, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the stock of their practice by returning all of the consideration received, excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the affiliation transaction is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision lapses (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the years ended March 31, 1997 and 1998 include a management fee charge for the income earned by the Company for the period from the Initial Closing Date to March 31, 1997 and for the year ended March 31, 1998, respectively. The balance sheets as of March 31, 1997 and 1998 contain Due to/from U.S. PHYSICIANS, Inc. accounts to reflect the net cash activity for the respective period.



2. SIGNIFICANT ACCOUNTING POLICIES:



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.



  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.



  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Accounts Receivable

                          SOUTH SHORE ORTHOPEDICS, PA

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and other estimated bad debts.



  Concentration of Credit Risk



     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.



  Property and Equipment



     Property and equipment are stated at cost. Expenditures for maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of each class of depreciable asset ranging from five to seven years for equipment, furniture and fixtures and over the remaining lease term for leasehold improvements.



  Income Taxes



     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.



  Statements of Cash Flows Information



     For the years ended March 31, 1996, 1997 and 1998, the Company paid interest of $9,656, $16,334 and $1,760, respectively. Amounts paid for taxes were not significant.



3. LINE OF CREDIT:



     In May 1995, the Company entered into a credit agreement (the "Agreement") with a local bank for a $50,000 line of credit. The line is unsecured and bears interest at the bank's prime rate plus 1%. Under the terms of the Agreement, the Company must maintain a zero balance for a period of at least 30 consecutive days for each 12-month period. Borrowings under the line are secured by substantially all of the Company's assets. At March 31, 1997, the Company had $27,843 outstanding against the line. The line expired on June 30, 1997.


4. LONG-TERM DEBT:


     In December 1995, the Company entered into an agreement with a bank to borrow $150,000 for the costs associated with employing an additional physician and establishing a new facility. The note was payable monthly in 60 equal installments of $2,500 plus interest equal to the Bank's prime rate plus 1% (9.5% at March 31, 1997). In December 1996, the physician's employment was terminated and the operations of the additional facility were transferred to the departing physician. In consideration for this transaction, the physician assumed the $122,500 remaining balance of the loan.

                          SOUTH SHORE ORTHOPEDICS, PA

5. EMPLOYEE BENEFIT PLAN:


     The Company maintains a profit sharing plan covering substantially all full-time employees who are at least 21 years of age and have completed one year of service. The Company's contributions to the plan totaled $61,815, $58,818 and $0 for the years ended March 31, 1996, 1997 and 1998.


6. RELATED-PARTY TRANSACTIONS:


     For the years ended March 31, 1996, 1997 and 1998, the Company paid $34,800 for the lease of office space in a building owned by a shareholder of the Company. There is no formal lease agreement for this space.



     The Company also leases office space from a partnership in which the shareholders of the Company hold a cumulative 22.22% interest. The monthly rent is negotiated annually. For the years ended March 31, 1996, 1997 and 1998, the Company paid rent of $58,586, $46,543 and $48,652, respectively.


7. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                                 YEAR ENDED MARCH 31,
                                                         ------------------------------------
                                                           1996          1997          1998
                                                         --------      --------      --------
Current:
  Federal..........................................      $ (2,770)     $(13,156)     $ 20,361
  State............................................        (1,847)       (8,770)       13,575
                                                         --------      --------      --------
                                                           (4,617)      (21,926)       33,936
                                                         --------      --------      --------
Deferred:
  Federal..........................................        (9,142)       29,644       (19,266)
  State............................................        (6,095)       19,762       (12,844)
                                                         --------      --------      --------
                                                          (15,237)       49,406       (32,110)
                                                         --------      --------      --------
                                                         $(19,854)     $ 27,480      $  1,826
                                                         ========      ========      ========


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                                  YEAR ENDED MARCH 31,
                                                           ----------------------------------
                                                             1996         1997         1998
                                                           --------      -------      -------
Tax at U.S. Federal statutory rate...................      $(32,308)     $26,268      $    --
Tax impact of Federal rate differential for graduated
  rates..............................................        18,747      (11,391)          --
State income taxes, net of federal benefit...........        (9,041)       9,919           --
Non-deductible travel and entertainment..............         2,748        2,684        1,826
                                                           --------      -------      -------
                                                           $(19,854)     $27,480      $ 1,826
                                                           ========      =======      =======

                          SOUTH SHORE ORTHOPEDICS, PA

7. INCOME TAXES: -- (CONTINUED)
     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                         MARCH 31,
                                                                  ------------------------
                                                                    1997           1998
                                                                  ---------      ---------
Deferred tax liabilities --
  Cash to accrual adjustments...............................      $(196,574)     $(164,464)
                                                                  ---------      ---------
Net deferred tax liability..................................      $(196,574)     $(164,464)
                                                                  =========      =========


8. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Total minimum annual rental commitments for noncancellable operating leases having terms in excess of one year as of March 31, 1998, are as follows:



1999...............................................  $41,969
2000...............................................   10,082



     Rental expense, including related party leases (see Note 6), under noncancellable operating leases for the years ended March 31, 1996, 1997 and 1998, was $165,586, $154,972 and $132,610, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sports Medicine & Rehabilitation Center, Inc.:


We have audited the accompanying combined balance sheets of Sports Medicine & Rehabilitation Center, Inc. and related companies identified in Note 1 as of December 31, 1996 and 1997 and the related combined statements of operations, owner's equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Sports Medicine & Rehabilitation Center, Inc. and related companies identified in Note 1 as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

February 20, 1998

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                            COMBINED BALANCE SHEETS


                                                                DECEMBER 31,
                                                           -----------------------    MARCH 31,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $  269,759   $       --   $       --
  Accounts receivable, net of allowance of $780,467,
     $1,595,432 and $1,828,308...........................     718,260    1,127,148    1,362,380
  Prepaid expenses and other.............................      13,328      188,353      202,804
                                                           ----------   ----------   ----------
       Total current assets..............................   1,001,347    1,315,501    1,565,184
                                                           ----------   ----------   ----------
Property and equipment:
  Equipment, furniture and fixtures......................     356,437      366,334      366,334
  Leasehold improvements.................................      29,622       42,492       42,492
                                                           ----------   ----------   ----------
                                                              386,059      408,826      408,826
  Less -- Accumulated depreciation and amortization......    (285,483)    (319,315)    (328,203)
                                                           ----------   ----------   ----------
                                                              100,576       89,511       80,623
                                                           ----------   ----------   ----------
                                                           $1,101,923   $1,405,012   $1,645,807
                                                           ==========   ==========   ==========
LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable.......................................  $   37,319   $   28,188   $   44,803
  Accrued compensation...................................      52,780       13,029       37,333
  Due to U.S. PHYSICIANS, Inc............................          --      189,506      389,382
                                                           ----------   ----------   ----------
       Total current liabilities.........................      90,099      230,723      471,518
                                                           ----------   ----------   ----------
Commitments and contingencies (Note 4)
Owner's equity...........................................   1,011,824    1,174,289    1,174,289
                                                           ----------   ----------   ----------
                                                           $1,101,923   $1,405,012   $1,645,807
                                                           ==========   ==========   ==========


    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS


                                                                                        THREE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,               MARCH 31,
                                                ------------------------------------   --------------------
                                                   1995         1996         1997        1997        1998
                                                ----------   ----------   ----------   ---------   --------
                                                                                           (UNAUDITED)
Net revenues..................................  $2,862,909   $3,206,586   $3,290,008   $ 750,605   $750,083
                                                ----------   ----------   ----------   ---------   --------
Operating expenses:
  Salaries, wages and benefits................   1,621,785    1,895,690    2,288,078     630,994    470,561
  Pharmaceuticals and medical supplies........      52,987      104,346       41,317      26,792      8,215
  General and administrative..................   1,054,387      975,285      531,593     191,434    104,477
  Management fee due U.S. PHYSICIANS, Inc. ...          --           --      232,723          --    157,942
  Depreciation and amortization...............      56,672       54,811       33,832      14,996      8,888
                                                ----------   ----------   ----------   ---------   --------
Income (loss) from operations.................      77,078      176,454      162,465    (113,611)        --
Interest income...............................       3,874           --           --       1,558         --
                                                ----------   ----------   ----------   ---------   --------
Net income (loss).............................  $   80,952   $  176,454   $  162,465   $(112,053)  $     --
                                                ==========   ==========   ==========   =========   ========


    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                     COMBINED STATEMENTS OF OWNER'S EQUITY


Balance, January 1, 1995....................................  $  836,349

  Net income................................................      80,952
                                                              ----------

Balance, December 31, 1995..................................     917,301

  Distributions.............................................     (81,931)

  Net income................................................     176,454
                                                              ----------

Balance, December 31, 1996..................................   1,011,824

  Net income................................................     162,465
                                                              ----------

Balance, December 31, 1997..................................   1,174,289

  Net income (unaudited)....................................          --
                                                              ----------

Balance, March 31, 1998 (unaudited).........................  $1,174,289
                                                              ==========


    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                      THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,            MARCH 31,
                                                    ------------------------------   --------------------
                                                      1995       1996       1997       1997        1998
                                                    --------   --------   --------   ---------   --------
                                                                                         (UNAUDITED)
Operating activities:
  Net income (loss)...............................  $ 80,952   $176,454   $162,465   $(112,053)  $     --
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities --
      Depreciation and amortization...............    56,672     54,811     33,832      14,996      8,888
      Changes in assets and liabilities --
         Accounts receivable......................  (111,864)  (102,438)  (408,888)    198,748   (235,232)
         Prepaid expenses and other...............   (15,525)    14,246   (175,025)      8,633    (14,451)
         Accounts payable.........................    17,150      3,759     (9,131)    (30,311)    16,615
         Accrued compensation.....................     6,415     20,606    (39,751)    (16,679)    24,304
         Due to U.S. PHYSICIANS, Inc..............        --         --    189,506          --    199,876
                                                    --------   --------   --------   ---------   --------
           Net cash provided by (used in)
             operating activities.................    33,800    167,438   (246,992)     63,334         --
                                                    --------   --------   --------   ---------   --------
Investing activities:
  Purchases of property and equipment.............   (50,548)   (73,749)   (22,767)    (22,767)        --
                                                    --------   --------   --------   ---------   --------
Financing activities:
  Distributions...................................        --    (57,136)        --          --         --
                                                    --------   --------   --------   ---------   --------
Net (decrease) increase in cash and cash
  equivalents.....................................   (16,748)    36,553   (269,759)     40,567         --
Cash and cash equivalents, beginning of period....   249,954    233,206    269,759     269,759         --
                                                    --------   --------   --------   ---------   --------
Cash and cash equivalents, end of period..........  $233,206   $269,759   $     --   $ 310,326   $     --
                                                    ========   ========   ========   =========   ========


    The accompanying notes are an integral part of these combined financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Sports Medicine & Rehabilitation Center, Inc. and related companies (the "Company") provide physiatry care and related medical services to the general public. The combined financial statements include the combined accounts of Sports Medicine & Rehabilitation Center, Inc. (a Pennsylvania professional corporation), Industrial Rehabilitation (a Pennsylvania partnership), James Bonner - PT Testing (a Pennsylvania sole proprietorship), James Bonner - PT (a Pennsylvania sole proprietorship) and James Bonner Physical Medicine (a Pennsylvania sole proprietorship). Effective January 1, 1996, the net assets of Industrial Rehabilitation were distributed to the partners and the operations became part of Sports Medicine & Rehabilitation Center, Inc.


     On April 4, 1997 (the Initial Closing Date), the Company and the selling owner entered into an Asset Acquisition Agreement, as amended through April 23, 1998 (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owner, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the net assets of his practice by returning all of the consideration received excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 include a management fee charge for the income earned by the Company for the three months ended March 31, 1998 and for the period from the Initial Closing Date to December 31, 1997, respectively. The balance sheets as of December 31, 1997 and March 31, 1998 contain a Due to U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of their operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Principles of Combination

     The combined financial statements include the accounts of Sports Medicine & Rehabilitation Center, Inc. and related companies (see Note 1). The related companies are controlled by the sole shareholder of Sports Medicine & Rehabilitation Center, Inc. All material intercompany accounts and transactions have been eliminated in combination.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debt have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and are computed using the straight-line method.

  Income Taxes

     Sports Medicine & Rehabilitation Center, Inc. and related companies have elected treatment as either an "S" Corporation, partnership or sole proprietorship for both federal and state income tax purposes, and accordingly are not taxed as separate entities. The companies' taxable income or loss is allocated to the owner and recognized on his individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997, was approximately $1,075,000. If the S Corporation, partnership and sole proprietorship status is terminated, then a deferred income tax liability of approximately $260,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.


  Owner's Equity

     Owner's equity includes the capital stock, partners capital and retained earnings of the Company.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

     Effective January 1, 1996, the net assets of Industrial Rehabilitation were distributed to the partners including cash of $57,136, property of $15,941 and other net assets of $8,854.

3. RELATED-PARTY TRANSACTIONS:


     The Company paid $13,403 and $15,902 during the years ended December 31, 1996 and 1997, respectively for the lease of office space from the shareholder. The Company is leasing the space on a month to month basis.


4. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Rent expense under all noncancellable operating leases for the years ended December 31, 1995, 1996 and 1997 was $142,771, $184,973 and $152,832,
respectively. The Company leases office space and equipment under noncancellable operating leases. Future minimum lease payments under the Company's leases as of December 31, 1997, are as follows:



1998...............................................  $51,040
1999...............................................   56,144


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

                 SPORTS MEDICINE & REHABILITATION CENTER, INC.
                       AND RELATED COMPANIES (SEE NOTE 1)
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


4. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Steel Valley Orthopedic Association, Inc.:


We have audited the accompanying balance sheets of Steel Valley Orthopedic Association, Inc. (a Pennsylvania corporation) as of February 28, 1997 and 1998, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steel Valley Orthopedic Association, Inc. as of February 28, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 1998, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

April 30, 1998

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

                                 BALANCE SHEETS


                                                                 FEBRUARY 28,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 64,645   $     --
  Accounts receivable, net of allowance of $349,747 and
     $416,730...............................................   369,459    200,638
  Due from U.S. PHYSICIANS, Inc.............................        --    137,500
  Prepaid expenses and other................................    33,273      2,138
                                                              --------   --------
       Total current assets.................................   467,377    340,276
                                                              --------   --------
Property and equipment:
  Equipment, furniture and fixtures.........................   512,105    625,386
  Leasehold improvements....................................    26,801     40,369
                                                              --------   --------
                                                               538,906    665,755
  Less -- Accumulated depreciation and amortization.........  (408,878)  (420,829)
                                                              --------   --------
                                                               130,028    244,926
                                                              --------   --------
Deferred income taxes.......................................       315     20,130
                                                              --------   --------
Other assets................................................     1,216         --
                                                              --------   --------
                                                              $598,936   $605,332
                                                              ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit............................................  $ 46,659   $175,000
  Current maturities of capitalized lease obligations.......    12,246     17,363
  Accounts payable..........................................    42,690     19,372
  Accrued compensation......................................   173,614      6,134
  Deferred income taxes.....................................    52,789     87,864
                                                              --------   --------
       Total current liabilities............................   327,998    305,733
                                                              --------   --------
Capitalized lease obligations...............................    17,363         --
                                                              --------   --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, $10 par value, 1,000 shares authorized,
     500 shares issued and outstanding......................     5,000      5,000
  Retained earnings.........................................   248,575    294,599
                                                              --------   --------
       Total shareholders' equity...........................   253,575    299,599
                                                              --------   --------
                                                              $598,936   $605,332
                                                              ========   ========


   The accompanying notes are an integral part of these financial statements.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                          YEAR ENDED
                                                          ------------------------------------------
                                                          FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,
                                                              1996           1997           1998
                                                          ------------   ------------   ------------
Net revenues............................................   $2,867,209     $2,911,760     $2,720,651
                                                           ----------     ----------     ----------
Operating expenses:
  Salaries, wages and benefits..........................    2,137,832      2,238,063      1,699,616
  Pharmaceuticals and medical supplies..................       76,147         89,760         64,544
  General and administrative............................      632,530        614,449        718,817
  Management fee due
     U.S. PHYSICIANS, Inc...............................           --             --        127,550
  Depreciation and amortization.........................       38,270         36,636         31,410
  Loss on disposal of fixed assets......................           --             --          8,581
                                                           ----------     ----------     ----------
Income (loss) from operations...........................      (17,570)       (67,148)        70,133
Interest income (expense), net..........................       (3,400)         1,912         (8,443)
                                                           ----------     ----------     ----------
Income (loss) before income taxes.......................      (20,970)       (65,236)        61,690
Income tax provision (benefit)..........................       (4,966)       (15,596)        15,666
                                                           ----------     ----------     ----------
Net income (loss).......................................      (16,004)       (49,640)        46,024
Retained earnings, beginning of period..................      314,219        298,215        248,575
                                                           ----------     ----------     ----------
Retained earnings, end of period........................   $  298,215     $  248,575     $  294,599
                                                           ==========     ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.

                            STATEMENTS OF CASH FLOWS


                                                                          YEAR ENDED
                                                          ------------------------------------------
                                                          FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,
                                                              1996           1997           1998
                                                          ------------   ------------   ------------
Operating activities:
  Net income (loss).....................................    $(16,004)      $(49,640)      $ 46,024
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities --
       Loss on disposal of property and equipment.......          --             --          8,581
       Depreciation and amortization....................      38,270         36,636         31,410
       Deferred income taxes............................      (5,480)       (14,754)        15,260
       Changes in assets and liabilities --
          Accounts receivable...........................      69,685        (23,180)       168,821
          Prepaid expenses and other....................     (18,377)        68,230         31,135
          Due from U.S. PHYSICIANS, Inc.................          --             --       (137,500)
          Accounts payable..............................      16,615         (5,663)       (23,318)
          Accrued compensation..........................      20,264         16,225       (167,480)
                                                            --------       --------       --------
            Net cash provided by (used in) operating
               activities...............................     104,973         27,854        (27,067)
                                                            --------       --------       --------
Investing activities:
  Purchases of property and equipment...................      (8,005)       (65,513)      (153,673)
                                                            --------       --------       --------
Financing activities:
  Net proceeds (repayments) on line of credit...........     (40,000)        46,659        128,341
  Payments on capitalized lease obligations.............      (8,683)       (10,743)       (12,246)
                                                            --------       --------       --------
            Net cash (used in) provided by financing
               activities...............................     (48,683)        35,916        116,095
                                                            --------       --------       --------
Net increase (decrease) in cash and cash equivalents....      48,285         (1,743)       (64,645)
Cash and cash equivalents, beginning of
  period................................................      18,103         66,388         64,645
                                                            --------       --------       --------
Cash and cash equivalents, end of period................    $ 66,388       $ 64,645       $     --
                                                            ========       ========       ========


   The accompanying notes are an integral part of these financial statements.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS:

     Steel Valley Orthopedic Association, Inc. (the "Company") is a physician-owned medical practice serving the Pittsburgh, Pennsylvania, area. The Company was formed in 1971 for the purpose of rendering orthopedic surgical services. The Company has a fiscal year end as of the last day in February; herein referred to as "fiscal year end."


     On August 27, 1997, (the "Initial Closing Date") the Company and the selling owners entered into a Stock Acquisition Agreement, as amended on March 30, 1998 through April 21, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998, (the "Repurchase Date"), to repurchase the net assets of their practice by returning all of the consideration received excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the Affiliation Agreement is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision terminates (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statement of operations includes a management fee charge for the income earned by the Company for the period from the Initial Closing Date to February 28, 1998, and the balance sheet as of February 28, 1998 contains a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the same period.


2. SIGNIFICANT ACCOUNTING POLICIES:



  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheet for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


     In September 1996, the Company entered into an agreement with a third party to provide medical services to subscribing participants. Under this agreement the Company receives monthly capitation payments based on the number of participants, regardless of services actually provided by the Company. Total revenues received under this agreement for the years ended February 28, 1997 and 1998 were $429,220 and $276,525, respectively.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Repairs and maintenance are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the fiscal years ended 1996, 1997 and 1998, the Company paid interest of $6,561, $4,683 and 9,538, respectively. Amounts paid for taxes were not significant.


3. LINE OF CREDIT:

     In fiscal year 1996, the Company entered into a credit agreement with a local bank for $150,000. The line has no specified expiration date. Interest is accrued on the outstanding balance at the bank's prime rate plus .25%.


     In fiscal year 1997, the Company entered into a credit agreement with a local bank for $25,000. The line has no specified expiration date. Interest is accrued on the outstanding balance at the bank's prime rate plus .25%.


4. EMPLOYEE BENEFIT PLAN:


     The Company maintains a defined contribution money purchase pension plan that covers all qualified employees, as defined by the plan agreement. Contributions to the plan are discretionary and are determined by the Company on an annual basis. Employees are fully vested in Company contributions after seven years. For the fiscal years 1996, 1997 and 1998, contributions to the plan were $55,540, $83,934 and $20,752, respectively.

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. RELATED PARTY:

     The Company has an operating lease for a piece of equipment from an entity affiliated with owners of the Company. The lease is a month to month lease with monthly payments of $1,514.

6. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                                     YEAR ENDED
                                                  ------------------------------------------------
                                                  FEBRUARY 29,      FEBRUARY 28,      FEBRUARY 28,
                                                      1996              1997              1998
                                                  ------------      ------------      ------------
Current:
  Federal...................................        $   308           $   (505)         $   243
  State.....................................            206               (337)             163
                                                    -------           --------          -------
                                                        514               (842)             406
                                                    -------           --------          -------
Deferred:
  Federal...................................         (3,288)            (8,852)           9,157
  State.....................................         (2,192)            (5,902)           6,103
                                                    -------           --------          -------
                                                     (5,480)           (14,754)          15,260
                                                    -------           --------          -------
                                                    $(4,966)          $(15,596)         $15,666
                                                    =======           ========          =======


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                                     YEAR ENDED
                                                  ------------------------------------------------
                                                  FEBRUARY 29,      FEBRUARY 28,      FEBRUARY 28,
                                                      1996              1997              1998
                                                  ------------      ------------      ------------
Tax at U.S. Federal statutory rate..........        $(7,130)          $(22,180)         $20,975
Tax impact of Federal rate differential for
  graduated rates...........................          3,907             12,521          (11,721)
State income taxes, net of federal
  benefit...................................         (2,148)            (6,439)           6,169
Non-deductible travel and entertainment.....            405                502              243
                                                    -------           --------          -------
                                                    $(4,966)          $(15,596)         $15,666
                                                    =======           ========          =======


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                FEBRUARY 28,
                                                       ------------------------------
                                                           1997              1998
                                                       ------------      ------------
Deferred tax assets --
  Net operating loss carryforward................        $  7,419          $ 20,776
                                                         --------          --------
Deferred tax liabilities --
  Property and equipment.........................          (7,104)             (646)
  Cash to accrual adjustments....................         (52,789)          (87,864)
                                                         --------          --------
                                                          (59,893)          (88,510)
                                                         --------          --------
Net deferred tax liability.......................        $(52,474)         $(67,734)
                                                         ========          ========

                   STEEL VALLEY ORTHOPEDIC ASSOCIATION, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Future minimum lease payments under the Company's leases as of February 28, 1998 are as follows:



                                                           CAPITAL       OPERATING
FISCAL YEAR                                                 LEASES        LEASES
-----------                                                --------      ---------
1999.................................................      $ 18,778      $135,211
2000.................................................            --        93,367
2001.................................................            --        82,466
2002.................................................            --        78,832
2003.................................................            --        78,832
Thereafter...........................................            --       249,508
                                                           --------
     Total...........................................        18,778

Less -- Amounts representing interest................        (1,415)
                                                           --------
Present value of future minimum lease payments.......        17,363
Less -- Current maturities...........................       (17,363)
                                                           --------
                                                           $     --
                                                           ========



     Rent expense under noncancelable operating leases for the fiscal years 1996, 1997 and 1998 was $93,051, $102,267 and $133,328, respectively. The cost of assets capitalized under capitalized lease obligations aggregated $59,235 as of February 28, 1998 and accumulated depreciation was $44,757.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996, 1997, and 1998. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd.:

We have audited the accompanying balance sheets of Valley Forge Facial Plastic Surgery/Ear, Nose & Throat, Ltd. (a Pennsylvania corporation) as of September 30, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  December 20, 1997

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                                 BALANCE SHEETS


                                                                 SEPTEMBER 30,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $     --   $ 84,554     $     --
  Accounts receivable, net of allowance of $482,604,
     $369,328 and $356,197..................................   405,891    349,551      471,467
  Due from U.S. PHYSICIANS, Inc.............................        --     41,910       93,508
  Prepaid expenses and other................................    37,590      1,012           --
                                                              --------   --------     --------
       Total current assets.................................   443,481    477,027      564,975
                                                              --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures.........................   232,347    183,898      183,898
  Leasehold improvements....................................    34,540     34,540       34,540
                                                              --------   --------     --------
                                                               266,887    218,438      218,438
  Less -- Accumulated depreciation and amortization.........  (244,792)  (213,064)    (216,976)
                                                              --------   --------     --------
                                                                22,095      5,374        1,462
                                                              --------   --------     --------
                                                              $465,576   $482,401     $566,437
                                                              ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 35,407   $ 22,311     $ 48,031
  Accrued compensation......................................   103,606     62,949      121,265
  Deferred income taxes.....................................    81,752     87,869       87,869
                                                              --------   --------     --------
       Total current liabilities............................   220,765    173,129      257,165
                                                              --------   --------     --------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, $10 par value, 1,000 shares authorized,
     100 shares issued and outstanding......................     1,000      1,000        1,000
  Retained earnings.........................................   243,811    308,272      308,272
                                                              --------   --------     --------
       Total shareholders' equity...........................   244,811    309,272      309,272
                                                              --------   --------     --------
                                                              $465,576   $482,401     $566,437
                                                              ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                        SIX MONTHS ENDED
                                                     YEAR ENDED SEPTEMBER 30,               MARCH 31,
                                               ------------------------------------   ---------------------
                                                  1995         1996         1997        1997        1998
                                               ----------   ----------   ----------   --------   ----------
                                                                                           (UNAUDITED)
Net revenues.................................  $1,945,585   $2,049,394   $2,173,755   $927,309   $1,218,725
                                               ----------   ----------   ----------   --------   ----------
Operating expenses:
  Salaries, wages and benefits...............   1,302,642    1,243,634    1,287,027    558,623      650,927
  Pharmaceuticals and medical supplies.......     133,858      160,871      160,896    102,682      141,625
  General and administrative.................     498,626      493,519      441,105    263,377      157,230
  Management fee due U.S. PHYSICIANS, Inc....          --           --      195,609         --      265,031
  Depreciation and amortization..............       4,152       12,732        3,235      1,699        3,912
                                               ----------   ----------   ----------   --------   ----------
Income (loss) from operations................       6,307      138,638       85,883        928           --
Interest income, net.........................       1,152        1,761        1,100        805           --
                                               ----------   ----------   ----------   --------   ----------
Income (loss) before income taxes............       7,459      140,399       86,983      1,733           --
Income tax provision (benefit)...............       4,143       35,598       22,522        421           --
                                               ----------   ----------   ----------   --------   ----------
Net income (loss)............................       3,316      104,801       64,461      1,312           --
Retained earnings, beginning of period.......     135,694      139,010      243,811    243,811      308,272
                                               ----------   ----------   ----------   --------   ----------
Retained earnings, end of period.............  $  139,010   $  243,811   $  308,272   $245,123   $  308,272
                                               ==========   ==========   ==========   ========   ==========


   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                            STATEMENTS OF CASH FLOWS


                                                                                       SIX MONTHS ENDED
                                                         YEAR ENDED SEPTEMBER 30,          MARCH 31,
                                                       ----------------------------   -------------------
                                                        1995       1996      1997       1997       1998
                                                       -------   --------   -------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)..................................  $ 3,316   $104,801   $64,461   $  1,312   $     --
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating activities --
      Depreciation and amortization..................    4,152     12,732     3,235      1,699      3,912
      Deferred income taxes..........................    4,251     25,180     6,117        421         --
      Changes in assets and liabilities --
         Accounts receivable.........................  (19,337)  (135,128)   56,340     88,299   (121,916)
         Due from U.S. PHYSICIANS, Inc...............       --         --   (41,910)        --    (51,598)
         Prepaid expenses and other..................    1,325     (8,273)   36,578     20,121      1,012
         Accounts payable............................    7,255     12,582   (13,096)    (3,825)    25,720
         Accrued compensation........................  (26,170)   (11,823)  (40,657)    26,017     58,316
                                                       -------   --------   -------   --------   --------
           Net cash (used in) provided by operating
             activities..............................  (25,208)        71    71,068    134,044    (84,554)
                                                       -------   --------   -------   --------   --------
Investing activities:
  Purchases of property and equipment................       --     (8,580)       --         --         --
  Sale of property and equipment.....................       --         --    13,486         --         --
                                                       -------   --------   -------   --------   --------
           Net cash (used in) provided by investing
             activities..............................       --     (8,580)   13,486         --         --
                                                       -------   --------   -------   --------   --------
Net (decrease) increase in cash and cash
  equivalents........................................  (25,208)    (8,509)   84,554    134,044    (84,554)
Cash and cash equivalents, beginning of period.......   33,717      8,509        --         --     84,554
                                                       -------   --------   -------   --------   --------
Cash and cash equivalents, end of period.............  $ 8,509   $     --   $84,554   $134,044   $     --
                                                       =======   ========   =======   ========   ========


   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                         NOTES TO FINANCIAL STATEMENTS

         (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Valley Forge Facial Plastic Surgery/Ear, Nose & Throat Associates, Ltd. (the "Company") is a physician owned medical practice serving the Philadelphia, Pennsylvania area. The Company is engaged in the business of rendering health care services in the area of otolaryngology, as well as facial plastic surgery.


     On May 29, 1997 (the "Initial Closing Date"), the Company and the selling owners entered into a Stock Acquisition Agreement, as amended through April 20, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the outstanding stock of the Company in exchange for cash, notes, convertible notes and shares of USP Common Stock, subject to adjustment, as defined. The Affiliation Agreement contains a repurchase provision that allows the selling owners, in the event that an initial public offering ("IPO") has not been completed by USP by June 15, 1998 (the "Repurchase Date"), to repurchase the stock of their practice by returning all of the consideration received, excluding the initial cash payment.



     In accordance with Accounting Principles Board Opinion No. 16, the affiliation transaction is not considered effective for applying purchase accounting until either the date that USP completes an IPO or the repurchase provision lapses (the "Final Closing Date"). Pursuant to the Affiliation Agreement, for the period of time between the Initial Closing Date and the Final Closing Date, USP is responsible for managing the Company, including cash management, and receives a management fee equal to the income earned by the Company. Accordingly, the statements of operations for the six months ended March 31, 1998 and the year ended September 30, 1997 include a management fee charge for the income earned by the Company for the six months ended March 31, 1998 and for the period from the Initial Closing Date to September 30, 1997, respectively. The balance sheets as of September 30, 1997 and March 31, 1998 contain a Due from U.S. PHYSICIANS, Inc. account to reflect the net cash activity for the respective period.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the six months ended March 31, 1997 and 1998, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998, and the results of its operations for the six months ended March 31, 1997 and 1998. The results of operations for the six-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to its patients, covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years for equipment, furniture and fixtures and over the related lease term for leasehold improvements and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. EMPLOYEE BENEFIT PLAN:

     The Company maintains a profit sharing plan covering substantially all full-time employees who are at least 21 years of age and completed one year of service in which at least 1,000 are worked. The Company's contributions to the plan totaled $103,132, $26,963, and $0 for the years ended September 30, 1995, 1996 and 1997, respectively. The Company intends to terminate the profit sharing plan in connection with the anticipated sale (see Note 1).

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


4. RELATED-PARTY TRANSACTIONS:

     The Company paid $118,500, $118,500 and $101,250 during the years ended September 30, 1995, 1996 and 1997, respectively, for the lease of office space from the shareholders.

5. INCOME TAXES:

     The components of the income tax provision are as follows:

                                                        YEAR ENDED SEPTEMBER 30,
                                                    --------------------------------
                                                     1995        1996         1997
                                                    ------      -------      -------
Current:
  Federal.....................................      $  (65)     $ 6,251      $ 9,843
  State.......................................         (43)       4,167        6,562
                                                    ------      -------      -------
                                                      (108)      10,418       16,405
                                                    ------      -------      -------
Deferred
  Federal.....................................       2,551       15,108        3,670
  State.......................................       1,700       10,072        2,447
                                                    ------      -------      -------
                                                     4,251       25,180        6,117
                                                    ------      -------      -------
                                                    $4,143      $35,598      $22,522
                                                    ======      =======      =======

     Income tax expense differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                        YEAR ENDED SEPTEMBER 30,
                                                    --------------------------------
                                                     1995        1996         1997
                                                    ------      -------      -------
Tax at U.S. Federal statutory rate............      $2,536      $47,735      $27,981
Tax impact of Federal rate differential for
  graduated rates.............................      (1,402)     (28,237)     (15,636)
State income taxes, net of federal benefit....         757       12,998        8,230
Non-deductible travel and entertainment.......       2,252        3,102        1,947
                                                    ------      -------      -------
                                                    $4,143      $35,598      $22,522
                                                    ======      =======      =======

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                                SEPTEMBER 30,
                                                            ---------------------
                                                             1996          1997
                                                            -------       -------
Deferred tax liabilities:
  Cash to accrual adjustments.........................      $81,752       $87,869
                                                            -------       -------
Net deferred tax liabilities..........................      $81,752       $87,869
                                                            =======       =======

                      VALLEY FORGE FACIAL PLASTIC SURGERY/
                      EAR, NOSE & THROAT ASSOCIATES, LTD.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

         (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Rental expense, including related party leases (see Note 4), under noncancellable operating leases for the years ended September 30, 1995, 1996 and 1997 was $175,562, $141,254 and $119,218, respectively. Future minimum lease payments under the Company's leases as of September 30, 1997 are as follows:



1998.............................................      $118,500
1999.............................................       118,500
2000.............................................       118,500
2001.............................................       118,500
2002.............................................       118,500
Thereafter.......................................       197,500


  Insurance Policies

     The Company is subject to certain claims and legal actions that have arisen in the ordinary course of its business. The Company has insurance coverage that includes malpractice insurance. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Alan E. Ottenstein, M.D. and Related Practices:



We have audited the accompanying combined balance sheets of Dr. Alan E. Ottenstein, M.D. and related practices (see Note 1) as of December 31, 1996 and 1997 and the related combined statements of operations and owner's equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Dr. Alan E. Ottenstein, M.D. and related practices as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  March 6, 1998

                          DR. ALAN E. OTTENSTEIN, M.D.
                             AND RELATED PRACTICES

                            COMBINED BALANCE SHEETS



                                                                DECEMBER 31,
                                                           -----------------------    MARCH 31,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $   79,660   $  111,976   $  167,400
  Accounts receivable, net of allowance of $8,671,906,
     $10,775,082 and $11,531,569.........................   3,955,480    3,877,247    3,989,276
  Prepaid expenses and other.............................     128,171      172,945      224,858
                                                           ----------   ----------   ----------
       Total current assets..............................   4,163,311    4,162,168    4,381,534
                                                           ----------   ----------   ----------

Property and equipment:

  Equipment, furniture and fixtures......................   3,304,989    3,331,833    3,331,833
  Leasehold improvements.................................     137,006      587,273      599,636
                                                           ----------   ----------   ----------
                                                            3,441,995    3,919,106    3,931,469
  Less--Accumulated depreciation and amortization........  (1,433,971)  (1,951,847)  (2,101,067)
                                                           ----------   ----------   ----------
                                                            2,008,024    1,967,259    1,830,402
                                                           ----------   ----------   ----------
                                                           $6,171,335   $6,129,427   $6,211,936
                                                           ==========   ==========   ==========

LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Current maturities of long-term debt...................  $  619,499   $  910,066   $  866,617
  Accounts payable.......................................     217,721      110,771      186,662
  Accrued compensation...................................      71,779       85,820       90,137
                                                           ----------   ----------   ----------
       Total current liabilities.........................     908,999    1,106,657    1,143,416
                                                           ----------   ----------   ----------
Long-term debt...........................................   1,445,321    1,170,422    1,022,459
                                                           ----------   ----------   ----------
Commitments and contingencies (Note 4)
Owner's equity...........................................   3,817,015    3,852,348    4,046,061
                                                           ----------   ----------   ----------
                                                           $6,171,335   $6,129,427   $6,211,936
                                                           ==========   ==========   ==========



    The accompanying notes are an integral part of these combined financial statements.

                          DR. ALAN E. OTTENSTEIN, M.D.
                             AND RELATED PRACTICES

              COMBINED STATEMENTS OF OPERATIONS AND OWNER'S EQUITY



                                                                              THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                 MARCH 31,
                                     ------------------------------------   -----------------------
                                        1995         1996         1997         1997         1998
                                     ----------   ----------   ----------   ----------   ----------
                                                                                  (UNAUDITED)
Net revenues.......................  $4,821,213   $4,622,935   $4,502,584   $1,036,436   $1,214,095
                                     ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.....   2,513,421    1,564,879    1,951,369      201,133      470,237
  Pharmaceuticals and medical
     supplies......................     307,862      322,996      202,703       56,760       19,163
  General and administrative.......   2,535,721    1,845,246    1,559,686      322,886      326,612
  Depreciation and amortization....     394,092      501,067      517,876      138,834      149,220
                                     ----------   ----------   ----------   ----------   ----------
Income (loss) from operations......    (929,883)     388,747      270,950      316,823      248,863
Interest expense...................     239,681      273,888      235,617       58,919       55,150
                                     ----------   ----------   ----------   ----------   ----------
Net income (loss)..................  (1,169,564)     114,859       35,333      257,904      193,713
Owner's equity, beginning of
  period...........................   4,871,720    3,702,156    3,817,015    3,817,015    3,852,348
                                     ----------   ----------   ----------   ----------   ----------
Owner's equity, end of period......  $3,702,156   $3,817,015   $3,852,348   $4,074,919   $4,046,061
                                     ==========   ==========   ==========   ==========   ==========



    The accompanying notes are an integral part of these combined financial statements.

                          DR. ALAN E. OTTENSTEIN, M.D.
                             AND RELATED PRACTICES

                       COMBINED STATEMENTS OF CASH FLOWS



                                                                              THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,             MARCH 31,
                                          ---------------------------------   -------------------
                                             1995         1996       1997       1997       1998
                                          -----------   --------   --------   --------   --------
                                                                                  (UNAUDITED)
Operating activities:
  Net income (loss).....................  $(1,169,564)  $114,859   $ 35,333   $257,904   $193,713
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities --
       Depreciation and amortization....      394,092    501,067    517,876    138,834    149,220
       Changes in assets and liabilities
          --
          Accounts receivable...........      779,178     61,301     78,233    108,768   (112,029)
          Prepaid expenses and other....      (19,235)   (46,492)   (44,774)   (24,639)   (51,913)
          Accounts payable..............      147,769     13,704   (106,950)  (131,912)    75,891
          Accrued compensation..........        9,010     25,099     14,041     44,079      4,317
                                          -----------   --------   --------   --------   --------
            Net cash provided by
               operating activities.....      141,250    669,538    493,759    393,034    259,199
                                          -----------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment...     (216,760)  (127,621)  (477,111)    (2,370)   (12,363)
                                          -----------   --------   --------   --------   --------
Financing activities:
  Proceeds from long-term debt..........      105,000         --    650,000         --         --
  Repayments on long-term debt..........     (520,012)  (604,990)  (634,332)  (429,936)  (191,412)
                                          -----------   --------   --------   --------   --------
            Net cash (used in) provided
               by financing
               activities...............     (415,012)  (604,990)    15,668   (429,936)  (191,412)
                                          -----------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents...........................     (490,522)   (63,073)    32,316    (39,272)    55,424
Cash and cash equivalents, beginning of
  period................................      633,255    142,733     79,660     79,660    111,976
                                          -----------   --------   --------   --------   --------
Cash and cash equivalents, end of
  period................................  $   142,733   $ 79,660   $111,976   $ 40,388   $167,400
                                          ===========   ========   ========   ========   ========



    The accompanying notes are an integral part of these combined financial statements.

                          DR. ALAN E. OTTENSTEIN, M.D.
                             AND RELATED PRACTICES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:



     Dr. Alan E. Ottenstein, M.D. and related practices (the Company) consists of Lawrenceville Neurological Associates, Hamilton Neurodiagnostic Associates, Center for Stroke Prevention, Inc., Neurological Associates of Mercer County, Open MRI, Inc., Neurology Pain Center (all New Jersey corporations) and Dr. Alan
E. Ottenstein, M.D. (a sole proprietorship). These practices provide neurological and pain management services to the general public.



     On February 12, 1998, the Company and the selling owner entered into an Asset Acquisition Agreement, as amended through April 23, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes and shares of USP Common Stock, subject to adjustment, as defined. The closing as defined in the Affiliation Agreement will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to September 30, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.



2. SIGNIFICANT ACCOUNTING POLICIES:



  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.



  Principles of Combination



     The combined financial statements include the accounts of Alan E. Ottenstein, M.D. and related practices (see Note 1). The related companies are controlled by Dr. Alan E. Ottenstein. All material intercompany accounts and transactions have been eliminated in combination.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligatons. The carrying amounts reported in the balance sheets for these items approximate fair value.



  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                          DR. ALAN E. OTTENSTEIN, M.D.
                             AND RELATED PRACTICES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Property and Equipment



     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets ranging from five to seven years for equipment, furniture and fixtures and the related lease term for leasehold improvements and are computed using the straight-line method. The net book value of equipment held under capital leases at December 31, 1997 is $583,000.



  Accounts Receivable



     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.



  Concentration of Credit Risk



     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debt have been made for potential losses when appropriate.



  Income Taxes



     The Company and related practices has elected treatment as a sole proprietorship or an "S" Corporation for both federal and state income tax purposes, and accordingly are not taxed as separate entities. The Company's taxable income or loss is allocated to the owner and recognized on his individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.



     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $2,700,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $918,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.



  Owner's Equity



     Owner's equity includes the capital stock and retained earnings of the Company.



  Statements of Cash Flows Information



     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $239,681, $273,888 and $235,617. Amounts paid for taxes were not significant.



     In 1995, the Company acquired equipment under a capital lease for $1,166,000.

                          DR. ALAN E. OTTENSTEIN, M.D.
                             AND RELATED PRACTICES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



3. LONG-TERM DEBT:



                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996         1997
                                                       ----------   ----------
Capital lease, monthly payments of $28,688 including
  interest at 11.5%..................................  $1,056,364   $  904,496
Note payable to a bank, monthly payments of $10,833
  plus interest at bank's base rate plus 1%..........          --      606,667
Note payable, monthly payments of $22,569 including
  interest at 10.5%..................................     627,524      413,983
Note payable, monthly payments of $20,974
  including interest at 10.7%........................     261,432       88,275
Mortgage payable to a bank, monthly payments of $997
  including interest at 7.75%........................      42,361       33,718
Note payable to a bank, monthly payments of $3,195
  plus interest at 10%...............................       9,385           --
Note payable, monthly payments of $1,710 including
  interest at 7.5%...................................      19,710        3,388
Note payable, monthly payments of $2,138 including
  interest at 9.25%..................................      35,811       17,786
Other................................................      12,233       12,175
                                                       ----------   ----------
                                                        2,064,820    2,080,488
Less - Current maturities............................    (619,499)    (910,066)
                                                       ----------   ----------
                                                       $1,445,321   $1,170,422
                                                       ==========   ==========



     Future maturities of long-term debt at December 31, 1997 are as follows:



1998............................................  $  910,066
1999............................................     591,853
2000............................................     361,902
2001............................................     130,000
2002............................................      86,667
                                                  ----------
                                                  $2,080,488
                                                  ==========



4. COMMITMENTS AND CONTINGENCIES:



  Lease Obligations



     Future minimum lease payments for noncancelable operating leases primarily for office space as of December 31, 1997, are as follows:



1998............................................  $  243,284
1999............................................     277,800
2000............................................     219,255
2001............................................     171,696
2002............................................      45,862



     Rent expense on operating leases was $235,613, $242,730 and $290,099 for the years ended December 31, 1995, 1996 and 1997, respectively.

                          DR. ALAN E. OTTENSTEIN, M.D.
                             AND RELATED PRACTICES

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



4. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Associated Surgeons, PC:



We have audited the accompanying balance sheets of Associated Surgeons, PC (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associated Surgeons, PC as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  February 20, 1998

                            ASSOCIATED SURGEONS, PC
                                 BALANCE SHEETS



                                                                  DECEMBER 31,
                                                              ---------------------    MARCH 31,
                                                                 1996        1997        1998
                                                              ----------   --------   -----------
                                                                                      (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $   98,931   $ 32,831    $ 84,666
  Accounts receivable, net of allowance of $1,320,965,
    $992,035 and $1,116,068.................................     881,018    632,063     649,651
  Due from related parties..................................      55,799     88,351      27,107
  Prepaid expenses and other................................     103,588    128,143      25,485
                                                              ----------   --------    --------
      Total current assets..................................   1,139,336    881,388     786,909
                                                              ----------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................     152,663    153,114     153,333
  Less -- Accumulated depreciation..........................     (99,963)  (119,429)   (122,906)
                                                              ----------   --------    --------
                                                                  52,700     33,685      30,427
                                                              ----------   --------    --------
                                                              $1,192,036   $915,073    $817,336
                                                              ==========   ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Note payable..............................................  $   67,875   $ 14,715    $     --
  Accounts payable..........................................     129,141    204,805     150,423
  Accrued compensation......................................     260,815    205,440     222,646
  Deferred income taxes.....................................     172,924    111,055      81,202
                                                              ----------   --------    --------
      Total current liabilities.............................     630,755    536,015     454,271
                                                              ----------   --------    --------
Deferred income taxes.......................................       3,130      2,618       2,341
                                                              ----------   --------    --------
Commitments and contingencies (Note 8)
Shareholders' equity:
  Common Stock, $1 par value; 700 shares authorized, issued
    and outstanding.........................................         700        700         700
  Additional paid-in capital................................      25,559     25,559      25,559
  Retained earnings.........................................     531,892    350,181     334,465
                                                              ----------   --------    --------
      Total shareholders' equity............................     558,151    376,440     360,724
                                                              ----------   --------    --------
                                                              $1,192,036   $915,073    $817,336
                                                              ==========   ========    ========


   The accompanying notes are an integral part of these financial statements.

                            ASSOCIATED SURGEONS, PC
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                         THREE MONTHS
                                                                  YEAR ENDED                 ENDED
                                                                 DECEMBER 31,              MARCH 31,
                                                            -----------------------   -------------------
                                                               1996         1997        1997       1998
                                                            ----------   ----------   --------   --------
                                                                                          (UNAUDITED)
Net revenues..............................................  $3,507,513   $3,430,580   $714,197   $972,248
                                                            ----------   ----------   --------   --------
Operating expenses:
  Salaries, wages and benefits............................   2,740,658    2,936,230    669,769    693,050
  Pharmaceuticals and medical supplies....................      25,647       25,134      9,550      9,469
  General and administrative..............................     555,822      695,750    147,997    306,425
  Depreciation............................................      25,277       19,466      4,868      3,477
                                                            ----------   ----------   --------   --------
Income (loss) from operations.............................     160,109     (246,000)  (117,987)   (40,173)
Interest (expense) income, net............................      (3,629)       5,665         --        102
                                                            ----------   ----------   --------   --------
Income (loss) before income taxes.........................     156,480     (240,335)  (117,987)   (40,071)
Income tax provision (benefit)............................      40,185      (58,624)   (28,671)   (24,355)
                                                            ----------   ----------   --------   --------
Net income (loss).........................................     116,295     (181,711)   (89,316)   (15,716)
Retained earnings, beginning of period....................     415,597      531,892    531,892    350,181
                                                            ----------   ----------   --------   --------
Retained earnings, end of period..........................  $  531,892   $  350,181   $442,576   $334,465
                                                            ==========   ==========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                            ASSOCIATED SURGEONS, PC
                            STATEMENTS OF CASH FLOWS



                                                                                         THREE MONTHS
                                                                   YEAR ENDED                ENDED
                                                                  DECEMBER 31,             MARCH 31,
                                                              ---------------------   -------------------
                                                                1996        1997        1997       1998
                                                              ---------   ---------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss).........................................  $ 116,295   ($181,711)  $(89,316)  $(15,716)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities--
      Depreciation..........................................     25,277      19,466      4,868      3,477
      Deferred income taxes.................................     38,609     (62,381)   (28,671)   (30,130)
         Changes in assets and liabilities--
           Accounts receivable..............................    (71,495)    248,955    109,694    (17,588)
           Due from related parties.........................      8,421     (32,552)   (12,282)    61,244
           Prepaid expenses and other.......................    (22,140)    (24,555)    57,166    102,658
           Accounts payable.................................    (34,584)     75,664      2,046    (54,382)
           Accrued compensation.............................    170,947     (55,375)    (4,256)    17,206
                                                              ---------   ---------   --------   --------
             Net cash provided by (used in) operating
               activities...................................    231,330     (12,489)    39,249     66,769
                                                              ---------   ---------   --------   --------
Investing activities:
  Purchases of property and equipment.......................     (2,630)       (451)        --       (219)
                                                              ---------   ---------   --------   --------
Financing activities:
  Repayments on line of credit..............................   (150,000)         --         --         --
  Proceeds from notes payable...............................    175,695     100,645         --         --
  Repayments on notes payable...............................   (155,464)   (153,805)   (67,875)   (14,715)
                                                              ---------   ---------   --------   --------
             Net cash used in financing activities..........   (129,769)    (53,160)   (67,875)   (14,715)
                                                              ---------   ---------   --------   --------
Net increase (decrease) in cash and cash equivalents........     98,931     (66,100)   (28,626)    51,835
Cash and cash equivalents, beginning of period..............         --      98,931     98,931     32,831
                                                              ---------   ---------   --------   --------
Cash and cash equivalents, end of period....................  $  98,931   $  32,831   $ 70,305   $ 84,666
                                                              =========   =========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                            ASSOCIATED SURGEONS, PC

                         NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Associated Surgeons, PC (the "Company") is a physician owned medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in August 1995.

     On March 31, 1998, the Company entered into a Stock Acquisition Agreement, as amended through April 24, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                            ASSOCIATED SURGEONS, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended December 31, 1996 and 1997, the Company paid interest of $5,931 and $0, respectively. Amounts paid for taxes were not significant.


3. LINE OF CREDIT:

     The Company had a credit agreement with a local bank for a $600,000 line of credit. The line was paid off and closed in September 1996.


4. NOTE-PAYABLE:

     The Company has financed its malpractice insurance premiums with one-year notes. In June 1996 and 1997, the Company borrowed $175,695 and $100,645, payable in eight and seven monthly installments, bearing interest at 6.5% and 7.0%, respectively.


5. EMPLOYEE BENEFIT PLAN:

     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the Plan Agreement. Employees vest pro rata over five years beginning after their second year as a participant. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the

                            ASSOCIATED SURGEONS, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



5. EMPLOYEE BENEFIT PLAN: -- (CONTINUED)

years ended December 31, 1996 and 1997, Company contributions to the plan were $119,231 and $120,192, respectively.


6. RELATED-PARTY TRANSACTIONS:

     The Company paid $100,200 and $102,000 during the years ended December 31, 1996 and 1997, respectively, for the lease of office space from a partnership owned by the Company's shareholders.

     The Company has a loan receivable from the shareholder partnership at December 31, 1996 and 1997 of $55,799 and $88,351, respectively. The loan is due on demand and bears interest at a rate of 8.25%.


7. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:



                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                             ---------------------
                                                              1996          1997
                                                             -------      --------
Current:
  Federal..............................................      $   946      $  2,255
  State................................................          630         1,502
                                                             -------      --------
                                                               1,576         3,757
                                                             -------      --------
Deferred:
  Federal..............................................       23,165       (37,427)
  State................................................       15,444       (24,954)
                                                             -------      --------
                                                              38,609       (62,381)
                                                             -------      --------
                                                             $40,185      $(58,624)
                                                             =======      ========


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:



                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                           ----------------------
                                                             1996          1997
                                                           --------      --------
Tax at U.S. Federal statutory rate...................      $ 52,667      $(81,714)
Tax impact of Federal rate differential for graduated
  rates..............................................       (29,432)       45,664
State income taxes, net of federal benefit...........        15,490       (24,034)
Non-deductible travel and entertainment..............         1,460         1,460
                                                           --------      --------
                                                           $ 40,185      $(58,624)
                                                           ========      ========

                            ASSOCIATED SURGEONS, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



7. INCOME TAXES: -- (CONTINUED)

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:



                                                                DECEMBER 31,
                                                           ----------------------
                                                             1996          1997
                                                           --------      --------
Deferred liabilities:
  Property and equipment.............................      $  3,130      $  2,618
  Cash to accrual adjustments........................       172,924       111,055
                                                           --------      --------
Net deferred tax liability...........................      $176,054      $113,673
                                                           ========      ========


8. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     Rental expense, including related party leases (See Note 6) under noncancellable operating leases for the years ended December 31, 1996 and 1997 was $100,600 and $103,800, respectively. There are no annual rental commitments for noncancellable operating leases having terms in excess of one year as of December 31, 1997.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims, which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The practice and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the practice's portion of the CAT Fund unfunded liability could not be reasonably estimated.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Associates in Urology, PC:


We have audited the accompanying balance sheets of Associates in Urology, PC as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Associates in Urology, PC as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

  February 26, 1998

                           ASSOCIATES IN UROLOGY, PC

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                             ---------------------    MARCH 31,
                                                               1996        1997         1998
                                                             --------   ----------   -----------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents................................  $     67   $       50   $  215,292
  Accounts receivable, net of allowance of $682,188,
     $923,060 and $989,929.................................   904,295    1,025,917      887,199
  Prepaid expenses and other...............................    22,195       78,461       34,027
                                                             --------   ----------   ----------
       Total current assets................................   926,557    1,104,428    1,136,518
                                                             --------   ----------   ----------
Property and equipment:
  Equipment, furniture and fixtures........................   272,945      290,314      290,949
  Leasehold improvements...................................    18,899       18,899       18,899
                                                             --------   ----------   ----------
                                                              291,844      309,213      309,848
  Less -- Accumulated depreciation and amortization........  (230,178)    (261,956)    (269,589)
                                                             --------   ----------   ----------
                                                               61,666       47,257       40,259
                                                             --------   ----------   ----------
                                                             $988,223   $1,151,685   $1,176,777
                                                             ========   ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit...........................................  $ 87,000   $   98,000   $       --
  Accounts payable.........................................    84,844       46,149      165,932
  Accrued compensation.....................................    85,236       70,456       62,632
  Deferred income taxes....................................   298,328      385,523      319,103
                                                             --------   ----------   ----------
       Total current liabilities...........................   555,408      600,128      547,667
                                                             --------   ----------   ----------
Deferred income taxes......................................     7,828        5,782        3,302
                                                             --------   ----------   ----------
Commitments and contingencies (Note 6)
Shareholders' equity:
  Common Stock, $50 par value,
     100 shares authorized and issued, 1 share
     outstanding...........................................     5,000        5,000        5,000
  Retained earnings........................................   439,787      560,575      640,608
  Treasury stock, 99 shares at cost........................   (19,800)     (19,800)     (19,800)
                                                             --------   ----------   ----------
       Total shareholders' equity..........................   424,987      545,775      625,808
                                                             --------   ----------   ----------
                                                             $988,223   $1,151,685   $1,176,777
                                                             ========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                           ASSOCIATES IN UROLOGY, PC

                            STATEMENTS OF OPERATIONS
                             AND RETAINED EARNINGS


                                                                                      THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                 MARCH 31,
                                             ------------------------------------   -----------------------
                                                1995         1996         1997         1997         1998
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $3,235,260   $3,453,780   $3,352,627   $  506,537   $  815,797
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   2,205,206    1,953,539    1,961,174      298,640      389,987
  Pharmaceuticals and medical supplies.....     602,748      782,477      655,963      136,319      111,683
  General and administrative...............     506,553      542,230      500,775      111,480      169,568
  Depreciation and amortization............      16,171       29,886       31,778        7,285        7,633
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............     (95,418)     145,648      202,937      (47,187)     136,926
Interest expense, net......................          --           --        1,623        1,703          453
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........     (95,418)     145,648      201,314      (48,890)     136,473
Income tax provision (benefit).............     (33,634)      66,935       80,526      (19,556)      56,440
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................     (61,784)      78,713      120,788      (29,334)      80,033
Retained earnings, beginning of period.....     422,858      361,074      439,787      439,787      560,575
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  361,074   $  439,787   $  560,575   $  410,453   $  640,608
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                           ASSOCIATES IN UROLOGY, PC

                            STATEMENTS OF CASH FLOWS


                                                                                         THREE MONTHS
                                                                                             ENDED
                                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                                     ------------------------------   -------------------
                                                       1995       1996       1997       1997       1998
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)................................  $(61,784)  $ 78,713   $120,788   $(29,334)  $ 80,033
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities --
      Depreciation and amortization................    16,171     29,886     31,778      7,285      7,633
      Deferred income taxes........................   (36,775)    81,712     85,149    (19,556)   (68,900)
      Changes in assets and liabilities --
         Accounts receivable.......................   138,219   (211,080)  (121,622)   124,981    138,718
         Prepaid expenses and other................    (5,417)    17,640    (56,266)    (3,220)    44,434
         Accounts payable..........................   (48,185)     9,561    (38,695)    49,065    119,783
         Accrued compensation......................    45,500    (61,291)   (14,780)     7,776     (7,824)
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities............................    47,729    (54,859)     6,352    136,997    313,877
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............   (48,054)   (32,124)   (17,369)    (8,404)      (635)
                                                     --------   --------   --------   --------   --------
Financing activities:
  Net borrowings (repayments) on line of credit....        --     87,000     11,000    (30,000)   (98,000)
                                                     --------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents......................................      (325)        17        (17)    98,593    215,242
Cash and cash equivalents, beginning of period.....       375         50         67         67         50
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $     50   $     67   $     50   $ 98,660   $215,292
                                                     ========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                           ASSOCIATES IN UROLOGY, PC

                         NOTES TO FINANCIAL STATEMENTS

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Associates in Urology, PC (the "Company") provides urological and incontinence care services and related medical services to the general public.


     On January 28, 1998, the Company entered into a Stock Acquisition Agreement, as amended through April 22, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                           ASSOCIATES IN UROLOGY, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debt have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from three to ten years and are computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. LINE OF CREDIT:


     At December 31, 1997, the Company had a $100,000 line of credit. The line is secured by substantially all of the Company's assets and bears interest at the bank's prime rate plus 0.5% (9.0% at December 31, 1997). At December 31, 1996 and 1997, the Company had $87,000 and $98,000 outstanding under the line, respectively. The line expires on May 31, 1998.


4. EMPLOYEE BENEFIT PLANS:


     The Company maintains profit sharing and money purchase pension plans covering substantially all full-time employees who have completed one year of service. Employer contributions vest ratably in 20% increments over five years commencing after the second year of employment. The Company's contributions to the plans totaled $157,838, $166,342 and $181,160 for the years ended December 31, 1995, 1996 and 1997.

                           ASSOCIATES IN UROLOGY, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


5. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                             YEAR ENDED DECEMBER 31,
                                                          -----------------------------
                                                            1995       1996      1997
                                                          --------   --------   -------
Current:
  Federal...............................................  $  2,670   $(12,561)  $(2,773)
  State.................................................       471     (2,216)   (1,850)
                                                          --------   --------   -------
                                                             3,141    (14,777)   (4,623)
                                                          --------   --------   -------
Deferred:
  Federal...............................................   (31,259)    69,455    51,090
  State.................................................    (5,516)    12,257    34,059
                                                          --------   --------   -------
                                                           (36,775)    81,712    85,149
                                                          --------   --------   -------
                                                          $(33,634)  $ 66,935   $80,526
                                                          ========   ========   =======


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                            1995      1996      1997
                                                          --------   -------   -------
Tax at U.S. Federal statutory rate......................  $(33,510)  $49,520   $68,447
State income taxes, net of federal benefit..............    (5,914)    9,619    11,072
Non-deductible travel and entertainment.................     5,790     7,796     1,007
                                                          --------   -------   -------
                                                          $(33,634)  $66,935   $80,526
                                                          ========   =======   =======



     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:



                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------   --------
  Deferred tax liabilities --
     Property and equipment.................................  $  7,828   $  5,782
     Cash to accrual adjustments............................   298,328    385,523
                                                              --------   --------
  Net deferred tax liability................................  $306,156   $391,305
                                                              ========   ========


6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Rent expense under all noncancellable operating leases for the years ended December 31, 1995, 1996 and 1997 was $140,534, $131,057 and $123,844,
respectively. The Company leases office space and equipment under noncancellable operating leases. Future minimum lease payments under the Company's leases as of December 31, 1997, are as follows:

                           ASSOCIATES IN UROLOGY, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


1998..............................................  $128,330
1999..............................................   124,840
2000..............................................   114,880
2001..............................................   100,936
2002..............................................    40,602


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Curamed, LLC:


We have audited the accompanying combined balance sheets of Curamed, LLC and related companies identified in Note 1 as of December 31, 1996 and 1997 and the related combined statements of operations, owners' equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Curamed, LLC and related companies identified in Note 1 as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

  February 13, 1998

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                            COMBINED BALANCE SHEETS


                                                                DECEMBER 31,
                                                           -----------------------    MARCH 31,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $   21,746   $    2,932   $    2,373
  Management fee receivable..............................   1,906,303    2,408,078    2,568,499
  Prepaid expenses and other.............................      40,808       15,592       15,410
                                                           ----------   ----------   ----------
       Total current assets..............................   1,968,857    2,426,602    2,586,282
                                                           ----------   ----------   ----------
Property and equipment:
  Equipment, furniture and fixtures......................     806,799      793,027      793,027
  Less -- Accumulated depreciation.......................    (755,571)    (774,779)    (783,306)
                                                           ----------   ----------   ----------
                                                               51,228       18,248        9,721
                                                           ----------   ----------   ----------
                                                           $2,020,085   $2,444,850   $2,596,003
                                                           ==========   ==========   ==========
LIABILITIES AND OWNERS' EQUITY

Current liabilities:
  Due to affiliates......................................  $   28,115   $       --   $       --
  Accounts payable.......................................     136,565      120,007      128,391
  Capital lease obligation...............................     364,403      364,403      364,403
                                                           ----------   ----------   ----------
       Total current liabilities.........................     529,083      484,410      492,794
                                                           ----------   ----------   ----------
Commitments and contingencies (Note 4)
Owners' equity...........................................   1,491,002    1,960,440    2,103,209
                                                           ----------   ----------   ----------
                                                           $2,020,085   $2,444,850   $2,596,003
                                                           ==========   ==========   ==========


     The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS


                                                                                       THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                MARCH 31,
                                               ------------------------------------   ---------------------
                                                  1995         1996         1997        1997        1998
                                               ----------   ----------   ----------   --------   ----------
                                                                                           (UNAUDITED)
Net management fee revenue...................  $1,793,188   $2,357,354   $2,518,322   $903,191   $1,058,462
                                               ----------   ----------   ----------   --------   ----------
Operating expenses:
  Salaries, wages and benefits...............     738,516      824,189      968,593    248,620      212,024
  General and administrative.................     519,031      808,837      779,708    149,470      132,622
  Depreciation...............................      51,857       46,585       31,013      8,456        8,527
                                               ----------   ----------   ----------   --------   ----------
Income from operations.......................     483,784      677,743      739,008    496,645      705,289
Interest (expense) income....................        (558)         182        1,680         --           --
                                               ----------   ----------   ----------   --------   ----------
Net income...................................  $  483,226   $  677,925   $  740,688   $496,645   $  705,289
                                               ==========   ==========   ==========   ========   ==========


    The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                     COMBINED STATEMENTS OF OWNERS' EQUITY


Balance, January 1, 1995....................................  $  681,071

  Distributions.............................................     (15,220)

  Net income................................................     483,226
                                                              ----------

Balance, December 31, 1995..................................   1,149,077

  Distributions.............................................    (336,000)

  Net income................................................     677,925
                                                              ----------

Balance, December 31, 1996..................................   1,491,002

  Distributions.............................................    (271,250)

  Net income................................................     740,688
                                                              ----------

Balance, December 31, 1997..................................   1,960,440
                                                              ----------

  Distributions (unaudited).................................    (562,520)

  Net Income (unaudited)....................................     705,289
                                                              ----------

Balance, March 31, 1998 (unaudited).........................  $2,103,209
                                                              ==========


    The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                         THREE MONTHS
                                                                                             ENDED
                                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                                     ------------------------------   -------------------
                                                       1995       1996       1997       1997       1998
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income.......................................  $483,226   $677,925   $740,688   $496,645   $705,289
  Adjustments to reconcile net income to net cash
    provided by operating
    activities --
      Depreciation.................................    51,857     46,585     31,013      8,456      8,527
      Changes in assets and liabilities --
         Management fee receivable.................  (528,071)  (377,743)  (501,775)  (160,779)  (160,421)
         Prepaid expenses and other................     3,370     (6,469)    25,216        398        182
         Accounts payable..........................    30,326      5,739    (16,558)   (21,405)     8,384
         Due to affiliates.........................    (1,000)    23,015    (28,115)   (28,115)        --
                                                     --------   --------   --------   --------   --------
           Net cash provided by operating
             activities............................    39,708    369,052    250,469    295,200    561,961
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............    (5,318)   (12,280)        --         --         --
  Cash received from sale of property and
    equipment......................................        --         --      1,967         --         --
                                                     --------   --------   --------   --------   --------
  Net cash (used in) provided by investing
    activities.....................................    (5,318)   (12,280)     1,967         --         --
                                                     --------   --------   --------   --------   --------
Financing activities:
  Repayments on capital lease obligation...........   (19,914)        --         --         --         --
  Distributions....................................   (15,220)  (336,000)  (271,250)  (281,765)  (562,520)
                                                     --------   --------   --------   --------   --------
           Net cash used in financing activities...   (35,134)  (336,000)  (271,250)  (281,765)  (562,520)
                                                     --------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents......................................      (744)    20,772    (18,814)    13,435       (559)
Cash and cash equivalents, beginning of period.....     1,718        974     21,746     21,746      2,932
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $    974   $ 21,746   $  2,932   $ 35,181   $  2,373
                                                     ========   ========   ========   ========   ========


    The accompanying notes are an integral part of these combined financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Curamed, LLC and related companies (the "Company") are physician practice management companies providing services to physician practices located in New Jersey specializing in providing pain management services care and related medical services to the general public. The combined financial statements include the combined accounts of Curamed, LLC (a New Jersey Limited Liability Corporation) and Center for Neurodiagnostic Services of SJ, Inc., Center for Neurodiagnostic Services, Inc., Center for Neurodiagnostic Services of West Orange, Inc., Center for Neurodiagnostic Services of NJ, Inc., and Center for Neurodiagnostic Services of PA, Inc (all New Jersey corporations).


     On December 10, 1997, the Company and the selling owners entered into an Asset Acquisition Agreement, as amended through April 23, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes and shares of USP Common Stock, subject to adjustment, as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to August 1, 1998 the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.



2. SIGNIFICANT ACCOUNTING POLICIES:



  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of their operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.



  Principles of Combination



     The combined financial statements include the accounts of Curamed, LLC and related companies (see Note 1). The related companies are operated under common control by the shareholders of Curamed, LLC. All material intercompany accounts and transactions have been eliminated in combination.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     Financial instruments consist of cash and cash equivalents, management fee receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


  Net Management Fee Revenue



     The Company's revenue represents the contractual fees earned under its management and administrative services agreements ("Management Agreements"). Under the Mangement Agreements, the Company is contractually responsible for providing defined management services. The Management Agreements range from 1 to 5 years and provide for fees ranging from 50% to 100% of collected revenues, as defined.



  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Management Fee Receivable



     Management fee receivable consists of amounts due from the managed physician practices.



  Concentration of Credit Risk



     The managed physician practices extend credit to patients covered by programs such as Medicare, Medicaid and private insurers. As the manager of the physician practices, the Company manages credit risk with the various public and private insurance providers, as appropriate.



  Property and Equipment



     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and are computed using the straight-line method.



  Income Taxes



     Curamed, LLC and related companies have elected treatment as either an "S" Corporation or partnership for both federal and state income tax purposes, and accordingly are not taxed as separate entities. The companies' taxable income or loss is allocated to the owner and recognized on his individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.



     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997, was approximately $2,321,000. If the S Corporation and partnership status was terminated, then a deferred income tax liability of approximately $929,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

                                  CURAMED, LLC
                       AND RELATED COMPANIES (SEE NOTE 1)
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Owners' Equity

     Owner's equity includes the capital stock and retained earnings of the Company.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. CAPITAL LEASE OBLIGATION:

     In 1990, the Company entered into an agreement to lease certain equipment. The agreement was amended in 1992 to restructure the payment terms. In 1994, the Company defaulted on the agreement and has not made any payments subsequent to September 1994. Marine Midland Bank ("Marine") filed suit against the Company in 1996 demanding payment of approximately $482,000, representing the past due balance, costs of collection and reasonable attorney fees. The recorded liability for the capital lease obligation represents the present value of the future lease payments. The Company has been negotiating a settlement with Marine and believes that the recorded amount is adequate to cover the final settlement.

4. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Rent expense under all noncancellable operating leases for the years ended December 31, 1995, 1996 and 1997 was $123,031, $118,761 and $122,451,
respectively. The Company leases office space and equipment under noncancellable operating leases. Future minimum lease payments for the year ended December 31, 1997, are as follows:



1998..............................................  $106,998
1999..............................................    40,138
2000..............................................    32,460


  Insurance Policies

     The Company maintains insurance in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Dennis James Bonner, M.D., Ltd.:


We have audited the accompanying balance sheets of Dennis James Bonner, M.D., Ltd. (a Pennsylvania Corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dennis James Bonner, M.D., Ltd. as of December 31, 1996, and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  February 28, 1998

                        DENNIS JAMES BONNER, M.D., LTD.
                                 BALANCE SHEETS


                                                                DECEMBER 31,
                                                           -----------------------    MARCH 31,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..............................  $   35,799   $   54,347   $  138,388
  Accounts receivable, net of allowance of $1,370,745,
     $1,891,182 and $2,053,685...........................     966,325    1,092,346    1,050,638
  Prepaid expenses and other.............................         450           --           --
                                                           ----------   ----------   ----------
     Total current assets................................   1,002,574    1,146,693    1,189,026
                                                           ----------   ----------   ----------
Property and equipment:
  Equipment, furniture and fixtures......................     761,878      782,778      782,778
  Less -- Accumulated depreciation.......................    (631,813)    (675,870)    (691,121)
                                                           ----------   ----------   ----------
                                                              130,065      106,908       91,657
                                                           ----------   ----------   ----------
Other assets.............................................       8,689        7,289        7,289
                                                           ----------   ----------   ----------
                                                           $1,141,328   $1,260,890   $1,287,972
                                                           ==========   ==========   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt...................  $   26,571   $   26,571   $   26,571
  Accounts payable.......................................      38,525       50,000      100,000
  Accrued compensation...................................       8,254       53,763      115,266
                                                           ----------   ----------   ----------
     Total current liabilities...........................      73,350      130,334      241,837
                                                           ----------   ----------   ----------
Long-term debt...........................................      72,395       48,212       41,975
                                                           ----------   ----------   ----------
Commitments and contingencies (Note 6)

Stockholder's equity:
  Common Stock, $1 par, 1,000 shares authorized, issued
     and outstanding.....................................       1,000        1,000        1,000
  Additional paid-in capital.............................      79,578       79,578       79,578
  Retained earnings......................................     915,005    1,001,766      923,582
                                                           ----------   ----------   ----------
     Total stockholder's equity..........................     995,583    1,082,344    1,004,160
                                                           ----------   ----------   ----------
                                                           $1,141,328   $1,260,890   $1,287,972
                                                           ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                        DENNIS JAMES BONNER, M.D., LTD.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                           THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                 MARCH 31,
                                                  ------------------------------------   -----------------------
                                                     1995         1996         1997         1997         1998
                                                  ----------   ----------   ----------   ----------   ----------
                                                                                               (UNAUDITED)
Net revenues...................................   $2,458,025   $2,543,561   $2,077,391   $  522,178   $  469,347
                                                  ----------   ----------   ----------   ----------   ----------

Operating expenses:

  Salaries, wages and benefits.................    1,455,969    1,426,883    1,339,284      292,298      314,552

  Pharmaceuticals and medical supplies.........       93,730      101,190       82,706        8,680        7,156

  General and administrative...................      820,384      741,717      519,419      241,176      209,322

  Depreciation and amortization................       49,422       44,985       44,057       13,147       15,251
                                                  ----------   ----------   ----------   ----------   ----------

Income (loss) from operations..................       38,520      228,786       91,925      (33,123)     (76,934)

Interest expense, net..........................        4,801        4,542        5,164        1,250        1,250
                                                  ----------   ----------   ----------   ----------   ----------

Net income (loss)..............................       33,719      224,244       86,761      (34,373)     (78,184)

Retained earnings, beginning of period.........      657,042      690,761      915,005      915,005    1,001,766
                                                  ----------   ----------   ----------   ----------   ----------

Retained earnings, end of period...............   $  690,761   $  915,005   $1,001,766   $  880,632   $  923,582
                                                  ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                        DENNIS JAMES BONNER, M.D., LTD.
                            STATEMENTS OF CASH FLOWS


                                                                                             THREE MONTHS
                                                                                                 ENDED
                                                            YEAR ENDED DECEMBER 31,            MARCH 31,
                                                         ------------------------------   -------------------
                                                           1995       1996       1997       1997       1998
                                                         --------   --------   --------   --------   --------
                                                                                              (UNAUDITED)
Operating activities:
  Net income (loss)...................................   $ 33,719   $224,244   $ 86,761   $(34,373)  $(78,184)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities--
      Depreciation and amortization...................     49,422     44,985     44,057     13,147     15,251
      Loss on disposal of property and equipment......     91,770     31,314         --         --         --
      Changes in assets and liabilities--
         Accounts receivable..........................    (11,295)  (221,321)  (126,021)      (856)    41,708
         Prepaid expenses and other...................        150     (5,591)     1,850         --         --
         Accounts payable.............................         --         25     11,475         --     50,000
         Accrued compensation.........................      1,485    (13,109)    45,509     11,437     61,503
                                                         --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities...............................    165,251     60,547     63,631    (10,645)    90,278
                                                         --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment.................    (95,477)  (112,580)   (20,900)        --         --
                                                         --------   --------   --------   --------   --------
Financing activities:
  Proceeds from issuance of long-term debt............         --     99,506         --         --         --
  Repayment on long-term debt.........................    (39,902)   (43,159)   (24,183)    (6,237)    (6,237)
                                                         --------   --------   --------   --------   --------
           Net cash (used in) provided by financing
             activities...............................    (39,902)    56,347    (24,183)    (6,237)    (6,237)
                                                         --------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents.........................................     29,872      4,314     18,548    (16,882)    84,041
Cash and cash equivalents, beginning of period........      1,613     31,485     35,799     35,799     54,347
                                                         --------   --------   --------   --------   --------
Cash and cash equivalents, end of period..............   $ 31,485   $ 35,799   $ 54,347   $ 18,917   $138,388
                                                         ========   ========   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

1. ORGANIZATION AND BUSINESS:

     Dennis James Bonner, M.D., Ltd. (the "Company") was formed in 1982 as a physician owned medical practice engaged in the rendering of professional medical rehabilitative services to the general public.


     On October 20, 1997, the Company entered into an Asset Acquisition Agreement, as amended through April 20, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:

  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

                        DENNIS JAMES BONNER, M.D., LTD.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the shorter of the estimated useful lives of the applicable assets or the lease term and are computed using the straight-line method. The depreciation lives for property and equipment range from five to seven years.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.


     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $960,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $235,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.


  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $4,813, $4,554 and $5,167, respectively.

                        DENNIS JAMES BONNER, M.D., LTD.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

3. LONG-TERM DEBT:


                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                    1996           1997
                                                                  ---------      ---------
Note payable to a bank, payable in monthly installments of
  $602 plus interest at 8.25%, final payment due May
  2001......................................................      $  26,701      $  19,477
Note payable to a bank, payable in monthly installments of
  $551 including interest at 7.5%, final payment due
  December 2000.............................................         22,717         17,658
Note payable to a bank, payable in monthly installments of
  $321 including interest at 9.0%, final payment due January
  2000......................................................         10,346          7,298
Note payable to a financial services company, payable in
  monthly installments of $727 including interest at 7.9%,
  final payment due April 2001..............................         28,343         24,451
Note payable to a bank, payable in monthly installments of
  $480, including interest, final payment due February
  1999......................................................         10,859          5,899
                                                                  ---------      ---------
                                                                     98,966         74,783
     Less -- Current maturities.............................        (26,571)       (26,571)
                                                                  ---------      ---------
                                                                  $  72,395      $  48,212
                                                                  =========      =========



     Minimum principal repayments for long-term debt as of December 31, 1997, are as follows:



1998...............................................  $26,571
1999...............................................   23,995
2000...............................................   16,032
2001...............................................    8,185
                                                     -------
                                                     $74,783
                                                     =======


4. EMPLOYEE BENEFIT PLAN:


     The Corporation has a defined contribution profit sharing plan. For the years ended December 31, 1995, 1996 and 1997, the Company has elected not to make a contribution to the plan. The Corporation has also received written approval from the Internal Revenue Service to begin termination of the profit sharing plan and is still in the process of dissolving this plan.


5. RELATED-PARTY TRANSACTIONS:

     The Company rents office space from T. Baxter, Inc. which is a corporation related by common ownership. The Company also rents office space from Langhorne Medical Building Partners, a partnership in which Dr. Bonner is a partner.


     Rent expense on related-party operating leases was $90,510, $81,106 and $34,048 for the years ended December 31, 1995, 1996 and 1997, respectively.

                        DENNIS JAMES BONNER, M.D., LTD.

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     Future minimum lease payments for noncancellable operating leases primarily for office space as of December 31, 1997, are as follows:



                                               NONRELATED-PARTY
                                                    LEASES
                                               ----------------
1998.........................................      $33,764
1999.........................................        2,405



     Rent expense on nonrelated-party operating leases was $60,694, $62,744 and $68,482 for the years ended December 31, 1995, 1996 and 1997, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The practice and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the practice's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neil Chesen, M.D., PC:


We have audited the accompanying balance sheets of Neil Chesen, M.D., PC (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neil Chesen, M.D., PC as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

February 10, 1998

                             NEIL CHESEN, M.D., PC

                                 BALANCE SHEETS


                                                              DECEMBER 31,
                                                      ----------------------------     MARCH 31,
                                                          1996           1997            1998
                                                      ------------   -------------   -------------
                                                                                      (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.........................    $     --       $     --        $ 56,073
  Accounts receivable, net of allowance of $50,210,
     $92,257 and $67,773............................     121,059        163,157         100,622
  Inventories.......................................      15,558         16,614          16,551
  Prepaid expenses and other........................       3,466         10,905           2,008
                                                        --------       --------        --------
       Total current assets.........................     140,083        190,676         175,254
                                                        --------       --------        --------
Property and equipment:
  Equipment, furniture and fixtures.................     272,225        118,201         118,201
  Less -- Accumulated depreciation..................    (159,205)       (29,754)        (35,291)
                                                        --------       --------        --------
                                                         113,020         88,447          82,910
                                                        --------       --------        --------
Intangible assets, net..............................      31,984         17,508          15,079
                                                        --------       --------        --------
                                                        $285,087       $296,631        $273,243
                                                        ========       ========        ========

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Line of credit....................................    $ 50,000       $107,000        $ 70,000
  Currrent portion of long-term debt................      66,061         19,155          17,956
  Accounts payable..................................      34,029         12,454          43,444
  Accrued compensation..............................          --         29,622          12,627
                                                        --------       --------        --------
       Total current liabilities....................     150,090        168,231         144,027
                                                        --------       --------        --------
Long-term debt......................................     142,502        115,939         115,065
                                                        --------       --------        --------
Commitments and contingencies (Note 5)
Shareholder's equity (deficit):
  Common Stock, $1 par value, 1,000 shares
     authorized, 100 shares issued and
     outstanding....................................         100            100             100
  Retained earnings (accumulated deficit)...........      (7,605)        12,361          14,051
                                                        --------       --------        --------
       Total shareholder's equity (deficit).........      (7,505)        12,461          14,151
                                                        --------       --------        --------
                                                        $285,087       $296,631        $273,243
                                                        ========       ========        ========


   The accompanying notes are an integral part of these financial statements.

                             NEIL CHESEN, M.D., PC


      STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (ACCUMULATED DEFICIT)



                                                                             THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,          MARCH 31,
                                                ------------------------   ----------------------
                                                  1996           1997        1997          1998
                                                --------      ----------   --------      --------
                                                                                (UNAUDITED)
Net revenues..................................  $837,206      $1,171,473   $275,175      $274,049
                                                --------      ----------   --------      --------
Operating expenses:
  Salaries, wages and benefits................   499,853         643,365    139,163       191,019
  Pharmaceuticals and supplies................    64,357          62,417     14,456         9,877
  General and administrative..................   296,499         379,421     51,667        59,683
  Depreciation and amortization...............    35,992          49,527     10,921         7,966
                                                --------      ----------   --------      --------
Income (loss) from operations.................   (59,495)         36,743     58,968         5,504
Interest expense, net.........................    10,614          16,777      3,293         3,814
                                                --------      ----------   --------      --------
Net income (loss).............................   (70,109)         19,966     55,675         1,690
Retained earnings (accumulated deficit),
  beginning of period.........................    62,504          (7,605)    (7,605)       12,361
                                                --------      ----------   --------      --------
Retained earnings (accumulated deficit), end
  of period...................................  $ (7,605)     $   12,361   $ 48,070      $ 14,051
                                                ========      ==========   ========      ========


   The accompanying notes are an integral part of these financial statements.

                             NEIL CHESEN, M.D., PC

                            STATEMENTS OF CASH FLOWS


                                                                             THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,           MARCH 31,
                                              --------------------------   ----------------------
                                                  1996            1997       1997          1998
                                              ------------      --------   --------      --------
                                                                                (UNAUDITED)
Operating activities:
  Net income (loss).........................    $(70,109)       $ 19,966   $ 55,675      $  1,690
  Adjustments to reconcile net income (loss)
     to net cash (used in) provided by
     operating activities --
       Loss on disposal of property and
          equipment.........................          --          11,512         --            --
       Depreciation and amortization........      35,992          49,527     10,921         7,966
       Changes in assets and liabilities --
          Accounts receivable...............     (17,579)        (42,098)     5,176        62,535
          Inventories.......................         972          (1,056)      (993)           63
          Prepaid expenses and other........      (3,466)         (7,439)        --         8,897
          Accounts payable..................      34,029         (21,575)   (10,360)       30,990
          Accrued compensation..............      (6,286)         29,622     13,138       (16,995)
                                                --------        --------   --------      --------
            Net cash (used in) provided by
               operating activities.........     (26,447)         38,459     73,557        95,146
                                                --------        --------   --------      --------
Investing activities:
  Purchases of property and equipment.......     (96,167)        (21,990)    (5,914)           --
  Purchase of covenant not to compete.......     (25,000)             --         --            --
                                                --------        --------   --------      --------
            Net cash used in investing
               activities...................    (121,167)        (21,990)    (5,914)           --
                                                --------        --------   --------      --------
Financing activities:
  Net borrowings (payments) on line of
     credit.................................     (15,000)         57,000    (20,500)      (37,000)
  Proceeds from long-term debt..............     158,164              --         --            --
  Repayments on long-term debt..............     (27,235)        (73,469)   (21,970)       (2,073)
                                                --------        --------   --------      --------
            Net cash provided by (used in)
               financing activities.........     115,929         (16,469)   (42,470)      (39,073)
                                                --------        --------   --------      --------
Net (decrease) increase in cash and cash
  equivalents...............................     (31,685)             --     25,173        56,073
Cash and cash equivalents, beginning of
  period....................................      31,685              --         --            --
                                                --------        --------   --------      --------
Cash and cash equivalents, end of period....    $     --        $     --   $ 25,173      $ 56,073
                                                ========        ========   ========      ========


   The accompanying notes are an integral part of these financial statements.

                             NEIL CHESEN, M.D., PC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Neil Chesen, M.D., PC (the "Company") is a physician owned medical practice serving the Reading, Pennsylvania area. The Company was formed in 1994 for the purpose of rendering professional medical ophthalomolic services and related medical services to the general public.


     On December 19, 1997, the Company entered into an Asset Acquisition Agreement, as amended on April 28, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon completion of an initial public offering by USP. If the closing has not occurred prior to August 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.





  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                             NEIL CHESEN, M.D., PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Intangible Assets


     Goodwill and covenants not to compete are amortized over three and seven years respectively. For the year ended December 31, 1996 and 1997, amortization expense related to those intangibles was $7,887 and $14,476, respectively. The Company reviews the recorded amounts of intangible assets for impairments whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, as determined based on the undiscounted cash flows of the operations acquired over the remaining amortization periods, the carrying value of the asset is reduced to fair value.


  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.


     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $162,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $43,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

                             NEIL CHESEN, M.D., PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Statements of Cash Flows Information


     Amounts paid for interest for the year ended December 31, 1996 and 1997 were $11,113 and $16,938, respectively. Amounts paid for taxes were not significant.


3. LINE OF CREDIT:


     The Company has a line of credit for $125,000 with a local bank. Interest is accrued on the outstanding balance at the bank's commercial rate (9.5% at December 31, 1997). Outstanding borrowings under the line as of December 31, 1996 and 1997 were $50,000 and $107,000, respectively.


4. LONG-TERM DEBT:


                                                                      DECEMBER 31,
                                                             -------------------------------
                                                                 1996              1997
                                                             ------------      -------------
Note payable to a bank, payable in monthly installments
  of $1,488 including interest at 10%, repaid in
  1997.................................................        $ 19,587          $     --
Note payable to a bank, payable in monthly installments
  of $1,515 including interest at 7.7%, repaid in
  1997.................................................          26,439                --
Note payable to a bank, payable in monthly installments
  of $631 including interest at 8.5%, repaid in 1997...          14,986                --
Note payable to a bank, payable in monthly installments
  of $1,250 including interest at 8.75%, final payment
  due December 2001....................................         124,661           120,554
Other debt.............................................          22,890            14,540
                                                               --------          --------
                                                                208,563           135,094
  Less -- Current portion..............................         (66,061)          (19,155)
                                                               --------          --------
                                                               $142,502          $115,939
                                                               ========          ========



     Minimum principal repayments for long-term debt as of December 31, 1997, are as follows:



1998..........................................        $ 19,155
1999..........................................           5,035
2000..........................................           5,494
2001..........................................         105,410
                                                      --------
                                                      $135,094
                                                      ========


5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases one of its office facilities from the shareholder of the Company. This building was purchased by the shareholder in July 1997. Additionally, the Company has another office location which is leased from a non-related party. Future minimum lease payments for related-party and nonrelated-party noncancellable operating leases primarily for office space are as follows:


                                                    RELATED-PARTY      NONRELATED-PARTY
                                                       LEASES               LEASES
                                                    -------------      ----------------
1998..........................................         $11,850             $21,504
1999..........................................              --              21,504
2000..........................................              --               5,376

                             NEIL CHESEN, M.D., PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


5. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

     Rent expense on related-party operating leases was $16,350 for the year ended December 31, 1997. Rent expense on nonrelated-party operating leases was $24,638 and $31,319 for the year ended December 31, 1996 and 1997, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Nevyas Eye Associates, PC:

We have audited the accompanying combined balance sheets of Nevyas Eye Associates, PC (a Pennsylvania corporation) as of December 31, 1996 and 1997, and the related combined statements of operations and owners' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Nevyas Eye Associates, PC as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  March 10, 1998

                           NEVYAS EYE ASSOCIATES, PC

                            COMBINED BALANCE SHEETS

                                                                DECEMBER 31,
                                                           -----------------------    MARCH 31,
                                                              1996         1997          1998
                                                           ----------   ----------   ------------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $  240,228   $  142,447    $   71,532
  Accounts receivable, net of allowance of $774,449,
     $727,750 and $901,276...............................     772,252      699,210       807,108
  Prepaid expenses and other.............................      34,642       10,279         4,984
                                                           ----------   ----------    ----------
     Total current assets................................   1,047,122      851,936       883,624
                                                           ----------   ----------    ----------
Property and equipment:
  Equipment, furniture and fixtures......................   3,974,646    4,345,424     4,414,822
  Less -- Accumulated depreciation.......................  (2,421,550)  (2,767,087)   (2,866,538)
                                                           ----------   ----------    ----------
                                                            1,553,096    1,578,337     1,548,284
                                                           ----------   ----------    ----------
Intangible assets........................................      62,500       57,500        56,250
                                                           ----------   ----------    ----------
Other assets.............................................      13,437        3,440        17,428
                                                           ----------   ----------    ----------
                                                           $2,676,155   $2,491,213    $2,505,584
                                                           ==========   ==========    ==========
LIABILITIES AND OWNERS' EQUITY

Current liabilities:
  Shareholder note.......................................  $1,219,536   $1,103,010    $1,050,198
  Accounts payable.......................................     291,257      193,930       245,896
                                                           ----------   ----------    ----------
          Total current liabilities......................   1,510,793    1,296,940     1,296,094
                                                           ----------   ----------    ----------
Commitments and contingencies (Note 7)
Owners' equity...........................................   1,165,362    1,194,273     1,209,490
                                                           ----------   ----------    ----------
                                                           $2,676,155   $2,491,213    $2,505,584
                                                           ==========   ==========    ==========

The accompanying notes are an integral part of these combined financial statements.

                           NEVYAS EYE ASSOCIATES, PC

              COMBINED STATEMENTS OF OPERATIONS AND OWNERS' EQUITY

                                                                              THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                 MARCH 31,
                                     ------------------------------------   -----------------------
                                        1995         1996         1997         1997         1998
                                     ----------   ----------   ----------   ----------   ----------
                                                                                  (UNAUDITED)
Net revenues.......................  $5,609,858   $5,731,781   $5,646,925   $1,281,269   $1,418,789
                                     ----------   ----------   ----------   ----------   ----------

Operating expenses:

  Salaries, wages and benefits.....   2,821,580    2,522,602    2,466,940      657,001      652,385

  Pharmaceuticals and medical
     supplies......................     366,372      412,480      395,972       94,411       98,969

  General and administrative.......   2,142,821    2,429,898    2,307,190      596,127      534,224

  Depreciation and amortization....     312,719      333,547      342,275       76,576      100,702
                                     ----------   ----------   ----------   ----------   ----------

Income (loss) from operations......     (33,634)      33,254      134,548     (142,846)      32,509

Interest expense, net..............      53,008       99,366      105,637       24,151       17,292
                                     ----------   ----------   ----------   ----------   ----------

Net income (loss)..................     (86,642)     (66,112)      28,911     (166,997)      15,217

Owners' equity, beginning of
  period...........................   1,318,116    1,231,474    1,165,362    1,165,362    1,194,273
                                     ----------   ----------   ----------   ----------   ----------

Owners' equity, end of period......  $1,231,474   $1,165,362   $1,194,273   $  998,365   $1,209,490
                                     ==========   ==========   ==========   ==========   ==========

The accompanying notes are an integral part of these combined financial statements.


                           NEVYAS EYE ASSOCIATES, PC

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                       THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                                    -------------------------------   --------------------
                                                      1995        1996       1997       1997        1998
                                                    ---------   --------   --------   ---------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)...............................  $ (86,642)  $(66,112)  $ 28,911   $(166,997)  $ 15,217
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities --
    Depreciation and amortization.................    312,719    333,547    342,275      76,577    100,701
    Changes in assets and liabilities --
      Accounts receivable.........................    196,199    (88,386)    73,042      92,985   (107,898)
      Prepaid expenses and other..................      2,259    (28,353)    24,363      (8,399)    34,211
      Other assets................................     21,154     (9,802)     9,998          --    (13,987)
      Accounts payable............................     (4,067)    22,076    (97,327)    (42,880)    23,051
                                                    ---------   --------   --------   ---------   --------
         Net cash provided by (used in) operating
           activities.............................    441,622    162,970    381,262     (48,714)    51,295
                                                    ---------   --------   --------   ---------   --------
Investing activities:
  Purchases of property and equipment.............   (519,429)  (363,703)  (362,517)    (33,730)   (69,398)
                                                    ---------   --------   --------   ---------   --------
Financing activities:
  Net borrowings (repayments) on shareholder
    note..........................................    137,640    154,991   (116,526)    (19,313)   (52,812)
                                                    ---------   --------   --------   ---------   --------
Net increase (decrease) in cash and cash
  equivalents.....................................     59,833    (45,742)   (97,781)   (101,757)   (70,915)
Cash and cash equivalents, beginning of period....    226,137    285,970    240,228     240,228    142,447
                                                    ---------   --------   --------   ---------   --------
Cash and cash equivalents, end of period..........  $ 285,970   $240,228   $142,447   $ 138,471   $ 71,532
                                                    =========   ========   ========   =========   ========

The accompanying notes are an integral part of these combined financial statements.


                           NEVYAS EYE ASSOCIATES, PC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:



     Nevyas Eye Associates, PC is an ophthalmic medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in October 1969. The combined financial statements include the combined accounts of Nevyas Eye Associates, PC and Nevyas Eye Associates of New Jersey, PC (collectively, the "Company").



     On March 11, 1998, the Company entered into an Asset Acquisition Agreement, as amended through April 23, 1998, (the "Affiliation Agreement"), with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to September 1, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.



2. SIGNIFICANT ACCOUNTING POLICIES:



  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.



  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                           NEVYAS EYE ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Accounts Receivable



     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.



  Concentration of Credit Risk



     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.



  Property and Equipment



     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and are computed using the straight-line method.



  Intangible Assets



     Intangible assets include the excess of cost over the net asset value of an acquired physician practice and covenant not to compete and are being amortized over 15 years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted operating income over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable. As of December 31, 1997, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.



  Owner's Equity



     Owner's equity includes the capital stock, additional paid-in capital, a note receivable for the issuance of capital stock (see Note 5) and the retained earnings of Nevyas Eye Associates, PC and Nevyas Eye Associates of New Jersey, PC.



  Income Taxes



     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.



     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $715,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $174,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.

                           NEVYAS EYE ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


  Statements of Cash Flows Information



     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $61,912, $104,596 and $105,800, respectively. Amounts paid for taxes were not significant.



3. INTANGIBLE ASSETS:



                                                                 DECEMBER 31,
                                                             --------------------
                                                              1996         1997
                                                             -------      -------
Excess of cost over net asset value of acquired
  physician practice...................................      $25,000      $25,000
Covenant not to compete................................       50,000       50,000
                                                             -------      -------
                                                              75,000       75,000
Less -- Accumulated amortization.......................      (12,500)     (17,500)
                                                             -------      -------
                                                             $62,500      $57,500
                                                             =======      =======


4. SHAREHOLDER NOTE:


     On January 15, 1997, the Company amended its loan agreement (the "Agreement") with its Sole Shareholder. Under the terms of the Agreement, the Company may borrow up to $1,650,000. There are no stated principal repayment terms. Interest is accrued on the outstanding borrowings at 8% and is due on demand.



5. PROMISSORY NOTE:



In September 1997, the Company issued a $133,000 promissory note (the "Promissory Note") in consideration for shares of the Capital Stock of Nevyas Eye Associates of Pennsylvania, PC. Accordingly, the Promissory Note has been included in Owners' equity. The Promissory Note bears interest which is payable annually and accrues at a rate of 6%. Principal payments on the Promissory Note are due in three equal annual installments commencing December 31, 1999.



6. EMPLOYEE BENEFIT PLAN:



     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over five years beginning after their first year as a participant. The Company matches 25% of amounts contributed by the employees, subject to limitation. For the years ended December 31, 1995, 1996 and 1997, there have been no contributions to the plan.



7. COMMITMENTS AND CONTINGENCIES:



  Lease Obligations



     Future minimum lease payments for noncancellable operating leases primarily for office space as of December 31, 1997 are as follows:



1998...........................................      $  421,217
1999...........................................         402,317
2000...........................................         410,716
2001...........................................         396,199
2002...........................................         395,615
2003 and thereafter............................       1,588,323

                           NEVYAS EYE ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



7. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


     Rent expense on operating leases was $475,513, $452,198 and $559,914 for the years ended December 31, 1995, 1996 and 1997, respectively.



  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.



     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.



     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Northern Ophthalmic Associates, Inc.:


We have audited the accompanying balance sheets of Northern Ophthalmic Associates, Inc. (a Pennsylvania corporation) as of November 30, 1996 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended November 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northern Ophthalmic Associates, Inc. as of November 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  February 17, 1998

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                                 BALANCE SHEETS


                                                                 NOVEMBER 30,
                                                              -------------------   FEBRUARY 28,
                                                                1996       1997         1998
                                                              --------   --------   ------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $  8,744   $ 15,921     $  1,964
  Accounts receivable, net of allowance of $128,927,
     $102,878 and $108,056..................................   157,511    118,281      125,473
  Due from shareholder......................................        --         --       15,000
                                                              --------   --------     --------
     Total current assets...................................   166,255    134,202      142,437
                                                              --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures.........................   986,914    986,914      986,914
  Less -- Accumulated depreciation..........................  (588,980)  (676,095)    (697,680)
                                                              --------   --------     --------
                                                               397,934    310,819      289,234
                                                              --------   --------     --------
Intangible assets...........................................    39,333     35,999       35,999
                                                              --------   --------     --------
                                                              $603,522   $481,020     $467,670
                                                              ========   ========     ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit............................................  $ 66,640   $ 63,731     $ 60,467
  Current maturities of long-term debt......................   107,634     49,656       65,306
  Accounts payable..........................................    32,956     51,060       46,771
                                                              --------   --------     --------
          Total current liabilities.........................   207,230    164,447      172,544
                                                              --------   --------     --------
Long-term debt..............................................   122,940     72,042       53,289
                                                              --------   --------     --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, $1 par value; 200 shares authorized, issued
     and outstanding........................................       200        200          200
  Retained earnings.........................................   273,152    244,331      241,637
                                                              --------   --------     --------
     Total shareholders' equity.............................   273,352    244,531      241,837
                                                              --------   --------     --------
                                                              $603,522   $481,020     $467,670
                                                              ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.



                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                                               THREE MONTHS ENDED
                                              YEAR ENDED NOVEMBER 30,             FEBRUARY 28,
                                        ------------------------------------   -------------------
                                           1995         1996         1997        1997       1998
                                        ----------   ----------   ----------   --------   --------
                                                                                   (UNAUDITED)
Net revenues..........................  $1,830,986   $1,639,488   $1,610,233   $381,734   $398,337
                                        ----------   ----------   ----------   --------   --------

Operating expenses:

  Salaries, wages and benefits........   1,096,764      919,805      914,576    228,897    231,558

  Pharmaceuticals and medical
     supplies.........................     173,945      170,419      167,375     37,933     48,672

  General and administrative..........     472,899      440,786      435,300    110,012     91,092

  Depreciation and amortization.......      71,311       75,671       90,449     21,585     21,585
                                        ----------   ----------   ----------   --------   --------

Income (loss) from operations.........      16,067       32,807        2,533    (16,693)     5,430

Interest expense, net.................      28,977       27,663       31,354      7,837      8,124
                                        ----------   ----------   ----------   --------   --------

Net income (loss).....................     (12,910)       5,144      (28,821)   (24,530)    (2,694)

Retained earnings, beginning of
  period..............................     280,918      268,008      273,152    273,152    244,331
                                        ----------   ----------   ----------   --------   --------

Retained earnings, end of period......  $  268,008   $  273,152   $  244,331   $248,622   $241,637
                                        ==========   ==========   ==========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                           THREE MONTHS
                                                                                              ENDED
                                                          YEAR ENDED NOVEMBER 30,          FEBRUARY 28,
                                                       ------------------------------   ------------------
                                                         1995       1996       1997       1997      1998
                                                       --------   --------   --------   --------   -------
                                                                                           (UNAUDITED)
Operating activities:
  Net income (loss)..................................  $(12,910)  $  5,144   $(28,821)  $(24,530)  $(2,694)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities --
    Depreciation and amortization....................    71,311     75,671     90,449     21,585    21,585
    Changes in assets and liabilities --
      Accounts receivable............................    (3,733)   (15,789)    39,230     38,584    (7,192)
      Due from shareholder...........................        --         --         --         --   (15,000)
      Prepaid expenses and other.....................     1,000      8,479         --         --        --
      Accounts payable...............................     2,387      9,363     18,104     10,059    (4,289)
                                                       --------   --------   --------   --------   -------
         Net cash provided by operating activities...    58,055     82,868    118,962     45,698    (7,590)
                                                       --------   --------   --------   --------   -------
Investing activities:
  Purchase of property and equipment.................   (24,206)        --         --         --        --
  Sale of property and equipment.....................        --      9,706         --         --        --
                                                       --------   --------   --------   --------   -------
         Net cash (used in) provided by investing
           activities................................   (24,206)     9,706         --         --        --
                                                       --------   --------   --------   --------   -------
Financing activities:
  Net borrowings (repayments) on line of credit......    25,000    (33,360)    (2,909)     5,400    (3,264)
  Proceeds from long-term debt.......................        --         --         --         --    15,000
  Repayments on long-term debt.......................   (77,891)  (100,475)  (108,876)   (31,708)  (18,103)
                                                       --------   --------   --------   --------   -------
         Net cash used in financing activities.......   (52,891)  (133,835)  (111,785)   (26,308)   (6,367)
                                                       --------   --------   --------   --------   -------
Net increase (decrease) in cash and cash
  equivalents........................................   (19,042)   (41,261)     7,177     19,390   (13,957)
Cash and cash equivalents, beginning of period.......    69,047     50,005      8,744      8,744    15,921
                                                       --------   --------   --------   --------   -------
Cash and cash equivalents, end of period.............  $ 50,005   $  8,744   $ 15,921   $ 28,134   $ 1,964
                                                       ========   ========   ========   ========   =======


   The accompanying notes are an integral part of these financial statements.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                (INFORMATION AS OF FEBRUARY 28, 1998 AND FOR THE
          THREE MONTHS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Northern Ophthalmic Associates, Inc. (the "Company") is an ophthalmic medical practice serving the Philadelphia, Pennsylvania area. The Company was formed in December 1984.


     On September 30, 1997, the Company entered into an Asset Acquisition Agreement, as amended through April 21, 1998, (the "Affiliation Agreement"), with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:




  Interim Financial Statements



     The financial statements for the three months ended February 28, 1997 and 1998, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of February 28, 1998, and the results of its operations for the three months ended February 28, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                (INFORMATION AS OF FEBRUARY 28, 1998 AND FOR THE
          THREE MONTHS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years.

  Intangible Assets


     Intangible assets include the excess of cost over the net asset value of an acquired physician practice and a covenant not to compete and are being amortized over 15 years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted operating income over the remaining life of the intangible asset in measuring whether the intangible asset is recoverable. As of November 30, 1997, management believes that no revision to the remaining useful lives or write-down of intangible assets is required.


  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to each owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.


     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of November 30, 1997 was approximately $80,000. If the S Corporation status is terminated, then a deferred income tax liability of approximately $20,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.


  Statements of Cash Flows Information


     For the years ended November 30, 1995, 1996 and 1997, the Company paid interest of $28,977, $27,663 and $31,354 respectively. Amounts paid for taxes were not significant.

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                (INFORMATION AS OF FEBRUARY 28, 1998 AND FOR THE
          THREE MONTHS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED)



3. INTANGIBLE ASSETS:


                                                                 NOVEMBER 30,
                                                            ----------------------
                                                              1996          1997
                                                            --------      --------
Excess of cost over net asset value of acquired
  physician practice..................................      $ 20,334      $ 20,334
Covenant not to compete...............................        76,000        76,000
                                                            --------      --------
                                                              96,334        96,334
Less -- Accumulated amortization......................       (57,001)      (60,335)
                                                            --------      --------
                                                            $ 39,333      $ 35,999
                                                            ========      ========



4. LINE OF CREDIT:



     The Company has a credit agreement with a bank for $75,000 line of credit. Interest is accrued on the outstanding balance at the rate of 9%. Outstanding borrowings under the line as of November 30, 1996 and 1997 were $66,640 and $63,731, respectively. Outstanding borrowings plus any unpaid interest, fees or expenses are guaranteed by the Company's shareholders.



5. LONG-TERM DEBT:



                                                                       NOVEMBER 30,
                                                                  -----------------------
                                                                    1996          1997
                                                                  --------      ---------
Note payable to a lending agent, interest at 22.40%, monthly
  payments of $995 per month through May 2001...............      $ 41,676      $  32,415
Note payable to a bank, interest at 9.75%, monthly payments
  of $6,586 per month through September 1997................        66,096             --
Note payable to an auto dealer, interest at 4.99%, monthly
  payments of $1,237 through February 1999..................        33,387         18,549
Note payable to a bank, interest at 6.75%, monthly payments
  of $588 through February 1999.............................        13,440          7,467
Note payable to a bank, interest at 8.75%, monthly payments
  of $1,185, due in full by April 2001......................        75,975         63,267
                                                                  --------      ---------
                                                                   230,574        121,698
Less -- Current maturities..................................      (107,634)       (49,656)
                                                                  --------      ---------
                                                                  $122,940      $  72,042
                                                                  ========      =========



     Future annual maturities of long-term debt at November 30, 1997 are as follows:



1998.............................................      $ 49,656
1999.............................................        31,872
2000.............................................        24,354
2001.............................................        15,816
                                                       --------
                                                       $121,698
                                                       ========

                      NORTHERN OPHTHALMIC ASSOCIATES, INC.

                (INFORMATION AS OF FEBRUARY 28, 1998 AND FOR THE
          THREE MONTHS ENDED FEBRUARY 28, 1997 AND 1998 IS UNAUDITED)



6. EMPLOYEE BENEFIT PLAN:



     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over five years beginning after their first year as a participant. The Company matches twenty-five cents for every dollar contributed by the employees. For the years ended November 30, 1995, 1996 and 1997, contributions to the plan were $0, $2,465 and $8,391.



7. COMMITMENTS AND CONTINGENCIES:


  Lease Obligations


     Future minimum lease payments for noncancellable operating leases primarily for office space as of November 30, 1997 are as follows:



FISCAL YEAR
-----------
1998.............................................      $143,912
1999.............................................       133,658
2000.............................................       137,668
2001.............................................       141,798
2002.............................................       146,052



     Rent expense on operating leases was $132,405, $129,027 and $149,311 for the years ended November 30, 1995, 1996 and 1997, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Northwest Orthopedic Associates, PC:


We have audited the accompanying balance sheets of Northwest Orthopedic Associates, PC (a Pennsylvania corporation) as of December 31, 1996 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwest Orthopedic Associates, PC as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,



  February 17, 1998

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $  2,343   $  3,013    $  9,382
  Accounts receivable, net of allowance of
     $130,558, $130,061 and $116,990........................   153,956     91,923     108,956
  Prepaid expenses and other................................     5,000      5,000          --
                                                              --------   --------    --------
       Total current assets.................................   161,299     99,936     118,338
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................   295,060    297,041     245,078
  Less -- Accumulated depreciation..........................  (238,550)  (253,902)   (213,681)
                                                              --------   --------    --------
                                                                56,510     43,139      31,397
                                                              --------   --------    --------
Deferred income taxes.......................................        --      4,702       4,240
                                                              --------   --------    --------
                                                              $217,809   $147,777    $153,975
                                                              ========   ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term debt...........................................  $     --   $     --    $ 12,254
  Accounts payable..........................................    23,862     30,770      20,224
  Accrued compensation......................................    12,860     17,725      18,611
  Deferred income taxes.....................................    30,409     18,959      19,105
  Due to shareholders.......................................        --      4,500       4,500
                                                              --------   --------    --------
       Total current liabilities............................    67,131     71,954      74,694
                                                              --------   --------    --------
Deferred income taxes.......................................     8,694         --          --
                                                              --------   --------    --------
Commitments and contingencies (Note 4)
Shareholders' equity:
  Common Stock, $10 par value; 2,000 shares
     authorized; 300 issued and 200 outstanding.............     3,000      3,000       3,000
  Additional paid in capital................................     3,000      3,000       3,000
  Retained earnings.........................................   140,926     74,765      78,223
  Treasury stock, 100 shares at cost........................    (4,942)    (4,942)     (4,942)
                                                              --------   --------    --------
       Total shareholders' equity...........................   141,984     75,823      79,281
                                                              --------   --------    --------
                                                              $217,809   $147,777    $153,975
                                                              ========   ========    ========


   The accompanying notes are an integral part of these financial statements.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                               THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,               MARCH 31,
                                        ------------------------------------   -------------------
                                           1995         1996         1997        1997       1998
                                        ----------   ----------   ----------   --------   --------
                                                                                   (UNAUDITED)
Net revenues..........................  $1,415,223   $1,251,074   $1,002,547   $227,929   $294,339
                                        ----------   ----------   ----------   --------   --------
Operating expenses:
  Salaries, wages and benefits........     934,178      852,746      664,334    201,116    186,448
  Pharmaceuticals and medical
     supplies.........................      78,537       83,722       51,495      7,503      9,705
  General and administrative..........     357,890      319,282      360,255     89,712     90,801
  Depreciation........................      32,137       33,865       15,352      3,094      2,266
                                        ----------   ----------   ----------   --------   --------
Income (loss) from operations.........      12,481      (38,541)     (88,889)   (73,496)     5,119
Interest expense (income), net........       1,592         (160)       1,804       (254)       165
                                        ----------   ----------   ----------   --------   --------
Income (loss) before income taxes.....      10,889      (38,381)      90,693    (73,242)     4,954
Income tax provision (benefit)........       2,982       (8,860)     (24,532)   (17,798)     1,496
                                        ----------   ----------   ----------   --------   --------
Net income (loss).....................       7,907      (29,521)     (66,161)   (55,444)     3,458
Retained earnings, beginning of
  period..............................     162,540      170,447      140,926    140,926     74,765
                                        ----------   ----------   ----------   --------   --------
Retained earnings, end of period......  $  170,447   $  140,926   $   74,765   $ 85,482   $ 78,223
                                        ==========   ==========   ==========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

                            STATEMENTS OF CASH FLOWS


                                                                               THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,          MARCH 31,
                                               -----------------------------   ------------------
                                                1995       1996       1997       1997      1998
                                               -------   --------   --------   --------   -------
                                                                                  (UNAUDITED)
Operating activities:
  Net income (loss)..........................  $ 7,907   $(29,521)  $(66,161)  $(55,444)  $ 3,458
  Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating
     activities --
       Loss on disposal of
          property and equipment.............       --         --         --         --     9,476
       Depreciation..........................   32,137     33,865     15,352      3,097     2,266
       Deferred income taxes.................    2,560     (8,152)   (24,846)   (17,798)      608
       Changes in assets and liabilities --
          Accounts receivable................  (18,719)    29,353     62,033     63,908   (17,033)
          Accounts payable...................    3,347     (6,392)     6,908     (6,182)  (10,546)
          Accrued compensation...............   (2,070)    (1,458)     4,865      1,216       886
          Due to shareholder.................       --         --      4,500         --        --
          Prepaid expenses and other.........       --         --         --         --     5,000
                                               -------   --------   --------   --------   -------
            Net cash provided by (used in)
               operating activities..........   25,162     17,695      2,651    (11,203)   (5,885)
                                               -------   --------   --------   --------   -------
Investing activities:
  Purchases of property and equipment........   (5,620)    (2,087)    (1,981)    (1,741)       --
                                               -------   --------   --------   --------   -------
Financing activities:
  Proceeds from long-term debt...............       --         --         --     35,000    15,000
  Repayments on long-term debt...............  (24,886)   (20,000)        --         --    (2,746)
                                               -------   --------   --------   --------   -------
            Net cash (used in) provided by
               financing activities..........  (24,886)   (20,000)        --     35,000    12,254
                                               -------   --------   --------   --------   -------
Net (decrease) increase in cash and cash
  equivalents................................   (5,344)    (4,392)       670     22,056     6,369
Cash and cash equivalents, beginning of
  period.....................................   12,079      6,735      2,343      2,343     3,013
                                               -------   --------   --------   --------   -------
Cash and cash equivalents, end of period.....  $ 6,735   $  2,343   $  3,013   $ 24,399   $ 9,382
                                               =======   ========   ========   ========   =======


   The accompanying notes are an integral part of these financial statements.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)




1. ORGANIZATION AND BUSINESS:

     Northwest Orthopedic Associates, PC (the "Company") is an orthopedic medical practice serving the Western Pennsylvania area. The Company was formed in February 1973.


     On October 1, 1997, the Company entered into a Stock Acquisition Agreement, as amended through April 21, 1998, (the "Affiliation Agreement"), with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998, and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are contractual and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of the applicable assets ranging from five to seven years and is computed using the straight-line method.

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Due to Shareholder



     Amounts due to shareholders represent amounts borrowed from a shareholder to be repaid in a subsequent period.


  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $2,385, $2,114 and $2,319, respectively. Amounts paid for taxes were not significant.


3. INCOME TAXES:

     The components of the income tax provision (benefit) are as follows:


                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                             1995        1996          1997
                                                            ------      -------      --------
Current:
  Federal.............................................      $  253      $  (424)     $    188
  State...............................................         169         (284)          126
                                                            ------      -------      --------
                                                               422         (708)          314
                                                            ------      -------      --------
Deferred:
  Federal.............................................       1,536       (4,891)      (14,908)
  State...............................................       1,024       (3,261)       (9,938)
                                                            ------      -------      --------
                                                             2,560       (8,152)      (24,846)
                                                            ------      -------      --------
                                                            $2,982      $(8,860)     $(24,532)
                                                            ======      =======      ========



     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.



     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:



                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                            1995         1996          1997
                                                           ------      --------      --------
Tax at U.S. Federal statutory rate...................      $3,702      $(13,050)     $(34,025)
Tax impact of Federal rate differential for graduated
  rates..............................................      (2,132)        7,399        19,014
State income taxes, net of federal benefit...........       1,047        (3,767)      (10,007)
Non-deductible travel and entertainment..............         365           558           486
                                                           ------      --------      --------
                                                           $2,982      $ (8,860)     $(24,532)
                                                           ======      ========      ========

                      NORTHWEST ORTHOPEDIC ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. INCOME TAXES: -- (CONTINUED)
     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                 DECEMBER 31,
                                                            ----------------------
                                                              1996          1997
                                                            --------      --------
Deferred tax asset --
  Net operating loss carryforward.....................      $     --      $  7,424
                                                            --------      --------
Deferred tax liabilities --
  Property and equipment..............................        (8,694)       (2,722)
  Cash to accrual adjustments.........................       (30,409)      (18,959)
                                                            --------      --------
                                                             (39,103)      (21,681)
                                                            --------      --------
Net deferred tax liability............................      $(39,103)     $(14,257)
                                                            ========      ========


4. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company leases some of its office space from shareholders of the Company. Future minimum lease payments for related-party and nonrelated-party noncancellable operating leases primarily for office space as of December 31, 1997, are as follows:



                                            RELATED-PARTY      NONRELATED-PARTY
                                               LEASES               LEASES
                                            -------------      ----------------
1998..................................         $50,400             $ 2,409



     Rent expense on related-party operating leases was $50,400 for each of the years ended December 31, 1995, 1996 and 1997. Rent expense on nonrelated-party operating leases was $64,325, $66,105 and $73,046 for the years ended December 31, 1995, 1996 and 1997, respectively.


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Oncology and Hematology Associates, PA:


We have audited the accompanying balance sheets of Oncology and Hematology Associates, PA (a New Jersey corporation) as of December 31, 1996 and 1997, and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oncology and Hematology Associates, PA as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,

  February 4, 1998

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                                 BALANCE SHEETS



                                                                  DECEMBER 31,
                                                              ---------------------    MARCH 31,
                                                                1996        1997         1998
                                                              --------   ----------   -----------
                                                                                      (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $  1,728   $   41,115     $ 37,555
  Accounts receivable, net of allowance of $114,246,
     $174,921 and $161,210..................................   173,606      312,324      328,789
  Prepaid expenses and other................................       567          367          808
                                                              --------   ----------     --------
       Total current assets.................................   175,901      353,806      367,152
                                                              --------   ----------     --------
Property and equipment:
  Equipment, furniture and fixtures.........................   170,812      171,873      171,873
  Less -- Accumulated depreciation..........................  (127,800)    (139,224)    (142,081)
                                                              --------   ----------     --------
                                                                43,012       32,649       29,792
                                                              --------   ----------     --------
Deferred income taxes.......................................     6,338       11,211       11,886
                                                              --------   ----------     --------
Other assets................................................    36,616        7,773        7,773
                                                              --------   ----------     --------
                                                              $261,867   $  405,439     $416,603
                                                              ========   ==========     ========
LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Note payable to shareholder...............................  $     --   $   25,000     $     --
  Accounts payable..........................................   128,889       68,462       90,547
  Accrued compensation......................................    14,296       38,222       35,467
  Deferred income taxes.....................................     7,405       50,239       56,334
                                                              --------   ----------     --------
       Total current liabilities............................   150,590      181,923      182,348
                                                              --------   ----------     --------
Commitments and contingencies (Note 5)
Shareholder's equity:
  Common Stock, no par, 100 shares authorized and
     issued, 50 shares outstanding..........................     3,766        3,766        3,766
  Retained earnings.........................................   172,169      284,408      295,147
  Treasury stock, 50 shares at cost.........................   (64,658)     (64,658)     (64,658)
                                                              --------   ----------     --------
       Total shareholder's equity...........................   111,277      223,516      234,255
                                                              --------   ----------     --------
                                                              $261,867   $  405,439     $416,603
                                                              ========   ==========     ========



   The accompanying notes are an integral part of these financial statements.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                           THREE MONTHS
                                                                                               ENDED
                                                       YEAR ENDED DECEMBER 31,               MARCH 31,
                                                 ------------------------------------   -------------------
                                                    1995         1996         1997        1997       1998
                                                 ----------   ----------   ----------   --------   --------
                                                                                            (UNAUDITED)
Net revenues...................................  $2,168,924   $2,000,191   $2,408,158   $614,989   $517,871
                                                 ----------   ----------   ----------   --------   --------
Operating expenses:
  Salaries, wages and benefits.................   1,677,382    1,351,788    1,265,094    286,321    319,461
  Pharmaceuticals and medical supplies.........     285,615      368,819      719,368    153,636     83,880
  General and administrative...................     257,406      370,095      261,124     67,610     96,706
  Depreciation.................................      13,873       12,321       11,424      2,857      2,857
                                                 ----------   ----------   ----------   --------   --------
Income (loss) from operations..................     (65,352)    (102,832)     151,148    104,565     14,967
Interest income (expense), net.................       1,837        2,313         (197)      (208)        --
                                                 ----------   ----------   ----------   --------   --------
Income (loss) before income taxes..............     (63,515)    (100,519)     150,951    104,357     14,967
Income tax provision (benefit).................     (16,393)     (23,091)      38,712     25,359      4,228
                                                 ----------   ----------   ----------   --------   --------
Net income (loss)..............................     (47,122)     (77,428)     112,239     78,998     10,739
Retained earnings, beginning of period.........     296,719      249,597      172,169    172,169    284,408
                                                 ----------   ----------   ----------   --------   --------
Retained earnings, end of period...............  $  249,597   $  172,169   $  284,408   $251,167   $295,147
                                                 ==========   ==========   ==========   ========   ========



   The accompanying notes are an integral part of these financial statements.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                            STATEMENTS OF CASH FLOWS


                                                                                         THREE MONTHS
                                                                                             ENDED
                                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                                     ------------------------------   -------------------
                                                       1995       1996       1997       1997       1998
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)................................  $(47,122)  $(77,428)  $112,239   $ 78,998   $ 10,739
  Adjustments to reconcile net income (loss) to net
    cash (used in) provided by operating activities
    --
      Depreciation.................................    13,873     12,321     11,424      2,857      2,857
      Deferred income taxes........................   (23,318)   (19,805)    37,961     25,359      5,420
      Loss on disposal of investment...............        --         --     28,843         --         --
      Changes in assets and liabilities --
         Accounts receivable.......................    18,939     27,799   (138,718)   (77,309)   (16,465)
         Prepaid expenses and other................        61         --        200        200       (441)
         Accounts payable..........................    19,499     55,824    (60,427)    (4,426)    22,085
         Accrued compensation......................       398      1,948     23,926     (9,456)    (2,755)
         Other assets..............................    15,058      7,773         --         --         --
                                                     --------   --------   --------   --------   --------
           Net cash (used in) provided by operating
             activities............................    (2,612)     8,432     15,448     16,223     21,440
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............    (9,099)        --     (1,061)    (1,061)        --
                                                     --------   --------   --------   --------   --------
Financing activities:
  Proceeds from note payable to shareholder........        --         --     25,000         --         --
  Repayment on note payable to shareholder.........   (15,000)   (15,000)        --         --    (25,000)
                                                     --------   --------   --------   --------   --------
           Net cash (used in) provided by financing
             activities............................   (15,000)   (15,000)    25,000         --    (25,000)
                                                     --------   --------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents......................................   (26,711)    (6,568)    39,387     15,162     (3,560)
Cash and cash equivalents, beginning of period.....    35,007      8,296      1,728      1,728     41,115
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $  8,296   $  1,728   $ 41,115   $ 16,890   $ 37,555
                                                     ========   ========   ========   ========   ========



   The accompanying notes are an integral part of these financial statements.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

                         NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Oncology and Hematology Associates, PA (the "Company") is a physician-owned medical practice in Woodbury, New Jersey. The Company was formed in 1971 for the purpose of both cancer evaluation and treatment and evaluation of patients with hematologic disorders.


     On April 18, 1997, the Company entered into a Stock Acquisition Agreement, as amended through April 22, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.





Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses, when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided over the estimated useful life of the applicable assets ranging from five to seven years for equipment, furniture, and fixtures and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Note Payable to Shareholder


     In December 1994, 1995 and 1997, the Company signed a short-term interest-free note payable to the shareholder. The 1994 and 1995 notes were repaid in January 1995 and 1996, respectively.


  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

3. EMPLOYEE BENEFIT PLAN:


     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest pro rata over six years beginning after their first year as a participant. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the years ended December 31, 1995, 1996 and 1997, contributions to the plan were $47,937, $0 and $0, respectively.

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


4. INCOME TAXES:


     The components of the income tax provision (benefit) are as follows:


                                                   YEAR ENDED DECEMBER 31,
                                                ------------------------------
                                                  1995       1996       1997
                                                --------   --------   --------
Current:
  Federal.....................................  $  4,455   $ (1,972)  $    458
  State.......................................     2,970     (1,314)       293
                                                --------   --------   --------
                                                   7,425     (3,286)       751
                                                --------   --------   --------
Deferred:
  Federal.....................................   (14,291)   (11,883)    23,156
  State.......................................    (9,527)    (7,922)    14,805
                                                --------   --------   --------
                                                 (23,818)   (19,805)    37,961
                                                --------   --------   --------
                                                $(16,393)  $(23,091)  $ 38,712
                                                ========   ========   ========


     Income tax expense (benefit) differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.



     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                   YEAR ENDED DECEMBER 31,
                                                ------------------------------
                                                  1995       1996       1997
                                                --------   --------   --------
Tax at U.S. Federal statutory rate............  $(21,595)  $(34,176)  $ 51,323
Tax impact of Federal rate differential for
  graduated rates.............................    11,029     19,591    (28,681)
State income taxes, net of federal benefit....    (7,044)    (9,723)    15,095
Non-deductible travel and entertainment.......     1,217      1,217        975
                                                --------   --------   --------
                                                $(16,393)  $(23,091)  $ 38,712
                                                ========   ========   ========

     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                      DECEMBER 31,
                                                   ------------------
                                                    1996       1997
                                                   -------   --------
Deferred tax assets--
  Net operating loss carryforward................  $16,561   $ 19,158
                                                   -------   --------
Deferred tax liabilities--
  Property and equipment.........................  (10,223)    (7,947)
  Cash to accrual adjustments....................   (7,405)   (50,239)
                                                   -------   --------
                                                   (17,628)   (58,186)
                                                   -------   --------
Net deferred tax liability.......................  $(1,067)  $(39,028)
                                                   =======   ========

                     ONCOLOGY AND HEMATOLOGY ASSOCIATES, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


5. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


     The Company leases its administrative office space from the shareholder. In addition, the medical office is leased from Woodbury Medical Center Associates in which the Company has a 7% partnership interest. During 1997, the Company disposed of the partnership interest and wrote off the investment. Future minimum lease payments for noncancellable operating leases for office space and medical equipment having terms in excess of one year as of December 31, 1997, are as follows:



                                                         NON-
                                                        RELATED     RELATED PARTY
                                                      PARTY LEASE       LEASE
                                                      -----------   -------------
1998................................................    $67,250        $11,400
1999................................................     67,250          2,850
2000................................................     66,333             --
2001................................................     23,967             --



     Rent expense on related party operating leases for the years ended December 31, 1995, 1996 and 1997 was $56,428, $56,428 and $59,333, respectively. Rent expense on nonrelated party operating leases for the years ended December 31, 1995, 1996 and 1997 was $12,060, $36,732 and $26,676, respectively.


  Employment Agreement

     On May 1, 1996, the Company entered into a seven-year employment agreement with a physician which includes his gross annual salary of $236,000.

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims, which would have a material impact on the Company's financial position or results of operations.

  Health Care Regulatory Environment and Reliance on Government Programs

The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Orthopedic Associates of Pittsburgh, Inc.:

We have audited the accompanying balance sheets of Orthopedic Associates of Pittsburgh, Inc. (a Pennsylvania corporation) as of September 30, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthopedic Associates of Pittsburgh, Inc. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  December 12, 1997

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                                 BALANCE SHEETS


                                                                      SEPTEMBER 30,
                                                                  ----------------------    MARCH 31,
                                                                    1996          1997        1998
                                                                  --------      --------   -----------
                                                                                           (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................      $ 89,357      $ 31,983    $ 65,134
  Accounts receivable, net of allowance of $388,973,
    $377,428
    and $405,174............................................       475,411       461,301     418,117
  Prepaid expenses and other................................        38,559        43,155      51,192
                                                                  --------      --------    --------
      Total current assets..................................       603,327       536,439     534,443
                                                                  --------      --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................       463,741       464,559     464,559
  Leasehold improvements....................................        51,842        59,410      59,410
                                                                  --------      --------    --------
                                                                   515,583       523,969     523,969
  Less -- Accumulated depreciation and amortization.........      (423,514)     (465,697)   (485,005)
                                                                  --------      --------    --------
                                                                    92,069        58,272      38,964
                                                                  --------      --------    --------
Other assets................................................         5,963         5,963       5,963
                                                                  --------      --------    --------
                                                                  $701,359      $600,674    $579,370
                                                                  ========      ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Line of credit............................................      $ 85,000      $ 80,000    $     --
  Current maturities of long-term debt......................        34,858            --          --
  Accounts payable..........................................        33,427        35,905      53,310
  Deferred income taxes.....................................       117,034       115,490     106,157
                                                                  --------      --------    --------
      Total current liabilities.............................       270,319       231,395     159,467
                                                                  --------      --------    --------
Long-term debt..............................................        70,020            --          --
                                                                  --------      --------    --------
Deferred income taxes.......................................        36,968        24,216      29,446
                                                                  --------      --------    --------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, $1 par value, 3,000 shares authorized, 2,063 shares issued and 1,407, 1,025 and 1,025 shares
    outstanding.............................................         2,063         2,063       2,063
  Additional paid in capital................................       123,168       339,169     339,169
  Retained earnings.........................................       461,884       416,894     462,288
  Treasury stock, 656, 1,038 and 1,038 shares at cost.......      (263,063)     (413,063)   (413,063)
                                                                  --------      --------    --------
      Total shareholders' equity............................       324,052       345,063     390,457
                                                                  --------      --------    --------
                                                                  $701,359      $600,674    $579,370
                                                                  ========      ========    ========


   The accompanying notes are an integral part of these financial statements.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                            STATEMENTS OF OPERATIONS


                                                                                       SIX MONTHS ENDED
                                                   YEAR ENDED SEPTEMBER 30,                MARCH 31,
                                             ------------------------------------   -----------------------
                                                1995         1996         1997         1997         1998
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $4,506,677   $3,888,067   $3,562,214   $1,870,383   $1,626,610
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   3,301,356    2,847,501    2,771,381    1,250,237    1,157,885
  Pharmaceuticals and medical supplies.....     125,970       97,790       81,897       57,798       49,751
  General and administrative...............   1,022,440      865,033      707,235      333,734      337,261
  Depreciation and amortization............      58,427       51,567       42,183       22,172       19,308
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      (1,516)      26,176      (40,482)     206,442       62,405
Interest expense...........................       8,358       12,379       18,207       15,841        1,232
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      (9,874)      13,797      (58,689)     190,601       61,173
Income tax provision (benefit).............      (1,178)       4,822      (13,699)      48,622       15,779
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................  $   (8,696)  $    8,975   $  (44,990)  $  141,979   $   45,394
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                             COMMON STOCK     ADDITIONAL
                                            ---------------    PAID-IN     RETAINED   TREASURY
                                            SHARES   AMOUNT    CAPITAL     EARNINGS     STOCK      TOTAL
                                            ------   ------   ----------   --------   ---------   --------
Balance, September 30, 1994...............  2,063    $2,063    $123,168    $461,605   $(150,000)  $436,836
  Net loss................................     --       --           --      (8,696)         --     (8,696)
                                            -----    ------    --------    --------   ---------   --------
Balance, September 30, 1995...............  2,063    2,063      123,168     452,909    (150,000)   428,140
  Purchase of treasury stock..............     --       --           --          --    (113,063)  (113,063)
  Net income..............................     --       --           --       8,975          --      8,975
                                            -----    ------    --------    --------   ---------   --------
Balance, September 30, 1996...............  2,063    2,063      123,168     461,884    (263,063)   324,052
  Capital contribution....................     --       --      216,001          --          --    216,001
  Purchase of treasury stock..............     --       --           --          --    (150,000)  (150,000)
  Net loss................................     --       --           --     (44,990)         --    (44,990)
                                            -----    ------    --------    --------   ---------   --------
Balance, September 30, 1997...............  2,063    2,063      339,169     416,894    (413,063)   345,063
  Net income (unaudited)..................     --       --           --      45,394          --     45,394
                                            -----    ------    --------    --------   ---------   --------
Balance, March 31, 1998 (unaudited).......  2,063    $2,063    $339,169    $462,288   $(413,063)  $390,457
                                            =====    ======    ========    ========   =========   ========


   The accompanying notes are an integral part of these financial statements.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                            STATEMENTS OF CASH FLOWS


                                                                                        SIX MONTHS ENDED
                                                         YEAR ENDED SEPTEMBER 30,          MARCH 31,
                                                       -----------------------------   ------------------
                                                        1995       1996       1997       1997      1998
                                                       -------   --------   --------   --------   -------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss)..................................  $(8,696)  $  8,975   $(44,990)  $141,979   $45,394
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities--
      Depreciation and amortization..................   58,427     51,567     42,183     22,172    19,308
      Deferred income taxes..........................   (1,313)     5,431    (14,296)    48,622    (4,103)
      Changes in assets and liabilities--
         Accounts receivable.........................  (57,091)   102,391     14,110     33,181    43,184
         Prepaid expenses and other..................      422      8,382     (4,596)   (27,407)   (8,037)
         Accounts payable............................   (4,523)   (16,146)     2,478     23,006    17,405
         Accrued compensation........................   13,354    (54,481)        --         --        --
                                                       -------   --------   --------   --------   -------
           Net cash provided by (used in) operating
             activities..............................      580    106,119     (5,111)   241,553   113,151
                                                       -------   --------   --------   --------   -------
Investing activities:
  Purchases of property and equipment................  (23,034)   (21,352)    (8,386)    (8,386)       --
                                                       -------   --------   --------   --------   -------
Financing activities:
  Net borrowings (repayments) on line of credit......   35,000         --     (5,000)     5,000   (80,000)
  Proceeds from long-term debt.......................   10,000         --         --         --        --
  Repayments on long-term debt.......................  (60,000)    (8,185)  (104,878)   (38,988)       --
  Purchase of treasury stock.........................       --         --   (150,000)        --        --
  Capital contributions..............................       --         --    216,001         --        --
                                                       -------   --------   --------   --------   -------
           Net cash used in financing activities.....  (15,000)    (8,185)   (43,877)   (33,988)  (80,000)
                                                       -------   --------   --------   --------   -------
Net increase (decrease) in cash and cash
  equivalents........................................  (37,454)    76,582    (57,374)   199,179    33,151
Cash and cash equivalents, beginning of period.......   50,229     12,775     89,357     89,357    31,983
                                                       -------   --------   --------   --------   -------
Cash and cash equivalents, end of period.............  $12,775   $ 89,357   $ 31,983   $288,536   $65,134
                                                       =======   ========   ========   ========   =======


   The accompanying notes are an integral part of these financial statements.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

                         NOTES TO FINANCIAL STATEMENTS
               (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:



     Orthopedic Associates of Pittsburgh, Inc. (the "Company") is a physician-owned medical practice serving the Pittsburgh, Pennsylvania, area. The Company was formed in September 1974 for the purpose of rendering professional medical services.



     On April 18, 1997, the Company entered into a Stock Acquisition Agreement, as amended through April 20, 1998, (the "Affiliation Agreement"), with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the six months ended March 31, 1997 and 1998, are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998, and the results of its operations for the six months ended March 31, 1997 and 1998. The results of operations for the six-month period are not necessarily indicative of the results to be expected for the entire years.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

     The Company has an agreement with a related party to provide medical services to subscribing participants. Under this agreement the Company receives monthly capitation payments based on the number of participants, regardless of services actually provided by the Company. Total revenues received under this agreement for the years ended September 30, 1995, 1996 and 1997 were $530,391, $458,649 and $366,267, respectively.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

               (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the related assets ranging from five to seven years for equipment, furniture and fixtures and the remaining lease term for leasehold improvements and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information

     For the years ended September 30, 1995, 1996 and 1997, the Company paid interest of $8,358, $12,379, and $18,207, respectively. Amounts paid for taxes were not significant.

     In 1996, the Company purchased treasury shares from a former shareholder and issued a note payable in the amount of $113,063.

3. LINE OF CREDIT:

     The Company has a line of credit for $150,000 with a local bank. Interest is accrued on the outstanding balance at the bank's prime rate plus 1% (9.5% at September 30, 1997). Outstanding borrowings under the line as of September 30, 1996 and 1997 were $85,000 and $80,000, respectively.

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

               (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)


4. NOTE PAYABLE TO FORMER SHAREHOLDER:

     In August 1996, the Company purchased a shareholder's interest for $113,063 and issued a note payable.

                                                               SEPTEMBER 30,
                                                           ----------------------
                                                             1996          1997
                                                           --------      --------
Note payable to shareholder, monthly payments of
  $3,649 including interest of 10% through July 1999
  (repaid in 1997)...................................      $104,878      $     --
Less -- Current maturities...........................       (34,858)           --
                                                           --------      --------
                                                           $ 70,020      $     --
                                                           ========      ========

5. EMPLOYEE BENEFIT PLAN:

     The Company maintains a profit sharing plan that covers all qualified employees, as defined by the plan agreement. Contributions to the plan are discretionary and are determined by the Company on an annual basis. Employees vest in Company contributions, as defined. For the years ended September 30, 1995, 1996 and 1997, contributions to the plan were $236,481, $212,986 and $177,000, respectively.

6. INCOME TAXES:

     The components of the income tax (benefit) provision are as follows:

                                                        YEAR ENDED SEPTEMBER 30,
                                                    ---------------------------------
                                                     1995         1996         1997
                                                    -------      ------      --------
Current:
  Federal.....................................      $    81      $ (365)     $    358
  State.......................................           54        (244)          239
                                                    -------      ------      --------
                                                        135        (609)          597
                                                    -------      ------      --------
Deferred:
  Federal.....................................         (788)      3,259        (8,578)
  State.......................................         (525)      2,172        (5,718)
                                                    -------      ------      --------
                                                     (1,313)      5,431       (14,296)
                                                    -------      ------      --------
                                                    $(1,178)     $4,822      $(13,699)
                                                    =======      ======      ========

     Income tax (benefit) expense differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The (benefit) provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

                                                        YEAR ENDED SEPTEMBER 30,
                                                    ---------------------------------
                                                     1995         1996         1997
                                                    -------      ------      --------
Tax at U.S. Federal statutory rate............      $(3,357)     $4,691      $(19,954)
Tax impact of Federal rate differential for
  graduated rates.............................        1,856      (2,530)       11,150
State income taxes, net of federal benefit....       (1,001)      1,441        (5,869)
Non-deductible travel and entertainment.......        1,324       1,220           974
                                                    -------      ------      --------
                                                    $(1,178)     $4,822      $(13,699)
                                                    =======      ======      ========

                   ORTHOPEDIC ASSOCIATES OF PITTSBURGH, INC.

               (INFORMATION AS OF MARCH 31, 1998 AND FOR THE SIX
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)


6. INCOME TAXES: -- (CONTINUED)
     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                         1996           1997
                                                       ---------      ---------
Deferred tax assets --
  Net operating loss carryforward....................  $      --      $   9,980
                                                       ---------      ---------
Deferred tax liabilities --
  Property and equipment.............................    (36,968)       (34,196)
  Cash to accrual adjustments........................   (117,034)      (115,490)
                                                       ---------      ---------
                                                        (154,002)      (149,686)
                                                       ---------      ---------
Net deferred tax liability...........................  $(154,002)     $(139,706)
                                                       =========      =========

7. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations

     The Company leases office space in two locations. Rent expense on operating leases was $378,791, $278,185 and $193,105 for the years ended September 30, 1995, 1996 and 1997, respectively. Future minimum lease payments for noncancellable operating leases as of September 30, 1997 are as follows:

FISCAL YEAR
-----------
1998.............................................      $120,649
1999.............................................        59,261

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.

     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The practice and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the practice's portion of the CAT Fund unfunded liability could not be reasonably estimated.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Philadelphia Orthopedic Group, LLP:



We have audited the accompanying balance sheet of Philadelphia Orthopedic Group, LLP (a Pennsylvania corporation) as of December 31, 1997 and the related statements of operations, owners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Philadelphia Orthopedic Group, LLP as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced a net loss for the year ended December 31, 1997 and has a substantial debt obligation due in 1998. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,


  March 27, 1998

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

                                 BALANCE SHEETS



                                                              DECEMBER 31,    MARCH 31,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................    $ 11,994       $  4,029
  Accounts receivable, net of allowance of $900,700 and
     $753,664...............................................     321,360        322,616
                                                                --------       --------
       Total current assets.................................     333,354        326,645
                                                                --------       --------
Property and equipment:
  Equipment, furniture and fixtures.........................     481,364        495,155
  Leasehold improvements....................................     212,984        215,204
                                                                --------       --------
                                                                 694,348        710,359
  Less -- Accumulated depreciation and amortization.........    (636,723)      (642,791)
                                                                --------       --------
                                                                  57,625         67,568
                                                                --------       --------
                                                                $390,979       $394,213
                                                                ========       ========

LIABILITIES AND OWNERS' DEFICIT

Current liabilities:
  Bank overdraft............................................    $     --       $ 52,250
  Short-term debt...........................................     126,129         32,782
  Current maturities of long-term debt......................      81,251        113,927
  Line of credit............................................      15,202          8,618
  Accounts payable..........................................      48,787         99,840
  Accrued compensation......................................     172,173        201,638
  Deferred rent.............................................      11,848         10,569
                                                                --------       --------
       Total current liabilities............................     455,390        519,624
                                                                --------       --------
Long-term debt..............................................     142,708        151,735
                                                                --------       --------
Commitments and contingencies (Note 7)
Owners' deficit.............................................    (207,119)      (277,146)
                                                                --------       --------
                                                                $390,979       $394,213
                                                                ========       ========


   The accompanying notes are an integral part of these financial statements.

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

                            STATEMENTS OF OPERATIONS



                                                              YEAR ENDED    THREE MONTHS ENDED
                                                             DECEMBER 31,        MARCH 31,
                                                                 1997         1997       1998
                                                             ------------   --------   --------
                                                                                (UNAUDITED)
Net revenues...............................................   $2,214,391    $591,953   $483,147
                                                              ----------    --------   --------
Operating expenses:
  Salaries, wages and benefits.............................    1,304,660     324,284    339,105
  Pharmaceuticals and medical supplies.....................       36,811       2,116      1,041
  General and administrative...............................      902,090     261,061    195,154
  Depreciation and amortization............................       30,605       7,652      6,068
                                                              ----------    --------   --------
Loss from operations.......................................      (59,775)     (3,160)   (58,221)
Interest expense, net......................................       20,388       3,315      4,744
Other expense (income), net................................        3,981      (5,031)     7,062
                                                              ----------    --------   --------
Net loss...................................................   $  (84,144)   $ (1,444)  $(70,027)
                                                              ==========    ========   ========


   The accompanying notes are an integral part of these financial statements.

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

                         STATEMENTS OF OWNERS' DEFICIT



BALANCE, DECEMBER 31, 1996..................................  $  (9,375)
  Purchase of partnership interest..........................   (113,600)
  Net loss..................................................    (84,144)
                                                              ---------
BALANCE, DECEMBER 31, 1997..................................   (207,119)
  Net loss (unaudited)......................................    (70,027)
                                                              ---------
BALANCE, MARCH 31, 1998 (unaudited).........................  $(277,146)
                                                              =========


   The accompanying notes are an integral part of these financial statements.

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

                            STATEMENTS OF CASH FLOWS



                                                              YEAR ENDED    THREE MONTHS ENDED
                                                             DECEMBER 31,        MARCH 31,
                                                                 1997         1997       1998
                                                             ------------   --------   --------
                                                                                (UNAUDITED)
Operating activities:
  Net loss.................................................    $(84,144)    $ (1,444)  $(70,027)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities --
       Depreciation and amortization.......................      30,605        7,652      6,068
       Changes in assets and liabilities --
          Accounts receivable..............................     (89,642)     (44,584)    (1,256)
          Prepaid expenses and other.......................      16,544           --         --
          Accounts payable.................................      17,728      114,440     51,053
          Accrued compensation.............................       1,293       27,557     29,465
          Deferred rent....................................     (21,941)     (19,280)    (1,279)
                                                               --------     --------   --------
            Net cash (used in) provided by operating
               activities..................................    (129,557)      84,341     14,024
                                                               --------     --------   --------
Investing activities:
  Purchases of property and equipment......................      (2,190)          --    (16,011)
  Purchase of partnership interest.........................     (69,425)          --         --
                                                               --------     --------   --------
            Net cash used in investing activities..........     (71,615)          --    (16,011)
                                                               --------     --------   --------
Financing activities:
  Bank overdraft...........................................          --           --     52,250
  Net payments on line of credit...........................     (14,798)     (12,000)    (6,584)
  Repayments on long-term debt.............................     (65,995)      (6,584)   (22,297)
  Proceeds from long-term debt.............................     255,000           --     64,000
  Repayment on short-term debt.............................    (165,041)     (50,022)   (93,347)
  Proceeds from short-term debt............................     180,299           --         --
                                                               --------     --------   --------
            Net cash provided by (used in) financing
               activities..................................     189,465      (68,606)    (5,978)
                                                               --------     --------   --------
Net decrease in cash and cash equivalents..................     (11,707)      15,735     (7,965)
Cash and cash equivalents, beginning of period.............      23,701       23,701     11,994
                                                               --------     --------   --------
Cash and cash equivalents, end of period...................    $ 11,994     $ 39,436   $  4,029
                                                               ========     ========   ========


   The accompanying notes are an integral part of these financial statements.

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:



     Philadelphia Orthopedic Group, LLP (the "Company") is a professional corporation serving the Philadelphia, Pennsylvania area. The Company was formed in 1988 for the purpose of rendering professional orthopedic services and related medical services to the general public.



     On April 4, 1998, the Company entered into an Asset Acquisition Agreement, as amended on April 23, 1998 (the "Affiliation Agreement"), with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to August 1, 1998 (the "Termination Date"), the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party. The Termination Date can be extended to December 31, 1998, if USP makes a payment, as defined.



  Going Concern



     The Company has experienced a net loss for the year ended December 31, 1997 and has substantial debt obligations due in 1998. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the following paragraph. The accompanying financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.



     For the year ended December 31, 1997, the Company reported a net loss of $84,144, and as of December 31, 1997 had an accumulated deficit of $207,119. The Company is highly leveraged, with debt obligations due in 1998 totalling $222,582. Management has implemented a plan to control costs by reducing staff. There can be no assurances that the Company will be successful in its attempts to control costs.



2. SIGNIFICANT ACCOUNTING POLICIES:



  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.



  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Accounts Receivable



     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.



  Concentration of Credit Risk



     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.



  Property and Equipment



     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years and is computed using the straight-line method.



  Income Taxes



     The Company has elected treatment as a partnership for both federal and state income tax purposes and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to the owners and recognized on their individual tax returns. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.



     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $217,000. If the partnership status is terminated, then a deferred income tax asset of approximately $87,000, subject to utilization of net operating loss carryforwards, related to these cumulative differences would need to be reflected in the accompanying financial statements.



  Statements of Cash Flows Information



     Amounts paid for interest for the year ended December 31, 1997 was $17,542. Amounts paid for taxes were not significant.



     During 1997, the Company bought-out one of its partners for $113,600 of which $69,425 was paid in cash during April 1997. The remaining $44,175 plus interest of $3,313 is to be paid during April 1998.

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)




3. LINE OF CREDIT:



     The Company has a line of credit totaling $99,872 bearing interest at the bank's prime rate plus 2.5% (11% at December 31, 1997). The line is due in June 1998. At December 31, 1997, the balance outstanding on the line of credit was $15,202.



4. SHORT-TERM NOTES PAYABLE:



     In June 1997, the Company signed a note payable with a bank to finance their 1997 malpractice insurance premium. The $180,299 note is payable in eleven monthly installments of $16,391 plus interest at the bank's prime rate plus 1% (9.5% at December 31, 1997). The balance is payable in full on May 1, 1998.



     In April 1997, the Company signed an agreement with one of its partners to purchase his interest in the partnership. The agreement called for a $113,600 buy-out of which $69,425 was paid in cash during April 1997. The remaining $44,175 plus $3,313 of interest is due April 1998.



5. LONG-TERM DEBT:



                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Note payable to a bank, bearing interest at 9.5%, principal
  payments of $3,854 per month through October 2001.........    $177,292
Note payable to a bank, bearing interest at prime plus 1%
  (9.5%, at December 31, 1997), principal payments of $2,917
  per month through April 1999..............................      46,667
                                                                --------
                                                                 223,959
Less -- Current maturities..................................     (81,251)
                                                                --------
                                                                $142,708
                                                                ========



     Future maturities of long-term debt at December 31, 1997 are as follows:



1998...............................................      $ 81,251
1999...............................................        57,917
2000...............................................        46,250
2001...............................................        38,541
                                                         --------
                                                         $223,959
                                                         ========



6. EMPLOYEE BENEFIT PLANS:



     The Company provides a money purchase pension plan and a profit sharing plan that cover all qualified employees, as defined by the plan agreements. Employees vest immediately. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the year ended December 31, 1997, contributions to the plans were $123,000.



7. COMMITMENTS AND CONTINGENCIES:



  Lease Obligations



     Rent expense on operating leases was $216,526 for the year ended December 31, 1997.



     Future minimum lease payments for noncancelable operating leases primarily for office space as of December 31, 1997 are as follows:

                       PHILADELPHIA ORTHOPEDIC GROUP, LLP

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



7. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)



1998......................................................  $125,037
1999......................................................   126,652
2000......................................................    71,199
2001......................................................    71,199
2002......................................................    71,199



  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.



     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.



     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Philadelphia Uro-Gynecologic Associates, PC:


We have audited the accompanying balance sheets of Philadelphia Uro-Gynecologic Associates, PC (a Pennsylvania corporation) as of December 31, 1996 and 1997 and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Philadelphia Uro-Gynecologic Associates, PC as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced a net loss for the two years ended December 31, 1997 and has a substantial debt obligation that is due on May 31, 1998. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,



  February 27, 1998

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                                 BALANCE SHEETS


                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997         1998
                                                              --------   --------   ------------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $  1,026   $     --     $     --
  Accounts receivable, net of allowance of $54,190, $65,624
     and $76,870............................................    54,141     40,366       43,240
  Prepaid expenses and other................................    13,500     13,500       10,125
                                                              --------   --------     --------
       Total current assets.................................    68,667     53,866       53,365
                                                              --------   --------     --------
Property and equipment:
  Equipment, furniture and fixtures.........................    97,482     97,482       97,482
  Less -- Accumulated depreciation..........................   (41,868)   (59,956)     (62,678)
                                                              --------   --------     --------
                                                                55,614     37,526       34,804
                                                              --------   --------     --------
Other assets................................................     6,226      5,408        5,216
                                                              --------   --------     --------
                                                              $130,507   $ 96,800     $ 93,385
                                                              ========   ========     ========

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Bank overdraft............................................  $     --   $ 10,481           --
  Current maturities of long-term debt......................    18,074     17,264        9,500
  Line of credit............................................    94,000    150,000      150,000
  Accounts payable..........................................    33,546     53,194       79,667
  Accrued compensation......................................     5,784     25,619        7,416
                                                              --------   --------     --------
       Total current liabilities............................   151,404    256,558      246,583
                                                              --------   --------     --------
Long-term debt..............................................    31,825     18,294       20,658
                                                              --------   --------     --------
Commitments and contingencies (Note 6)
Shareholder's deficit:
  Common stock, $1.00 par value, 10,000 shares authorized,
     100 shares issued and outstanding......................       100        100          100
  Accumulated deficit.......................................   (52,822)  (178,152)    (173,956)
                                                              --------   --------     --------
     Total shareholder's deficit............................   (52,722)  (178,052)    (173,856)
                                                              --------   --------     --------
                                                              $130,507   $ 96,800     $ 93,385
                                                              ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                                         YEAR ENDED         THREE MONTHS ENDED
                                                        DECEMBER 31,             MARCH 31,
                                                    --------------------   ---------------------
                                                      1996       1997        1997        1998
                                                    --------   ---------   ---------   ---------
                                                                                (UNAUDITED)
Net revenues......................................  $575,740   $ 487,299   $ 117,049   $ 111,557
                                                    --------   ---------   ---------   ---------
Operating expenses:
  Salaries, wages and benefits....................   380,036     377,563     112,102      52,136
  Pharmaceuticals and medical supplies............    34,639      69,499      14,880       6,742
  General and administrative......................   155,432     126,494      46,048      41,070
  Depreciation and amortization...................    18,572      18,906       3,789       2,914
                                                    --------   ---------   ---------   ---------
Income (loss) from operations.....................   (12,939)   (105,163)    (59,770)      8,695
Interest expense, net.............................    17,518      20,167       3,202       4,499
                                                    --------   ---------   ---------   ---------
Net income (loss).................................   (30,457)   (125,330)    (62,972)      4,196
Accumulated deficit, beginning of period..........   (22,365)    (52,822)    (52,822)   (178,152)
                                                    --------   ---------   ---------   ---------
Accumulated deficit, end of period................  $(52,822)  $(178,152)  $(115,794)  $(173,956)
                                                    ========   =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                            STATEMENTS OF CASH FLOWS


                                                            YEAR ENDED        THREE MONTHS ENDED
                                                           DECEMBER 31,           MARCH 31,
                                                       --------------------   ------------------
                                                         1996       1997        1997      1998
                                                       --------   ---------   --------   -------
                                                                                 (UNAUDITED)
Operating activities:
  Net income (loss)..................................  $(30,457)  $(125,330)  $(62,972)  $ 4,196
  Adjustments to reconcile net income (loss) to net
     cash (used in) provided by operating activities
     --
       Depreciation and amortization.................    18,572      18,906      3,789     2,914
       Changes in assets and liabilities --
          Accounts receivable........................   (14,526)     13,775     (3,703)   (2,874)
          Prepaid expenses and other.................     1,973          --      3,375     3,375
          Accounts payable...........................    11,711      19,648      5,755    26,473
          Accrued compensation.......................   (14,571)     19,835      5,496   (18,203)
                                                       --------   ---------   --------   -------
            Net cash (used in) provided by operating
               activities............................   (27,298)    (53,166)   (48,260)   15,881
                                                       --------   ---------   --------   -------
Investing activities:
  Purchases of property and equipment................    (2,793)         --         --        --
                                                       --------   ---------   --------   -------
Financing activities:
  Net proceeds from line of credit...................    27,305      56,000         --        --
  Proceeds (repayments) on long-term debt............   (10,464)    (14,341)    49,500    (5,400)
  Bank overdraft.....................................        --      10,481     (2,266)  (10,481)
                                                       --------   ---------   --------   -------
            Net cash provided by (used in) financing
               activities............................    16,841      52,140     47,234   (15,881)
                                                       --------   ---------   --------   -------
Net decrease in cash and cash equivalents............   (13,250)     (1,026)    (1,026)       --
Cash and cash equivalents, beginning of period.......    14,276       1,026      1,026        --
                                                       --------   ---------   --------   -------
Cash and cash equivalents, end of period.............  $  1,026   $      --   $     --   $    --
                                                       ========   =========   ========   =======


   The accompanying notes are an integral part of these financial statements.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

                          NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Philadelphia Uro-Gynecologic Associates, PC (the "Company") is a professional corporation serving the Philadelphia, Pennsylvania area. The Company was formed in 1993 for the purpose of rendering professional urological and gynecological services and related medical services to the general public.

     On January 21, 1998, the Company entered into an Asset Acquisition Agreement, as amended through April 22, 1998 (the "Affiliation Agreement"), with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998 the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


  Going Concern



     The Company has experienced a net loss for the two years ended December 31, 1997 and has a substantial debt obligation that is due May 31, 1998. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the following paragraph. The accompanying financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.



     For the year ended December 31, 1997, the Company reported a net loss of $125,330, and as of December 31, 1997 had an accumulated deficit of $178,152. The Company is highly leveraged, with a line of credit which expires on May 31, 1998 with an outstanding balance of $150,000 at December 31, 1997. In the event that the line of credit is not renewed by the bank, the Company would be required to satisfy the obligation. Management has implemented a plan to control costs by reducing staff. There can be no assurances that the bank will renew the line of credit or that the Company will be successful in its attempts to control costs.





2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements

     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the applicable assets ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company has elected treatment as an "S" Corporation for both federal and state income tax purposes and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to the owner and recognized on his individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.


     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $120,000. If the S Corporation status is terminated, then a deferred income tax asset of approximately $31,000, subject to utilization of net operating loss carryforwards, related to these cumulative differences would need to be reflected in the accompanying financial statements.


  Statements of Cash Flows Information


     Amounts paid for interest for the year ended December 31, 1996 and 1997 was $17,542 and $20,167, respectively. Amounts paid for taxes were not significant.


3. LINE OF CREDIT:


     The Company has a line of credit in the amount of $150,000 bearing interest at the bank's prime rate plus 2% (10.5% at December 31, 1997). The line expires on May 31, 1998 and is collateralized by the accounts

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. LINE OF CREDIT: -- (CONTINUED)

receivable and equipment of the Company. At December 31, 1996 and 1997, the balance outstanding on the line of credit was $94,000 and $150,000, respectively.


4. LONG-TERM DEBT:


                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------   -------
Note payable to a bank, bearing interest at 8.75%, principal
  payments of $792 per month through March 1999.............  $21,375   $11,876
Capitalized lease obligations...............................   28,524    23,682
                                                              -------   -------
                                                               49,899    35,558
Less -- Current maturities..................................  (18,074)  (17,264)
                                                              -------   -------
                                                              $31,825   $18,294
                                                              =======   =======



     Future maturities of long-term debt at December 31, 1997 are as follows:



1998...............................................       $17,264
1999...............................................         8,455
2000...............................................         9,839
                                                          -------
                                                          $35,558
                                                          =======


5. EMPLOYEE BENEFIT PLAN:


     The Company provides a 401(k) profit sharing plan that covers all qualified employees, as defined by the plan agreement. Employees vest immediately. Contributions to the plan are discretionary and are determined by the Company on an annual basis. For the years ended December 31, 1996 and 1997, contributions to the plan were $4,000 and $3,510, respectively.


6. COMMITMENTS AND CONTINGENCIES:

  Lease Obligations


Rent expense on operating leases was $40,587 and $39,345 for the years ended December 31, 1996 and 1997, respectively.

                  PHILADELPHIA URO-GYNECOLOGIC ASSOCIATES, PC

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


6. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

     Future minimum lease payments under the Company's leases as of December 31, 1997 are as follows:



1998.......................................................  $39,345
1999.......................................................   39,345
2000.......................................................   14,279
2001.......................................................   12,000


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.


     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The Company and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the Company's portion of the CAT Fund unfunded liability could not be reasonably estimated.


  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Primary Care & Rehabilitation, PC and Medical Consultants, PC:


We have audited the accompanying combined balance sheets of Primary Care & Rehabilitation, PC and Medical Consultants, PC as of December 31, 1996 and 1997 and the related combined statements of operations and owner's equity and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Primary Care & Rehabilitation, PC and Medical Consultants, PC as of December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,



  February 13, 1998

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

                            COMBINED BALANCE SHEETS


                                                                DECEMBER 31,
                                                           -----------------------    MARCH 31,
                                                              1996         1997         1998
                                                           ----------   ----------   -----------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..............................  $      638   $      831   $  215,255
  Accounts receivable, net of allowance of $1,693,205,
     $2,644,052 and $2,917,941...........................   1,878,409    2,766,174    2,872,574
  Prepaid expenses and other.............................         733          150          368
                                                           ----------   ----------   ----------
       Total current assets..............................  $1,879,780   $2,767,155   $3,088,197
                                                           ==========   ==========   ==========

LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accrued management fee.................................  $1,099,080   $1,474,716   $1,525,449
  Accounts payable.......................................      33,255      226,947      280,112
  Accrued compensation...................................      60,000       75,708      143,119
  Deferred taxes.........................................     234,182      100,780       63,810
                                                           ----------   ----------   ----------
       Total current liabilities.........................   1,426,517    1,878,151    2,012,490
                                                           ----------   ----------   ----------
Deferred compensation....................................     110,000       50,000       50,000
                                                           ----------   ----------   ----------
Commitments and contingencies (Note 4)
Owner's equity...........................................     343,263      839,004    1,025,707
                                                           ----------   ----------   ----------
                                                           $1,879,780   $2,767,155   $3,088,197
                                                           ==========   ==========   ==========


The accompanying notes are an integral part of these combined financial statements.


                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

              COMBINED STATEMENTS OF OPERATIONS AND OWNER'S EQUITY


                                                                              THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                MARCH 31,
                                      ------------------------------------   ---------------------
                                         1995         1996         1997        1997        1998
                                      ----------   ----------   ----------   --------   ----------
                                                                                  (UNAUDITED)
Net revenues........................  $2,348,786   $3,362,701   $3,605,447   $964,783   $  886,275
Operating expenses:
  Salaries, wages and benefits......     567,595    1,228,110    1,188,628    283,201      324,272
  General and administrative........     578,507      114,878      244,795     31,755       22,945
  Management fee....................   1,061,784    1,574,378    1,650,048    385,548      338,733
                                      ----------   ----------   ----------   --------   ----------
Income from operations..............     140,900      445,335      521,976    264,279      200,325
Interest income (expense)...........          --         (458)          --         --           --
                                      ----------   ----------   ----------   --------   ----------
Income before income taxes..........     140,900      444,877      521,976    264,279      200,325
Income tax provision................      60,949      178,066       26,235     18,157       13,622
                                      ----------   ----------   ----------   --------   ----------
Net income..........................      79,951      266,811      495,741    246,122      186,703
Owner's equity (deficit), beginning
  of period.........................      (3,499)      76,452      343,263    343,263      839,004
                                      ----------   ----------   ----------   --------   ----------
Owner's equity, end of period.......  $   76,452   $  343,263   $  839,004   $589,385   $1,025,707
                                      ==========   ==========   ==========   ========   ==========

The accompanying notes are an integral part of these combined financial statements.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                             THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            MARCH 31,
                                            ------------------------------   -------------------
                                              1995       1996       1997       1997       1998
                                            --------   --------   --------   --------   --------
                                                                                 (UNAUDITED)
Operating activities:
  Net income..............................  $ 79,951   $266,811   $495,741   $246,122   $186,703
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities --
       Deferred taxes.....................    64,812    167,599   (133,402)    (5,834)   (36,970)
       Changes in assets and liabilities
          --
          Accounts receivable.............  (770,161)  (827,213)  (887,765)  (314,561)  (106,400)
          Prepaid expenses and other......      (708)        --        583        696       (218)
          Accounts payable................     7,906    (40,893)   193,692      4,222     53,165
          Accrued management fee..........   404,677    464,976    375,636     89,744     50,733
          Deferred compensation...........   230,000    (60,000)   (44,292)    53,561     67,411
                                            --------   --------   --------   --------   --------
            Net cash provided by (used in)
               operating activities.......    16,477    (28,720)       193     73,950    214,424
                                            --------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents.............................    16,477    (28,720)       193     73,950    214,424
Cash and cash equivalents, beginning of
  period..................................    12,881     29,358        638        638        831
                                            --------   --------   --------   --------   --------
Cash and cash equivalents, end of
  period..................................  $ 29,358   $    638   $    831   $ 74,588   $215,255
                                            ========   ========   ========   ========   ========

The accompanying notes are an integral part of these combined financial statements.


                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

                     NOTES TO COMBINED FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Primary Care & Rehabilitation, PC ("PC&R") and Medical Consultants, PC ("Medical Consultants") (collectively, the "Company") provide pain management and related medical services to the general public.


     On December 10, 1997, the Company and the selling owner entered into an Asset Acquisition Agreement, as amended through April 23, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation acquired the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment, as defined. The closing as defined in the Affiliation Agreement will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to August 1, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Principles of Combination

     The combined financial statements include the accounts of PC&R and Medical Consultants (see Note 1). The related companies are controlled by the sole shareholder of the Company. All material intercompany accounts and transactions have been eliminated in combination.



  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debt have been made for potential losses when appropriate.

  Accrued Management Fee

     Accrued management fees consist of amounts due to a physician management company for services rendered pursuant to management agreements.

  Income Taxes

     Medical Consultants accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

     For 1995 and 1996, PC&R accounted for income taxes under SFAS No. 109. Effective January 1, 1997, PC&R elected treatment as an "S" Corporation for both federal and state income tax purposes and accordingly the taxable income or loss effective as of that date with the exception of the book versus tax basis differences will be allocated to the owners and recognized on their individual tax returns. PC&R continues to provide a deferred tax liability to the extent that it is subject to taxes on the net unrecognized book versus tax basis differences.

  Owner's Equity

     Owner's equity includes the capital stock and retained earnings of the Company.

  Statements of Cash Flows Information

     Amounts paid for interest and taxes were not significant.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


3. INCOME TAXES:

     The components of the income tax provision are as follows:


                                                     YEAR ENDED DECEMBER 31,
                                                ----------------------------------
                                                 1995          1996         1997
                                                -------      --------      -------
Current:
  Federal.....................................  $(3,284)     $  8,897      $ 5,501
  State.......................................     (579)        1,570          971
                                                -------      --------      -------
                                                 (3,863)       10,467        6,472
                                                -------      --------      -------
Deferred:
  Federal.....................................   55,090       142,459       16,799
  State.......................................    9,722        25,140        2,964
                                                -------      --------      -------
                                                 64,812       167,599       19,763
                                                -------      --------      -------
                                                $60,949      $178,066      $26,235
                                                =======      ========      =======


     Income tax expense differs from the amount currently payable because certain revenues and expenses are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:


                                                     YEAR ENDED DECEMBER 31,
                                                ----------------------------------
                                                 1995          1996         1997
                                                -------      --------      -------
Tax at U.S. Federal statutory rate............  $49,185      $149,943      $22,275
State income taxes, net of federal benefit....    8,680        26,460        3,519
Non-deductible travel and entertainment.......    3,084         1,663          441
                                                -------      --------      -------
                                                $60,949      $178,066      $26,235
                                                =======      ========      =======


     The components of the net deferred tax liability measured under SFAS No. 109, are as follows:

                                                              DECEMBER 31,
                                                         ----------------------
                                                           1996          1997
                                                         --------      --------
Deferred tax liability
  Cash to accrual adjustments..........................  $234,182      $100,780
                                                         --------      --------
Net deferred tax liability.............................  $234,182      $100,780
                                                         ========      ========

4. COMMITMENTS AND CONTINGENCIES:

  Management Agreements

     The Company has entered into Management Agreements with Curamed, LLC, a physician management company, and its related operating companies. PC&R's agreement was effective on February 13, 1995 and provides for a management fee of 50% of the gross collected revenues. The agreement has a five year term with automatic five year renewals unless either party provides six months notice. Medical Consultants agreement provides for a management fee of 100% of the gross collected revenues, less certain retained expenses, as defined.

                       PRIMARY CARE & REHABILITATION, PC
                          AND MEDICAL CONSULTANTS, PC

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



4. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Deferred Compensation:

     In 1995, the Company entered into an agreement with a former physician to pay $265,000 in 53 monthly installments of $5,000 for services already rendered.

                                                              DECEMBER 31,
                                                         ----------------------
                                                           1996          1997
                                                         --------      --------
Agreed monthly payments of $5,000 through November
  1999.................................................  $170,000      $110,000
  Less: Current portion (included in accrued
     compensation).....................................   (60,000)      (60,000)
                                                         --------      --------
                                                         $110,000      $ 50,000
                                                         ========      ========

  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Suburban Pain Control:



We have audited the accompanying balance sheets of Suburban Pain Control (a Pennsylvania sole proprietorship) as of December 31, 1996 and 1997 and the related statements of operations and owner's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suburban Pain Control as of December 31, 1996, and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  February 27, 1998

                             SUBURBAN PAIN CONTROL

                                 BALANCE SHEETS



                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  4,389   $ 89,437    $ 74,073
  Accounts receivable, net of allowance of $615,071,
     $924,317 and $1,068,640................................   247,188    403,228     517,357
  Prepaid expenses and other................................     1,126      3,323       1,126
                                                              --------   --------    --------
     Total current assets...................................   252,703    495,988     592,556
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................    31,881     45,902      54,093
  Less -- Accumulated depreciation..........................    (8,103)   (13,659)    (15,591)
                                                              --------   --------    --------
                                                                23,778     32,243      38,502
                                                              --------   --------    --------
                                                              $276,481   $528,231    $631,058
                                                              ========   ========    ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $  7,553   $  1,701      15,670
  Accrued compensation......................................     4,040      3,320       3,243
                                                              --------   --------    --------
     Total current liabilities..............................    11,593      5,021      18,913
                                                              --------   --------    --------
Commitments and contingencies (Note 4)

Owner's equity..............................................   264,888    523,210     612,145
                                                              --------   --------    --------
                                                              $276,481   $528,231    $631,058
                                                              ========   ========    ========



   The accompanying notes are an integral part of these financial statements.

                             SUBURBAN PAIN CONTROL

                  STATEMENTS OF OPERATIONS AND OWNER'S EQUITY



                                                                                           THREE MONTHS
                                                                                               ENDED
                                                       YEAR ENDED DECEMBER 31,               MARCH 31,
                                                 ------------------------------------   -------------------
                                                    1995         1996         1997        1997       1998
                                                 ----------   ----------   ----------   --------   --------
                                                                                            (UNAUDITED)
Net revenues...................................  $1,457,979   $2,102,041   $2,565,366   $630,004   $761,108
                                                 ----------   ----------   ----------   --------   --------

Operating expenses:

  Salaries, wages and benefits.................   1,211,202    1,934,027    2,204,858    484,381    630,064

  Pharmaceuticals and medical supplies.........       2,142        6,078        6,526      1,415      3,042

  General and administrative...................      80,776      114,328       90,104     17,308     37,135

  Depreciation.................................       2,913        4,296        5,556      1,264      1,932
                                                 ----------   ----------   ----------   --------   --------

Net income.....................................     160,946       43,312      258,322    125,636     88,935

Owner's equity, beginning of period............      60,630      221,576      264,888    264,888    523,210
                                                 ----------   ----------   ----------   --------   --------

Owner's equity, end of period..................  $  221,576   $  264,888   $  523,210   $390,524   $612,145
                                                 ==========   ==========   ==========   ========   ========



   The accompanying notes are an integral part of these financial statements.

                             SUBURBAN PAIN CONTROL

                            STATEMENTS OF CASH FLOWS



                                                                                         THREE MONTHS
                                                                                             ENDED
                                                        YEAR ENDED DECEMBER 31,            MARCH 31,
                                                     ------------------------------   -------------------
                                                       1995       1996       1997       1997       1998
                                                     --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income.......................................  $160,946   $ 43,312   $258,322   $125,636   $ 88,935
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities --
      Depreciation.................................     2,913      4,296      5,556      1,264      1,932
      Changes in assets and liabilities --
         Accounts receivable.......................   (85,152)  (120,163)  (156,040)   (77,334)  (114,129)
         Prepaid expenses and other................    (3,285)     5,367     (2,197)        --      2,197
         Accounts payable..........................       628      6,925     (5,852)    (2,845)    13,969
         Accrued compensation......................     2,959      1,082       (720)      (269)       (77)
                                                     --------   --------   --------   --------   --------
           Net cash provided by (used in) operating
             activities............................    79,009    (59,181)    99,069     46,452     (7,173)
                                                     --------   --------   --------   --------   --------
Investing activities:
  Purchases of property and equipment..............   (15,755)    (3,613)   (14,021)    (3,505)    (8,191)
                                                     --------   --------   --------   --------   --------
Net increase (decrease) in cash and cash
  equivalents......................................    63,254    (62,794)    85,048     42,947    (15,364)
Cash and cash equivalents, beginning of period.....     3,929     67,183      4,389      4,389     89,437
                                                     --------   --------   --------   --------   --------
Cash and cash equivalents, end of period...........  $ 67,183   $  4,389   $ 89,437   $ 47,336   $ 74,073
                                                     ========   ========   ========   ========   ========



   The accompanying notes are an integral part of these financial statements.

                             SUBURBAN PAIN CONTROL

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:

     Suburban Pain Control (the "Company") was formed in 1994 as a physician-owned medical practice. The Company provides pain management and related medical services to the general public.


     On April 27, 1998, the Company entered into an Asset Acquisition Agreement, as amended through April 28, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the majority of the assets and liabilities of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon the completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare, Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

                             SUBURBAN PAIN CONTROL

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)

  Property and Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided over the estimated useful lives of the applicable assets and are computed using the straight-line method. The depreciation life for property and equipment is seven years.


  Income Taxes



     The Company has elected treatment as a sole proprietorship for both federal and state income tax purposes, and accordingly is not taxed as a separate entity. The Company's taxable income or loss is allocated to the owner and recognized on their individual tax return. Accordingly, no provision for income taxes has been reflected in the accompanying financial statements.



     The Company reports certain income and expense items for income tax purposes on a different basis than that reflected in the accompanying financial statements. The primary differences are due to the cash basis of accounting for income tax purposes. The cumulative amount of these differences as of December 31, 1997 was approximately $410,000. If the sole proprietorship status is terminated, then a deferred income tax liability of approximately $165,000 related to these cumulative differences would need to be reflected in the accompanying financial statements.



3. EMPLOYEE BENEFIT PLANS:



     On January 1, 1996, the Company established a defined contribution money purchase plan and a 401(k) profit sharing plan. Both plans cover all full-time employees subject to minimum age and length of service requirements. Employees vest in employer contributions pro rata over five years. Employee contributions vest immediately. Contributions to the defined contribution money purchase plan are based on the salaries of covered employees. Contributions to the 401(k) profit sharing plan are discretionary and are determined by the Company on an annual basis. For the years ended December 31, 1996 and 1997, the Company's contributions to both plans were $31,894 and $35,551, respectively.



4. COMMITMENTS AND CONTINGENCIES:



  Lease Obligations



     Future minimum lease payments for noncancellable operating leases primarily for office space as of December 31, 1997, are as follows:



1998................................................  $6,755



     Rent expense on operating leases was $6,755, $13,510 and $13,510 for the years ended December 31, 1995, 1996 and 1997, respectively.



  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims which would have a material impact on the Company's financial position or results of operations.



     The Pennsylvania Medical Professional Liability Catastrophic Loss Fund (the "CAT Fund"), an agency fund of the Commonwealth of Pennsylvania, acts as a service agent to facilitate the payment of medical malpractice claims exceeding the primary layer of professional liability insurance carried by physicians and other health care providers practicing in Pennsylvania. The CAT Fund policies are retrospectively rated on a

                             SUBURBAN PAIN CONTROL

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)





4. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)


claims-made basis. The CAT Fund levies health care provider surcharges, as a percentage of insurance premiums for basic coverage, to pay claims and administrative expenses on behalf of CAT Fund participants.



     The CAT Fund is significantly underfunded and the Commonwealth has indicated that the unfunded liability will be funded exclusively through surcharge assessments in future years as claims are settled and paid. The practice and the other CAT Fund participants received a surcharge assessment during fiscal 1996 and 1997. No provision has been made for any future CAT Fund assessments in the accompanying financial statements as the practice's portion of the CAT Fund unfunded liability could not be reasonably estimated.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vineland Obstetrical and Gynecological, PA:


We have audited the accompanying balance sheets of Vineland Obstetrical and Gynecological, PA (a New Jersey corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vineland Obstetrical and Gynecological, PA as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  February 6, 1998

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

                                 BALANCE SHEETS



                                                                  DECEMBER 31,        MARCH 31,
                                                              --------------------   -----------
                                                                1996       1997         1998
                                                              --------   ---------   -----------
                                                                                     (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 78,264   $  31,557    $ 115,075
  Accounts receivable, net of allowance of $378,431,
     $370,361 and $300,021..................................   412,754     384,483      256,925
  Prepaid expenses and other................................     7,270     113,444       57,774
                                                              --------   ---------    ---------
       Total current assets.................................   498,288     529,484      429,774
                                                              --------   ---------    ---------
Property and equipment:
  Equipment, furniture and fixtures.........................   278,247     278,247      278,247
  Less -- Accumulated depreciation..........................  (166,182)   (194,277)    (200,026)
                                                              --------   ---------    ---------
                                                               112,065      83,970       78,221
                                                              --------   ---------    ---------
Other assets................................................     4,300       4,300        4,300
                                                              --------   ---------    ---------
                                                              $614,653   $ 617,754    $ 512,295
                                                              ========   =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note-payable..............................................  $ 30,000   $ 168,773    $ 114,921
  Current maturities of long-term debt......................    25,422       7,502        7,502
  Accounts payable..........................................   109,129     123,206       72,250
  Accrued compensation......................................   173,677      81,005      145,584
  Deferred income taxes.....................................    20,355      10,772        2,382
                                                              --------   ---------    ---------
       Total current liabilities............................   358,583     391,258      342,639
                                                              --------   ---------    ---------
Long-term debt..............................................     4,494          --           --
                                                              --------   ---------    ---------
Deferred income taxes.......................................    12,567       9,841        9,006
                                                              --------   ---------    ---------
Deferred compensation.......................................    19,390          --           --
                                                              --------   ---------    ---------
Commitments and contingencies (Note 7)
Shareholders' equity:
  Common Stock, no par value; 1,000 shares authorized, 500
     issued and 300 outstanding.............................    59,151      59,151       59,151
  Additional paid-in capital................................     3,832       3,832        3,832
  Retained earnings.........................................   191,636     188,672      132,667
  Treasury stock at cost, 200 shares........................   (35,000)    (35,000)     (35,000)
                                                              --------   ---------    ---------
       Total shareholders' equity...........................   219,619     216,655      160,650
                                                              --------   ---------    ---------
                                                              $614,653   $ 617,754    $ 512,295
                                                              ========   =========    =========


   The accompanying notes are an integral part of these financial statements.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                                                      THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                 MARCH 31,
                                             ------------------------------------   -----------------------
                                                1995         1996         1997         1997         1998
                                             ----------   ----------   ----------   ----------   ----------
                                                                                          (UNAUDITED)
Net revenues...............................  $3,350,136   $3,437,967   $2,950,615   $  726,979   $  664,649
                                             ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Salaries, wages and benefits.............   2,208,700    2,252,914    1,953,877      500,286      543,217
  Pharmaceuticals and medical supplies.....      92,026      106,596      131,049       42,302       13,493
  General and administrative...............     953,584    1,025,599      831,095      221,015      173,394
  Depreciation.............................      29,179       32,893       28,095        7,757        5,749
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) from operations..............      66,647       19,965        6,499      (44,381)     (71,204)
Interest expense, net......................       9,763        6,655        5,583        1,192        1,846
                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........      56,884       13,310          916      (45,573)     (73,050)
Income tax provision (benefit).............      18,257        8,564        3,880      (11,074)     (17,045)
                                             ----------   ----------   ----------   ----------   ----------
Net income (loss)..........................      38,627        4,746       (2,964)     (34,499)     (56,005)
Retained earnings, beginning of period.....     148,263      186,890      191,636      191,636      188,672
                                             ----------   ----------   ----------   ----------   ----------
Retained earnings, end of period...........  $  186,890   $  191,636   $  188,672   $  157,137   $  132,667
                                             ==========   ==========   ==========   ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

                            STATEMENTS OF CASH FLOWS


                                                                                         THREE MONTHS
                                                                                             ENDED
                                                         YEAR ENDED DECEMBER 31,           MARCH 31,
                                                      -----------------------------   -------------------
                                                        1995      1996       1997       1997       1998
                                                      --------   -------   --------   --------   --------
                                                                                          (UNAUDITED)
Operating activities:
  Net income (loss).................................  $ 38,627   $ 4,746   $ (2,964)  $(34,499)  $(56,005)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities--
      Depreciation..................................    29,179    32,893     28,095      7,757      5,749
      Deferred income taxes.........................    17,854    10,105    (12,309)   (11,074)    (9,225)
         Changes in assets and liabilities--
           Accounts receivable......................   (84,935)   18,295     28,271    100,335    127,558
           Due from related parties.................   (14,105)   16,666         --         --         --
           Prepaid expenses and other...............    (7,420)      150   (106,174)  (165,331)    55,670
           Accounts payable.........................    (2,099)   36,518     14,077     (7,641)   (50,956)
           Accrued compensation.....................    78,167   (40,749)   (92,672)   (17,080)    64,579
           Deferred compensation....................   (33,240)  (33,240)   (19,390)    13,850         --
                                                      --------   -------   --------   --------   --------
             Net cash provided by (used in)
               operating activities.................    22,028    45,384   (163,066)  (113,683)   137,370
                                                      --------   -------   --------   --------   --------
Investing activities:
  Purchases of property and equipment...............   (85,873)   (4,200)        --         --         --
                                                      --------   -------   --------   --------   --------
Financing activities:
  Proceeds from long-term debt......................    25,000    10,000         --         --         --
  Repayments on long-term debt......................   (35,124)  (51,827)   (22,414)   (14,332)        --
  Proceeds from note payable........................        --    30,000    257,418    220,440         --
  Repayments on note payable........................        --        --   (118,645)   (55,110)   (53,852)
                                                      --------   -------   --------   --------   --------
             Net cash (used in) provided by
               financing activities.................   (10,124)  (11,827)   116,359    150,998    (53,852)
                                                      --------   -------   --------   --------   --------
Net (decrease) increase in cash and cash
  equivalents.......................................   (73,969)   29,357    (46,707)    37,315     83,518
Cash and cash equivalents, beginning of period......   122,876    48,907     78,264     78,264     31,557
                                                      --------   -------   --------   --------   --------
Cash and cash equivalents, end of period............  $ 48,907   $78,264   $ 31,557   $115,579   $115,075
                                                      ========   =======   ========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

                         NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


1. ORGANIZATION AND BUSINESS:

     Vineland Obstetrical and Gynecological, PA (the "Company") is an obstetrics and a gynecology medical practice serving the Southern New Jersey area. The Company was formed in June 1969.


     On August 29, 1997, the Company entered into a Stock Acquisition Agreement, as amended through April 21, 1998 (the "Affiliation Agreement"), with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon completion of an initial public offering by USP. If the closing has not occurred prior to June 15, 1998, the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.

  Net Revenues

     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.


     The Company also receives fees from a local hospital for providing clinic services. Clinic fees included in net revenues for the years ended December 31, 1995, 1996 and 1997, were $857,663, $849,086 and $593,040, respectively.


  Cash and Cash Equivalents

     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1998 IS UNAUDITED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)
  Accounts Receivable

     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.

  Concentration of Credit Risk

     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.

  Property and Equipment

     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and is computed using the straight-line method.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

  Statements of Cash Flows Information


     For the years ended December 31, 1995, 1996 and 1997, the Company paid interest of $10,139, $7,989 and $5,827, respectively. Amounts paid for taxes were not significant.


  Reclassifications

     Certain reclassifications have been made to prior year financial statements to conform with the current year presentation.


3. NOTES PAYABLE:



                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    1996          1997
                                                                  --------      --------
Note payable to a bank, interest at 9.25%, payable on demand
  and due in full in February 1998..........................      $     --      $ 75,000
Note payable to a bank, interest at 5.99%, payable in
  monthly installments of $15,700 through June 1998.........            --        93,773
Note payable to a bank, interest at 9.25%, payable on demand
  and due in full in August 1997............................        30,000            --
                                                                  --------      --------
                                                                  $ 30,000      $168,773
                                                                  ========      ========

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



4. LONG-TERM DEBT:



                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                    1996          1997
                                                                  --------      --------
Note payable to a bank, interest at 9.0%, monthly payments
  of $1,880 through November 1997...........................      $ 19,878      $     --
Installment notes to employees, interest at 9.0%, no stated
  repayment terms...........................................        10,038         7,502
                                                                  --------      --------
                                                                    29,916         7,502
Less -- Current maturities..................................       (25,422)       (7,502)
                                                                  --------      --------
                                                                  $  4,494      $     --
                                                                  ========      ========





5. EMPLOYEE BENEFIT PLAN:



     The Company provides a pension and a profit sharing plan covering all full-time employees subject to minimum age and length of service requirements. Pension plan expense is determined based on the salaries of the covered employees, and is integrated with social security. Profit sharing plan expense is determined annually by decision of the Board of Directors. Effective January 1, 1996, the corporation has frozen the pension plan. The corporation has adopted a 401(k) profit sharing plan with a 10% matching contribution by the employer. For the years ended December 31, 1995, 1996 and 1997, contributions to the plans were $184,695, $60,572 and $44,699, respectively.





6. INCOME TAXES:



     The components of the income tax provision are as follows:


                                                        YEAR ENDED DECEMBER 31,
                                                   ---------------------------------
                                                    1995         1996         1997
                                                   -------      -------      -------
Current:
  Federal....................................      $   242      $  (925)     $ 9,713
  State......................................          161         (616)       6,476
                                                   -------      -------      -------
                                                       403       (1,541)      16,189
                                                   -------      -------      -------
Deferred:
  Federal....................................       10,712        6,063       (7,385)
  State......................................        7,142        4,042       (4,924)
                                                   -------      -------      -------
                                                    17,854       10,105      (12,309)
                                                   -------      -------      -------
                                                   $18,257      $ 8,564      $ 3,880
                                                   =======      =======      =======


     Income tax expense differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1998 IS UNAUDITED)





6. INCOME TAXES: -- (CONTINUED)


     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:



                                                       YEAR ENDED DECEMBER 31,
                                                 -----------------------------------
                                                   1995          1996         1997
                                                 --------      --------      -------
Tax at U.S. Federal statutory rate.........      $ 19,341      $  4,525      $   311
Tax impact of Federal rate differential for
  graduated rates..........................       (10,869)       (2,298)        (174)
State income taxes, net of federal
  benefit..................................         5,648         1,485           92
Non-deductible travel and entertainment....         4,137         4,852        3,651
                                                 --------      --------      -------
                                                 $ 18,257      $  8,564      $ 3,880
                                                 ========      ========      =======


     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:


                                                                 DECEMBER 31,
                                                             --------------------
                                                              1996         1997
                                                             -------      -------
Deferred liabilities:
  Property and equipment...............................      $12,567      $ 9,841
  Cash to accrual adjustments..........................       20,355       10,772
                                                             -------      -------
Net deferred tax liability.............................      $32,922      $20,613
                                                             =======      =======





7. COMMITMENTS AND CONTINGENCIES:


  Lease Obligations


     The corporation has entered into an informal lease agreement with APGO Associates. The partners of APGO Associates are also shareholders of the corporation. As the lease with APGO Associates is informal, there are no future minimum lease payments included in the table below. Future minimum lease payments for noncancellable operating leases, excluding related party leases, primarily for office space as of December 31, 1997, are as follows:



                                                 NONRELATED-PARTY
                                                      LEASES
                                                 ----------------
1998.......................................          $45,574
1999.......................................           21,540



     Rent expense on related-party operating leases was $82,800, $85,800 and $90,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Rent expense on nonrelated-party operating leases was $28,800, $29,400 and $41,880 for the years ended December 31, 1995, 1996 and 1997, respectively.

                   VINELAND OBSTETRICAL AND GYNECOLOGICAL, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1998 IS UNAUDITED)





7. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)

  Deferred Compensation

     Pursuant to a deferred compensation agreement, the Company must pay a former physician for services already rendered.


                                                                DECEMBER 31,
                                                           ----------------------
                                                             1996          1997
                                                           --------      --------
Deferred compensation agreement, monthly payments of
  $2,770 through July 1, 1998........................      $ 52,630      $ 19,390
Less -- Current portion (included in accrued
  compensation)......................................       (33,240)      (19,390)
                                                           --------      --------
                                                           $ 19,390      $     --
                                                           ========      ========


  Insurance Policies

     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims, which would have a material impact on the Company's financial position or results of operations.

  Health Care Regulatory Environment and Reliance on Government Programs

     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Women's Physicians and Surgeons, PA:



We have audited the accompanying balance sheets of Women's Physicians and Surgeons, PA (a New Jersey corporation) as of December 31, 1996 and 1997 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Women's Physicians and Surgeons, PA as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
  February 27, 1998

                      WOMEN'S PHYSICIANS AND SURGEONS, PA

                                 BALANCE SHEETS



                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1996       1997        1998
                                                              --------   --------   -----------
                                                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 75,604   $ 27,855    $ 56,027
  Accounts receivable, net of allowance of $562,409,
     $722,255
     and $574,094...........................................   407,808    392,243     358,880
  Prepaid expenses and other................................        --      5,027     133,515
                                                              --------   --------    --------
       Total current assets.................................   483,412    425,125     548,422
                                                              --------   --------    --------
Property and equipment:
  Equipment, furniture and fixtures.........................   523,345    547,593     547,592
  Less -- Accumulated depreciation..........................  (391,083)  (429,229)   (436,994)
                                                              --------   --------    --------
                                                               132,262    118,364     110,598
                                                              --------   --------    --------
                                                              $615,674   $543,489    $659,020
                                                              ========   ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Bank overdraft............................................  $129,454   $     --    $     --
  Current portion of capital lease obligation...............        --      6,420       6,420
  Accounts payable..........................................    78,399     56,183     215,785
  Accrued compensation......................................   138,168    148,781     138,303
  Due to affiliates.........................................    23,960     44,300      30,559
  Deferred income taxes.....................................     6,537     29,661      32,966
                                                              --------   --------    --------
       Total current liabilities............................   376,518    285,345     424,033
                                                              --------   --------    --------
Capital lease obligation....................................        --      8,501       6,896
                                                              --------   --------    --------
Deferred income taxes.......................................    14,976     13,800      12,200
                                                              --------   --------    --------
Deferred compensation.......................................   164,386     88,760      63,849
                                                              --------   --------    --------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Common Stock, no par value; 2,500 shares authorized, 100
     issued and 50 outstanding..............................     7,802      7,802       7,802
  Retained earnings.........................................    81,992    169,281     174,240
  Treasury stock at cost, 50 shares.........................   (30,000)   (30,000)    (30,000)
                                                              --------   --------    --------
       Total shareholders' equity...........................    59,794    147,083     152,042
                                                              --------   --------    --------
                                                              $615,674   $543,489    $659,020
                                                              ========   ========    ========


   The accompanying notes are an integral part of these financial statements.

                      WOMEN'S PHYSICIANS AND SURGEONS, PA
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                                                         THREE MONTHS
                                                                  YEAR ENDED                 ENDED
                                                                 DECEMBER 31,              MARCH 31,
                                                            -----------------------   -------------------
                                                               1996         1997        1997       1998
                                                            ----------   ----------   --------   --------
                                                                                          (UNAUDITED)
Net revenues..............................................  $3,333,316   $3,067,078   $766,899   $761,498
                                                            ----------   ----------   --------   --------
Operating expenses:
  Salaries, wages and benefits............................   2,269,339    1,986,390    514,641    508,653
  Pharmaceuticals and medical supplies....................     101,229      133,792     29,455     30,823
  General and administrative..............................     816,494      784,959    193,400    202,620
  Depreciation............................................      33,868       38,146     16,726      7,766
                                                            ----------   ----------   --------   --------
Income from operations....................................     112,386      123,791     12,677     11,636
Interest expense, net.....................................      22,631        6,756      4,492      4,674
                                                            ----------   ----------   --------   --------
Income before income taxes................................      89,755      117,035      8,185      6,962
Income tax provision......................................      22,742       29,746      2,349      2,003
                                                            ----------   ----------   --------   --------
Net income................................................      67,013       87,289      5,836      4,959
Retained earnings, beginning of period....................      14,979       81,992     81,992    169,281
                                                            ----------   ----------   --------   --------
Retained earnings, end of period..........................  $   81,992   $  169,281   $ 87,828   $174,240
                                                            ==========   ==========   ========   ========


   The accompanying notes are an integral part of these financial statements.

                      WOMEN'S PHYSICIANS AND SURGEONS, PA



                            STATEMENTS OF CASH FLOWS



                                                                                       THREE MONTHS
                                                                  YEAR ENDED              ENDED
                                                                 DECEMBER 31,           MARCH 31,
                                                              -------------------   ------------------
                                                                1996       1997       1997      1998
                                                              --------   --------   --------   -------
                                                                                       (UNAUDITED)
Operating activities:
  Net income................................................  $ 67,013   $ 87,289   $  5,536   $ 4,959
  Adjustments to reconcile net income to net cash
    provided by operating activities--
      Depreciation..........................................    33,868     38,146     16,726     7,766
      Deferred income taxes.................................    22,494     21,948      1,783     1,705
         Changes in assets and liabilities--
           Accounts receivable..............................   (96,407)    15,565     17,745    33,363
           Due to affiliates................................     8,960     20,340     34,012   (13,741)
           Prepaid expenses and other.......................    20,661     (5,027)    28,578     5,027
           Accounts payable.................................    33,298    (22,216)    16,053    26,087
           Accrued compensation.............................    38,695     10,613     46,059   (10,478)
           Deferred compensation............................   (74,792)   (75,626)   (19,600)  (24,911)
                                                              --------   --------   --------   -------
             Net cash provided by operating activities......    53,790     91,032    146,892    29,777
                                                              --------   --------   --------   -------
Investing activities:
  Purchases of property and equipment.......................   (45,878)    (9,327)    (2,500)       --
                                                              --------   --------   --------   -------
Financing activities:
  Repayments on bank overdraft..............................   (74,911)  (129,454)  (129,454)       --
  Repayment on capital lease obligation.....................        --         --         --    (1,605)
                                                              --------   --------   --------   -------
             Net cash used in financing activities..........   (74,911)  (129,454)  (129,454)   (1,605)
                                                              --------   --------   --------   -------
Net decrease in cash and cash equivalents...................   (66,999)   (47,749)    14,938    28,172
Cash and cash equivalents, beginning of period..............   142,603     75,604     75,604    27,855
                                                              --------   --------   --------   -------
Cash and cash equivalents, end of period....................  $ 75,604   $ 27,855   $ 90,542   $56,027
                                                              ========   ========   ========   =======


   The accompanying notes are an integral part of these financial statements.

                      WOMEN'S PHYSICIANS AND SURGEONS, PA

                         NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



1. ORGANIZATION AND BUSINESS:



     Women's Physicians and Surgeons, PA (the "Company") is an obstetrics and a gynecology medical practice serving the Southern New Jersey area. The Company was formed in May 1975.



     On March 4, 1998, the Company entered into a Stock Acquisition Agreement, as amended through April 23, 1998, (the "Affiliation Agreement") with U.S. PHYSICIANS, Inc. ("USP"). Under the terms of the Affiliation Agreement, USP and its affiliated professional corporation will acquire the stock of the Company in exchange for cash, notes payable and USP Common Stock, subject to adjustment as defined. The closing, as defined in the Affiliation Agreement, will occur upon completion of an initial public offering by USP. If the closing has not occurred prior to July 31, 1998 (the "Termination Date"), the Affiliation Agreement may be terminated by either the Company or USP by written notice to the other party. The Termination Date can be extended to December 31, 1998, if USP makes a payment, as defined.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



  Interim Financial Statements



     The financial statements for the three months ended March 31, 1997 and 1998 are unaudited, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1998 and the results of its operations for the three months ended March 31, 1997 and 1998. The results of operations for the three-month period are not necessarily indicative of the results to be expected for the entire year.



  Use of Estimates



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Fair Value of Financial Instruments



     Financial instruments consist of cash and cash equivalents, accounts receivable, certain current liabilities and debt obligations. The carrying amounts reported in the balance sheets for these items approximate fair value.



  Net Revenues



     Revenues from patients, third-party payors and others are recorded at established rates, net of provision for bad debts and contractual adjustments, in the period that services are rendered. Contractual adjustments represent the difference between charges at established rates and the estimated amount to be reimbursed.

                      WOMEN'S PHYSICIANS AND SURGEONS, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (CONTINUED)


  Cash and Cash Equivalents



     Cash and cash equivalents include cash and highly liquid investments purchased with an original maturity of three months or less.



  Accounts Receivable



     Accounts receivable primarily consist of receivables from patients, third-party payors and others. Such amounts are recorded net of contractual allowances and estimated bad debts.



  Concentration of Credit Risk



     The Company extends credit to patients covered by programs such as Medicare and Medicaid and private insurers. The Company manages credit risk with the various public and private insurance providers, as appropriate. Allowances for bad debts have been made for potential losses when appropriate.



  Property and Equipment



     Equipment, furniture and fixtures are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful life of each class of depreciable asset ranging from five to seven years and is computed using the straight-line method.



  Due to Affiliates



     Due to affiliates consists of various notes payable with repayment terms through December 1998 bearing interest at rates ranging from 7.75% to 9.0%.



  Income Taxes



     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.



  Statements of Cash Flows Information



     For the years ended December 31, 1996 and 1997, the Company paid interest of $18,497 and $20,638, respectively. Amounts paid for taxes were not significant.



3. EMPLOYEE BENEFIT PLAN:



     The Company provides a 401(k) profit sharing plan with a discretionary matching contribution that covers all full-time employees subject to minimum age and length of service requirements. Employees contributions vest immediately. Contributions to the plan are discretionary and are determined by the owning physicians on an annual basis. For the years ended December 31, 1996 and 1997, contributions to the plan were $115,224 and $31,091, respectively.

                      WOMEN'S PHYSICIANS AND SURGEONS, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



4. INCOME TAXES:



     The components of the income tax provision are as follows:



                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                             --------------------
                                                              1996         1997
                                                             -------      -------
Current:
  Federal..............................................      $   149      $ 4,679
  State................................................           99        3,119
                                                             -------      -------
                                                                 248        7,798
                                                             -------      -------
Deferred:
  Federal..............................................       13,496       13,169
  State................................................        8,998        8,779
                                                             -------      -------
                                                              22,494       21,948
                                                             -------      -------
                                                             $22,742      $29,746
                                                             =======      =======



     Income tax expense differs from the amount currently payable or receivable because certain expenses, primarily depreciation and accruals, are reported in different periods for financial reporting and income tax purposes. The Company is on a cash basis of accounting for income tax purposes.



     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:



                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                             --------------------
                                                              1996         1997
                                                             -------      -------
Tax at U.S. Federal statutory rate.....................      $30,432      $39,792
Tax impact of Federal rate differential for graduated
  rates................................................      (17,006)     (22,237)
State income taxes, net of federal benefit.............        8,951       11,704
Non-deductible travel and entertainment................          365          487
                                                             -------      -------
                                                             $22,742      $29,746
                                                             =======      =======



     The components of the net deferred tax liability, measured under SFAS No. 109, are as follows:



                                                                 DECEMBER 31,
                                                             --------------------
                                                              1996         1997
                                                             -------      -------
Deferred liabilities:
  Property and equipment...............................      $14,976      $13,800
  Cash to accrual adjustments..........................        6,537       29,661
                                                             -------      -------
Net deferred tax liability.............................      $21,513      $43,461
                                                             =======      =======



5. COMMITMENTS AND CONTINGENCIES:



  Lease Obligations



     The corporation has entered into two lease agreements with a related-party for office space. The corporation has also entered into other nonrelated-party operating and capital lease agreements. Future minimum lease payments for noncancellable operating leases, primarily for office space as of December 31, 1997, are as follows:

                      WOMEN'S PHYSICIANS AND SURGEONS, PA

        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)



5. COMMITMENTS AND CONTINGENCIES: -- (CONTINUED)



                                   NONRELATED-PARTY      NONRELATED-PARTY      RELATED-PARTY
                                    CAPITAL LEASES       OPERATING LEASES         LEASES
                                   ----------------      ----------------      -------------
1998.........................          $ 6,420               $24,762             $114,000
1999.........................            5,886                24,762              114,000
2000.........................            2,615                16,652              114,000
2001.........................               --                 2,803               28,500
2002.........................               --                   505                   --
                                       -------
Present value of future
  minimum lease payments.....           14,921
Less -- Current maturities...           (6,420)
                                       -------
                                       $ 8,501
                                       =======



     Rent expense on related-party operating leases was $114,000 and $114,000 for the years ended December 31, 1996 and 1997, respectively. Rent expense on nonrelated-party operating leases was $14,300 and $15,100 for the years ended December 31, 1996 and 1997, respectively. The cost of assets capitalized under capital lease obligations was $19,248 as of December 31, 1997 and accumulated depreciation was $1,925.



  Deferred Compensation



     Pursuant to several deferred compensation agreements, the Company must pay former physicians for services already rendered.



                                                                DECEMBER 31,
                                                            ---------------------
                                                              1996         1997
                                                            --------      -------
Deferred compensation agreement, monthly payments of
  $5,250 through August 1, 1999.......................      $152,341      $98,624
Deferred compensation agreement, monthly payments of
  $1,286 through April 1, 1999........................            --       19,395
Deferred compensation agreement, monthly payments of
  $2,304 through August 1, 2000.......................        86,837       65,761
                                                            --------      -------
                                                             239,178      183,780
Less -- Current portion (included in accrued
  compensation).......................................       (74,792)     (95,020)
                                                            --------      -------
                                                            $164,386      $88,760
                                                            ========      =======



  Insurance Policies



     The Company maintains insurance with respect to medical malpractice risks on an occurrence basis in amounts management believes to be adequate. Management is not aware of any outstanding claims, which would have a material impact on the Company's financial position or results of operations.



  Health Care Regulatory Environment and Reliance on Government Programs



     The health care industry in general and the services that the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company's net revenue is from payments by government-sponsored health care programs, principally Medicare and Medicaid, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of regulatory audits and adjustments, or changes in the amounts payable for the Company's services under these programs could have a material adverse effect on the Company's financial position and results of operations.

================================================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                    ----------------------------------------
                               TABLE OF CONTENTS
                    ----------------------------------------

                                       Page
                                       ----
Prospectus Summary...................     3
Risk Factors.........................     7
Use of Proceeds......................    15
Dividend Policy......................    15
Capitalization.......................    16
Dilution.............................    17
Selected Financial Data..............    18
Unaudited Pro Forma Consolidated
  Financial Statements...............    20
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    32
Business.............................    37
Management...........................    54
Certain Transactions.................    61
Principal Shareholders...............    65
Description of Capital Stock.........    67
Shares Eligible for Future Sale......    69
Underwriting.........................    70
Legal Matters........................    71
Experts..............................    71
Additional Information...............    72
Index to Financial Statements........   F-1

     Until ___________ __, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.




================================================================================



================================================================================



                                3,500,000 SHARES



                             [U.S. PHYSICIANS LOGO]



                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                             NationsBanc Montgomery
                                 Securities LLC

                               Piper Jaffray Inc.

                                           , 1998

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.

     The following table sets forth expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.


Securities and Exchange Commission registration fee.........  $17,810.63
National Association of Securities Dealers, Inc. fee........       5,500
Nasdaq Stock Market Inc./National Market listing fee........
Printing and engraving expenses.............................
Accountants' fees and expenses..............................
Legal fees and expenses.....................................
Blue Sky qualification fees and expenses....................
Transfer agent's fees and expenses..........................
Directors' and officers' insurance..........................
Miscellaneous...............................................
                                                              ----------
     TOTAL..................................................
                                                              ==========


     The foregoing, except for the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the Nasdaq Stock Market Inc. fee, are estimates.

ITEM 14.  Indemnification of Directors and Officers.

     Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively, "Representatives"), and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

     Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him in his capacity as a Representative, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

     Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of such Representative.

     Article Ninth of the Registrant's Second Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 hereto, provides indemnification to directors and officers of the Registrant against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, to the fullest extent authorized by the BCL.

     Article VII of the Registrant's By-laws, filed as Exhibit 3.2 hereto, generally permits indemnification of directors and officers to the fullest extent authorized by the BCL. Article VII further permits the Registrant to maintain insurance, at its expense, to protect itself and any such director or officer of the Registrant or another enterprise against any such expenses, liability or loss.

     The Registrant intends to purchase directors' and officers' liability insurance.


     See Section 8 of the Underwriting Agreement, filed as Exhibit 1 hereto, pursuant to which the Underwriters agree to indemnify the Registrant, its directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


ITEM 15.  Recent Sales of Unregistered Securities.

     On July 14, 1994, in connection with the Registrant's incorporation, the Registrant issued 1,020,000 shares of Common Stock to Thomas J. Keane, Chief Executive Officer and President of the Registrant, for services rendered.

     On September 30, 1994, for services rendered, the Registrant issued 45,000 shares of Common Stock to Noreen E. Burke, an employee of the Registrant, 30,000 shares of Common Stock to Daniel Promislo, a consultant to the Registrant, and 45,000 shares of Common Stock to James L. Weese, a consultant to the Registrant.

     On February 1, 1995, in connection with the Registrant's initial capitalization, the Registrant sold 2,568,492 shares of Series A Preferred Stock to Edison Venture Fund III, L.P. ("Edison"), 1,541,097 shares of Series A Preferred Stock to NEPA Venture Fund II, L.P. ("NEPA") and 410,958 shares of Series A Preferred Stock to Major Oil, Inc. (which shares were subsequently transferred to Killion Liquidating Trust) for an aggregate purchase price of $2,200,000. On February 1, 1995, the Registrant also issued 1,774,518 shares of Common Stock to Thomas J. Keane, 52,194 shares of Common Stock to Daniel Promislo and 78,288 shares of Common Stock to Noreen E. Burke valued at a price of $0.01 per share. Also on February 1, 1995, the Registrant issued 78,288 shares of Common Stock to James L. Weese valued at a price of $0.01 per share and entered into a Subscription Agreement with Mr. Weese, whereby the Registrant sold 30,000 shares of Common Stock to Mr. Weese for an aggregate price of $10,000.

     On November 21, 1995, the Registrant issued 205,479 shares of Common Stock to Daniel Promislo in consideration of services rendered to the Registrant.

     On February 23, 1996, the Registrant sold 205,479 shares of Common Stock to William P. Ferretti, a director of the Registrant, for an aggregate price of $100,000.

     On July 30, 1996, the Registrant sold 408,163 shares of Common Stock to Edward R. Miersch, an officer of the Registrant, for an aggregate price of $200,000.

     On July 30, 1996, the Registrant issued 25,000 shares of Common Stock to Daniel Promislo in consideration of services rendered to the Company.


     On September 13, 1996, the Registrant sold 75,000 shares of Common Stock to James M. McCrossin, an employee of the Registrant, for an aggregate price of $75,000.


     On December 31, 1996, the Registrant sold 396,825 shares of Series B Preferred Stock and issued a Warrant to purchase 79,365 shares of Common Stock to Keystone Venture IV, L.P. ("Keystone") for an aggregate price of $1,250,000; 128,968 shares of Series B Preferred Stock and issued a Warrant to purchase 25,794 shares of Common Stock to Edison for an aggregate price of $406,250; and 109,127 shares of Series B Preferred Stock and issued a Warrant to purchase 21,825 shares of Common Stock to NEPA for an aggregate price of $343,750.

     On February 20, 1997, the Registrant sold 317,460 shares of Series B Preferred Stock and issued a Warrant to purchase 63,492 shares of Common Stock to Dominion Fund IV ("Dominion") for an aggregate price of $1,000,000; sold 71,429 shares of Series B Preferred Stock and issued a Warrant to purchase 14,286 shares of Common Stock to E.J.K. Real Estate Services Limited for an aggregate price of $225,000; sold 63,492 shares of Series B Preferred Stock and issued a Warrant to purchase 12,698 shares of Common Stock to Glenville Capital Partners, L.P. for an aggregate price of $200,000; sold 31,746 shares of Series B Preferred Stock and issued a Warrant to purchase 6,349 shares of Common Stock to each of Thomas J. Keane, Douglas P. Heller, Charles Schwab & Co., Inc. FBO William J. Barry IRA and Pasquale W. Croce, Jr. for an aggregate price of $100,000, respectively; and sold 15,873 shares of Series B Preferred Stock and issued a Warrant to purchase 3,175 shares of Common Stock to each of Robert W. Muir, Jr. and Joseph J. Croce for an aggregate price of $50,000, respectively.

     On April 7, 1997, the Registrant issued a Senior Subordinated Note in the principal amount of $2,000,000 and issued a Warrant to purchase 266,667 shares of Series B Preferred Stock to Dominion.

     On June 13, 1997, the Registrant sold 7,937 shares of Common Stock to Lewis
S. Sharps, M.D. and 9,523 shares of Common Stock to an entity of which Dr. Sharps is a beneficial owner for an aggregate purchase price of $55,000.

     On September 8, 1997, the Registrant issued a Subordinated Note in the principal amount of $1,500,000 and a Warrant to purchase 166,667 shares of Series B Preferred Stock to Dominion, issued a Subordinated Note in the principal amount of $150,000 and Warrants to purchase 16,667 shares of Series B Preferred Stock to Keystone; issued a Subordinated Note in the principal amount of $125,000 and Warrants to purchase 13,889 shares of Series B Preferred Stock to each of Edison and NEPA; and issued a Subordinated Note in the principal amount of $100,000 and Warrants to purchase 11,111 shares of Series B Preferred Stock to Thomas J. Keane.

     On October 29, 1997, the Registrant issued 15,000 shares of Common Stock to Donaldson, Lufkin and Jenrette Securities Corporation FBO Lucia S. Rosenberg IRA for a purchase price of $7,350 pursuant to the exercise of a stock option.

     On November 25, 1997, the Registrant issued to Canpartners Investments IV, LLC a note in the principal amount of $850,000 and Warrants to purchase 43,573 shares of Common Stock.

     On January 8, 1998, the Registrant issued to Dominion a note in the principal amount of $800,000, and on January 20, 1997, the Registrant issued to Dominion Warrants to purchase 38,555 shares of Common Stock in connection with the repayment of such note.

     On January 16, 1998, the Registrant sold shares of Series C Preferred Stock and Common Stock Warrants to Capital Ventures International ("CVI"), Lancaster Investment Partners, L.P. ("Lancaster"), LIP Advisors, LLC ("LIP"), Dominion, Keystone, Edison, NEPA and Mr. Keane, as follows: to CVI, 722,892 shares of Series C Preferred Stock and Warrants to purchase 200,000 shares of Common Stock for an aggregate purchase price of $3,000,000; to Lancaster, 361,446 shares of Series C Preferred Stock and Warrants to purchase 100,000 shares of Common Stock for an aggregate purchase price of $1,500,000; to LIP, 102,410 shares of Series C Preferred Stock and Warrants to purchase 28,333 shares of Common Stock for an aggregate purchase price of $425,000; to Dominion, 72,289 shares of Series C Preferred Stock and Warrants to purchase 20,000 shares of Common Stock for an aggregate purchase price of $300,000; to Keystone, 60,241 shares of Series C Preferred Stock and Warrants to purchase 16,667 shares of Common Stock for an aggregate purchase price of $250,000; to Edison, 54,217 shares of Series C Preferred Stock and Warrants to purchase 15,000 shares of Common Stock for an aggregate purchase price of $225,000; to NEPA, 48,193 shares of Series C Preferred Stock and Warrants to purchase 13,333 shares of Common Stock for an aggregate purchase price of $200,000; and to Mr. Keane, 24,096 shares of Series C Preferred Stock and Warrants to purchase 6,667 shares of Common Stock for an aggregate purchase price of $100,000.


     On February 2, 1998, the Registrant issued 3,333 shares of Common Stock to Carlyn Barry-Todorow for a purchase price of $3,333 in connection with the exercise of a stock option.



     Information concerning the sale or issuance of the Registrant's securities in connection with Affiliation Transactions is set forth below:



     On January 13, 1997, the Registrant issued to RJK Medical Associates, Ltd. Affiliation Notes in the aggregate principal amount of $274,995 and Convertible Affiliation Notes in the aggregate principal amount of $444,000 and the right to receive an aggregate of 36,666 shares of Common Stock in connection with the acquisition of certain assets of such entity.



     On January 27, 1997, the Registrant issued to certain physicians and individuals Affiliation Notes in the aggregate principal amount of $250,000 and Convertible Affiliation Notes in the aggregate principal amount of $275,000 in connection with the acquisition of the stock of Network Medical, Inc.



     On January 28, 1997, the Registrant issued to Bone and Joint Specialists of Western Pennsylvania, P.C. Affiliation Notes in the aggregate principal amount of $750,000 and Convertible Affiliation Notes in the aggregate principal amount of $1,543,000 and the right to receive an aggregate of 100,000 shares of Common Stock in connection with the acquisition of certain assets of such entity.



     On February 19, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $1,049,990 and Convertible Affiliation Notes in the aggregate principal amount of $1,266,750 and the right to receive an aggregate of 104,375 shares of Common Stock in connection with the acquisition of the stock of Bryn Mawr Urology Associates, Inc.



     On February 19, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $412,500 and Convertible Affiliation Notes in the aggregate principal amount of $693,000 and the right to receive an aggregate of 39,286 shares of Common Stock in connection with the acquisition of the stock of Neurological Regional Associates, PA. The Company subsequently repurchased all such securities in connection with the termination of such acquisition.



     On February 26, 1997, the Registrant issued to a physician Affiliation Notes in the aggregate principal amount of $146,700 and Convertible Affiliation Notes in the aggregate principal amount of $165,000 and the right to receive an aggregate of 13,333 shares of Common Stock in connection with the acquisition of the stock of Vermeire Orthopaedic Surgeons, Inc.



     On March 6, 1997, the Registrant issued to Center for Women's Health Care, P.C. Affiliation Notes in the aggregate principal amount of $326,665 and Convertible Affiliation Notes in the aggregate principal amount of $482,665 and the right to receive an aggregate of 33,334 shares of Common Stock in connection with the acquisition of certain assets of such entity.



     On March 10, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $667,750 and Convertible Affiliation Notes in the aggregate principal amount of $1,105,000 and the right to receive an aggregate of 76,667 shares of Common Stock in connection with the acquisition of the stock of South Shore Orthopedics, PA.

     On March 12, 1997 the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $776,000 and Convertible Affiliation Notes in the aggregate principal amount of $1,137,000 and the right to receive an aggregate of 109,374 shares of Common Stock in connection with the acquisition of the stock of Orthopaedic and Sports Medicine Specialists of the Main Line, Inc.



     On March 21, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $750,000 and Convertible Affiliation Notes in the aggregate principal amount of $1,526,000 and the right to receive an aggregate of 100,000 shares of Common Stock in connection with the acquisition of the stock of Orthopaedic Surgery & Sports Medicine, Inc.



     On April 4, 1997, the Registrant issued to Sports Medicine and Rehabilitation Center, Inc. Affiliation Notes in the aggregate principal amount of $912,500 and Convertible Affiliation Notes in the aggregate principal amount of $1,325,000 and the right to receive an aggregate of 110,416 shares of Common Stock in connection with the acquisition of certain assets of such entity.



     On May 5, 1997, the Registrant issued to a physician Affiliation Notes in the aggregate principal amount of $311,000 and Convertible Affiliation Notes in the aggregate principal amount of $439,000 and the right to receive an aggregate of 33,333 shares of Common Stock in connection with the acquisition of the stock of Family Care of Lancaster, Inc. The Company subsequently repurchased all of such securities in connection with the termination of such acquisition.



     On May 7, 1997, the Registrant issued to a physician Affiliation Notes in the aggregate principal amount of $81,250 and the right to receive an aggregate of 8,125 shares of Common Stock in connection with the acquisition of the stock of Alan I. Snyder, M.D. Associates, Inc.



     On May 29, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $715,000 and Convertible Affiliation Notes in the aggregate principal amount of $1,438,000 and the right to receive an aggregate of 61,667 shares of Common Stock in connection with the acquisition of the stock of Valley Forge Facial Plastic Surgery/Ears, Nose & Throat Associates, Ltd.



     On June 26, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $5,390,000 and the right to receive an aggregate of 332,143 shares of Common Stock in connection with the acquisition of the stock of Orthopedic Associates of Lancaster, Ltd. The Company subsequently repurchased all of such securities in connection with the termination of such acquisition.



     On July 8, 1997, the Registrant issued to Seneca Medical Center, Inc. Affiliation Notes in the aggregate principal amount of $178,500 and Convertible Affiliation Notes in the aggregate principal amount of $539,000 and the right to receive an aggregate of 11,905 shares of Common Stock in connection with the acquisition of certain assets of such entity. The Company subsequently repurchased all of such securities in connection with the termination of such acquisition.



     On July 30, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $550,000 and Convertible Affiliation Notes in the aggregate principal amount of $974,300 and the right to receive an aggregate of 73,333 shares of Common Stock in connection with the acquisition of the stock of Cesare, Metzger, Coyle and Henzes, Inc.



     On August 27, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $750,000 and Convertible Affiliation Notes in the aggregate principal amount of $993,750 and the right to receive an aggregate of 100,000 shares of Common Stock in connection with the acquisition of the stock of Steel Valley Orthopedic Association, P.C.



     On September 30, 1997, the Registrant issued to a physician Affiliation Notes in the aggregate principal amount of $2,310,000 and Convertible Affiliation Notes in the aggregate principal amount of $3,878,000 and the right to receive an aggregate of 269,000 shares of Common Stock in connection with the acquisition of certain assets of The Elizabeth Wende Breast Clinic.



     On October 27, 1997, the Registrant issued to a physician Affiliation Notes in the aggregate principal amount of $137,500 and Convertible Affiliation Notes in the aggregate principal amount of $262,000 and the right to receive an aggregate of 18,333 shares of Common Stock in connection with the acquisition of the stock of Main Line Joint Replacement, P.C.



     On November 1, 1997, the Registrant issued to a physician Affiliation Notes in the aggregate principal amount of $517,375 and Convertible Affiliation Notes in the aggregate principal amount of $708,750 and the right to receive an aggregate of 50,583 shares of Common Stock in connection with the acquisition of certain assets of Craig D. Morgan, M.D.



     On November 4, 1997, the Registrant issued to certain physicians Affiliation Notes in the aggregate principal amount of $873,877 and Convertible Affiliation Notes in the aggregate principal amount of $2,087,500 and the right to receive an aggregate of 86,665 shares of Common Stock in connection with the acquisition of the stock of Lehigh Valley Orthopedics, Inc.



     On March 4, 1998, the Registrant issued to a physician Affiliation Notes in the aggregate principal amount of $754,250 and the right to receive an aggregate of 26,533 shares of Common Stock in connection with the acquisition of certain assets of Victor R. Kalman, D.O.



     Set forth below is certain information concerning the sale or issuance of the Registrant's securities in connection with the IPO Affiliation Transactions to be completed in connection with the Offering:



     Upon the consummation of the Offering, the Registrant will issue to Alan E. Ottenstein, M.D. an aggregate of 246,429 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $3,891,605 in connection with the acquisition of certain assets of such Affiliated Practice.



     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 71,786 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $1,256,250 in connection with the acquisition of the stock of Associated Surgeons, PC.



     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 50,000 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $700,000 in connection with the acquisition of the stock of Associates in Urology, PC.



     Upon the consummation of the Offering, the Registrant will issue to Christopher G. Lynch, M.D. an aggregate of 9,643 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $180,000 in connection with the acquisition of certain assets of such Affiliated Practice.



     Upon the consummation of the Offering, the Registrant will issue to Curamed, LLC an aggregate of 211,964 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $3,020,500 in connection with the acquisition of certain assets of such entity.



     Upon the consummation of the Offering, the Registrant will issue to Dennis James Bonner, M.D., Ltd. an aggregate of 55,357 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $775,000 in connection with the acquisition of certain assets of such Affiliated Practice.



     Upon the consummation of the Offering, the Registrant will issue to James
C. Berman, M.D. an aggregate of 17,857 shares of Common Stock in connection with the acquisition of certain assets of such Affiliated Practice.



     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 87,500 shares of Common Stock in connection with the acquisition of the stock of Karl J. Marchenese, M.D., PC.



     Upon the consummation of the Offering, the Registrant will issue to Neil Chesen, M.D., PC an aggregate of 13,929 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $495,000 in connection with the acquisition of certain assets of such Affiliated Practice.



     Upon the consummation of the Offering, the Registrant will issue to Nevyas Eye Associates, PC an aggregate of 107,143 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $1,500,000 in connection with the acquisition of certain assets of such entity.



     Upon the consummation of the Offering, the Registrant will issue to Non-Surgical Solutions, Inc. an aggregate of 11,607 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $162,500 in connection with the acquisition of certain assets or such Affiliated Practice.



     Upon the consummation of the Offering, the Registrant will issue to a physician an aggregate of 15,179 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $212,500 in connection with the acquisition of the stock of North Coast Orthopedics, Inc.



     Upon the consummation of the Offering, the Registrant will issue to Northern Ophthalmic Associates, Inc. an aggregate of 26,786 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $450,375 in connection with the acquisition of certain assets of such entity.

     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 16,964 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $237,500 in connection with the acquisition of the stock of Northwest Orthopedic Associates, PC.



     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 21,429 shares of Common Stock in connection with the acquisition of the stock of Oncology and Hemotology Associates, PA.



     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 80,357 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $1,125,000 in connection with the acquisition of the stock of Orthopedic Associates of Pittsburgh, Inc.



     Upon the consummation of the Offering, the Registrant will issue to Philadelphia Orthopedic Group, PC an aggregate of 54,643 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $1,223,382 in connection with the acquisition of certain assets of such entity.



     Upon the consummation of the Offering, the Registrant will issue to Philadelphia Uro-Gynecologic Associates, PC an aggregate of 11,161 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $156,250 in connection with the acquisition of certain assets of such entity.



     Upon the consummation of the Offering, the Registrant will issue to Primary Care & Rehabilitation, PC and Medical Consultants, PC an aggregate of 20,179 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $382,500 in connection with the acquisition of certain assets of such entity.



     Upon the consummation of the Offering, the Registrant will issue to Suburban Pain Control Center an aggregate of 60,268 shares of Common Stock in connection with the acquisition of certain assets of such entity.



     Upon the consummation of the Offering, the Registrant will issue to Surgical Care Physicians, PC an aggregate of 30,357 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $425,000 in connection with the acquisition of certain assets of such entity.



     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 25,714 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $839,260 in connection with the acquisition of the stock of Vineland Obstetrical and Gynecological, PA.



     Upon the consummation of the Offering, the Registrant will issue to certain physicians an aggregate of 24,375 shares of Common Stock and Affiliation Notes in the aggregate principal amount of $753,555 in connection with the acquisition of the stock of Women's Physicians & Surgeons, PA.




     Registration under the Securities Act of the securities issued in the transactions described in this Item was not required because such securities were issued in transactions not involving any "public offering" within the meaning of Section 4(2) of said Act, in reliance in part on Rule 506 under said Act.

ITEM 16.  Exhibits and Financial Statement Schedules.

     (a) Exhibits


 EXHIBIT
   NO.
---------
   1        --  Form of Underwriting Agreement.
   3.1.1    --  Second Amended and Restated Articles of Incorporation of the
                Company.
   3.1.2    --  Amendment to Second Amended and Restated Articles of
                Incorporation of the Company.
   3.1.3    --  Third Amended and Restated Articles of Incorporation of the
                Company.
   3.2.1    --  Amended and Restated By-laws of the Company.
 **3.2.2    --  Form of Second Amended and Restated By-laws of the Company.
 **5        --  Opinion of Wolf, Block, Schorr and Solis-Cohen LLP with respect to the legality of the securities being offered.
  10.1      --  1995 Company Stock Option Plan.
  10.2      --  1995 Affiliate Stock Option Plan.
 *10.3      --  Form of Stock Incentive Plan.
  10.4.1    --  Amended and Restated Registration Rights Agreement by and
                among the Company, Thomas J. Keane, Keystone Venture IV,
                L.P., Edison Venture Fund III, L.P., NEPA Venture Fund II,
                L.P., Dominion Fund IV, Joseph J. Croce, Douglas P. Heller,
                E.J.K. Real Estate Services Limited, Glenville Capital
                Partners, L.P., Robert W. Muir, Jr., Pasquale W. Croce, Jr.
                and Charles Schwab & Co., Inc, f/b/o William J. Barry IRA,
                dated as of December 31, 1996.
  10.4.2    --  Amendment to Amended and Restated Registration Rights
                Agreement dated as of February 6, 1997.
  10.4.3    --  Amendment to Amended and Restated Registration Rights
                Agreement dated as of January 16, 1998.
  10.5      --  Amended and Restated Management and Services Agreement
                between the Company and U.S. Medical Services of
                Pennsylvania, P.C. dated as of January 6, 1997.
 *10.6      --  Amended and Restated Management and Services Agreement
                between the Company and U.S. Medical Services of New Jersey,
                P.C. dated as of March 17, 1998.
  10.7      --  Management and Services Agreement between the Company and
                U.S. Medical Services of Delaware, P.C. dated as of November
                1, 1997.
  10.8      --  Employment Agreement between the Company and Thomas J. Keane dated as of October 9, 1997.
  10.9      --  Amended and Restated Employment Agreement between the
                Company and Martin G. Chilek dated as of October 9, 1997.
  10.10     --  Amended and Restated Employment Agreement between the
                Company and Edward R. Miersch dated as of October 9, 1997.
  10.11     --  Amended and Restated Employment Agreement between the
                Company and Warren D. Barratt dated as of October 9, 1997.
  10.12     --  Amended and Restated Employment Agreement between the
                Company and John M. Hogan dated as of October 9, 1997.
  10.13     --  Amended and Restated Employment Agreement between the
                Company and Linda F. Larson dated as of October 9, 1997.
  10.14     --  Amended and Restated Shareholders' Agreement between U.S.
                Medical Services of Pennsylvania, P.C. and James F. Bonner,
                M.D. dated September 10, 1997.
  10.15     --  Amended and Restated Shareholders' Agreement between U.S.
                Medical Services of New Jersey, P.C. and James F. Bonner,
                M.D. dated September 10, 1997.

 EXHIBIT
   NO.
---------
  10.16     --  Shareholders Agreement between U.S. Medical Services of
                Delaware, P.A. and John E. Hocutt, Jr., M.D. dated November
                3, 1997.
  10.17     --  Form of Common Stock Purchase Warrant.
 *10.18.1   --  Asset Purchase Agreement between the Company and Alan E.
                Ottenstein, M.D. dated February 12, 1998.
 *10.18.2   --  Amendment to Asset Purchase Agreement between the Company and Alan E. Ottenstein, M.D. dated April 23, 1998.
 *10.19     --  Commitment letter with respect to credit facility among
                NationsBank, N.A., NationsBanc Montgomery Securities LLC and
                the Company dated May 21, 1998.
  10.20     --  Stock Repurchase Agreement between the Company and Thomas J.
                Keane dated as of February 1, 1995.
  10.21     --  Registration Rights Agreement among the Company, Capital
                Ventures International, Lancaster Investment Partners, L.P.,
                Keystone Venture IV, L.P., Edison Venture Fund III, L.P.,
                NEPA Venture Fund II, L.P., Dominion Fund IV and Thomas J.
                Keane dated as of January 16, 1998.
  10.22     --  Form of Common Stock Warrant.
  10.23     --  Amended and Restated Employment Agreement between the
                Company and Lewis S. Sharps, M.D., F.A.C.S. dated as of
                April 10, 1997.
 *10.24     --  Management and Services Agreement between the Company and
                U.S. Medical Services of New York, P.C. dated as of December
                8, 1997.
 *10.25     --  Management and Services Agreement dated as of March 17, 1998 between the Company and U.S. Medical Services of the Garden
                State, P.C.
 *10.26     --  Management and Services Agreement dated as of April 1, 1998 between the Company and U.S. Rehabilitation Services of
                Pennsylvania, P.C.
 *11        --  Statement regarding Computation of Per Share Earnings.
 *21        --  Subsidiaries of the Company.
 *23.1      --  Consent of Arthur Andersen LLP.
**23.2      --  Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5).
 *23.3      --  Consent of Cozen and O'Connor P.C.
 *27        --  Financial Data Schedule.


------------------

 * Filed with this Amendment to the Registration Statement.

** To be filed by amendment.

     (b) Financial Statement Schedules

     Financial Statement Schedules have been omitted because they are inapplicable or the information is provided in the Financial Statements, including the Notes thereto, included in the Prospectus.

ITEM 17. Undertakings.

     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on the 26th day of May, 1998.


                              U.S. PHYSICIANS, INC.
                              By: /s/ WARREN D. BARRATT
                              -------------------------
                                  Warren D. Barratt
                                  Senior Vice President, Treasurer and
                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                        DATE
             ---------                              -----                        ----
/s/THOMAS J. KEANE*                  Chairman, President and Chief        May 26, 1998
---------------------------          Executive Officer (principal
Thomas J. Keane                      executive officer)


/s/WARREN D. BARRATT                 Senior Vice President, Treasurer     May 26, 1998
---------------------------          and Chief Financial Officer
Warren D. Barratt                    (principal financial and accounting
                                     officer)


/s/KERRY J. DALE*                    Director                             May 26, 1998
---------------------------
Kerry J. Dale

/s/WILLIAM P. FERRETTI*              Director                             May 26, 1998
---------------------------
William P. Ferretti

/s/GUSTAV H. KOVEN, III*             Director                             May 26, 1998
---------------------------
Gustav H. Koven, III

/s/DANIEL PROMISLO*                  Director                             May 26, 1998
---------------------------
Daniel Promislo

---------

*By /s /  WARREN D. BARRATT
    ---------------------------------
          Attorney-in-fact